Filed Pursuant to Rule 424(b)(5)
Registration No. 333-280021

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 22, 2025 PRELIMINARY PROSPECTUS SUPPLEMENT (To Prospectus Dated June 17, 2024)

The Korea Development Bank

US$        % Notes due 20

US$        % Notes due 20

US$     Floating Rate Notes due 20

Our US$    aggregate principal amount of notes due 20    (the “20    Notes”) will bear interest at a rate of    % per annum, our US$    aggregate principal amount of notes due 20    (the “20    Notes”) will bear interest at a rate of    % per annum and our US$    aggregate principal amount of floating rate notes due 20    (the “Floating Rate Notes,” and together with the 20    Notes and the 20    Notes, the “Notes”) will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus    % per annum.

Interest on the 20    Notes and the 20    Notes is payable semi-annually in arrear on February     and August     of each year, beginning on August    , 2025. Interest on the Floating Rate Notes is payable quarterly in arrear on February    , May    , August     and November     of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”). The first interest payment on the Floating Rate Notes will be made on the Floating Rate Notes Interest Payment Date falling on or nearest to May    , 2025 in respect of the period from (and including) February    , 2025 to (but excluding) the Floating Rates Notes Interest Payment Date falling on or nearest to May    , 2025. The 20    Notes will mature on February    , 20   , the 20    Notes will mature on February    , 20    and the Floating Rate Notes will mature on the Floating Rate Notes Interest Payment Date falling on or nearest to February    , 20   .

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	20 Notes		20 Notes		Floating Rate Notes
	Per Note	Total	Per Note	Total	Per Note	Total
Public offering price	%	US$	%	US$	%	US$
Underwriting discounts	%	US$	%	US$	%	US$
Proceeds to us, before expenses	%	US$	%	US$	%	US$

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including February    , 2025.

Applications will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes. Currently, there is no public market for the Notes. In addition, applications will be made to list the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. Applications will also be made for listing of the Notes to the International Securities Market of the London Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained.

We expect to make delivery of the Notes to investors through the book-entry facilities of DTC on or about February    , 2025.

Joint Bookrunners and Lead Managers

BofA Securities
Citigroup
Crédit Agricole CIB
MUFG
Standard Chartered Bank

Prospectus Supplement Dated January    , 2025

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Our separate financial information as of December 31, 2023, June 30, 2024 and September 30, 2024 and for the six months ended June 30, 2023 and 2024 and the nine months ended September 30, 2023 and 2024 included in this prospectus supplement has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table is due to rounding.

IMPORTANT NOTICES

UK MiFIR product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, each as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated June 17, 2024. The accompanying prospectus contains information regarding us and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea and the Notes in registration statement no. 333-280021, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

IMPORTANT NOTICE TO PROSPECTIVE INVESTORS

Prospective investors should be aware that certain intermediaries in the context of this offering of the Notes, including certain Underwriters (as defined below), are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the SFC Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission of Hong Kong (the “SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors. Certain CMIs may also be acting as “overall coordinators” (“OCs”) for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of The Korea Development Bank (the “Issuer”), a CMI or its group companies would be considered under the SFC Code as having an association (“Association”) with the Issuer, the CMI or the relevant group company. Prospective investors associated with the Issuer or any CMI (including its group companies) should specifically disclose this when placing an order for the Notes and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to this offering. Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to this offering, such order is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any Underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the Underwriter or its group company has more than a 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the SFC Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to this offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. If a prospective investor is otherwise affiliated with any Underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the SFC Code), such prospective investor should indicate to the relevant Underwriter when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to this offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including private banks) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the Underwriters and/or any other third parties as may be required by the SFC Code, including to the Issuer, any OCs, relevant regulators and/or any other third parties as may be required by the SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. Failure to provide such information may result in that order being rejected.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$     aggregate principal amount of     % notes due February     , 20     (the “20     Notes”), US$     aggregate principal amount of     % notes due February     , 20     (the “20     Notes”) and US$     aggregate principal amount of floating rate notes due on the Floating Rate Notes Interest Payment Date (as defined below) falling on or nearest to February     , 20     (the “Floating Rate Notes,” and together with the 20     Notes and the 20     Notes, the “Notes”).

The 20     Notes will bear interest at a rate of     % per annum and the 20     Notes will bear interest at a rate of     % per annum, in each case payable semi-annually in arrear on February      and August      of each year, beginning on August     , 2025. Interest on the 20     Notes and the 20     Notes will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—Fixed Rate Notes.”

The Floating Rate Notes will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus     % per annum, payable quarterly in arrear on February     , May     , August      and November      of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”). The first interest payment on the Floating Rate Notes will be made on the Floating Rate Notes Interest Payment Date falling on or nearest to May     , 2025 in respect of the period from (and including) February     , 2025 to (but excluding) the Floating Rate Notes Interest Payment Date falling on or nearest to May     , 2025. Interest on the Floating Rate Notes will accrue from (and including) February     , 2025 and will be computed on the basis of the actual number of days in the applicable Floating Rate Notes Interest Period (as defined herein) divided by 360. See “Description of the Notes—Payment of Principal and Interest—Floating Rate Notes”.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

We do not have any right to redeem the Notes prior to maturity.

Listing

Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. Settlement of the Notes is not conditioned on obtaining the listing. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies). Accordingly, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of US$200,000.

In addition, applications will be made to list the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. Applications will also be made for listing of the Notes to the International Securities Market of the London Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained.

Form and Settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream”.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have less than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about February     , 2025, which we expect will be the      business day following the date of this prospectus supplement, referred to as “T+    ,” for the Notes. You should note that initial trading of the Notes may be affected by the T+     settlement. See “Underwriting—Delivery of the Notes”.

Underwriting

Crédit Agricole Corporate and Investment Bank will offer the Notes in the United States through its registered broker-dealer affiliate in the United States, Crédit Agricole Securities (USA) Inc. Standard Chartered Bank will not effect any offers or sales of any Notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA. See “Underwriting—Relationship with the Underwriters”.

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$    . We will use the net proceeds from the sale of the Notes for our general operations, including extension of foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated June 17, 2024. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS (“K-IFRS”).

Overview

As of June 30, 2024, we had ~~W~~206,784.1 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for loan losses, present value discounts and deferred loan fees), total assets of ~~W~~333,207.5 billion and total equity of ~~W~~42,519.4 billion, as compared to ~~W~~203,067.3 billion of loans outstanding, ~~W~~316,361.8 billion of total assets and ~~W~~38,912.4 billion of total equity as of December 31, 2023. For the six months ended June 30, 2024, we recorded interest income of ~~W~~6,125.2 billion, interest expense of ~~W~~5,562.5 billion and net income of ~~W~~1,673.8 billion, as compared to ~~W~~5,573.4 billion of interest income, ~~W~~4,699.2 billion of interest expense and ~~W~~2,814.6 billion of net income for the six months ended June 30, 2023. See “—Selected Financial Statement Data.”

Capitalization

As of September 30, 2024, our authorized capital was ~~W~~30,000 billion and our capitalization was as follows:

September 30, 2024(1)
(billions of Won)
(unaudited)
Long-term debt(2)(3)(4):
Won currency borrowings	4,468.3
Industrial finance bonds	155,843.3
Foreign currency borrowings	4,886.5

Total long-term debt	165,198.1

Capital:
Paid-in capital	26,316.6
Capital surplus	2,457.0
Retained earnings(5)	12,096.2
Accumulated other comprehensive income	1,868.4

Total capital	42,738.2

Total capitalization	207,936.3

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2024.
(2)	Defined as debt that has a maturity at issuance of one year or more.
(3)

We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,319.6 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 30, 2024.

(4)	As of September 30, 2024, we had confirmed acceptances and guarantees totaling ~~W~~11,331.0 billion under outstanding guarantees issued on behalf of our clients.

(5)

Includes planned regulatory reserve for credit losses of ~~W~~77.6 billion as of September 30, 2024. If our allowance for credit losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for credit losses, which is shown as a separate item included in retained earnings.

Business

Government Support and Supervision

As of September 30, 2024, our paid-in capital was ~~W~~26,316.6 billion compared to ~~W~~23,926.6 billion as of December 31, 2023. In July 2024, the Government contributed ~~W~~185 billion in cash to our capital.

Selected Financial Statement Data

Separate Financial Statement Data

Recent Developments

As of September 30, 2024, we had ~~W~~203,268.9 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for loan losses, present value discounts and deferred loan fees), total assets of ~~W~~327,381.9 billion and total equity of ~~W~~42,738.2 billion, as compared to ~~W~~203,067.3 billion of loans outstanding, ~~W~~317,065.8 billion of total assets and ~~W~~39,430.5 billion of total equity as of December 31, 2023. For the nine months ended September 30, 2024, we recorded interest income of ~~W~~9,156.8 billion, interest expense of ~~W~~8,348.6 billion and net income of ~~W~~1,801.0 billion, as compared to ~~W~~8,453.2 billion of interest income, ~~W~~7,222.9 billion of interest expense and ~~W~~2,923.5 billion of net income for the nine months ended September 30, 2023. The following tables present our selected separate financial information for the nine months ended September 30, 2023 and 2024 and as of December 31, 2023 and September 30, 2024, which has been derived from our unaudited separate financial statements as of December 31, 2023 and September 30, 2024 and for the nine months ended September 30, 2024 and 2023 prepared in accordance with K-IFRS.

Separate K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2023	2024
	(billions of Won) (unaudited)
Income Statement Data
Total Interest Income	8,453.2	9,156.8
Total Interest Expenses	7,222.9	8,348.6
Net Interest Income	1,230.3	808.2
Operating Income	2,790.6	2,102.3
Income before Income Tax	3,567.9	2,219.3
Income Tax Expense	644.4	418.3
Net Income	2,923.5	1,801.0

	As of December 31, 2023	As of September 30, 2024
	(billions of Won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	203,067.3	203,268.9
Total Borrowings(2)	252,497.3	257,816.3
Total Assets	317,065.8	327,381.9
Total Liabilities	277,635.2	284,643.8
Equity	39,430.5	42,738.2

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(2)	Total borrowings include financial liabilities designated at fair value through profit or loss, deposits, borrowings and debentures.

Nine Months Ended September 30, 2024

For the nine months ended September 30, 2024, we had net income of ~~W~~1,801.0 billion compared to net income of ~~W~~2,923.5 billion in the corresponding period of 2023, on a separate K-IFRS basis. The principal factors for the decrease in net income included:

•	a significant decrease in reversal of impairment loss on investments in subsidiaries and associates to ~~W~~120.5 billion in the nine months ended September 30, 2024 from ~~W~~783.3 billion in the corresponding period of 2023, primarily due to a comparatively smaller increase in the recoverable amount of our investment in Hanwha Ocean Co., Ltd. (formerly, DSME), resulting from a smaller increase in the fair value of such investment in the nine months ended September 30, 2024 compared to the corresponding period of 2023;

•	a significant decrease in reversal of provisions for loan loss allowance to ~~W~~70.8 billion in the nine months ended September 30, 2024 from ~~W~~621.0 billion in the corresponding period of 2023, primarily due to a decrease in the reversal of provisions for loan loss allowance for Hanwha Ocean Co., Ltd.; and

•	a decrease in net interest income to ~~W~~808.2 billion in the nine months ended September 30, 2024 from ~~W~~1,230.3 billion in the corresponding period of 2023, due to an increase in interest expense to ~~W~~8,348.6 billion in the nine months ended September 30, 2024 from ~~W~~7,222.9 billion in the corresponding period of 2023, which outpaced the increase in interest income to ~~W~~9,156.8 billion in the nine months ended September 30, 2024 from ~~W~~8,453.2 billion in the corresponding period of 2023, primarily due to an increase in recent periods of the volume of low-interest loans provided pursuant to Government support programs.

The above factors were partially offset by the following factors:

•	an increase in net gain on securities measured at fair value through profit or loss to ~~W~~512.0 billion in the nine months ended September 30, 2024 from ~~W~~180.6 billion in the corresponding period of 2023, primarily due to an increase in net gain on valuation on securities measured at fair value through profit or loss to ~~W~~399.9 billion in the nine months ended September 30, 2024 from ~~W~~153.3 billion in the corresponding period of 2023; and

•	an increase in dividend income to ~~W~~911.4 billion in the nine months ended September 30, 2024 from ~~W~~654.7 billion in the corresponding period of 2023, primarily due to an increase in dividends received from the funds in which we invested as well as certain of our subsidiaries during the nine months ended September 30, 2024 compared to the corresponding period of 2023.

Loans to Financially Troubled Companies

We have credit exposure to a number of financially troubled Korean companies, including HMM Company Limited (formerly, Hyundai Merchant Marine Co., Ltd.), HJ Shipbuilding & Construction Co., Ltd. (formerly, Hanjin Heavy Industries and Construction Co., Ltd.), Daehan Shipbuilding Co., Ltd., K Shipbuilding Co., Ltd., GM Korea Company and Taeyoung E&C. As of September 30, 2024, our credit extended to these companies totaled ~~W~~10,155.6 billion, accounting for 3.1% of our total assets as of such date.

The following table shows the changes in credit exposure (including loans, guarantees and equity investments classified as substandard or below) extended to these companies as of the dates indicated:

Company	As of December 31, 2023		As of September 30, 2024		Primary Reason for Change
	(billions of Won)
HMM Company Limited	~~W~~	6,549.4	~~W~~	6,912.8	Increase due to a reversal of impairment loss resulting from an increase in the value of shares of HMM Company Limited
HJ Shipbuilding & Construction		1,195.7		895.7	Decrease due to decreases in refund guarantees, working capital loans and facility loans
Daehan Shipbuilding		977.2		1,117.5	Increase due to an increase in refund guarantees
K Shipbuilding		645.2		623.4	Decrease due to a decrease in refund guarantees
GM Korea Company		455.9		442.5	Decrease due to a decrease in the value of stocks
Taeyoung E&C		138.0		163.7	Increase due to increases in working capital loans and equity investment

Total	~~W~~	9,961.4	~~W~~	10,155.6

As of September 30, 2024, we established allowances of ~~W~~0.5 billion for HMM Company Limited, ~~W~~111.5 billion for HJ Shipbuilding & Construction, ~~W~~79.7 billion for Daehan Shipbuilding, ~~W~~33.3 billion for K Shipbuilding, none for GM Korea Company and ~~W~~9.3 billion for Taeyoung E&C.

In July 2016, HMM Company Limited executed a debt-to-equity swap with us and other creditors, as part of its continued restructuring led by us as its largest creditor, and affiliates of the Hyundai group reduced their shareholdings in HMM Company Limited, which resulted in us becoming the largest shareholder of HMM Company Limited. In October 2018, we injected ~~W~~1 trillion in emergency aid into HMM Company Limited in order to normalize its operations by purchasing bonds with warrants and convertible bonds issued by HMM Company Limited. We also concurrently entered into an agreement to jointly manage HMM Company Limited together with Korea Ocean Business Corporation until December 2020, which was subsequently extended to January 2022. In June 2021, we exercised our right to convert ~~W~~300 billion of our convertible bonds into 60 million common shares of HMM Company Limited. Following an improvement in the financial performance of HMM Company Limited, we ended our joint management of HMM Company Limited in January 2022, upon which Korea Ocean Business Corporation became its sole manager. We and Korea Ocean Business Corporation are each pursuing the sale of our respective equity shares in HMM Company Limited. In July 2023, we and Korea Ocean Business Corporation jointly announced a combined sale of an aggregate of approximately 38.9% of the equity interest in HMM Company Limited through a competitive bidding process. Although a consortium led by Harim Group was initially selected as the preferred bidder in December 2023, we concluded our negotiations with them in February 2024 upon failure to reach an agreement on certain commercial issues. In October 2023, we exercised our right to convert ~~W~~200 billion of our convertible bonds into 40 million common shares of HMM Company Limited and exercised our stock purchase warrant tied to the bonds with warrants we purchased previously and acquired 60 million common shares of HMM Company Limited. In May and June 2024, we exercised our right to convert ~~W~~50 billion and ~~W~~100 billion of our convertible bonds into 10 million and 20 million common shares of HMM Company Limited, respectively. In October 2024, we exercised our rights to convert ~~W~~330 billion of our convertible bonds into 66 million common shares of HMM Company Limited. As of December 31, 2024, our equity stake in HMM Company Limited amounted to 33.7%.

In the first nine months of 2024, we sold non-performing loans worth ~~W~~387.4 billion to Hana F&I Co., Ltd.

In April 2020, we provided Asiana Airlines, a subsidiary of Kumho Asiana Group and the second-largest airline in Korea, with liquidity support in the aggregate amount of approximately ~~W~~1.2 trillion, in the form of the provision of a credit line and an investment in its perpetual convertible bonds. Our decision to take such measure was largely driven by a need to address Asiana Airlines’ financial difficulties resulting from the negative impact of the COVID-19 pandemic on the airline industry, although we had previously provided Asiana Airlines with liquidity support in similar amount and form in 2019 as well with the aim of enhancing its financial condition. In the fourth quarter of 2020, we injected ~~W~~0.3 trillion into Asiana Airlines through the Key Industry Stabilization Fund, which was established by the Government to support businesses in certain key industries that faced financial difficulties resulting from the COVID-19 pandemic, in order to normalize its operations following the cancellation of plans by a consortium led by HDC Hyundai Development to acquire Asiana Airlines. In November 2020, we signed an investment agreement with Hanjin KAL, the parent company of Korean Air Lines, to inject ~~W~~800 billion (consisting of ~~W~~500 billion through participation in a rights offering and ~~W~~300 billion through purchase of exchangeable bonds) into Hanjin KAL in connection with Korean Air Lines’ contemplated acquisition of a 63.9% stake in Asiana Airlines through a transaction valued at ~~W~~1.8 trillion (the “Asiana Acquisition”). In December 2020, Asiana Airlines’ shareholders approved a 3-to-1 share capital reduction plan, which was aimed at offsetting part of Asiana Airlines’ deficits and improving its capital structure. The Asiana Acquisition was consummated in December 2024 after a lengthy approval process by the antitrust authorities of a number of jurisdictions, following which Asiana Airlines became a subsidiary of Korean Air Lines. As of December 31, 2024, our equity interest in Hanjin KAL amounted to approximately 10.6%.

Results of Operations

The following tables present our selected separate financial information as of December 31, 2023 and June 30, 2024 and for the six months ended June 30, 2024 and 2023, which has been derived from our unaudited separate financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 prepared in accordance with K-IFRS and included in this prospectus supplement.

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2023	2024
	(billions of Won) (unaudited)
Income Statement Data
Total Interest Income	5,573.4	6,125.2
Total Interest Expenses	4,699.2	5,562.5
Net Interest Income	874.2	562.8
Operating Income	2,387.0	1,660.6
Income before Income Tax	3,425.4	2,032.3
Income Tax Expense	610.8	358.5
Net Income	2,814.6	1,673.8

	As of December 31, 2023	As of June 30, 2024
	(billions of Won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	203,067.3	206,784.1
Total Borrowings(2)	252,497.3	262,261.3
Total Assets	317,065.8	333,207.5
Total Liabilities	277,635.2	290,688.1
Equity	39,430.5	42,519.4

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan origination costs and fees. See Note 9 of the notes to our unaudited separate financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 included in this prospectus supplement.

(2)	Total borrowings include financial liabilities designated at fair value through profit or loss, deposits, borrowings and debt issued.

Six Months Ended June 30, 2024

In the first half of 2024, we had net income of ~~W~~1,673.8 billion compared to net income of ~~W~~2,814.6 billion in the corresponding period of 2023, on a separate basis. The principal factors for the decrease in net income included:

•	a significant decrease in reversal of impairment loss on investments in subsidiaries and associates to ~~W~~374.3 billion in the first half of 2024 from ~~W~~1,044.9 billion in the corresponding period of 2023, primarily due to a comparatively smaller increase in the recoverable amount of our investment in Hanwha Ocean Co., Ltd. (formerly, DSME), resulting from a smaller increase in the fair value of such investment in the first half of 2024 compared to the corresponding period of 2023;

•	a significant decrease in reversal of provisions for loan loss allowance to ~~W~~69.1 billion in the first half of 2024 from ~~W~~636.7 billion in the corresponding period of 2023, primarily due to a decrease in the reversal of provisions for loan loss allowance for Hanwha Ocean Co., Ltd.;

•	a decrease in net interest income to ~~W~~562.8 billion in the first half of 2024 from ~~W~~874.2 billion in the corresponding period of 2023, due to an increase in interest expense to ~~W~~5,562.5 billion in the first half of 2024 from ~~W~~4,699.2 billion in the corresponding period of 2023, which outpaced the increase in interest income to ~~W~~6,125.2 billion in the first half of 2024 from ~~W~~5,573.4 billion in the corresponding period of 2023, primarily due to an increase in recent periods of the portion of low-interest loans provided pursuant to Government support programs as a percentage of our overall loans; and

•	an increase in net loss on derivatives to ~~W~~414.4 billion in the first half of 2024 from ~~W~~129.9 billion in the corresponding period of 2023, primarily due to a change in net gain (loss) on hedging purpose currency derivatives to a net loss in the first half of 2024 from a net gain in the corresponding period of 2023, resulting from fluctuations in interest rates, foreign exchange rates and the prices of derivatives.

The above factors were partially offset by the following factors:

•	a decrease in income tax expense to ~~W~~358.5 billion in the first half of 2024 from ~~W~~610.8 billion in the corresponding period of 2023, primarily due to a decrease in our profit before income taxes to ~~W~~2,032.3 billion in the first half of 2024 from ~~W~~3,425.4 billion in the corresponding period of 2023; and

•	an increase in net gain on foreign currency transactions to ~~W~~571.4 billion in the first half of 2024 from ~~W~~356.9 billion in the corresponding period of 2023, primarily due to increased fluctuations in foreign currency exchange rates in the first half of 2024 compared to the corresponding period of 2023.

Allowances for Loan Losses and Loans in Arrears

As of June 30, 2024, we had established allowances of ~~W~~2,807.7 billion for loan losses under K-IFRS.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2024, we have provided loans of ~~W~~731.8 billion for companies under workout, court receivership, court mediation and other restructuring procedures. As of June 30, 2024, we had established allowances of ~~W~~307.0 billion for loan losses with respect to such companies. We cannot assure you that actual credit losses from the loans to these customers will not exceed the allowances established.

The following table provides information on our loan loss allowances.

		As of June 30, 2024(1)
		Loan Amount		Loan Loss Allowances
		(in billions of Won, except percentages)
Loan Classification	Normal(2)	~~W~~	205,111.7	~~W~~	2,115.0
	Precautionary		484.0		89.4
	Substandard		496.4		173.8
	Doubtful		290.2		136.9
	Expected Loss		401.7		292.6

	Total	~~W~~	206,784.1	~~W~~	2,807.7

(1)

These figures include loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

(2)	Includes loans guaranteed by the Government. Under K-IFRS, we establish loan loss allowances for all loans including loans guaranteed by the Government.

As of June 30, 2024, our non-performing loans totaled ~~W~~1,188.4 billion, representing 0.6% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On June 30, 2024, our legal reserve was ~~W~~3,725.5 billion, representing 1.8% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure to a number of financially troubled Korean companies including HMM Company Limited (formerly, Hyundai Merchant Marine Co., Ltd.), HJ Shipbuilding & Construction Co., Ltd. (formerly, Hanjin Heavy Industries and Construction Co., Ltd.), Daehan Shipbuilding Co., Ltd., K Shipbuilding Co., Ltd., GM Korea Company and Taeyoung E&C. As of June 30, 2024, our credit extended to these companies totaled ~~W~~10,833.0 billion, accounting for 3.3% of our total assets as of such date.

The following table provides the loan amounts (including loans classified as substandard or below and equity investment classified as estimated loss or below) extended to these companies as of the dates indicated:

Company	As of December 31, 2023		As of June 30, 2024		Primary Reason for Change
	(billions of Won)
HMM Company Limited	~~W~~	6,549.4	~~W~~	7,362.1	Increase due to a reversal of impairment loss resulting from an increase in the value of shares of HMM Company Limited
HJ Shipbuilding & Construction		1,195.7		1,078.7	Decrease due to decreases in refund guarantees and working capital loans
Daehan Shipbuilding		977.2		1,074.8	Increase due to an increase in refund guarantees
K Shipbuilding		645.2		681.0	Increase due to an increase in refund guarantees
GM Korea Company		455.9		442.6	Decrease due to a decrease in the value of stocks
Taeyoung E&C		138.0		193.7	Increase due to increases in working capital loan and equity investment

Total	~~W~~	9,961.4	~~W~~	10,833.0

As of June 30, 2024, we established allowances of ~~W~~0.8 billion for HMM Company Limited, ~~W~~127.4 billion for HJ Shipbuilding & Construction, ~~W~~70.9 billion for Daehan Shipbuilding, ~~W~~40.5 billion for K Shipbuilding, none for GM Korea Company and ~~W~~10.5 billion for Taeyoung E&C.

In July 2016, HMM Company Limited executed a debt-to-equity swap with us and other creditors, as part of its continued restructuring led by us as its largest creditor, and affiliates of the Hyundai group reduced their shareholdings in HMM Company Limited, which resulted in us becoming the largest shareholder of HMM Company Limited. In October 2018, we injected ~~W~~1 trillion in emergency aid into HMM Company Limited in order to normalize its operations by purchasing bonds with warrants and convertible bonds issued by HMM Company Limited. We also concurrently entered into an agreement to jointly manage HMM Company Limited together with Korea Ocean Business Corporation until December 2020, which was subsequently extended to January 2022. In June 2021, we exercised our right to convert W300 billion of our convertible bonds into 60 million common shares of HMM Company Limited. Following an improvement in the financial performance of HMM Company Limited, we ended our joint management of HMM Company Limited in January 2022, upon which Korea Ocean Business Corporation became its sole manager. We and Korea Ocean Business Corporation are each pursuing the sale of our respective equity shares in HMM Company Limited. In July 2023, we and Korea Ocean Business Corporation jointly announced a combined sale of an aggregate of approximately 38.9% of the equity interest in HMM Company Limited through a competitive bidding process. Although a consortium led by Harim Group was initially selected as the preferred bidder in December 2023, we concluded our negotiations with them in February 2024 upon failure to reach an agreement on certain commercial issues. In October 2023, we exercised our right to convert ~~W~~200 billion of our convertible bonds into 40 million common shares of HMM Company Limited and exercised our stock purchase warrant tied to the bonds with warrants we purchased previously and acquired 60 million common shares of HMM Company Limited. In May and June 2024, we exercised our right to convert ~~W~~50 billion and ~~W~~100 billion of our convertible bonds into 10 million and 20 million common shares of HMM Company Limited, respectively. As of June 30, 2024, our equity stake in HMM Company Limited amounted to 30.9%.

In the first half of 2024, we sold non-performing loans worth ~~W~~387.4 billion to Hana F&I Co., Ltd.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2024:

Loans(1)

	June 30, 2024
	(billions of Won)
Equipment Capital Loans:
Domestic currency	~~W~~	60,965.7
Foreign currency		12,065.3

		73,031.0

Working Capital Loans:
Domestic currency(2)		68,224.3
Foreign currency		20,141.4

		88,365.7

Other Loans(3)		45,387.4

Total loans	~~W~~	206,784.1

(1)	Includes loans extended to affiliates.

(2)	Includes loans on households.
(3)

Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2024, we had ~~W~~206,784.1 billion in outstanding loans, which represents a 1.8% increase from ~~W~~203,067.3 billion of outstanding loans as of December 31, 2023.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	June 30, 2024		As % of June 30, 2024 Total
	(billions of Won, except percentages)
Loans with remaining maturities of one year or less	~~W~~	74,414.8	46.1%
Loans with remaining maturities of more than one year		86,981.8	53.9

Total	~~W~~	161,396.7	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2024:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	June 30, 2024		As % of June 30, 2024 Total
	(billions of Won, except percentages)
Manufacturing	~~W~~	73,167.6	45.3%
Finance and Insurance		39,336.7	24.4
Transportation		10,698.6	6.6
Electric, Gas and Water Supply Industry		5,685.9	3.5
Public Administration		680.4	0.4
Others(2)		31,827.5	19.7

Total	~~W~~	161,396.7	100.0%

Percentage increase (decrease) from December 31, 2023		0.9%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

Industrial Bank of Korea was our single largest borrower as of June 30, 2024, accounting for 4.2% of our outstanding equipment capital and working capital loans. As of June 30, 2024, our five largest borrowers and 20 largest borrowers accounted for 9.6% and 19.4%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2024 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2024 Total Outstanding Equipment Capital and Working Capital Loans to Our 20 Largest Borrowers
Finance and Insurance	48.4%
Manufacturing	34.8
Transportation	8.3
Others(1)	8.5

Total	100.0

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2024:

	Equipment Capital Loans			Working Capital Loans
	June 30, 2024%			June 30, 2024%
	(billions of Won, except percentages)
Industrial fund loans	~~W~~	55,008.9	75.3%	~~W~~	54,160.2	61.3%
On-lending loans		2,282.0	3.1		13,304.8	15.1
Foreign currency loans		7,634.7	10.5		1,683.2	1.9
Local currency loans denominated in foreign currencies		0.7	0.0		15.5	0.0
Offshore loans in foreign currencies		4,275.1	5.9		16,302.1	18.4
Government fund loans		72.7	0.1		0.0	0.0
Overdraft		0.0	0.0		85.2	0.1
Others(1)		3,756.8	5.1		2,814.6	3.2

Total	~~W~~	73,031.0	100.0%	~~W~~	88,365.7	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2024:

	June 30, 2024
	(billions of Won)
Acceptances	~~W~~	203.5
Guarantees on local borrowings		750.8
Guarantees on foreign borrowings		10,611.0
Letters of guarantee for importers		85.9

Total	~~W~~	11,651.3

Investments

Our equity investments increased to ~~W~~49,334.5 billion as of June 30, 2024 from ~~W~~45,040.4 billion as of December 31, 2023. As of June 30, 2024, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ~~W~~23,826.5 billion, equal to 40.8% of our equity investment ceiling.

The following table sets out our equity investments by industry sector on a book value basis as of June 30, 2024:

Equity Investments

	Book Value as of June 30, 2024
	(billions of Won)
Electric, Gas and Water Supply Industry	~~W~~	16,994.6
Finance and Insurance		12,884.6
Transportation and Communication		5,227.9
Real Estate Business		9.5
Construction		1,014.1
Manufacturing		3,091.3
Others		10,112.4

Total	~~W~~	49,334.5

As of June 30, 2024, we held total equity investments, on a book value basis, of ~~W~~1,968.8 billion in two of our five largest borrowers and ~~W~~2,299.3 billion in three of our 20 largest borrowers.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of June 30, 2024, the aggregate value of our equity investments accounted for approximately 78.5% of their aggregate cost basis.

Other Activities

As of June 30, 2024, we held in trust cash and other assets totaling ~~W~~30,770.0 billion, and we generated in the first half of 2024 trust fee income equaling ~~W~~229.1 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2024:

Type of Funds Borrowed	As of June 30, 2024
	(billions of Won)
General purpose	~~W~~	72.7
Special purpose		4,812.7

Total	~~W~~	4,885.6

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2024:

Outstanding Balance	As of June 30, 2024
	(billions of Won)
Denominated in Won	~~W~~	113,820.5
Denominated in other currencies		47,852.1

Total	~~W~~	161,672.6

As of June 30, 2024, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2024) was ~~W~~181,102.0 billion, equal to 20.2% of our authorized amount under the KDB Act, which was ~~W~~898,037.9 billion.

Foreign Currency Borrowings

As of June 30, 2024, the outstanding amount of our foreign currency borrowings was US$19.9 billion. Our long-term and short-term foreign currency borrowings increased to ~~W~~27,628.4 billion as of June 30, 2024 from ~~W~~22,934.4 billion as of December 31, 2023.

Deposits

As of June 30, 2024, demand deposits held by us totaled ~~W~~1,806.3 billion and time and savings deposits held by us totaled ~~W~~57,581.6 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2024:

Debt Principal Repayment Schedule(1)

	Maturing on or before December 31,
Currency(2)(3)	2024		2025		2026		2027		Thereafter
	(billions of Won)
Won	~~W~~	31,265.9	~~W~~	44,481.2	~~W~~	19,864.0	~~W~~	9,692.8	~~W~~	13,402.2
Foreign		23,411.0		18,275.2		12,284.7		7,973.8		13,535.7

Total Won Equivalent	~~W~~	54,676.9	~~W~~	62,756.4	~~W~~	32,148.7	~~W~~	17,666.7	~~W~~	26,937.9

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 28, 2024, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Directors and Management; Employees

Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors	Seog Hoon Kang	June 6, 2025
Chief Operating Officer and Vice Chairman of the Board of Directors	Bock Kyu Kim	March 22, 2026
Auditor	Jae Shin Kim	August 25, 2027
Independent Non-executive Directors	Yong Hi Lee	April 2, 2025
	Hee Rak Kim	January 28, 2026
	Sun Key You	January 28, 2026

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 appearing in this prospectus supplement were prepared in conformity with K-IFRS, as summarized in Note 2 of the notes to our unaudited separate financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 included in this prospectus supplement.

Korea Development Bank

Interim Separate Statements of Financial Position

June 30, 2024 (Unaudited) and December 31, 2023

(In millions of won)	Notes	June 30, 2024		December 31, 2023
Assets
Cash and due from banks	4,42,44,45,48	~~W~~	12,680,695	8,659,808
Securities measured at FVTPL	5,44,45,48		18,998,873	16,058,556
Securities measured at FVOCI	6,38,44,45,48		35,989,416	33,888,064
Securities measured at amortized cost	7,38,44,45,48		8,827,532	8,583,188
Loans measured at FVTPL	8,44,45,48		439,026	488,432
Loans measured at amortized cost	9,44,45,48		203,993,390	199,981,780
Derivative financial assets	10,44,45,46,48		9,677,843	7,383,325
Investments in subsidiaries and associates	11,47		32,106,444	30,803,008
Property and equipment, net	12,47		801,248	802,084
Investment property, net	13,47		62,164	73,822
Intangible assets, net	14,47		61,791	85,461
Defined benefit assets	20		65,773	68,920
Current tax assets			10,788	13,547
Other assets	15,44,45,48		9,492,494	10,175,783

Total assets		~~W~~	333,207,477	317,065,778

Liabilities
Financial liabilities measured at FVTPL	16,44,45,48	~~W~~	2,191,508	1,920,061
Deposits	17,44,45,48		68,796,550	65,897,732
Borrowings	18,44,45,48		32,515,024	27,745,629
Debentures	19,44,45,48		158,758,239	156,933,867
Derivative financial liabilities	10,44,45,46,48		10,673,654	7,654,901
Provisions	21		796,854	1,058,783
Deferred tax liabilities	36		4,333,028	3,978,164
Current tax liabilities			136,759	345,683
Other liabilities	22,44,45,48		12,486,491	12,100,425

Total liabilities			290,688,107	277,635,245
Equity
Issued capital	1,23		26,131,559	23,926,559
Capital surplus	23		2,457,898	2,468,715
Accumulated other comprehensive income	23		1,968,934	2,158,351
Retained earnings	23		11,960,979	10,876,908
(Regulatory reserve for credit losses of ~~W~~77,581 million as of June 30, 2024 and ~~W~~211,996 million as of December 31, 2023, respectively)
(Required provision for (reversal of) regulatory reserve for credit losses of ~~W~~93,978 million as of June 30, 2024 and ~~W~~(134,415) million as of December 31, 2023, respectively)
(Planned provision for (reversal of) regulatory reserve for credit losses of ~~W~~93,978 million as of June 30, 2024 and ~~W~~(134,415) million as of December 31, 2023, respectively)

Total equity			42,519,370	39,430,533

Total liabilities and equity		~~W~~	333,207,477	317,065,778

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Comprehensive Income

Six-month periods ended June 30, 2024 and 2023 (Unaudited)

		June 30, 2024			June 30, 2023
(In millions of won, except earnings per share information)	Notes	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income	24	~~W~~	3,086,536	6,125,243	2,811,567	5,573,406
Interest expense	24		(2,807,449)	(5,562,489)	(2,388,272)	(4,699,190)

Net interest income	47		279,087	562,754	423,295	874,216
Net fees and commission income	25		124,101	233,558	105,700	187,233
Dividend income	26		182,665	654,453	105,742	461,842
Net gain (loss) on securities measured at FVTPL	27		121,888	246,919	(2,942)	162,462
Net gain (loss) on financial liabilities measured at FVTPL	28		(34,016)	37,535	86,520	(5,851)
Net gain (loss) on securities measured at FVOCI	29		5,023	6,053	(3,915)	(1,954)
Net gain (loss) on derivatives	30		(241,783)	(414,435)	119,947	(129,930)
Net gain on foreign currency transaction	31		300,638	571,354	4,464	356,892
Other operating expense, net	32		(115,619)	(228,534)	(103,840)	(186,115)

Non-interest income, net			342,897	1,106,903	311,676	844,579
Reversal of credit losses	33		(134,559)	(378,809)	(890,339)	(1,046,860)
General and administrative expenses	34,47		180,270	387,853	179,024	378,619

Operating income	47		576,273	1,660,613	1,446,286	2,387,036
Reversal of impairment loss on investments in subsidiaries and associates			853,847	374,345	633,270	1,044,917
Other non-operating income	35		276	1,872	396	2,408
Other non-operating expense	35		(1,155)	(4,533)	(5,020)	(8,949)

Non-operating income, net			852,968	371,684	628,646	1,038,376

Profit before income taxes			1,429,241	2,032,297	2,074,932	3,425,412
Income tax expense	36		348,559	358,481	351,858	610,819

Profit for the period	23		1,080,682	1,673,816	1,723,074	2,814,593

(Profit for the period adjusted for regulatory reserve for credit losses: ~~W~~1,282,581 million and ~~W~~1,579,838 million for the three-month and six-month periods ended June 30, 2024, respectively; ~~W~~1,836,500 million and ~~W~~2,759,045 million for the three-month and six-month periods ended June 30, 2023, respectively)

Other comprehensive income (loss) for the period, net of tax	23
Items that are or may be reclassified subsequently to profit or loss:
Net gain on securities measured at FVOCI			24,021	54,700	10,517	160,573
Exchange differences on translation of foreign operations			58,612	134,948	9,248	52,561
Valuation gain (loss) on cash flow hedge			(332)	(1,109)	179	(527)
Net loss on hedges of net investments in foreign operations			(28,808)	(67,808)	(6,116)	(31,012)

			53,493	120,731	13,828	181,595
Items that will not be reclassified to profit or loss:
Net gain (loss) on securities measured at FVOCI			377,163	(15,730)	(284,361)	(94,192)
Fair value changes on financial liabilities designated at fair value due to credit risk			(11,814)	(6,038)	(5,924)	(10,840)
Remeasurements of defined benefit liabilities			—	—	—	143

			365,349	(21,768)	(290,285)	(104,889)

			418,842	98,963	(276,457)	76,706

Total comprehensive income for the period		~~W~~	1,499,524	1,772,779	1,446,617	2,891,299

Earnings per share
Basic and diluted earnings per share (in won)	37	~~W~~	208	335	365	601

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Changes in Equity

Six-month periods ended June 30, 2024 and 2023 (Unaudited)

(In millions of won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2023	~~W~~	23,151,559	2,475,310	2,819,333	7,222,171	35,668,373
Profit for the period		—	—	—	2,814,593	2,814,593
Net gain on securities measured at FVOCI		—	—	47,868	18,513	66,381
Exchange differences on translation of foreign operations		—	—	52,561	—	52,561
Valuation loss on cash flow hedge		—	—	(527)	—	(527)
Net loss on hedges of net investments in foreign operations		—	—	(31,012)	—	(31,012)
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	(10,840)	—	(10,840)
Remeasurements of defined benefit liabilities		—	—	143	—	143

Total comprehensive income for the period		—	—	58,193	2,833,106	2,891,299

Dividends		—	—	—	(164,743)	(164,743)
Paid in capital increase		555,000	(5,535)	—	—	549,465

Transaction with owners		555,000	(5,535)	—	(164,743)	384,722

Balance at June 30, 2023	~~W~~	23,706,559	2,469,775	2,877,526	9,890,534	38,944,394

Balance at January 1, 2024	~~W~~	23,926,559	2,468,715	2,158,351	10,876,908	39,430,533
Profit for the period		—	—	—	1,673,816	1,673,816
Net gain on securities measured at FVOCI		—	—	(249,410)	288,380	38,970
Exchange differences on translation of foreign operations		—	—	134,948	—	134,948
Valuation loss on cash flow hedge		—	—	(1,109)	—	(1,109)
Net loss on hedges of net investments in foreign operations		—	—	(67,808)	—	(67,808)
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	(6,038)	—	(6,038)

Total comprehensive income (loss) for the period		—	—	(189,417)	1,962,196	1,772,779

Dividends		—	—	—	(878,125)	(878,125)
Paid in capital increase		2,205,000	(10,817)	—	—	2,194,183

Transaction with owners		2,205,000	(10,817)	—	(878,125)	1,316,058

Balance at June 30, 2024	~~W~~	26,131,559	2,457,898	1,968,934	11,960,979	42,519,370

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Cash Flows

Six-month periods ended June 30, 2024 and 2023 (Unaudited)

(In millions of won)	Notes	2024		2023
Cash flows from operating activities
Profit for the period		~~W~~	1,673,816	2,814,593
Adjustments for:
Income tax expense	36		358,481	610,819
Interest income	24		(6,125,243)	(5,573,406)
Interest expense	24		5,562,489	4,699,190
Dividend income	26		(654,453)	(461,842)
Gain on valuation of securities measured at FVTPL	27		(212,537)	(153,455)
Loss (gain) on disposal of securities measured at FVTPL			(226)	24,616
Loss (gain) on financial liabilities measured at FVTPL	28		(37,535)	5,851
Loss (gain) on securities measured at FVOCI	29		(6,053)	1,954
Impairment loss (reversal of impairment loss) on securities measured at amortized cost			(239)	4,491
Loss on loans measured at FVTPL	32		15,671	11,625
Loss (gain) on valuation of derivatives			388,658	(284,756)
Net loss on fair value hedged items	30		145,484	495,012
Gain on foreign exchange translations	31		(551,517)	(362,873)
Loss on disposal of investments in subsidiaries and associates	32		7,203	—
Reversal of impairment loss on investments in subsidiaries and associates			(374,345)	(1,044,917)
Reversal of loan loss allowance	33		(69,085)	(636,714)
Increase (reversal) of provision for other assets	33		(2,598)	2,391
Reversal of provision for payment guarantees	21		(202,306)	(389,156)
Reversal of provision for unused commitments	21		(62,509)	(39,110)
Increase (reversal) financial guarantee provision	21		(42,311)	15,729
Reversal of provision for possible losses from lawsuits	21		—	(4)
Reversal of provision for restoration	21		(95)	(544)
Defined benefit costs	20		13,251	11,716
Depreciation of property and equipment	34		34,967	35,861
Loss on disposal of property and equipment	35		754	1,304
Gain on disposal of intangible assets	35		—	(2)
Depreciation of investment property	35		877	1,381
Amortization of intangible assets	34		27,025	27,230
Gain on redemption of debentures			—	(2)

			(1,786,192)	(2,997,611)
Changes in operating assets and liabilities:
Due from banks			(662,009)	(368,305)
Securities measured at FVTPL			(2,334,974)	(1,456,994)
Loans measured at FVTPL			33,735	21,299
Loans measured at amortized cost			(5,104,144)	8,341,120
Derivative financial instruments			241,939	65,522
Other assets			931,842	(9,573,434)
Financial liabilities measured at FVTPL			100,771	30,587
Deposits			2,858,975	(952,496)
Defined benefit liabilities			(10,104)	(282)
Other liabilities			262,106	12,291,933

			(3,681,863)	8,398,950

(Continued)

Korea Development Bank

Interim Separate Statements of Cash Flows

Six-month periods ended June 30, 2024 and 2023 (Unaudited)

(In millions of won)	Notes	2024		2023
Income taxes refund (paid)			(196,875)	60,663
Interest received			5,971,524	5,584,000
Interest paid			(5,327,344)	(4,225,426)
Dividends received			653,016	464,797

Net cash provided by (used in) operating activities		~~W~~	(2,693,918)	10,099,966
Cash flows from investing activities
Net increase of securities measured at FVTPL		~~W~~	(546,505)	(878,641)
Disposal of securities measured at FVOCI			4,889,098	4,520,563
Acquisition of securities measured at FVOCI	6		(4,637,810)	(2,678,618)
Redemption of securities measured at amortized cost	7		2,128,648	1,395,000
Acquisition of securities measured at amortized cost	7		(2,346,980)	(1,732,183)
Disposal of property and equipment			1,239	7,354
Acquisition of property and equipment	12		(5,795)	(10,988)
Disposal of intangible assets			—	269
Acquisition of intangible assets	14		(2,951)	(8,046)
Disposal of investments in subsidiaries and associates			172,242	130,614
Acquisition of investments in subsidiaries and associates			(504,268)	(211,526)

Net cash provided by (used in) investing activities			(853,082)	533,798
Cash flows from financing activities
Increase of financial liabilities measured at FVTPL			300,000	100,000
Decrease of financial liabilities measured at FVTPL			(99,994)	(13,348)
Proceeds from borrowings			28,884,680	22,909,905
Repayment of borrowings			(24,184,849)	(22,230,187)
Proceeds from issuance of debentures			47,118,006	54,358,264
Repayment of debentures			(45,626,531)	(63,569,189)
Decrease in lease liabilities			(14,894)	(9,629)
Dividends			(878,125)	(164,743)
Paid in capital increase			194,403	117,328

Net cash provided by (used in) financing activities			5,692,696	(8,501,599)
Effects from changes in foreign currency exchange rate for cash and cash equivalents held			198,088	136,353
Net increase in cash and cash equivalents			2,343,784	2,268,518
Cash and cash equivalents at beginning of the period			11,860,577	11,872,469

Cash and cash equivalents at end of the period	42	~~W~~	14,204,361	14,140,987

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (“KoFC”), the former ultimate parent company, and KDB Financial Group Inc. (“KDBFG”), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~26,131,559 million with 5,226,311,768 shares of issued and outstanding as of June 30, 2024 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of June 30, 2024 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	60	11	7	7	86

2. Basis of Preparation

(1) Application of accounting standards

These interim financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”) 1034 Interim Financial Reporting and provide less information as compared with its annual financial statements. The interim financial statements have been prepared in accordance with K-IFRS effective as of June 30, 2024 and the significant accounting policies applied in the preparation of these interim financial statements have been consistently applied to all periods presented unless otherwise specified.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

The Bank newly applied the following amended and enacted standards for the annual period beginning on January 1, 2024. The nature and the impact of each new standard or amendment are described below:

Amendment of Korean IFRS No.1001 Presentation of Financial Statements—Classification of Liabilities into Current and Non-Current and Non-current Liabilities with Covenants

Liabilities are classified as current or non-current based on their substantive rights existing at the end of the reporting period, without considering the possibility of exercising the right to delay the payment or management’s expectations. Also, if the transfer of equity instruments is included in the payment of liabilities, it is excluded if the option to pay with equity instruments is recognized separately from the liability in a compound financial instrument and meets the definition of equity instruments. These amendments do not have a significant impact on the financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

2. Basis of Preparation, Continued

Amendment of Korean IFRS No.1007 Statement of Cash Flows and No.1107 Financial Instruments: Disclosures—Disclosure of Supplier Finance Arrangements

The amendments require disclosure of the effects of supplier finance arrangements on the Bank’s liabilities, cash flows and exposure to liquidity risk. These amendments do not have a significant impact on the financial statements.

Amendment of Korean IFRS No.1116 Leases—Lease Liability in a Sale and Leaseback

The amendments require a seller-lessee to subsequently measure lease liabilities arising from a leaseback in a way that it does not recognize any amount of the gain or loss that relates to the right of use it retains. These amendments do not have a significant impact on the financial statements.

Amendment of Korean IFRS No.1001 Presentation of Financial Statements—Disclosure of Virtual Asset

The amendments require additional disclosure for virtual assets held by the Bank, virtual assets entrusted by customers to the Bank, and the issuance and transfer of virtual assets. These amendments do not have a significant impact on the financial statements.

Amendments to Korean IFRS No.1012 Income Taxes—International Tax Reform—Pillar Two Model Rules

The Bank applies K-IFRS 1012 Income Taxes, which addresses income taxes arising from tax law enacted or substantively enacted to implement the Pillar Two model rules published by the Organization for Economic Co-operation and Development (“Pillar Two income taxes”). The amendments introduce a temporary exception to the requirements to recognize and disclose information about deferred tax assets and liabilities related to Pillar Two income taxes.

The Bank is still in the process of assessing the potential exposure to Pillar Two income taxes as of June 30, 2024, and expects no significant impact on the financial statements. Meanwhile, the recognition and disclosure of deferred taxes have been applied using the temporary exception.

(ii) New standards and interpretations issued but not effective

The following new standards, interpretations and amendments to existing standards have been issued but not effective for annual periods beginning after January 1, 2024, and the Bank has not early adopted them. The nature and the impact of each new standard, amendment and enactments are described below:

Amendment of Korean IFRS No.1021 The Effects of Changes in Foreign Exchange Rates and Korean IFRS No.1101 First-time Adoption of International Financial Reporting Standards—Lack of exchangeability

The amendments require the Bank to determine a spot exchange rate when exchangeability is lacking, and to disclose information on the nature and financial effects of the currency not being exchangeable into the other currency, the spot exchange rate(s) used, the estimation process, and the risks to which the Bank is exposed. This amendment will be applied to the financial statements for the accounting year beginning on or after January 1, 2025. These amendments do not have a significant impact on the financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

2. Basis of Preparation, Continued

(3) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Financial instruments measured at fair value through other comprehensive income

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

(4) Functional and presentation currency

These financial statements are presented in Korean won (“W”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

The following are the key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year:

(i) Fair value of financial instruments

Financial instruments measured at fair value through profit or loss and other comprehensive income, and derivative instruments are recognized and measured at fair value. If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

Financial instruments, which are not actively traded in the market and those with less transparent market prices, will have less objective fair values and require broad judgment on liquidity, concentration, uncertainty in market factors and assumptions in price determination and other risks.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

2. Basis of Preparation, Continued

Diverse valuation techniques are used to determine the fair value of financial instruments, from generally accepted market valuation models to internally developed valuation models that incorporate various types of assumptions and variables.

(ii) Credit losses allowance

The Bank tests impairment and recognizes loss allowances on financial assets classified at amortized cost, debt instruments measured at fair value through other comprehensive income and recognizes provisions for payment guarantee, financial guarantee and unused commitments. Accuracy of allowances and provisions for credit losses is dependent upon estimation of expected cash flows of the borrower for individually assessed allowances of loans, and upon assumptions and methodology used for collectively assessed allowances for groups of loans, guarantees and unused loan commitments.

(iii) Deferred taxes

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred income tax assets are recognised to the extent that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Actual income taxes in the future may not be identical to the recognised deferred tax assets and liabilities.

(iv) Defined benefit liabilities

The Bank operates a defined benefit plan. Defined benefit liability is calculated by annual actuarial valuations as of the reporting date. To perform the actuarial valuations, assumptions for discount rates, future salary increases and others are required to be estimated. Defined benefit plans contain significant uncertainties in estimations due to its long-term nature.

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate financial statements in accordance with K-IFRS 1027 ‘Separate Financial Statements’ and investments in subsidiaries and associates are accounted for at cost, not by performance and net asset reported by the investee.

Dividends received from subsidiaries and associates are recognised as income as of the time the right to receive the dividends is established.

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognised at the carrying amounts recognised previously in the consolidated financial statements of the ultimate parent. The

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

difference between consideration transferred and carrying amounts of net assets acquired is recognised as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognises the CEO as the chief operating decision maker.

(4) Foreign exchange

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on transactions and translations of monetary items are recognised in profit or loss, except for differences arising on the translation of a financial instruments designated as hedges of the net investment in foreign operations, or cash flow hedge, which are recognised in other comprehensive income.

When a gain or loss on a non-monetary item is recognised in other comprehensive income, any exchange component of that gain or loss is recognised in other comprehensive income. Conversely, when a gain or loss on a non-monetary item is recognised in profit or loss, any exchange component of that gain or loss shall be recognised in profit or loss.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyperinflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment of the disposal profit or loss is recognized.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognised as comprehensive income or loss in the financial statement and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Recognition and measurement of financial instruments

(i) Initial recognition

The Bank recognizes a financial asset or a financial liability in its separate statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets is recognized and derecognized using trade date accounting. The Bank classifies financial assets as financial assets at fair value through profit or loss, financial assets at fair value through other comprehensive income, or financial assets at amortized cost on the basis of the Bank’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets. The Bank classifies financial liabilities as financial liabilities at fair value through profit or loss, or financial liabilities at amortized cost.

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability.

(ii) Subsequent measurement

After initial recognition, financial instruments are measured at amortized cost or fair value based on classification at initial recognition.

Amortized cost

The amortized cost is the amount at which the financial asset or financial liability is measured at initial recognition minus the principal repayments, plus or minus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount and, for financial assets, adjusted for any loss allowance.

Fair value

Fair values, which the Bank primarily uses for the measurement of financial instruments, are the published price quotations based on market prices or dealer price quotations of financial instruments traded in an active

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

market where available. These are the best evidence of fair value. A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, an entity in the same industry, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (OTC) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. For more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally used within the industry, or a value measured by an independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to estimate fair value based on certain assumptions.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. Those factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is consistent with economic methodologies applied for pricing financial instruments. Periodically, the Bank calibrates the valuation technique and tests its validity using prices of observable current market transactions of the same instrument or based on other relevant observable market data.

(iii) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the statement of financial position. The Bank derecognizes a financial asset or a financial liability when, and only when:

Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the financial assets are also transferred, or all the risks and rewards of ownership of the financial assets are neither substantially transferred nor retained and the Bank has not retained control. If the Bank neither transfers nor disposes of substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

If the Bank transfers the contractual rights to receive the cash flows of the financial asset, but retains substantially all the risks and rewards of ownership of the financial asset, the Bank continues to recognize the transferred asset in its entirety and recognize a financial liability for the consideration received.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

Derecognition of financial liabilities

Financial liabilities are derecognized from the statement of financial position when the obligation specified in the contract is discharged, cancelled or expires.

(iv) Offsetting

Financial assets and liabilities are offset and the net amount reported in the separate statements of financial position where there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the assets and settle the liability simultaneously.

(6) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

(7) Non-derivative financial assets

(i) Financial assets at fair value through profit or loss

Any non-derivative financial asset classified as held for trading or not classified as financial assets at fair value through other comprehensive income or financial assets measured at amortized cost is categorized under financial assets at fair value through profit or loss.

The Bank may designate certain financial assets upon initial recognition as at fair value through profit or loss when the designation eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

After initial recognition, a financial asset at fair value through profit or loss is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income and dividend income from financial assets at fair value through profit or loss are also recognized in profit or loss.

(ii) Financial assets at fair value through other comprehensive income

The Bank classifies financial assets as financial assets at fair value through other comprehensive income if they meet the following conditions: 1) debt instruments that are a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and consistent with representing solely payments of principal and interest on the principal amount outstanding or 2) equity instruments, not held for trading with the objective of generating a profit from short-term fluctuations in price or dealer’s margin, designated as financial assets at fair value through other comprehensive income. After initial recognition, a financial asset at fair value through other comprehensive income is measured at fair value. Gain and loss from changes in fair value, other than dividend income and interest income amortized using effective interest method and exchange differences arising on monetary items which are recognized directly in profit or loss, are recognized as other comprehensive income in equity.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

At disposal of financial assets at fair value through other comprehensive income, cumulative gain or loss is recognized as profit or loss for the reporting period. However, cumulative gain or loss of equity instrument designated as fair value through other comprehensive income are not recycled to profit or loss at disposal.

Financial assets at fair value through other comprehensive income denominated in foreign currencies are translated at the closing rate. Exchange differences resulting from changes in amortized cost are recognized in profit or loss, and other changes are recognized as equity.

(iii) Financial assets measured at amortized cost

A financial asset, which are held within the business model whose objective is to hold assets in order to collect contractual cash flows and consistent with representing solely payments of principal and interest on the principal amount outstanding, are classified as a financial asset at amortized cost. Financial assets at amortized cost are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest method.

(8) Expected credit loss of financial assets

The Bank measures expected credit loss and recognizes loss allowance at the end of the reporting period for financial assets measured at amortized cost and fair value through other comprehensive income with the exception of financial asset measured at fair value through profit or loss.

The expected credit loss (“ECL”) is the weighted average amount of possible outcomes within a certain range, reflecting the time value of money, estimates on the past, current and future situations, and information accessible without excessive cost of effort.

The Bank uses the following three measurement techniques in accordance with K-IFRS:

•	General approach: for financial assets and off-balance-sheet unused credit line that are not applied below two approaches

•	Simplified approach: for receivables, contract assets and lease receivables

•	Credit-impaired approach: for purchased or originated credit-impaired financial assets

The general approach is applied differently depending on the significance of the increase of the credit risk. If, at the reporting date, the credit risk on a financial instrument has not increased significantly since initial recognition, an entity shall measure the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses. If the credit risk on that financial instrument has increased significantly since initial recognition, an entity shall measure the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses at each reporting date.

The Bank applies the simplified approach to 1) trade receivables and contract assets that do not have a significant financing component or 2) trade receivables, contract assets and lease receivables upon determining the Bank’s accounting policies as the application of the simplified approach. The approach requires expected lifetime losses to be recognized from initial recognition of the financial assets. Under credit-impaired approach, the Bank shall only recognize the cumulative changes in lifetime expected credit losses since initial recognition as a loss allowance for purchased or originated credit-impaired financial assets.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

The following non-exhaustive list of information may be relevant in assessing changes in credit risk:

•	Significant changes in internal price indicators of credit risk as a result of a change in credit risk since inception

•	Other changes in the rates or terms of an existing financial instrument that would be significantly different if the instrument was newly originated or issued at the reporting date

•	An actual or expected significant change in the financial instrument’s external credit rating

•	An actual or expected internal credit rating downgrade for the borrower or decrease in behavioural scoring used to assess credit risk internally

•	An actual or expected significant change in the operating results of the borrower

•	Past due information

(i) Forward-looking information

The Bank uses forward-looking information, when it determines whether the credit risk has increased significantly since initial recognition and measures expected credit losses.

The Bank assumes the risk component has a certain correlation with the business cycle, and calculates the expected credit loss by reflecting the forward-looking information with macroeconomic variables on the measurement inputs.

Forward looking information used in calculation of expected credit loss is derived after comprehensive consideration of a variety of factors including scenario in management planning, worst-case scenario used for stress testing, third party forecast, and others.

(ii) Measuring expected credit losses on financial assets at amortized cost

The amount of the loss on financial assets at amortized cost is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. The Bank estimates expected future cash flows for financial assets that are individually significant (individual assessment of impairment).

For financial assets that are not individually significant, the Bank collectively estimates expected credit loss by grouping loans with homogeneous credit risk profile (collective assessment of impairment).

Individual assessment of impairment

Individual assessment of impairment losses is calculated using management’s best estimate on present value of expected future cashflows. The Bank uses all the available information including operating cash flow of the borrower and net realizable value of any collateral held.

Collective assessment of impairment

Collective assessment of loss allowance involves historical loss experience along with incorporation of forward-looking information. Such process incorporates factors such as type of collateral, product and borrowers, credit rating, size of portfolio and recovery period and applies probability of default on a group of assets and loss

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

given default by type of recovery method. Also, the expected credit loss model involves certain assumption to determine input based on loss experience and forward-looking information. These models and assumptions are periodically reviewed to reduce gap between loss estimate and actual loss experience.

The expected credit loss for financial assets measured at amortized cost is recognized as the loss allowance, and when the financial asset is determined to be irrecoverable, the carrying amount and loss allowance are decreased. If financial assets previously written off are recovered, the loss allowance is increased and the difference is recognized in the current profit or loss.

(iii) Measuring expected credit losses on financial assets at fair value through other comprehensive income

Measuring method of expected credit losses on financial assets at fair value through other comprehensive income is equal to the method of financial assets at amortized cost, except for changes in loss allowances that are recognized as other comprehensive income. Amounts recognized in other comprehensive income for sale or repayment of financial assets at fair value through other comprehensive income are reclassified to profit or loss.

(9) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognised at fair value at the inception of the contract and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as described below:

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different types of hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognised asset or liability or an unrecognised firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognised asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss.

At the inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognised in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognised in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognised directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognised immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income.

When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the hedged forecasted transaction is ultimately recognised in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

Hedges of net investments in foreign operations

The Bank designates non-derivative financial instruments as hedging instruments for foreign currency risk arising from net investments in foreign operations and recognises the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge in other comprehensive income. The cumulative amounts recognised in other comprehensive income relating to both the foreign exchange differences arising on translation of the results and financial position of the foreign operation and the gain or loss on the hedging instrument that is determined to be an effective hedge of the net investment are reclassed from equity to profit or loss as a reclassification adjustment when the Bank disposes of the foreign operation.

(ii) Trading purpose derivatives

For trading purpose derivatives transaction, changes in the fair value of derivatives are recognised in net income.

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight-line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognised at the carrying amount at historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognised in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

measured reliably; the carrying amount of the replaced part is derecognised. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Movable property	4

Property and equipment are impaired when the carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and adjusts useful lives when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognised in non-operating income (expense) in the statement of comprehensive income.

(12) Investment property

The Bank classifies property held for rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognised either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognised in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Depreciation of investment property is calculated using the straight-line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognised only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognised at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognised as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight-line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognises the loss accordingly.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

Intangible assets with indefinite useful lives are not amortized but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Leases

The Bank recognizes a right-of-use asset representing its right to use the underlying leased asset and a lease liability representing its obligation to make lease payments at the commencement date of the lease. The Bank elected not to apply the requirements to the short-term leases and leases of low value assets.

Right-of-use asset

The right-of-use asset is measured at its cost less subsequent accumulated depreciation and accumulated impairment loss with adjustments reflected arising from remeasurements of the lease liability. The cost of the right-of-use asset comprise the amount of the initial measurement of the lease liability, any initial direct costs incurred by the lessee and any lease payments made at or before the commencement date, less any lease incentive received. The right-of-use asset is depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis from the commencement date of the lease.

Lease liabilities

At the commencement date, the lease liability is measured at present value of the lease payments that are not paid at that date. Lease payments include fixed payments (including in-substance fixed payments), less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be payable by the lessee under residual value guarantees, the exercise price of a purchase option if the lessee is reasonably certain to exercise that option, and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease. The variable lease payments that do not depend on an index or a rate are recognized as an expense in the period in which the event or condition that triggers those payments occurs.

When measuring the present value, the lease payments are discounted using the interest rate implicit in the lease. If such implicit rate cannot be readily determined, the Bank uses the Bank’s incremental borrowing rate. The lease liability is subsequently increased by the amount of interest expenses recognized on the lease liability and reduced by the lease payments made.

Short-term lease and lease of low-value assets

The Bank does not apply the requirements of lessee accounting to short-term leases and leases of low-value assets. The Bank recognizes the lease payments associated with these leases as expenses on a straight-line basis over the lease term.

(15) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years.

(16) Assets held for sale

Non-current assets, or disposal groups comprising assets and liabilities, that are expected to be recovered primarily through sale rather than through continuing use, are classified as held for sale. To be classified as held for sale, the asset (or disposal group) must be available for immediate sale in its present condition and its sale must be highly probable. The assets or disposal group that are classified as assets held for sale are measured at the lower of their carrying amount and fair value less cost to sell. The Bank recognizes an impairment loss for any initial or subsequent write-down of an asset (or disposal group) to fair value less costs to sell, and a gain for any subsequent increase in fair value less costs to sell, up to the cumulative impairment loss previously recognized.

Non-current assets that are classified as held for sale or part of a disposal group classified as held for sale are not depreciated (or amortized).

(17) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for repurchasing soon. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognised as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognised as profit or loss. In addition, for the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability, the Bank present this change in other comprehensive income, and does not recycle this other comprehensive income to profit or loss, subsequently.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognised at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognised in the statement of comprehensive income over the periods of the liabilities using the effective interest method.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

Fees paid on the establishment of a loan facility are recognised as transaction costs of the loan, if the probability that some or all the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

(18) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognises the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognised as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognises that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

(iii) Retirement benefits: defined benefit plans

The Bank classifies all the pensions as defined benefit plans except defined contribution plans. The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and have terms to maturity like the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognised immediately in other comprehensive income.

(19) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation because of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(20) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1109 ‘Financial Instruments’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS 1115 ‘Revenue from Contracts with Customers’.

(21) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(22) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for measuring the impairment loss.

(23) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period of time such as asset management fees, consignment fees and assurance service fees are recognized as the related

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS 1039 ‘Financial Instrument: Recognition and Measurement’ is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(24) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(25) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank can control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized, or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

(26) Accounting for trust accounts

The Bank, for financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

Meanwhile, in the case the fee from an unspecified principal or interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(27) Regulatory reserve for credit losses

When the total sum of allowance for possible credit losses is lower than the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank records the difference as regulatory reserve for credit losses at the end of each reporting period.

In the case that the existing regulatory reserve for credit losses exceeds the amount needed to be set aside at the reporting date, the surplus may be reversed. Furthermore, in the case that undisposed deficit exists, regulatory reserve for credit losses is saved from the time the undisposed deficit is disposed.

(28) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate statement of comprehensive income. Basic earnings per share (EPS) is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

(29) Corrections of errors

Prior period errors shall be corrected by retrospective restatement in the first set of financial statements authorised for issue after their discovery except to the extent that it is impracticable to determine either the period-specific effects or the cumulative effect of the error.

4. Cash and Due from Banks

(1)	Cash and due from banks as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Cash	~~W~~	71,123	65,738
Due from banks in Korean won:
Due from Bank of Korea		3,607,069	1,972,258
Other due from banks in Korean won		50,937	45,715

		3,658,006	2,017,973
Due from banks in foreign currencies / off-shores		8,951,566	6,576,097

	~~W~~	12,680,695	8,659,808

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

4. Cash and Due from Banks, Continued

(2)	Restricted due from banks as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Reserve deposit	~~W~~	3,993,298	2,302,201
Deposit of monetary stabilization account		20,000	150,000
Others		316,476	308,676

	~~W~~	4,329,774	2,760,877

5. Securities Measured at FVTPL

(1)	Details of securities measured at fair value through profit or loss as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	2,201,733	2,075,004
Equity investments		—	1,003,880	1,156,004
Beneficiary certificates		—	11,755,409	12,422,170
Government and public bonds		2,152,000	2,126,937	2,229,092
Financial bonds		350,000	349,155	349,891
Others		100,470	100,184	100,410

		2,602,470	17,537,298	18,332,571
Securities denominated in foreign currencies/off-shores:
Stocks		—	27,420	29,002
Equity investments		—	83,806	170,409
Beneficiary certificates		—	428,390	466,891

		—	539,616	666,302

	~~W~~	2,602,470	18,076,914	18,998,873

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

5. Securities Measured at FVTPL, Continued

	December 31, 2023
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	2,151,564	2,044,046
Equity investments		—	905,853	1,002,008
Beneficiary certificates		—	9,411,162	9,887,428
Government and public bonds		1,686,000	1,637,507	1,784,605
Financial bonds		600,000	597,206	601,369
Others		50,470	50,234	50,372

		2,336,470	14,753,526	15,369,828
Securities denominated in foreign currencies/off-shores:
Stocks		—	27,398	26,918
Equity investments		—	104,369	157,892
Beneficiary certificates		—	477,542	489,767
Debt securities		14,183	13,876	14,151

		14,183	623,185	688,728

	~~W~~	2,350,653	15,376,711	16,058,556

(2)	Securities measured at fair value through profit or loss with disposal restrictions as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
Company	Number of shares	Carrying amount		Restricted period
TnJ Co., Ltd.	167,989	~~W~~	1,730	Undecided
National Happiness Fund Co., Ltd.	34,066		—	Undecided
SEMITECH Co., Ltd.	33,187		368	Undecided
Hongin Chemical Co., Ltd.	5,060		—	Undecided

	240,302	~~W~~	2,098

	December 31, 2023
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund	34,066	~~W~~	14,884	Undecided
SEMITECH Co., Ltd.	33,187		368	Undecided
Hongin Chemical Co., Ltd.	5,060		—	Undecided

	72,313		15,252

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

6. Securities Measured at FVOCI

(1)	Details of securities measured at FVOCI as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	13,364,051	13,796,437
Government and public bonds		1,125,000	1,119,692	1,122,372
Financial bonds		1,530,000	1,532,260	1,536,975
Corporate bonds		3,674,393	3,673,527	3,597,180
Others		1,350,680	1,350,680	3,369,379

		7,680,073	21,040,210	23,422,343
Securities denominated in foreign currencies/off-shores:
Equity securities		—	138	1,178
Debt securities		13,036,843	13,200,460	12,505,756

		13,036,843	13,200,598	12,506,934
Loaned securities:
Debt securities		60,000	59,444	60,139

	~~W~~	20,776,916	34,300,252	35,989,416

	December 31, 2023
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	11,277,639	11,709,407
Government and public bonds		1,575,000	1,561,815	1,558,377
Financial bonds		1,380,000	1,372,473	1,381,371
Corporate bonds		4,670,160	4,667,812	4,558,013
Others		1,500,680	1,500,680	3,933,681

		9,125,840	20,380,419	23,140,849
Securities denominated in foreign currencies/off-shores:
Equity securities		—	498	1,128
Debt securities		11,186,342	11,297,509	10,706,746

		11,186,342	11,298,007	10,707,874
Loaned securities:
Debt securities		40,000	39,483	39,341

	~~W~~	20,352,182	31,717,909	33,888,064

Equity instruments that are acquired due to debt-to-equity swap, investment in kind and investment in ventures and small and medium-sized enterprises are designated as measured at FVOCI. The realized pre-tax

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

6. Securities Measured at FVOCI, Continued

income and loss on disposal of equity securities for the six-month periods ended June 30, 2024 and 2023 and ~~W~~391,821 million of gain and ~~W~~25,153 million of gain, respectively, which are directly recognized in retained earnings.

(2)	Changes in securities measured at FVOCI for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Beginning balance	~~W~~	33,888,064	37,684,919
Acquisition		6,637,590	3,110,755
Disposal		(4,483,379)	(4,491,963)
Change due to amortization		12,943	8,627
Change in fair value		(398,894)	36,782
Reclassification		(544,800)	—
Foreign exchange differences		840,590	302,770
Others (*)		37,302	1

Ending balance	~~W~~	35,989,416	36,651,891

(*)

For the six-month period ended June 30, 2024, others represent the increase in securities measured at FVOCI including shares of Inhwa Precision Co., Ltd. and KODACO Co., Ltd. acquired through exercise of conversion rights of the convertible bonds, shares of DPECO Co., Ltd. and Daewon Steel & Pipe Co., Ltd. acquired in accordance with the rehabilitation plan under the Debtor Rehabilitation and Bankruptcy Act, the shares of Aero Space Technology Of Korea Inc. acquired in accordance with the changes in creditor rights as resolved by the Financial Creditors’ Council and others. For the six-month period ended June 30, 2023, others represent the increase in securities measured at FVOCI including shares of Dae Yeong Metal Co., Ltd., Chew Young Roo Co., Ltd.

(3)	Securities measured at FVOCI with disposal restrictions in securities measured at FVOCI as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
Company	Number of shares	Carrying amount		Restricted period
High Gain Antenna Co., Ltd.	18,138	~~W~~	424	Undecided
UAMCO., Ltd.	113,050		194,907	Undecided
Kumho Tire Co., Inc.	21,339,320		139,559	Until July 6, 2024 (*)
ASTK Inc.	25,380,000		16,827	Until April 8, 2025
SYSCON Co., Ltd.	1,139,325		13,610	One month from the listing date
SM LAB Co., Ltd.	296,624		5,038	One month from the listing date

	48,286,457	~~W~~	370,365

(*)	From July 6, 2021, 50% of the shares may be sold every year.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

6. Securities Measured at FVOCI, Continued

	December 31, 2023
Company	Number of shares	Carrying amount		Restricted period
High Gain Antenna Co., Ltd.	18,138	~~W~~	372	Undecided
UAMCO., Ltd.	113,050		196,670	Undecided
Kumho Tire Co., Inc.	21,339,320		115,019	Until July 6, 2024 (*)

	21,470,508	~~W~~	312,061

(*)	From July 6, 2021, 50% of the shares may be sold every year.

(4)	Changes in the loss allowance in relation to securities measured at FVOCI for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	16,186	1,173	73,063	90,422
Transfer to 12-month expected credit loss		32	(32)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(57)	57	—	—
Transfer to credit-impaired		(66)	66	—	—
Provision for (reversal of) loss allowance		3,277	(193)	119	3,203
Disposal		(347)	—	—	(347)
Foreign currency translation and others		955	(386)	1,188	1,757

Ending balance	~~W~~	19,980	685	74,370	95,035

	2023
	Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	11,041	2,398	72,740	86,179
Transfer to 12-month expected credit loss		1,209	(1,209)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		—	—	—	—
Transfer to credit-impaired		—	—	—	—
Provision for (reversal of) loss allowance		4,658	(330)	275	4,603
Disposal		(137)	—	—	(137)
Foreign currency translation and others		132	183	344	659

Ending balance	~~W~~	16,903	1,042	73,359	91,304

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

7. Securities Measured at Amortized Cost

(1)	Securities measured at amortized cost as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Amortized cost		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	4,035,674	4,035,674
Financial bonds		2,191,286	2,190,917
Corporate bonds		2,443,466	2,434,855

		8,670,426	8,661,446
Securities denominated in foreign currencies:
Corporate bonds		166,086	166,086
Less: loss allowance		(8,980)

	~~W~~	8,827,532	8,827,532

	December 31, 2023
	Amortized cost		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	3,841,102	3,841,102
Financial bonds		2,456,764	2,456,431
Corporate bonds		2,141,858	2,132,972

		8,439,724	8,430,505
Securities denominated in foreign currencies:
Corporate bonds		152,683	152,683
Less: loss allowance		(9,219)

	~~W~~	8,583,188	8,583,188

(2)	Changes in securities measured at amortized cost for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Beginning balance	~~W~~	8,583,188	6,355,884
Acquisition		2,346,980	1,732,183
Redemption		(2,128,648)	(1,395,000)
Change due to amortization		13,464	19,531
Impairment loss		—	(4,491)
Reversal of impairment losses		239	—
Foreign currency translation		12,309	—

Ending balance	~~W~~	8,827,532	6,708,107

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

8. Loans Measured at FVTPL

(1)	Loans measured at FVTPL as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024			December 31, 2023
	Amortized cost		Fair value (Carrying amounts)	Amortized cost	Fair value (Carrying amounts)
Loans in Korean won:
Privately placed corporate bonds	~~W~~	384,320	439,026	422,724	488,432
Loans in foreign currencies:
Privately placed corporate bonds		3,021	—	2,804	—

	~~W~~	387,341	439,026	425,528	488,432

(2)	Gains (losses) related to loans measured at FVTPL for the six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Transaction gains on loans measured at FVTPL:
Transaction gains	~~W~~	3,282	3,700	4,217	5,707
Transaction losses		(1,417)	(1,417)	(3,828)	(4,082)

		1,865	2,283	389	1,625
Valuation gains (losses) on loans measured at FVTPL:
Valuation gains		388	2,416	(5,908)	3,750
Valuation losses		5,834	(18,087)	(10,544)	(15,375)

		6,222	(15,671)	(16,452)	(11,625)

	~~W~~	8,087	(13,388)	(16,063)	(10,000)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

9. Loans Measured at Amortized Cost

(1)	Loans measured at amortized cost and loss allowance for loan as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024			December 31, 2023
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	68,097,925	67,304,933	69,353,773	68,310,908
Loans for facility development		60,965,658	59,859,714	61,149,089	59,856,968
Loans for households		126,325	125,036	143,534	142,911
Inter-bank loans		3,055,354	2,855,578	2,971,744	2,807,208

		132,245,262	130,145,261	133,618,140	131,117,995
Loans in foreign currencies:
Loans		32,774,255	32,720,288	29,820,779	29,740,998
Inter-bank loans		5,089,614	5,070,024	3,879,644	3,865,256
Off-shore loans		22,400,912	22,199,863	20,816,849	20,691,653

		60,264,781	59,990,175	54,517,272	54,297,907
Other loans:
Bills bought in foreign currency		2,460,825	2,420,098	2,033,111	1,995,544
Advances for customers on acceptances and guarantees		8,960	9	24,593	11,463
Privately placed corporate bonds		2,134,357	2,113,947	2,307,802	2,231,504
Others		9,669,879	9,448,987	10,566,404	10,403,677

		14,274,021	13,983,041	14,931,910	14,642,188

		206,784,064	204,118,477	203,067,322	200,058,090

Less:
Loss allowance for loan		(2,807,749)		(3,099,978)
Present value discount		(10,788)		(11,054)
Deferred loan origination costs and fees		27,863		25,490

	~~W~~	203,993,390		199,981,780

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(2)	Changes in loss allowance for loan for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	587,840	1,423,097	1,089,041	3,099,978
Transfer to 12-month expected credit loss		1,876	(1,876)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(167,524)	168,129	(605)	—
Transfer to credit-impaired		(171,779)	(24,523)	196,302	—
Provision for (reversal of) loss allowance		345,512	(244,424)	(170,173)	(69,085)
Write-offs		—	—	(363)	(363)
Recovery		—	—	39,095	39,095
Disposal		—	—	(270,331)	(270,331)
Debt-to-equity swap		—	—	(44,302)	(44,302)
Foreign currency translation		12,696	14,195	6,030	32,921
Other		2,313	13,740	3,783	19,836

Ending balance	~~W~~	610,934	1,348,338	848,477	2,807,749

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	289,254	2,340,836	1,367,141	3,997,231
Transfer to 12-month expected credit loss		73,175	(56,173)	(17,002)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(134,586)	168,934	(34,348)	—
Transfer to credit-impaired		(10,627)	(122,398)	133,025	—
Provision for (reversal of) loss allowance		269,291	(789,489)	(116,516)	(636,714)
Write-offs		—	—	(47,615)	(47,615)
Recovery		—	—	33,570	33,570
Disposal		—	—	(188,127)	(188,127)
Debt-to-equity swap		—	—	(99,205)	(99,205)
Foreign currency translation		4,887	15,152	6,576	26,615
Other		720	5,587	(28,745)	(22,438)

Ending balance	~~W~~	492,114	1,562,449	1,008,754	3,063,317

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(3)	Gains (losses) related to loans measured at amortized cost for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Reversal of loan allowance for loan	~~W~~	75,908	69,085	134,733	636,714
Gains (loss) on disposal of loan		(34,848)	(27,277)	11,341	11,341

	~~W~~	41,060	41,808	146,074	648,055

(4)	Changes in net deferred loan origination costs and fees for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Beginning balance	~~W~~	25,490	21,224
New deferrals		10,407	9,314
Amortization		(8,034)	(7,593)

Ending balance	~~W~~	27,863	22,945

10. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

The Bank applies net investment hedge accounting by designating non-derivative financial instruments as hedging instruments and any gain or loss on the hedging instruments relating to the effective portion of the hedge is recognised in other comprehensive income and accumulated in the foreign currency translation reserve.

Gains and losses on the hedging instrument accumulated in the foreign currency translation reserve are reclassified to profit or loss on the disposal or partial disposal of the foreign operation.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

10. Derivative Financial Instruments, Continued

(1)	The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate:
Futures	~~W~~	60,600	463,459	—	—
Forwards		150,000	980,000	16,103	47,255
Swaps		365,563,691	365,581,589	1,250,738	1,886,174
Options		6,402,241	18,355,790	333,565	610,531

		372,176,532	385,380,838	1,600,406	2,543,960
Currency:
Forwards		62,989,589	43,200,372	2,214,975	807,212
Swaps		72,362,595	88,673,222	5,639,289	6,379,220
Options		479,597	475,450	2,805	857

		135,831,781	132,349,044	7,857,069	7,187,289
Stock:
Options		13,291	581,500	271	18
Allowance and other adjustments		—	—	(10,689)	(1,480)

		508,021,604	518,311,382	9,447,057	9,729,787
Hedging purpose derivative financial instruments:
Interest rate (*):
Swaps		45,268,604	45,268,604	85,240	352,724
Currency:
Swaps		10,736,521	10,954,569	145,595	594,304
Allowance and other adjustments		—	—	(49)	(3,161)

		56,005,125	56,223,173	230,786	943,867

	~~W~~	564,026,729	574,534,555	9,677,843	10,673,654

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until April 29, 2025.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

10. Derivative Financial Instruments, Continued

	December 31, 2023
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	10,000	178,898	—	—
Forwards		150,000	960,000	19,805	61,903
Swaps		328,237,476	328,249,544	1,175,713	1,590,340
Options		7,060,912	14,242,205	363,225	477,698

		335,458,388	343,630,647	1,558,743	2,129,941
Currency
Forwards		49,981,210	34,750,324	1,138,767	681,269
Swaps		56,661,776	71,544,517	4,134,336	4,148,686
Options		283,101	284,177	755	2,437

		106,926,087	106,579,018	5,273,858	4,832,392
Stock
Options		3,041	334,536	278	128
Allowance and other adjustments		—	—	(11,855)	(1,075)

		442,387,516	450,544,201	6,821,024	6,961,386
Hedging purpose derivative financial instruments:
Interest rate (*)
Swaps		37,996,299	37,996,299	88,620	337,955
Currency
Swaps		10,411,160	10,225,034	473,876	358,865
Allowance and other adjustments		—	—	(195)	(3,305)

		48,407,459	48,221,333	562,301	693,515

	~~W~~	490,794,975	498,765,534	7,383,325	7,654,901

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until April 29, 2025.

(2)	The notional amounts outstanding for the hedging instruments by period as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	642,309	349,131	9,633,809	26,539,667	8,103,688	45,268,604
Currency:
Notional amounts outstanding		390,634	742,840	1,964,059	6,314,215	1,324,773	10,736,521

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

10. Derivative Financial Instruments, Continued

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	894,844	1,337,050	4,089,937	24,151,788	7,522,680	37,996,299
Currency:
Notional amounts outstanding	~~W~~	701,180	622,774	1,970,389	5,721,728	1,395,089	10,411,160

(3)	Details of the balances of the hedging instruments by risk type as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Notional amounts			Balances		Changes in fair value for the period
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	97,244	97,244	—	—	(630)
Fair value hedge accounting:
Interest rate risk:
Swaps		45,171,360	45,171,360	85,240	352,724	(150,529)
Currency risk:
Swaps		10,736,521	10,954,569	145,595	594,304	(428,600)

		55,907,881	56,125,929	230,835	947,028	(579,129)

	~~W~~	56,005,125	56,223,173	230,835	947,028	(579,759)

	December 31, 2023
	Notional amounts			Balances		Changes in fair value for 2023
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	90,258	90,258	—	—	(3,222)
Fair value hedge accounting:
Interest rate risk:
Swaps		37,906,041	37,906,041	88,620	337,955	684,976
Currency risk
Swaps		10,411,160	10,225,034	473,876	358,865	428,419

		48,317,201	48,131,075	562,496	696,820	1,113,395

	~~W~~	48,407,459	48,221,333	562,496	696,820	1,110,173

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

10. Derivative Financial Instruments, Continued

(4)	Details of the balances of the hedged items by risk type as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Carrying amounts			Change in value of the hedged item		Changes in fair value for the period	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	55,568	—	—	—	2,527
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		6,203,726	—	(19,786)	—	(55,409)	—
Debt debentures		—	38,644,482	—	(1,319,476)	198,416	—
Other liabilities (Deposits, etc.)		—	254,407	—	(23,433)	3,482	—

		6,203,726	38,898,889	(19,786)	(1,342,909)	146,489	—

Currency risk:
Debt debentures		—	10,449,119	—	412,532	429,047	—

		6,203,726	49,348,008	(19,786)	(930,377)	575,536	—

	~~W~~	6,203,726	49,403,576	(19,786)	(930,377)	575,536	2,527

	December 31, 2023
	Carrying amounts			Change in value of the hedged item		Changes in fair value for 2023	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	90,258	—	—	—	4,034
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		5,423,921	—	129,096	—	89,803	—
Debt debentures		—	33,375,068	—	(1,094,649)	(769,319)	—
Other liabilities (Deposits, etc.)		—	110,422	—	(18,518)	(885)	—

		5,423,921	33,485,490	129,096	(1,113,167)	(680,401)	—

Currency risk:
Debt debentures		—	10,206,197	—	300,053	(425,112)	—

		5,423,921	43,691,687	129,096	(813,114)	(1,105,513)	—

	~~W~~	5,423,921	43,781,945	129,096	(813,114)	(1,105,513)	4,034

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

10. Derivative Financial Instruments, Continued

(5)	Details of hedge ineffectiveness recognized in profit or loss from derivatives for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Interest rate risk	~~W~~	(4,040)	893
Currency risk		447	3,195

	~~W~~	(3,593)	4,088

(6)

The summary of the amounts that have affected the statement of comprehensive income as a result of applying cash flow hedge accounting for the six-month periods ended June 30, 2024 and 2023 is as follows:

	2024
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss (*)	Amount reclassified from other comprehensive income to profit or loss (*)
Interest rate risk	~~W~~	(670)	40	(837)

(*)	Recognized in gains or losses related to hedging purpose derivatives.

	2023
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss (*)	Amount reclassified from other comprehensive income to profit or loss (*)
Interest rate risk	~~W~~	(727)	(27)	-

(*)	Recognized in gains or losses related to hedging purpose derivatives.

(7)	Details of net investments in foreign operations as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~	92,131	(209,406)

	December 31, 2023
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~	20,402	(117,276)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

10. Derivative Financial Instruments, Continued

(8)	Details of hedging instruments in hedge of net investments in foreign operations as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Carrying amount		Changes in fair value for the period	Change in the value of the hedging instrument recognized in other comprehensive income for the period	Hedge ineffectiveness recognized in profit or loss for the period
Debentures in foreign currencies	~~W~~	1,225,992	(92,131)	(92,131)	-

	December 31, 2023
	Carrying amount		Changes in fair value for the year	Change in the value of the hedging instrument recognized in other comprehensive income for the year	Hedge ineffectiveness recognized in profit or loss for the year
Debentures in foreign currencies	~~W~~	1,137,428	(20,402)	(20,402)	-

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

11. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Subsidiaries:
KDB Asia Ltd.	~~W~~	332,907	332,907
KDB Bank Europe Ltd. (*1)		149,527	126,602
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd.		47,937	47,937
Banco KDB Do Brazil S.A. (*2)		54,171	51,275
PT KDB Tifa Finance Tbk		85,288	85,288
KDB Silicon Valley LLC		118,615	118,615
KDB OCCASIO II, L.P.		143,600	138,850
KDB Synergy, L.P.		19,872	19,872
KDB Investment Co., Ltd.		70,000	70,000
KDB Biz Co., Ltd.		1,500	1,500
KDB Capital Corporation		597,290	597,290
Korea BTL Financing 1		107,914	115,086
Korea Railroad Financing 1		70,041	72,907
Korea Education Financing		33,216	35,744
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
KDB Consus Value PEF (*3)		449,431	177,353
KDB-IAP OBOR PEF (*4)		—	—
Green Initiative 2nd Private Equity Fund		135,687	135,687
KDBC Co-investment Private Equity Fund		47,957	26,751
KDB Asia PEF		88,066	88,066
KDB Small Medium Mezzanine PEF		33,350	33,350
Corporate Liquidity Assistance Agency Co., Ltd.		1,000,000	1,000,000

		3,665,601	3,354,312
Associates:
Korea Electric Power Co., Ltd.		16,921,067	16,921,067
Korea Tourism Organization		337,286	337,286
Korea Infrastructure Fund II		212,368	212,515
Korea Ocean Business Corporation		631,777	631,777
Korea Real Estate Board		58,492	58,492
Hanwha Ocean Co., Ltd. (*5)		1,821,717	1,496,741
HMM Co., Ltd. (*6)		4,530,350	3,932,440
GM Korea Company (*7)		442,530	455,904
HANJIN KAL (*8)		500,000	500,000
Korean Air Lines Co., Ltd.		330,477	330,477
TAEYOUNG ENGINEERING & CONSTRUCTION		54,719	—
Others (*9)		2,600,060	2,571,997

		28,440,843	27,448,696

	~~W~~	32,106,444	30,803,008

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(*1)

The Bank recognized reversal of impairment losses amounting to ~~W~~22,925 million for the period ended June 30, 2024 and ~~W~~1,150 million for the year ended December 31, 2023, respectively, due to an increase in value in use resulting from the enhancement of expected cash flows from the shares held by the Bank.

(*2)

The Bank recognized a reversal of impairment losses amounting to ~~W~~2,896 million for the period ended June 30, 2024 and ~~W~~11,513 million for the year ended December 31, 2023 due to a decrease in value in use resulting from the decline in expected cash flows from the shares held by the Bank.

(*3)

The Bank recognized impairment losses amounting to ~~W~~27,064 million for the period ended June 30, 2024 and ~~W~~93,109 for the year ended December 31, 2023, respectively, due to a decrease in value in use resulting from the decline of expected cash flows from the shares held by the Bank.

(*4)

The decrease in the net asset value due to the decrease in the fair value of assets held prior to the previous year was considered as objective evidence of impairment and an impairment loss was recognized, resulting in a carrying value of “0”.

(*5)

Due to the increase in the recoverable amount resulting from the rise in the fair value of the held shares, the Bank recognized a reversal of impairment loss of ~~W~~324,976 million for the period ended June 30, 2024 and ~~W~~366,972 million for the year ended December 31, 2023.

(*6)

The Bank selected the Pan Ocean-JKL consortium as the preferred bidder on December 18, 2023 for the shares of HMM Co., Ltd. for the year ended December 31, 2023. The shares of HMM Co., Ltd. was classified to the assets held for sale from the investments in associates. However, as negotiations regarding the sale of shares with the Pan Ocean-JKL consortium fell through on February 7, 2024, the shares was retrospectively reclassified the investments in associates for the period ended June 30, 2024. As a result of reclassifying the shares from the assets held for sale to the investment in associates, an impairment reversal of ~~W~~703,996 million was recognized for the year ended December 31, 2023. Additionally, due to an increase in the recoverable amount resulting from the rise in the fair value of the retained shares, an impairment reversal of ~~W~~53,110 million was recognized for the period ended June 30, 2024.

(*7)

The Bank recognized a reversal of impairment loss amounting to ~~W~~13,374 million for the period ended June 30, 2024 due to the decrease in value in use based on the operating cash flow. Additionally, The Bank recognized a reversal of impairment loss amounting to ~~W~~79,450 million for the year ended December 31, 2023.

(*8)	The Bank recognized a reversal of impairment loss amounting to ~~W~~147,239 million for the year ended December 31, 2023. due to the increase in value in use based on the operating cash flow.
(*9)

The Bank recognized a reversal of impairment losses amounting to ~~W~~10,875 million for AJU PRIVATE EQUITY FUND NO.2 and 13 other companies for the year ended June 30, 2024. The Bank recognized a reversal of impairment losses amounting to ~~W~~1,763 million for AJU PRIVATE EQUITY FUND NO.2 and 13 other companies for the year ended December 31, 2023.

(2)	The market value of marketable investments in subsidiaries and associates as of June 30, 2024 and December 31, 2023 are as follows:

	Market value			Carrying amounts
	June 30, 2024		December 31, 2023	June 30, 2024	December 31, 2023
Korea Electric Power Co., Ltd.	~~W~~	4,133,874	3,992,346	16,921,067	16,921,067
HMM Co., Ltd.		4,538,442	3,939,482	4,530,350	3,228,444
HANJIN KAL		456,215	514,124	500,000	500,000
Korean Airlines Co., Ltd.		284,578	292,534	330,477	330,477
Hanwha Ocean Co., Ltd.		1,825,002	1,499,429	1,821,717	1,496,741

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	4,400,842	3,584,326	816,516	217,364	46,764	104,581	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,338,447	1,189,510	148,937	68,057	9,604	8,234	100.00
KDB Ireland Ltd.	Ireland	December	Finance		1,317,790	1,156,613	161,177	55,557	7,081	21,788	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		976,195	797,454	178,741	48,529	27,642	41,386	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		630,834	509,423	121,411	50,237	7,845	1,301	100.00
PT KDB Tifa Finance Tbk	Indonesia	December	Finance		146,141	46,069	100,072	7,637	2,736	3,984	84.65
KDB Silicon Valley LLC	USA	December	Finance		143,563	1,760	141,803	3,481	859	11,007	100.00
KDB OCCASIO II, L.P.	Cayman Islands	December	Financial investment		176,222	1,472	174,750	7,680	7,258	19,488	90.00
KDB Synergy, L.P.	Cayman Islands	December	Financial investment		61,060	37,700	23,360	1,826	541	2,195	100.00
KDB Capital Corporation	Korea	December	Specialized Credit Finance		10,345,832	8,690,326	1,655,506	472,229	135,195	136,143	99.92
Korea BTL Financing 1 (*1)	Korea	Semi- annually	Financial investment		262,299	177	262,122	7,539	5,155	5,155	41.67
Korea Railroad Financing 1 (*1)	Korea	Semi- annually	Financial investment		144,291	6	144,285	3,879	2,604	2,604	50.00
Korea Education Financing (*1)	Korea	Semi- annually	Financial investment		67,776	8	67,768	1,724	1,352	1,352	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		63,398	7,110	56,288	20,090	9,483	9,483	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		90,911	1,653	89,258	5,233	1,966	1,966	100.00
KDB Biz Co., Ltd.	Korea	December	Services		10,250	4,057	6,193	16,454	2,587	2,587	100.00
KDB Consus Value PEF	Korea	December	Financial investment		17,731,557	17,581,067	150,490	949,315	(1,470)	(508,466)	75.92
KDB-IAP OBOR PEF (*2)	Korea	December	Financial investment		64,497	73,069	(8,572)	—	(545)	(1,137)	33.52
KDB Asia PEF (*2)	Korea	December	Financial investment		235,626	189	235,437	—	3,413	18,433	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		67,672	75	67,597	1,297	(18,919)	(18,919)	66.67
Green Initiative 2nd Private Equity Fund (*2)	Korea	December	Financial investment		811,382	374,750	436,632	248,436	(3,493)	(3,498)	38.00
KDBC Co-investment Private Equity Fund	Korea	December	Financial investment		103,760	137	103,623	41,247	33,177	33,177	70.00
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment		1,590,499	514,999	1,075,500	20,077	7,645	7,645	100.00

Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity generation	~~W~~	241,150,288	202,890,460	38,259,828	43,766,450	626,549	973,727	32.90
Korea Tourism Organization	Korea	December	Culture and tourism administration		1,194,261	371,549	822,712	381,074	8,110	8,162	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment		929,509	104,235	825,274	54,718	51,291	51,291	26.67
Korea Ocean Business Corporation	Korea	December	Finance		13,338,069	5,417,164	7,920,905	290,100	(143,413)	32,555	20.80
Korea Real Estate Board	Korea	December	Appraisal		345,710	81,987	263,723	122,360	26,348	26,104	30.60

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	June 30, 2024
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
GM Korea Company (*3)	Korea	December	Manufacturing	8,690,926	4,766,913	3,924,013	7,420,041	732,945	698,241	17.02
HMM Co., Ltd.	Korea	December	Foreign cargo transportation	29,058,922	5,383,191	23,675,731	4,993,297	1,145,956	2,769,261	30.87
HANJIN KAL (*3)	Korea	December	Holding compnay	4,012,793	926,026	3,086,767	139,981	244,996	252,849	10.58
Korean Airlines Co., Ltd. (*3)	Korea	December	Air passenger transportation	31,483,227	21,141,868	10,341,359	8,693,676	727,377	767,765	3.32
Hanwha Ocean Co., Ltd. (*3)	Korea	December	Manufacturing	16,228,382	11,890,725	4,337,657	4,819,718	23,515	32,744	19.50
TAEYOUNG ENGINEERING & CONSTRUCTION (*4)	Korea	December	Construction	5,470,890	5,045,902	424,988	1,436,658	24,069	19,489	11.98

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2023
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia (HK) Ltd.	Hong Kong	December	Finance	~~W~~	4,011,578	3,299,643	711,935	322,406	62,770	80,327	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,379,518	1,238,011	141,507	137,648	8,454	30,487	100.00
KDB Ireland Ltd.	Ireland	December	Finance		1,182,367	1,042,978	139,389	85,944	10,194	15,241	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		888,598	751,243	137,355	83,945	47,004	33,272	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		637,659	517,549	120,110	131,662	14,396	25,061	100.00
PT KDB Tifa Finance Tbk	Indonesia	December	Finance		150,511	54,424	96,087	14,843	4,480	7,332	84.65
KDB Silicon Valley LLC	USA	December	Finance		132,634	1,839	130,795	8,254	3,574	5,711	100.00
KDB OCCASIO II, L.P.	Cayman Islands	December	Finance		155,351	90	155,261	18,225	15,257	14,228	90.00
KDB Synergy, L.P.	Cayman Islands	December	Finance		21,185	20	21,165	2,809	1,194	1,521	100.00
KDB Capital Corporation	Korea	December	Specialized credit finance		9,776,950	8,227,089	1,549,861	744,953	207,287	205,033	99.92
Korea BTL Financing 1 (*1)	Korea	Semi- annually	Financial investment		279,733	192	279,541	15,888	(4,753)	(4,753)	41.67
Korea Railroad Financing 1 (*1)	Korea	Semi- annually	Financial investment		150,436	11	150,425	9,840	9,446	9,446	50.00
Korea Education Financing (*1)	Korea	Semi- annually	Financial investment		72,755	8	72,747	3,390	(10,097)	(10,097)	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		73,868	10,563	63,305	40,431	19,402	19,202	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		131,258	1,366	129,892	10,104	3,118	3,153	100.00
KDB Biz Co., Ltd.	Korea	December	Services		7,200	3,594	3,606	27,528	678	(55)	100.00
KDB Consus Value PEF	Korea	December	Financial investment		17,496,596	17,116,238	380,358	1,491,269	11,790	1,614,265	70.56
KDB-IAP OBOR PEF (*2)	Korea	December	Financial investment		59,864	67,299	(7,435)	—	(6,285)	(6,229)	33.52
KDB Asia PEF (*2)	Korea	December	Financial investment		217,186	182	217,004	1	(241)	14,879	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		86,610	94	86,516	4,203	972	972	66.67
Green Initiative 2nd Private Equity Fund (*2)	Korea	December	Financial investment		822,461	378,517	443,944	18,478	(7,613)	(8,251)	38.00
KDBC Co-investment Private Equity Fund	Korea	December	Financial investment		40,232	80	40,152	2,737	2,479	2,479	70.00
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment		1,672,215	604,360	1,067,855	61,571	2,893	2,893	100.00

Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity generation	~~W~~	239,714,965	202,450,215	37,264,750	88,219,461	(4,822,549)	(5,032,584)	32.90
Korea Tourism Organization	Korea	December	Culture and tourism administration		1,213,223	398,563	814,660	868,365	6,129	(8,016)	43.58
Korea Infrastructure Fund II	Korea	December	Financial investment		892,813	88,389	804,424	105,605	98,850	98,850	26.67
Korea Ocean Business Corporation	Korea	December	Finance		12,445,716	4,765,386	7,680,330	382,768	(579,708)	(371,921)	20.80
Korea Real Estate Board	Korea	December	Appraisal		297,439	52,429	245,010	226,450	17,028	11,072	30.60

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2023
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
GM Korea Company (*3)	Korea	December	Manufacturing	8,040,972	4,673,023	3,367,949	13,829,398	1,642,204	1,642,204	17.02
HMM Co., Ltd.	Korea	December	Foreign cargo transportation	25,713,363	4,272,550	21,440,813	8,400,969	968,560	1,323,878	29.20
HANJIN KAL (*3)	Korea	December	Holding company	3,784,922	931,046	2,853,876	275,727	385,139	301,583	10.58
Korean Air Lines Co., Ltd. (*3)	Korea	December	Air passenger transportation	30,391,776	20,576,568	9,815,208	16,111,796	1,061,165	814,521	3.32
Hanwha Ocean Co., Ltd. (*3)	Korea	December	Manufacturing	13,944,773	9,632,616	4,312,157	7,408,312	159,886	(10,004)	19.50

(*1)

The investees are financed by the Bank and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.

(*2)

Although the Bank’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

(*3)	Although the Bank’s shareholding is less than 20%, the Bank has significant influence considering the right to elect the investees’ directors and the Bank classifies the companies as associates.
(*4)

Although the Bank’s shareholding is less than 20%, as the main creditor bank, the Bank have initiated management procedures that designate the Bank as the managing institution. Consequently, the Bank have acquired significant influence, such as the ability to participate in the financial and operating policies of the company, and have classified it as an associate.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

12. Property and Equipment

Changes in property and equipment for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	January 1, 2024		Acquisition/ depreciation	Disposal	Reclassifi- cation	Foreign exchange differences	June 30, 2024
Acquisition cost:
Land	~~W~~	307,481	—	—	10,683	—	318,164
Buildings and structures		635,054	2,066	(909)	820	—	637,031
Leasehold improvements		46,003	492	—	—	77	46,572
Vehicles		585	—	—	—	25	610
Equipment		62,730	637	(91)	—	237	63,513
Construction in progress		1,817	—	—	—	—	1,817
Right-of-use assets (Real estate)		122,090	15,118	(13,694)	—	5,364	128,878
Right-of-use assets (Vehicles)		11,245	520	(1,742)	—	117	10,140
Right-of-use assets (Others)		93	—	(5)	—	7	95
Others		170,173	2,600	(46)	—	358	173,085

		1,357,271	21,433	(16,487)	11,503	6,185	1,379,905
Accumulated depreciation:
Buildings and structures (*)		254,358	8,363	—	722	(1)	263,442
Leasehold improvements		37,520	1,425	—	—	(269)	38,676
Vehicles		544	9	—	—	22	575
Equipment (*)		51,321	2,042	(90)	—	151	53,424
Right-of-use assets (Real estate)		51,066	16,544	(12,610)	—	2,096	57,096
Right-of-use assets (Vehicles)		5,277	1,599	(1,742)	—	54	5,188
Right-of-use assets (Others)		37	22	(6)	—	1	54
Others		149,680	4,963	(46)	—	221	154,818

		549,803	34,967	(14,494)	722	2,275	573,273
Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	802,084	(13,534)	(1,993)	10,781	3,910	801,248

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

12. Property and Equipment, Continued

	2023
	January 1, 2023		Acquisition/ depreciation	Disposal	Reclassifi- cation	Foreign exchange differences	June 30, 2023
Acquisition cost:
Land	~~W~~	301,959	—	—	4,678	—	306,637
Buildings and structures		627,664	1,159	—	4,327	—	633,150
Leasehold improvements		44,856	47	(730)	625	658	45,456
Vehicles		719	—	(140)	—	7	586
Equipment		60,156	1,626	(519)	—	133	61,396
Construction in progress		—	2,791	—	(2,791)	—	—
Right-of-use assets (Real estate)		126,035	27,022	(27,199)	—	1,715	127,573
Right-of-use assets (Vehicles)		7,977	10,436	(1,464)	—	(8,523)	8,426
Right-of-use assets (Others)		93	—	—	—	3	96
Others		157,730	5,365	(453)	—	188	162,830

		1,327,189	48,446	(30,505)	6,839	(5,819)	1,346,150
Accumulated depreciation:
Buildings and structures (*)		233,783	9,595	—	2,495	—	245,873
Leasehold improvements		36,391	1,400	(731)	—	432	37,492
Vehicles		628	36	(141)	—	5	528
Equipment (*)		47,728	2,278	(491)	—	71	49,586
Right-of-use assets (Real estate)		45,968	16,677	(18,633)	—	410	44,422
Right-of-use assets (Vehicles)		4,154	1,243	(1,437)	—	8	3,968
Right-of-use assets (Others)		9	20	—	—	1	30
Others		140,971	4,612	(414)	—	113	145,282

		509,632	35,861	(21,847)	2,495	1,040	527,181
Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	812,173	12,585	(8,658)	4,344	(6,859)	813,585

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

13. Investment Property

Changes in investment property for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	January 1, 2024		Acquisition/ depreciation	Reclassification	June 30, 2024
Acquisition cost:
Land	~~W~~	55,450	—	(10,683)	44,767
Buildings and structures		55,992	—	(820)	55,172

		111,442	—	(11,503)	99,939
Accumulated depreciation:
Buildings and structures		34,645	877	(722)	34,800
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	73,822	(877)	(10,781)	62,164

	2023
	January 1, 2023		Acquisition/ depreciation	Reclassification	June 30, 2023
Acquisition cost:
Land	~~W~~	61,008	—	(4,678)	56,330
Buildings and structures		59,414	—	(2,161)	57,253

		120,422	—	(6,839)	113,583
Accumulated depreciation:
Buildings and structures		35,734	1,381	(2,495)	34,620

Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	81,713	(1,381)	(4,344)	75,988

The fair value of the Bank’s investment property, as determined based on valuation by an independent appraiser, amounts to ~~W~~82,977 million and ~~W~~92,553 million as of June 30, 2024 and December 31, 2023, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 44.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

14. Intangible Assets

Changes in intangible assets for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	January 1, 2024		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2024
Development expense	~~W~~	55,907	1,024	—	(23,341)	40	33,630
Equipment usage right		409	—	—	(26)	28	411
Other deposits provided		11,542	—	—	—	66	11,608
Others		17,603	1,927	—	(3,658)	270	16,142

	~~W~~	85,461	2,951	—	(27,025)	404	61,791

	2023
	January 1, 2023		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2023
Development expense	~~W~~	87,593	6,047	—	(22,073)	12	71,579
Equipment usage right		452	—	—	(25)	15	442
Other deposits provided		11,789	—	(267)	—	32	11,554
Others		18,655	1,999	—	(5,132)	52	15,574

	~~W~~	118,489	8,046	(267)	(27,230)	111	99,149

15. Other Assets

Other assets as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Accounts receivable	~~W~~	6,463,620	6,676,728
Unsettled domestic exchange receivables		1,267,195	1,938,307
Accrued income		1,289,376	1,200,380
Guarantee deposits		451,479	343,333
Prepaid expenses		20,461	19,000
Advance payments		8,607	8,555
Financial guarantee asset		44,673	48,182
Others		24,769	21,330

		9,570,180	10,255,815
Loss allowance for other assets		(73,520)	(76,445)
Present value discount		(4,166)	(3,587)

	~~W~~	9,492,494	10,175,783

The carrying amounts of financial assets included in other assets above amounted to ~~W~~9,403,878 million and ~~W~~10,136,642 million as of June 30, 2024 and December 31, 2023, respectively, and their fair value amounted to ~~W~~9,402,755 million and ~~W~~10,133,962 million as of June 30, 2024 and December 31, 2023, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

16. Financial Liabilities Measured at FVTPL

(1)	Financial liabilities designated at fair value through profit or loss as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Debentures	~~W~~	1,691,885	1,515,655
Deposits		499,623	404,406

	~~W~~	2,191,508	1,920,061

Changes in fair value of structured debentures and deposits which hedge accounting are applied, are recognized in profit or loss, but structured debentures with no hedge accounting applied to, are measured at amortized costs. Therefore, such structured debentures and deposits, not applied to hedge accounting, have been designated at FVTPL to eliminate mismatch in measurements of accounting profit and loss.

(2)

The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Carrying amount	~~W~~	2,191,508	1,920,061
Contractual cash flow amounts		2,686,192	2,380,244

Difference	~~W~~	(494,684)	(460,183)

17. Deposits

Deposits as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024			December 31, 2023
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	84,371	84,371	155,186	155,186
Time and savings deposits		50,935,756	50,989,313	51,011,074	51,054,680
Certificates of deposit		545,514	545,144	74,363	74,080

		51,565,641	51,618,828	51,240,623	51,283,946
Deposits in foreign currencies:
Demand deposits		837,771	836,477	836,797	836,658
Time and savings deposits		6,645,882	6,618,243	6,049,678	6,045,288
Certificates of deposit		8,863,076	8,872,898	6,866,270	6,880,941

		16,346,729	16,327,618	13,752,745	13,762,887
Off-shore deposits in foreign currencies:
Demand deposits		884,180	884,180	904,364	904,364

	~~W~~	68,796,550	68,830,626	65,897,732	65,951,197

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

18. Borrowings

(1)	Borrowings as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.01	~~W~~	4,885,617	4,829,105
Borrowings in foreign currencies	—	7.30		19,329,137	19,236,551
Off-shore borrowings in foreign currencies	2.25	6.14		3,788,021	3,771,346
Others	0.16	6.02		4,518,785	4,509,528

				32,521,560	32,346,530

Deferred borrowing costs				(6,536)

			~~W~~	32,515,024

	December 31, 2023
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.10	3.41	~~W~~	4,787,182	4,726,465
Borrowings in foreign currencies	0.14	7.38		16,655,307	16,584,979
Off-shore borrowings in foreign currencies	2.42	6.18		4,011,646	3,985,025
Others	—	6.02		2,298,142	2,293,650

				27,752,277	27,590,119

Deferred borrowing costs				(6,648)

			~~W~~	27,745,629

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

18. Borrowings, Continued

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of June 30, 2024 and December 31, 2023 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2024		December 31, 2023

Ministry of Economy and Finance	Borrowings from government fund (*)	2.82 ~ 2.83	~~W~~	72,736	77,629

Korea SMEs and Startups Agency	Borrowings from small and medium enterprise promotion fund	1.26 ~ 2.40		61,570	59,171

Ministry of Culture, Sports and Tourism	Borrowings from tourism promotion fund	1.08 ~ 2.33		3,144,112	3,080,914

Korea Energy Agency	Borrowings from fund for rational use of energy	0.50 ~ 1.75		273,575	256,472

Local governments	Borrowings from local small and medium enterprise promotion fund	0.50 ~ 3.01		18,940	22,620

The Bank of Korea	Borrowings from Bank of Korea	—		390,075	418,866

Others	Borrowings from petroleum enterprise fund and others	0.00 ~ 2.91		924,609	871,510

			~~W~~	4,885,617	4,787,182

(*)	Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

18. Borrowings, Continued

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of June 30, 2024 and December 31, 2023 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2024		December 31, 2023

Mizuho and others	Bank loans from foreign funds	4.01 ~ 6.31	~~W~~	2,788,187	2,076,759

Korea Exim Bank	Exchange equalization fund borrowings in foreign currencies	—		—	23,931

Central Bank of the Republic Uzbekistan and others	Off-shore short term borrowings	5.08 ~ 5.59		1,708,854	2,185,972

China Development Bank and others	Off-shore long term borrowings	2.25 ~ 6.14		2,079,167	1,825,674

Others	Short-term borrowings in foreign currencies	0.26 ~ 7.08		15,493,059	13,730,337

	Long term borrowings in foreign currencies	0.63 ~ 7.30		1,047,891	824,280

			~~W~~	23,117,158	20,666,953

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

19. Debentures

Details of debentures as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.98	7.05	~~W~~	112,392,649	112,370,248
Discount on debentures				(207,156)
Valuation adjustment for fair value hedges				(245,594)

				111,939,899
Debentures in foreign currencies:
Debentures	—	9.70		25,853,551	26,392,631
Discount on debentures				(43,611)
Premium on debentures				23
Valuation adjustment for fair value hedges				(683,048)

				25,126,915
Off-shore debentures:
Debentures	—	9.47		21,734,520	21,612,479
Discount on debentures				(64,793)
Valuation adjustment for fair value hedges				21,698

				21,691,425

			~~W~~	158,758,239	160,375,358

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

19. Debentures, Continued

	December 31, 2023
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.96	6.60	~~W~~	115,066,663	114,805,330
Discount on debentures				(147,257)
Valuation adjustment for fair value hedges				(226,273)

				114,693,133
Debentures in foreign currencies:
Debentures	0.40	10.87		23,278,766	23,733,405
Discount on debentures				(36,276)
Premium on debentures				47
Valuation adjustment for fair value hedges				(561,938)

				22,680,599
Off-shore debentures:
Debentures	—	11.15		19,628,771	19,359,808
Discount on debentures				(62,251)
Valuation adjustment for fair value hedges				(6,385)

				19,560,135

			~~W~~	156,933,867	157,898,543

20. Defined Benefit Assets

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance Co., Ltd., etc.

(1)	Details of net defined benefit assets as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Present value of defined benefit obligation	~~W~~	395,292	389,839
Fair value of plan assets		(461,065)	(458,759)

Net defined benefit assets	~~W~~	(65,773)	(68,920)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

20. Defined Benefit Assets, Continued

(2)	Changes in net defined benefit assets for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	Present value of defined benefit obligation		Fair value of plan assets	Net defined benefit assets
Beginning balance	~~W~~	389,839	(458,759)	(68,920)
Current service costs		15,065	—	15,065
Interest expense (income)		8,479	(10,293)	(1,814)
Payments from the plan		(18,091)	7,987	(10,104)

Ending balance	~~W~~	395,292	(461,065)	(65,773)

	2023
	Present value of defined benefit obligation		Fair value of plan assets	Net defined benefit assets
Beginning balance	~~W~~	354,703	(442,473)	(87,770)
Current service costs		14,181	—	14,181
Interest expense (income)		9,110	(11,575)	(2,465)
Payments from the plan		(19,988)	19,706	(282)

Ending balance	~~W~~	358,006	(434,342)	(76,336)

(3)	Fair value of plan assets for each type as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024			December 31, 2023
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market Prices
Due from banks	~~W~~	—	461,065	—	458,759

(4)	Defined benefit costs recognized in profit or loss for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current service costs	~~W~~	7,495	15,065	7,087	14,181
Interest expense, net		(908)	(1,814)	(1,233)	(2,465)

	~~W~~	6,587	13,251	5,854	11,716

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

20. Defined Benefit Assets, Continued

(5)	The principal actuarial assumptions used as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024	December 31, 2023
Discount rate (%)	4.58 ~ 4.60	4.58 ~ 4.60
Future salary increasing rate (%)	5.50	5.50

(6)	The present value sensitivity of defined benefit obligation as changes in principal actuarial assumptions as of December 31, 2023 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	8.36% decrease	9.70% increase
Future salary increasing rate	9.52% increase	8.37% decrease

(7)	The weighted average duration of defined benefit obligation is 9.64 years as of December 31, 2023.

21. Provisions

(1)	Details of provisions as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Provision for payment guarantees	~~W~~	427,683	592,098
Provision for unused commitments		343,169	398,641
Provision for financial guarantee		8,452	50,763
Provision for possible losses from lawsuits		168	168
Provision for restoration		13,991	13,722
Other provision		3,391	3,391

	~~W~~	796,854	1,058,783

(2)	Changes in provision for payment guarantees for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	230,436	317,138	44,524	592,098
Transfer to 12-month expected credit loss		36,073	(36,065)	(8)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(62,334)	63,334	(1,000)	—
Transfer to credit-impaired exposures		(34,888)	(1,306)	36,194	—
Impairment loss (gain)		59,656	(186,207)	(75,755)	(202,306)
Foreign currency translation		36,946	470	475	37,891

Ending balance	~~W~~	265,889	157,364	4,430	427,683

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

21. Provisions, Continued

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	64,150	537,255	352,020	953,425
Transfer to 12-month expected credit loss		193,158	(133,509)	(59,649)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(12,652)	99,180	(86,528)	—
Transfer to credit-impaired exposures		—	(1,883)	1,883	—
Impairment gain		(3,831)	(183,453)	(201,872)	(389,156)
Foreign currency translation		12,180	16,422	168	28,770

Ending balance	~~W~~	253,005	334,012	6,022	593,039

(3)	Changes in provision for unused commitments for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	114,277	272,952	11,412	398,641
Transfer to 12-month expected credit loss		17,760	(17,755)	(5)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(109,125)	109,222	(97)	—
Transfer to credit-impaired		(75,467)	(121)	75,588	—
Impairment loss (gain)		184,340	(237,914)	(8,935)	(62,509)
Foreign currency translation		4,947	2,026	64	7,037

Ending balance	~~W~~	136,732	128,410	78,027	343,169

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	121,771	300,309	9,310	431,390
Transfer to 12-month expected credit loss		22,814	(16,639)	(6,175)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(12,443)	55,758	(43,315)	—
Transfer to credit-impaired		—	(4,220)	4,220	—
Impairment loss (gain)		(30,899)	(50,417)	42,206	(39,110)
Foreign currency translation		2,283	68	1,916	4,267

Ending balance	~~W~~	103,526	284,859	8,162	396,547

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

21. Provisions, Continued

(4)	Changes in provision for financial guarantee for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	3,122	42,240	5,401	50,763
Transfer to 12-month expected credit loss		—	—	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(20)	20	—	—
Transfer to credit-impaired		—	(56)	56	—
Impairment loss (gain)		425	(39,238)	(3,498)	(42,311)

Ending balance	~~W~~	3,527	2,966	1,959	8,452

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	661	36,682	5,398	42,741
Transfer to 12-month expected credit loss		802	(553)	(249)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(56)	121	(65)	—
Transfer to credit-impaired		—	(8,418)	8,418	—
Impairment loss (gain)		1,686	15,665	(1,622)	15,729

Ending balance	~~W~~	3,093	43,497	11,880	58,470

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

21. Provisions, Continued

(5)	Changes of lawsuit provision, provision for restoration and other provision for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	168	13,722	3,391
Decrease of provision		—	(95)	—
Provision used and others		—	364	—

Ending balance	~~W~~	168	13,991	3,391

	2023
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	239	14,206	6,029
Decrease of provision		(4)	(544)	—
Provision used and others		(67)	188	(2,638)

Ending balance	~~W~~	168	13,850	3,391

(6)	Provision for payment guarantees and financial guarantee

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates under the Bank’s expected credit loss model, and records the provision as a reserve for expected credit losses on acceptances and guarantees.

In the case of financial guarantee contracts, when the amount calculated using the same method as above is greater than the initial amount less amortization of fees recognized, the difference is recorded as provision for financial guarantee.

(7)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates under the Bank’s expected credit loss model.

(8)	Provision for possible losses from lawsuits

As of June 30, 2024, the Bank is involved in 7 lawsuits as a plaintiff and 19 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~139,020 million and ~~W~~182,254 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2024 and additional losses may be incurred depending on the result of pending lawsuits.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

21. Provisions, Continued

Major lawsuits in progress as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st and 2nd trial ruled against the Bank; 3rd trial in progress
CIEF Co., Ltd. and 4 others	Claim for payment of stock transactions		1,500	1st trial in progress

Defendant:
Shinhan Bank and Woori Bank	Claim for damages		76,838	1st trial ruled in favor of the Bank; 2nd trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial ruled in favor of the Bank; 2nd trial ruled against the Bank; 3rd trial reversed and remanded; 2nd trial in progress
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
Woori Bank	Claim for profit and loss settlement		14,500	1st and 2nd trial ruled against the Bank; 3rd trial in progress
Korea Trade Insurance Corporation	Claim for recovery		11,870	1st trial in progress
One individual	Claim for cancellation of pledge		8,610	1st trial in progress

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

21. Provisions, Continued

	December 31, 2023
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st, 2nd trial ruled against the Bank; 3rd trial in progress

Defendant:
Shinhan Bank and Woori Bank	Claim for damages		76,838	1st trial ruled in favor of the Bank
131 individuals including Mr. Kang	Claim for wage		35,459	1st , 2nd trial ruled in favor of the Bank
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial ruled in favor of the Bank; 2nd trial ruled against the Bank; 3rd trial in progress
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
Woori Bank	Claim for profit and loss settlement		14,500	1st, 2nd trial ruled against the Bank; 3rd trial in progress
Korea Trade Insurance Corporation	Claim for recovery		11,870	1st trial in progress
One individual	Claim for cancellation of pledge		8,610	1st trial in progress

(9)	Other provision

The Bank recognised other provision as a reserve for other miscellaneous purpose.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

22. Other Liabilities

(1)	Other liabilities as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Accounts payable	~~W~~	6,404,978	6,627,972
Lease liabilities		92,073	97,231
Accrued expense		2,616,893	2,515,484
Advance receipts		—	32
Unearned income		85,712	91,617
Deposits withholding tax		43,421	52,038
Guarantee money received		720,576	718,975
Foreign exchanges payable		19,382	19,088
Domestic exchanges payable		585,265	533,833
Borrowing from trust accounts		1,762,184	1,037,094
Financial guarantee liability		46,395	50,388
Others		128,402	381,831

		12,505,281	12,125,583
Present value discount		(18,790)	(25,158)

	~~W~~	12,486,491	12,100,425

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~12,209,094 million and ~~W~~11,823,274 million as of June 30, 2024 and December 31, 2023, respectively, and their fair value amounted to ~~W~~12,178,404 million and ~~W~~11,800,828 million as of June 30, 2024 and December 31, 2023, respectively.

(2)	Details of lease liabilities as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Face value		Discount	Carrying amounts
Real estate	~~W~~	86,533	(18,281)	68,252
Vehicles		5,487	1,864	7,351
Others		53	(11)	42

	~~W~~	92,073	(16,428)	75,645

	December 31, 2023
	Face value		Discount	Carrying amounts
Real estate	~~W~~	90,518	(22,984)	67,534
Vehicles		6,657	462	7,119
Others		56	(2)	54

	~~W~~	97,231	(22,524)	74,707

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

22. Other Liabilities, Continued

(3)	The amount related to lease recognized in the separate statement of comprehensive income for the three-month and six-month periods ended June 30, 2024 and 2023 is as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Depreciation of right-of-use assets
Real estate	~~W~~	8,391	16,544	8,498	16,677
Vehicles		812	1,599	649	1,243
Others		12	22	10	20

		9,215	18,165	9,157	17,940
Interest expenses on the lease liabilities		479	1,079	719	1,310
Expense relating to leases of low-value assets		128	7,613	2,529	4,395

	~~W~~	9,822	26,857	12,405	23,645

(4)	Cash flows used in lease liabilities for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Decrease in lease liabilities	~~W~~	14,894	9,629
Lease payments relating to leases of low-value assets		7,613	4,395

	~~W~~	22,507	14,024

(5)	Maturity analysis of undiscounted lease payments relating to lease liabilities as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	10,490	26,718	41,157	13,708	92,073

	December 31, 2023
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	10,111	24,687	49,975	12,458	97,231

23. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 5,226,311,768 shares issued and 4,785,311,768 shares issued as of June 30, 2024 and December 31, 2023, respectively, and outstanding with a total par value (~~W~~5,000 of par value per share) of ~~W~~26,131,559 million and ~~W~~23,926,559 million as of June 30, 2024 and December 31, 2023, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

23. Equity, Continued

(2) Capital surplus

Capital surplus as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Paid-in capital in excess of par value	~~W~~	23,030	33,847
Surplus from capital reduction (*1)		44,373	44,373
Other capital surplus (*2)		2,390,495	2,390,495

	~~W~~	2,457,898	2,468,715

(*1)

The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

(*2)

The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Net gain on securities measured at FVOCI
Valuation gain on securities measured at FVOCI (before tax)	~~W~~	2,185,339	2,528,823
Loss allowance for securities measured at FVOCI (before tax)		95,035	90,422
Income tax effect		(602,019)	(691,480)

		1,678,355	1,927,765
Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		287,174	152,225
Income tax effect		—	—

		287,174	152,225
Valuation gain on cash flow hedge:
Valuation gain on cash flow hedge (before tax)		2,527	4,034
Income tax effect		(667)	(1,065)

		1,860	2,969
Net loss on hedges of net investments in foreign operations:
Net loss on hedges of net investments in foreign operations (before tax)		(209,406)	(117,276)
Income tax effect		55,283	30,961

		(154,123)	(86,315)
Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		120,558	120,558
Income tax effect		(31,826)	(31,826)

		88,732	88,732
Fair value changes on financial liabilities designated at fair value due to credit risk:
Valuation gain on financial liabilities designated at fair value due to credit risk (before tax)		90,948	99,153
Income tax effect		(24,012)	(26,178)

		66,936	72,975

	~~W~~	1,968,934	2,158,351

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

23. Equity, Continued

(ii)	Changes in accumulated other comprehensive income for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	January 1, 2024		Increase (Decrease)	Tax Effect	June 30, 2024
Gain (loss) on securities measured at FVOCI	~~W~~	1,927,765	(338,871)	89,461	1,678,355
Exchange differences on translation of foreign operations		152,225	134,949	—	287,174
Valuation gain (loss) on cash flow hedge		2,969	(1,507)	398	1,860
Valuation gain (loss) on hedges of net investments in foreign operations		(86,315)	(92,131)	24,323	(154,123)
Remeasurements of defined benefit liabilities		88,732	—	—	88,732
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		72,975	(8,205)	2,166	66,936

	~~W~~	2,158,351	(305,765)	116,348	1,968,934

	2023
	January 1, 2023		Increase (Decrease)	Tax Effect	June 30, 2023
Gain (loss) on securities measured at FVOCI	~~W~~	2,557,521	60,312	(12,443)	2,605,390
Exchange differences on translation of foreign operations		132,126	52,561	—	184,687
Valuation gain (loss) on cash flow hedge		5,322	(727)	199	4,794
Valuation gain (loss) on hedges of net investments in foreign operations		(71,202)	(42,004)	10,992	(102,214)
Remeasurements of defined benefit liabilities		104,870	—	143	105,013
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		90,696	(14,896)	4,056	79,856

	~~W~~	2,819,333	55,246	2,947	2,877,526

(4) Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Legal reserve	~~W~~	3,725,456	2,721,885
Voluntary reserve
Regulatory reserve for loan losses		77,581	211,996
Unappropriated retained earnings		8,157,942	7,943,027

	~~W~~	11,960,979	10,876,908

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

23. Equity, Continued

(ii)	Changes in legal reserve for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Beginning balance	~~W~~	2,721,885	2,535,892
Transfer from retained earnings		1,003,571	185,993

Ending balance	~~W~~	3,725,456	2,721,885

(iii)	Changes in unappropriated retained earnings for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Beginning balance	~~W~~	7,943,027	4,439,026
Contribution to legal reserve		(1,003,571)	(185,993)
Transfer from regulatory reserve for credit losses		134,415	35,256
Dividends		(878,125)	(164,743)
Reclassification of gain or loss on equity securities measured at FVOCI		288,380	18,513
Profit for the period		1,673,816	2,814,593

Ending balance	~~W~~	8,157,942	6,956,652

(5) Regulatory reserve for credit losses

The Bank is required to provide a regulatory reserve for credit losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for credit losses are as follows:

(i)	Regulatory reserve for credit losses as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Beginning balance	~~W~~	77,581	211,996
Provision for (reversal of) regulatory reserve for credit losses		93,978	(134,415)

Ending balance	~~W~~	171,559	77,581

(ii)

Required reversal of regulatory reserve for credit losses and profit after adjusting regulatory reserve for loan losses for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit for the period	~~W~~	1,080,682	1,673,816	1,723,074	2,814,593
Obligated amount of reversal of (provision for) regulatory reserve for credit losses		201,899	(93,978)	113,426	(55,548)

Profit after adjusting regulatory reserve for credit losses	~~W~~	1,282,581	1,579,838	1,836,500	2,759,045

Earnings per share after adjusting regulatory reserve for credit losses (in won)	~~W~~	246	316	389	590

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

24. Net Interest Income

Net interest income for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income:
Due from banks	~~W~~	98,350	182,415	97,008	216,699
Securities measured at FVTPL		21,786	41,638	11,324	20,190
Securities measured at FVOCI		231,450	444,416	201,611	387,302
Securities measured at amortized cost		84,954	171,474	56,006	103,977
Loans measured at FVTPL		4,253	6,536	3,679	6,880
Loans measured at amortized cost		2,645,743	5,278,764	2,441,939	4,838,358

		3,086,536	6,125,243	2,811,567	5,573,406
Interest expense:
Financial liabilities measured at FVTPL		(27,980)	(52,732)	(20,603)	(39,739)
Deposits		(601,923)	(1,237,949)	(573,558)	(1,156,016)
Borrowings		(437,661)	(856,672)	(338,040)	(644,822)
Debentures		(1,739,885)	(3,415,136)	(1,456,071)	(2,858,613)

		(2,807,449)	(5,562,489)	(2,388,272)	(4,699,190)

	~~W~~	279,087	562,754	423,295	874,216

25. Net Fees and Commission Income

Net fees and commission income for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees and commission income:
Loan commissions	~~W~~	43,426	81,765	42,175	78,100
Underwriting and investment consulting commissions		34,804	61,742	23,254	40,140
Brokerage and agency commissions		2,112	3,426	1,786	3,475
Trust and retirement pension plan commissions		9,774	20,305	9,553	19,444
Fees on asset management		407	677	398	1,112
Other fees		46,660	88,178	36,238	62,055

		137,183	256,093	113,404	204,326
Fees and commission expenses:
Brokerage and agency fees		(3,014)	(5,803)	(2,225)	(5,539)
Other fees		(10,068)	(16,732)	(5,479)	(11,554)

		(13,082)	(22,535)	(7,704)	(17,093)

	~~W~~	124,101	233,558	105,700	187,233

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

26. Dividend Income

Dividend income for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Securities measured at FVTPL	~~W~~	46,657	90,874	53,646	87,682
Securities measured at FVOCI		—	124,583	85	121,754
Investments in subsidiaries and associates		136,008	438,996	52,011	252,406

	~~W~~	182,665	654,453	105,742	461,842

27. Net Gain (Loss) on Securities Measured at FVTPL

Net gain (loss) related to securities measured at FVTPL for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	32,629	69,305	25,090	56,610
Gains on valuation		154,426	412,867	77,244	290,771

		187,055	482,172	102,334	347,381
Losses on securities measured at FVTPL:
Losses on sale		(7,413)	(34,919)	(41,281)	(47,587)
Losses on valuation		(57,752)	(200,330)	(63,991)	(137,316)
Purchase related expense		(2)	(4)	(4)	(16)

		(65,167)	(235,253)	(105,276)	(184,919)

	~~W~~	121,888	246,919	(2,942)	162,462

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

28. Net Gain (Loss) on Financial Liabilities Measured at FVTPL

Net gain (loss) related to financial liabilities designated at fair value through profit or loss (“FVTPL”) for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial liabilities measured at FVTPL:
Gains on valuation	~~W~~	(25,771)	51,369	7,988	9,995
Losses on financial liabilities measured at FVTPL:
Losses on redemption		—	(704)	—	(698)
Losses on valuation		(8,245)	(13,130)	78,532	(15,148)

		(8,245)	(13,834)	78,532	(15,846)

	~~W~~	(34,016)	37,535	86,520	(5,851)

29. Net Gain (Loss) on Securities Measured at FVOCI

Net gain (loss) related to securities measured at FVOCI for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVOCI:
Gains on sale	~~W~~	7,889	9,672	1,523	2,834
Reversal of impairment losses		1,094	1,159	(925)	—

		8,983	10,831	598	2,834
Losses on securities measured at FVOCI:
Losses on sale		(400)	(416)	(185)	(185)
Impairment losses		(3,560)	(4,362)	(4,328)	(4,603)

		(3,960)	(4,778)	(4,513)	(4,788)

	~~W~~	5,023	6,053	(3,915)	(1,954)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

30. Net Gain (Loss) on Derivatives

Net gain (loss) on derivatives for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	893,500	2,401,754	753,685	2,266,670
Currency		4,405,232	9,970,867	2,926,521	7,904,937
Stock		192	887	230	1,756
Gains on adjustment of derivatives		(670)	4,657	63,629	66,875

		5,298,254	12,378,165	3,744,065	10,240,238
Losses on trading purpose derivatives:
Interest		(862,965)	(2,273,984)	(611,081)	(2,084,634)
Currency		(4,373,560)	(9,804,301)	(2,979,020)	(7,915,216)
Stock		(230)	(755)	(257)	(1,801)
Losses on adjustment of derivatives		74	(6,134)	26,581	(2,047)

		(5,236,681)	(12,085,174)	(3,563,777)	(10,003,698)

		61,573	292,991	180,288	236,540
Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest		46,067	61,861	(242,615)	71,522
Currency		31,793	122,774	117,510	305,418
Gains on adjustment of derivatives		84	182	28	44

		77,944	184,817	(125,077)	376,984
Losses on hedging purpose derivatives:
Interest		74,925	(152,172)	(2,957)	(7,861)
Currency		(182,831)	(594,375)	(189,865)	(240,328)
Losses on adjustment of derivatives		(104)	(212)	(92)	(253)

		(108,010)	(746,759)	(192,914)	(248,442)

		(30,066)	(561,942)	(317,991)	128,542
Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		28,686	430,663	125,532	184,410
Gains on redemption		20,001	149,322	99,227	132,827

		48,687	579,985	224,759	317,237
Losses on fair value hedged items:
Losses on valuation		(262,257)	(511,603)	175,147	(615,955)
Losses on redemption		(59,720)	(213,866)	(142,256)	(196,294)

		(321,977)	(725,469)	32,891	(812,249)

		(273,290)	(145,484)	257,650	(495,012)

	~~W~~	(241,783)	(414,435)	119,947	(129,930)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

30. Net Gain (Loss) on Derivatives, Continued

Related with cash flow hedge, the Bank recognized ~~W~~40 million of gain and ~~W~~27 million of loss in the statement of comprehensive income as the ineffective portion for the period ended June 30, 2024 and 2023, respectively.

31. Net Gain on Foreign Currency Transaction

Net gain on foreign currency transaction for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	181,256	363,812	253,776	507,172
Losses on foreign exchange transactions		(172,471)	(343,975)	(253,981)	(513,153)

		8,785	19,837	(205)	(5,981)
Net gain on foreign exchange translations:
Gains on foreign exchange translations		6,394,902	14,378,855	2,433,360	8,374,573
Losses on foreign exchange translations		(6,103,049)	(13,827,338)	(2,428,691)	(8,011,700)

		291,853	551,517	4,669	362,873

	~~W~~	300,638	571,354	4,464	356,892

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

32. Other Operating Expense, net

Other operating income and expense for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating income:
Gains on sale of loans	~~W~~	26,851	35,268	28,597	28,597
Gains on disposal of loans measured at FVTPL		3,282	3,700	4,217	5,707
Gains on valuation of loans measured at FVTPL		388	2,416	(5,908)	3,750
Reversal of provisions		5	164	158	630
Others		12,017	22,937	9,839	23,102

		42,543	64,485	36,903	61,786
Other operating expenses:
Losses on sale of loans		(61,699)	(62,545)	(17,256)	(17,256)
Losses on disposal of loans measured at FVTPL		(1,417)	(1,417)	(3,828)	(4,082)
Losses on valuation of loans measured at FVTPL		5,834	(18,087)	(10,544)	(15,375)
Losses on disposal of investments in subsidiaries and associates		—	(7,203)	—	—
Increase of provisions		(34)	(69)	(36)	(82)
Insurance expenses		(25,085)	(50,085)	(25,435)	(51,202)
Credit guarantee fund salary		(54,804)	(107,828)	(53,704)	(107,765)
Educational taxes		(14,293)	(30,683)	(13,538)	(27,460)
Foreign security contributions		(1,568)	(4,981)	(8,476)	(10,792)
Others		(5,096)	(10,121)	(7,926)	(13,887)

		(158,162)	(293,019)	(140,743)	(247,901)

	~~W~~	(115,619)	(228,534)	(103,840)	(186,115)

33. Reversal of Credit Losses

Reversal of credit losses for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Reversal of loss allowance for loan	~~W~~	(75,908)	(69,085)	(134,733)	(636,714)
Provision for (reversal of) loss allowance for other assets		(660)	(2,598)	1,734	2,391
Reversal of payment guarantees		(10,172)	(202,306)	(685,927)	(389,156)
Reversal of unused commitments		(17,313)	(62,509)	(87,288)	(39,110)
Provision for (reversal of) financial guarantee		(30,506)	(42,311)	15,875	15,729

	~~W~~	(134,559)	(378,809)	(890,339)	(1,046,860)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

34. General and Administrative Expenses

General and administrative expenses for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Payroll costs:
Short-term employee benefits	~~W~~	85,090	180,706	83,855	178,051
Defined benefit costs		6,587	13,251	5,854	11,716
Defined contribution costs		482	1,042	434	2,155

		92,159	194,999	90,143	191,922
Depreciation and amortization:
Depreciation of property and equipment		17,604	34,967	18,812	35,861
Amortization of intangible assets		13,541	27,025	13,563	27,230

		31,145	61,992	32,375	63,091
Other:
Employee welfare benefits		9,209	19,125	9,286	16,714
Rent expenses		2,305	4,650	1,007	2,663
Taxes and dues		6,377	14,403	5,914	13,400
Advertising expenses		3,816	5,292	2,347	3,676
Electronic data processing expenses		22,466	44,464	24,302	46,414
Fees and charges		2,271	22,733	2,987	21,351
Others		10,522	20,195	10,663	19,388

		56,966	130,862	56,506	123,606

	~~W~~	180,270	387,853	179,024	378,619

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

35. Other Non-Operating Income and Expense

Other non-operating income and expense for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other non-operating income:
Gains on disposal of property and equipment	~~W~~	8	127	40	385
Gains on disposal of intangible assets		—	—	2	2
Rental income on investment property		195	406	212	433
Others		73	1,339	142	1,588

		276	1,872	396	2,408
Other non-operating expenses:
Losses on disposal of property and equipment		(154)	(881)	(608)	(1,689)
Depreciation of investment property		(439)	(877)	(932)	(1,381)
Donations		(441)	(566)	(3,424)	(3,562)
Others		(121)	(2,209)	(56)	(2,317)

		(1,155)	(4,533)	(5,020)	(8,949)

	~~W~~	(879)	(2,661)	(4,624)	(6,541)

36. Income Tax Expense

(1)	Income tax expense for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current income tax (*)	~~W~~	(100,159)	207,826	12,695	109,333
Net adjustments for prior years		(17,774)	(217,116)	(10,905)	(23,108)
Changes in deferred income taxes on temporary differences		595,707	354,864	247,587	371,669
Deficit effect		—	—	—	156,618
Deferred income tax recognized directly to equity
Other comprehensive income		(26,032)	116,348	104,528	2,947
Retained earnings		(103,183)	(103,441)	(2,047)	(6,640)

Income tax expense	~~W~~	348,559	358,481	351,858	610,819

(*)	Includes changes such as those that arise from final tax returns.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

36. Income Tax Expense, Continued

(2)	Profit before income taxes and income tax expense for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Profit before income taxes	~~W~~	2,032,297	3,425,412
Income taxes calculated using enacted tax rates		536,526	904,309
Adjustments:
Non-deductible losses and tax-free gains		(49,178)	(35,813)
Non-recognition effect of deferred income taxes and others		(79,243)	(293,874)
Net adjustments for prior years		(68,943)	21,913
Others		19,319	14,284

		(178,045)	(293,490)

Income tax expense	~~W~~	358,481	610,819

Effective tax rate (%)		17.64	17.83

(3)	Changes in income tax expense recognized directly to equity for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	June 30, 2024			January 1, 2024		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain on securities measured at FVOCI	~~W~~	1,678,355	(602,019)	1,927,765	(691,480)	89,461
Exchange differences on translation of foreign operations		287,174	—	152,225	—	—
Net gain on valuation of cash flow hedge		1,860	(667)	2,969	(1,065)	398
Net loss on hedges of net investments in foreign operations		(154,123)	55,284	(86,315)	30,961	24,323
Remeasurements of defined benefit liabilities		88,732	(31,826)	88,732	(31,826)	—
Fair value changes on financial liabilities designated at fair value due to credit risk		66,936	(24,012)	72,975	(26,178)	2,166

	~~W~~	1,968,934	(603,240)	2,158,351	(719,588)	116,348

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

36. Income Tax Expense, Continued

Income tax benefit recognized direct to retained earnings amounting to ~~W~~103,441 million is the tax effect of realized income amounting to ~~W~~391,821 million from disposal of equity securities measured at FVOCI.

	2023
	June 30, 2023			January 1, 2023		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain on securities measured at FVOCI	~~W~~	2,605,390	(934,542)	2,557,521	(922,099)	(12,443)
Exchange differences on translation of foreign operations		184,687	—	132,126	—	—
Net gain on valuation of cash flow hedge		4,794	(1,720)	5,322	(1,919)	199
Net loss on hedges of net investments in foreign operations		(102,214)	36,664	(71,202)	25,672	10,992
Remeasurements of defined benefit liabilities		105,013	(37,665)	104,870	(37,808)	143
Fair value changes on financial liabilities designated at fair value due to credit risk		79,856	(28,646)	90,696	(32,702)	4,056

	~~W~~	2,877,526	(965,909)	2,819,333	(968,856)	2,947

Income tax benefit recognized direct to retained earnings amounting to ~~W~~6,640 million is the tax effect of realized income amounting to ~~W~~25,153 million from disposal of equity securities measured at FVOCI.

37. Earnings per Share

(1) Basic earnings per share

The Bank’s basic earnings per share for the three-month and six-month periods ended June 30, 2024 and 2023 are computed as follows:

(i) Basic earnings per share

	2024			2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit attributable to ordinary shareholders of the Bank (A) (in won)	~~W~~	1,080,681,694,796	1,673,815,643,907	1,723,074,760,031	2,814,593,464,464
Weighted-average number of ordinary shares outstanding (B)		5,203,672,208	5,001,085,394	4,726,806,273	4,679,306,243

Basic earnings per share (A/B) (in won)	~~W~~	208	335	365	601

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

37. Earnings per Share, Continued

(ii) Weighted-average number of ordinary shares outstanding

	2024
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	4,785,311,768	91	435,463,370,888
Increased paid-in capital (B)	400,000,000	91	36,400,000,000
Increased paid-in capital (C)	16,800,000	62	1,041,600,000
Increased paid-in capital (D)	24,200,000	26	629,200,000

Cumulative shares (E = A+B+C+D)			473,534,170,888

Weighted-average number of ordinary shares outstanding (E/91)			5,203,672,208

Six-month period ended:
Number of ordinary shares outstanding (A)	4,785,311,768	182	870,926,741,776
Increased paid-in capital (B)	400,000,000	94	37,600,000,000
Increased paid-in capital (C)	16,800,000	62	1,041,600,000
Increased paid-in capital (D)	24,200,000	26	629,200,000

Cumulative shares (E = A+B+C+D)			910,197,541,776

Weighted-average number of ordinary shares outstanding (E/182)			5,001,085,394

	2023
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	4,630,311,768	91	421,358,370,888
Increased paid-in capital (B)	87,000,000	91	7,917,000,000
Increased paid-in capital (C)	24,000,000	36	864,000,000

Cumulative shares (D = A+B+C)			430,139,370,888

Weighted-average number of ordinary shares outstanding (D/91)			4,726,806,273

Six-month period ended:
Number of ordinary shares outstanding (A)	4,630,311,768	181	838,086,430,008
Increased paid-in capital (B)	87,000,000	92	8,004,000,000
Increased paid-in capital (C)	24,000,000	36	864,000,000

Cumulative shares (D = A+B+C)			846,954,430,008

Weighted-average number of ordinary shares outstanding (D/181)			4,679,306,243

(2) Diluted earnings per share

Diluted and basic earnings per share for the three-month and six-month periods ended June 30, 2024 and 2023 are equal because there is no potential dilutive instrument.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

38. Pledged Assets

Assets pledged by the Bank as collateral as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024			December 31, 2023
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Securities measured at FVOCI (*)	~~W~~	1,699,160	397,093	3,264,199	448,961
Securities measured at amortized cost (*)		3,817,264		15,413,180

	~~W~~	5,516,424	397,093	18,677,379	448,961

(*)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

39. Guarantees and Commitments

Guarantees and commitments as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	203,509	179,849
Guarantees for bond issuance		2,378,815	2,347,527
Guarantees for loans		523,134	537,699
Letter of guarantee		85,950	35,858
Guarantees for on-lending debt		1,475	2,821
Others		8,458,374	7,700,977

		11,651,257	10,804,731
Unconfirmed acceptances and guarantees:
Letter of credit		2,126,039	2,219,357
Others		5,404,984	5,340,302

		7,531,023	7,559,659
Commitments:
Commitments on loans		59,293,549	54,816,638
Others		2,048,379	2,046,383

		61,341,928	56,863,021

	~~W~~	80,524,208	75,227,411

40. Trust Accounts

(1)	Trust accounts as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Accrued trust fee	~~W~~	18,039	16,123
Borrowings from trust accounts		1,437,758	881,342
Accrued expense		3,979	2,257

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

40. Trust Accounts, Continued

(2)	Transactions with trust accounts for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Trust management fee	~~W~~	9,005	18,539	8,795	17,725
Interest expenses of borrowings from trust accounts		(15,858)	(28,710)	(16,713)	(24,464)

(3)	The carrying amounts of principals guaranteed trust and principals and interest guaranteed trust as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Principals guaranteed trust	~~W~~	214,138	219,950
Principals and interest guaranteed trust		213,672	219,081

	~~W~~	427,810	439,031

Principal of money and property trust	~~W~~	387,406	400,818
Accrued trust profit		40,404	38,213

41. Related Party Transactions

(1)	The Bank’s related parties as of June 30, 2024 are as follows:

Classification	Corporate name
Subsidiaries	KDB Capital Corporation, KDB Infrastructure Investment Asset Management Co., Ltd., KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A., KDB Bank Uzbekistan, PT KDB Tifa Finance Tbk and 6 others, KDB Investment PEF No. 2, KDB Consus Value PEF, KDB Small Medium Mezzanine PEF and 7 others, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, KDB ESG 1ST INC. and 14 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 17 others
Associates	Korea Electric Power Co., Ltd., Korea Tourism Organization, Korea Real Estate Board, GM Korea Company, HMM Co., Ltd., Hanjin KAL, Korea Air Lines Co., Ltd., Hanwha Ocean Co., Ltd., Korea Ocean Business Corporation and 15 others, Keistone Value Investment 2nd PEF and 101 others, Hana K-NewDeal Unicorn Fund and 121 others
Others	Key management personnel

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

41. Related Party Transactions, Continued

(2)	Significant balances with related parties as of June 30, 2024 and December 31, 2023 are as follows:

	Account	June 30, 2024		December 31, 2023
Subsidiaries:
KDB Capital Corporation	Loans	~~W~~	432	876
	Allowance for loan losses		—	(1)
	Derivative financial assets		4,628	1,331
	Other assets		—	1
	Deposits		26	39
	Derivative financial liabilities		—	791
	Other liabilities		36,573	37,212
KDB Infrastructure Investment Asset Management Co., Ltd.	Deposits		24,062	14,847
	Other liabilities		440	118
KDB Ireland Ltd.	Loans		946,760	853,433
	Allowance for loan losses		(461)	(416)
	Derivative financial assets		24	2,461
	Other assets		8,397	7,873
	Derivative financial liabilities		18,730	15,377
KDB Bank Europe Ltd.	Cash and due from banks		623,824	578,908
	Loans		74,354	84,224
	Allowance for loan losses		(36)	(41)
	Other assets		4,345	4,726
	Derivative financial liabilities		315	313
Banco KDB Do Brazil S.A.	Cash and due from banks		131,002	104,441
	Loans		312,570	321,061
	Allowance for loan losses		(152)	(156)
	Other assets		5,517	8,415
	Allowance of other assets		(2)	(4)
PT KDB Tifa Finance Tbk	Loans		27,784	25,788
	Allowance for loan losses		(14)	(13)
	Other assets		143	134
KDB Silicon Valley LLC	Deposits		87,520	91,547
	Other liabilities		318	185
KDB Asia Ltd.	Cash and due from banks		1,333,915	1,291,474
	Loans		208,380	128,940
	Allowance for loan losses		(101)	(63)
	Derivative financial assets		140	98
	Other assets		10,453	10,313
	Allowance of other assets		(1)	(1)
	Deposits		2	2
	Derivative financial liabilities		5,288	5,002
KDB Bank Uzbekistan	Cash and due from banks		138,920	128,940
	Other assets		412	429

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

41. Related Party Transactions, Continued

	Account	June 30, 2024		December 31, 2023
KDB Consus Value PEF	Securities	~~W~~	278,736	274,423
	Allowance of securities		(23)	(23)
	Derivative financial assets		37,942	2,899
	Other assets		24,620	25,516
	Deposits		52	69
	Derivative financial liabilities		21	6,234
	Other liabilities		45,291	47,386
Corporate Liquidity Assistance Agency Co., Ltd.	Loans		440,000	440,000
	Allowance for loan losses		(238)	(238)
	Other assets		74,821	64,756
	Allowance of other assets		(40)	(35)
	Deposits		1,102,637	107,763
	Other liabilities		1,107	137
	Other provisions		224	224
Others	Loans		438,893	431,960
	Allowance for loan losses		(66,213)	(62,201)
	Derivative financial assets		1,978	7,722
	Other assets		2,665	3,019
	Allowance of other assets		(11)	(9)
	Deposits		92,752	128,073
	Borrowings		132,893	80,076
	Derivative financial liabilities		105	314
	Other liabilities		2,382	2,359
	Other provisions		5,662	17,929
Associates:
Korea Electric Power Co., Ltd.	Securities		200,494	168,701
	Loans		231,828	328,097
	Allowances for loan losses		(794)	(1,082)
	Derivative financial assets		30,568	84,826
	Other assets		4,823	5,783
	Deposits		325,439	371,020
	Borrowings		1,692	1,801
	Derivative financial liabilities		380,398	160,304
	Other liabilities		50,692	46,449
	Other provisions		173	85
HMM Co., Ltd.	Securities		2,705,944	3,286,533
	Loans		125,772	123,682
	Allowances for loan losses		(787)	(775)
	Other assets		5,863	4,280
	Deposits		101,000	258,880
	Other liabilities		18,555	17,292

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

41. Related Party Transactions, Continued

	Account	June 30, 2024		December 31, 2023
HANJIN KAL	Loans	~~W~~	437,145	447,774
	Allowances for loan losses		(2,543)	(3,142)
	Other assets		1,044	526
	Deposits		2,000	2,000
	Other liabilities		348	333
Korean Air Lines Co., Ltd.	Securities		64,761	64,154
	Loans		1,409,697	1,482,916
	Allowances for loan losses		(4,555)	(4,831)
	Derivative financial assets		13,890	8,790
	Other assets		10,640	13,743
	Deposits		1,759,050	1,605,661
	Derivative financial liabilities		178,840	47,542
	Other liabilities		33,856	81,256
	Other provisions		254	561
Korea Ocean Business Corporation	Securities		58,663	55,020
	Other assets		456	401
	Deposits		—	25,000
	Other liabilities		173	713
Hanwha Ocean Co., Ltd. (*)	Securities		64	64
	Loans		2,528,684	1,468,780
	Allowances for loan losses		(78,152)	(146,570)
	Derivative financial assets		475,194	328,988
	Other assets		9,912	8,443
	Deposits		389,957	156,336
	Other liabilities		14,316	11,968
	Other provisions		132,936	417,443
Associates:
Others	Securities		16,894	26,345
	Loans		432,729	218,912
	Allowances for loan losses		(11,443)	(546)
	Derivative financial assets		4,343	19
	Other assets		8,049	8,068
	Deposits		439,605	397,953
	Derivative financial liabilities		—	2,671
	Other liabilities		3,157	1,174
	Other provisions		69,269	46

(*)	For the six-month period ended June 30, 2023, Hanwha Ocean Co., Ltd. was reclassified as an associate due to the loss of control.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

41. Related Party Transactions, Continued

(3)	Significant profit or loss with related parties for the six-month periods ended June 30, 2024 and 2023 are as follows:

	Account	2024		2023
Subsidiaries:
KDB Capital Corporation	Interest income	~~W~~	5	13
	Dividend income		31,435	21,060
	Fees and commission income, other income		5,149	1,049
	Interest expenses		(625)	(711)
	Other operating expenses		—	(425)
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		13,886	13,634
	Interest expenses		(425)	(119)
KDB Ireland Ltd.	Interest income		25,963	19,081
	Fees and commission income, other income		3,605	2,199
	Interest expenses		(14)	(29)
	Provision for loan losses		(12)	(130)
	Other operating expenses		(15,114)	(7,904)
KDB Bank Europe Ltd.	Interest income		17,109	9,328
	Reversal of allowance for loan losses		7	—
	Fees and commission income, other income		20	652
	Provision for loan losses		—	(6)
	Other operating expenses		(113)	(1,562)
Banco KDB Do Brazil S.A.	Interest income		11,689	9,056
	Reversal of allowance for loan losses		20	—
	Provision for loan losses		—	(83)
	Other operating expenses		(2)	(3)
KDB Indonesia Ltd.	Interest income		819	699
	Provision for loan losses		—	(4)
KDB Silicon Valley LLC	Interest expenses		(2,373)	(2,563)
KDB Asia Ltd.	Interest income		42,066	40,771
	Reversal of allowance for loan losses		—	27
	Fees and commission income, other income		563	1,415
	Interest expenses		(196)	(229)
	Provision for loan losses		(33)	—
	Other operating expenses		(101)	(3,059)
KDB Bank Uzbekistan	Interest income		4,239	—

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

41. Related Party Transactions, Continued

	Account	2024		2023
KDB Consus Value PEF	Interest income	~~W~~	10,103	2,182
	Fees and commission income, other income		50,872	13,130
	Interest expenses		(13)	(8)
	Other operating expenses		(204)	(2,849)
Hanwha Ocean Co., Ltd. (*)	Interest income		—	30,416
	Reversal of allowance for loan losses		—	332,986
	Fees and commission income, other income		—	306,575
	Interest expenses		—	(1,160)
	Other operating expenses		—	(499,906)
Corporate Liquidity Assistance Agency Co., Ltd.	Interest income		10,065	10,023
	Interest expenses		(7,128)	(1,478)
	Provision for loan losses		—	(76)
	Other operating expenses		(5)	(86)
Others	Interest income		9,879	13,647
	Dividend income		67,907	25,259
	Reversal of allowance for loan losses		719	4,629
	Fees and commission income, other income		26,218	9,023
	Interest expenses		(2,063)	(2,296)
	Provision for loan losses		—	(1,723)
	Other operating expenses		(6,084)	(5,981)
Associates:
Korea Electric Power Co., Ltd.	Interest income		12,662	11,446
	Reversal of allowance for loan losses		288	—
	Fees and commission income, other income		48,780	70,253
	Interest expenses		(7,169)	(4,294)
	Provision for loan losses		—	(1,307)
	Other operating expenses		(352,959)	(188,779)
HMM Co., Ltd.	Interest income		13,089	21,051
	Dividend income		140,840	121,439
	Fees and commission income, other income		2,098	1,320
	Interest expenses		(4,274)	(31,913)
	Provision for loan losses		(12)	(914)
	Other operating expenses		(11,723)	(82,543)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

41. Related Party Transactions, Continued

	Account	2024		2023
HANJIN KAL	Interest income		5,823	3,347
	Dividend income		2,119	1,201
	Reversal of allowance for loan losses		600	—
	Fees and commission income, other income		15	—
	Interest expenses		(37)	(780)
	Other operating expenses		(10,629)	(7,769)
Korea Air Lines Co., Ltd.	Interest income	~~W~~	37,394	31,386
	Dividend income		9,180	9,180
	Reversal of allowance for loan losses		276	—
	Fees and commission income, other income		49,145	39,499
	Interest expenses		(36,486)	(30,663)
	Provision for loan losses		—	(3,381)
	Other operating expenses		(214,246)	(68,919)
Korea Ocean Business Corporation	Interest income		1,763	395
	Fees and commission income, other income		502	—
	Interest expenses		(222)	(76)
	Other operating expenses		(1,190)	(1,753)
Hanwha Ocean Co., Ltd. (*)	Interest income		46,453	67,155
	Reversal of allowance for loan losses		68,417	—
	Fees and commission income, other income		701,601	426,846
	Interest expenses		(7,609)	(3,299)
	Provision for loan losses		—	(166,087)
	Other operating expenses		(52,133)	(566,392)
Others	Interest income		9,717	12,719
	Dividend income		193,799	73,913
	Reversal of allowance for loan losses		116,063	—
	Fees and commission income, other income		11,372	787
	Interest expenses		(4,792)	(4,261)
	Provision for loan losses		(10,940)	(594)
	Other operating expenses		(76,538)	(307)

(*)	For the six-month period ended June 30, 2023, Hanwha Ocean Co., Ltd. was reclassified as an associate due to the loss of control.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

41. Related Party Transactions, Continued

(4)	Details of guarantees and commitments to the related parties as of June 30, 2024 and December 31, 2023 are as follows:

	Account	June 30, 2024		December 31, 2023
Subsidiaries:
KDB Capital Corporation	Commitments	~~W~~	500,000	500,000
KDB Consus Value PEF	Confirmed acceptances and guarantees		132,840	132,840
Corporate Liquidity Assistance Agency Co., Ltd.	Commitments		560,000	560,000
Others	Unconfirmed acceptances and guarantees		6,255	885
	Commitments		989,599	1,059,271
Associates:
Korean Air Lines Co., Ltd.	Confirmed acceptances and guarantees		182,302	172,957
	Commitments		30,000	30,000
Hanwha Ocean Co., Ltd. (*)	Confirmed acceptances and guarantees		3,714,288	3,529,955
	Unconfirmed acceptances and guarantees		2,422,203	2,150,165
	Commitments		878,495	1,836,929
Others	Commitments		500,418	377,891

		~~W~~	9,916,400	10,350,893

(*)	For the six-month period ended June 30, 2023, Hanwha Ocean Co., Ltd. was reclassified as an associate due to the loss of control.

(5)	Details of compensation to key management personnel for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Short-term employee benefits	~~W~~	182	295

(6)	The Bank are not pledged any assets as collaterals to the related parties and from the related parties as of June 30, 2024 and December 31, 2023.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

42. Statements of Cash Flows

(1)	Cash and cash equivalents in the separate statements of cash flows as of June 30, 2024 and 2023 are as follows:

	June 30, 2024		June 30, 2023
Cash and due from banks:
Cash and foreign currencies	~~W~~	71,123	65,574
Due from banks in Korean won		3,658,006	7,301,476
Due from banks in foreign currencies		8,951,566	7,996,120

		12,680,695	15,363,170
Less: Restricted due from banks, others		(3,126,296)	(4,818,547)
Add: Financial instruments reaching maturity within three months from date of acquisition
Securities measured at FVTPL
Government bonds		10,006	—
Loans measured at amortized cost:
Call-loans		3,260,267	2,324,507
Inter-bank loans		1,379,689	1,271,857

		4,639,956	3,596,364

		4,649,962	3,596,364

	~~W~~	14,204,361	14,140,987

(2)	Significant transactions not involving cash flows for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Decrease in loans due to write-offs	~~W~~	363	47,615
Increase in securities measured at FVOCI due to debt-to-equity swap		37,301	1
Increase in investments in subsidiaries and associates due to debt-to-equity swap		54,719	—
Increase (decrease) in accumulated other comprehensive income due to securities valuation		(338,871)	60,312
Deferred income tax effect due to securities valuation		89,461	(12,443)
Reclassification from investments in subsidiaries and associates to securities measured at FVPL		—	4,800
Reclassification from investments in subsidiaries and associates to securities measured at FVOCI		544,800	—
Transfer from property and equipment to investment property		10,781	4,344
Recognition of right-of-use assets and lease liabilities		15,638	37,458
In-kind equity		1,999,780	432,137

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

43. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements and loaned securities that do not qualify for derecognition as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024			December 31, 2023
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements	~~W~~	770,000	7,018	1,447,767	30,095
Loaned securities		60,139	—	39,341	—

	~~W~~	830,139	7,018	1,487,108	30,095

44. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	2,229,092	3,464,589	13,305,192	18,998,873
Securities measured at FVOCI		2,164,398	17,639,912	16,185,106	35,989,416
Loans measured at FVTPL		—	—	439,026	439,026
Derivative financial assets		1	9,677,571	271	9,677,843

	~~W~~	4,393,491	30,782,072	29,929,595	65,105,158

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	2,191,508	—	2,191,508
Derivative financial liabilities		18	10,648,685	24,951	10,673,654

	~~W~~	18	12,840,193	24,951	12,865,162

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2023
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	1,784,605	1,567,893	12,706,058	16,058,556
Securities measured at FVOCI		2,397,136	16,646,131	14,844,797	33,888,064
Loans measured at FVTPL		—	—	488,432	488,432
Derivative financial assets		—	7,383,047	278	7,383,325

	~~W~~	4,181,741	25,597,071	28,039,565	57,818,377

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	1,920,061	—	1,920,061
Derivative financial liabilities		32	7,631,930	22,939	7,654,901

	~~W~~	32	9,551,991	22,939	9,574,962

(ii)	Changes in the fair value of level 3 financial instruments for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2024	~~W~~	12,706,058	14,844,797	488,432	278	28,039,565	22,939
Profit or loss		249,185	—	(15,671)	(7)	233,507	2,012
Other comprehensive income		—	(413,598)	—	—	(413,598)	—
Acquisition / Issue		694,318	2,120,114	—	—	2,814,432	—
Sale / Settlement		(339,373)	(183,739)	(33,952)	—	(557,064)	—
Transfer out (*)		(4,996)	(182,468)	—	—	(187,464)	—
Others		—	—	217	—	217	—

June 30, 2024	~~W~~	13,305,192	16,185,106	439,026	271	29,929,595	24,951

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

	2023
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2023	~~W~~	10,610,539	16,224,072	541,811	12,762	27,389,184	40,359
Profit or loss		179,012	—	(11,625)	(1,136)	166,251	(3,655)
Other comprehensive income		—	(148,755)	—	—	(148,755)	—
Acquisition / Issue		1,087,211	702,878	6,737	—	1,796,826	—
Sale / Settlement		(292,130)	(43,066)	(28,036)	—	(363,232)	(5,965)
Transfer out (*)		—	(82,575)	—	—	(82,575)	—

June 30, 2023	~~W~~	11,584,632	16,652,554	508,887	11,626	28,757,699	30,739

(*)	When significant inputs become observable market data, the financial instruments are transferred to (from) other levels.

(iii)	Changes in deferred day one profit or loss for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Beginning balance	~~W~~	3,219	3,604
Amortization		(193)	(193)

Ending balance	~~W~~	3,026	3,411

(iv)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2024 and December 31, 2023 are as follows:

	Valuation technique	Input
Securities measured at FVTPL
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Securities measured at FVOCI
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Derivatives financial assets:
Interest rate swaps	Discounted cash flow method, Black-Scholes model, Modified Black model, Formula model	Discount rate, exchange rate, volatility, commodity index, etc.
Currency forwards and swaps
Currency options
Commodities options
Financial liabilities measured at FVTPL:
Debentures	Discounted cash flow method	Discount rate

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

(v)

Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2024 and December 31, 2023 are as follows:

June 30, 2024
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow method, Relative value approach, Net asset value approach, etc	Discount rate	5.25 ~ 20.40
		Rate of increase in property disposal price	—
		Rate of increase in liquidation value	—
		Volatility	15.44 ~ 53.77
Securities measured at FVOCI
Equity securities	Discounted cash flow method, Relative value approach, Net asset value approach, etc	Growth rate Discount rate Volatility Interest Volatility	— 9.00 ~ 23.39 22.59 ~ 42.69 0.43 ~ 0.68
Loans measured at FVTPL Convertible bonds, etc.	LSMC, Binomial model	Volatility	15.44 ~ 53.77
Derivatives financial assets
Interest rate swaps	Hull-White Two-Factor model	Volatility Correlation coefficient	0.53 ~ 0.90 (70) ~ 100

December 31, 2023
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow method, Relative value approach, Net asset value approach, etc.	Discount rate	7.04 ~ 17.0
		Rate of increase in property disposal price	—
		Rate of increase in liquidation value	—
		Volatility	19.68 ~ 76.22
Securities measured at FVOCI
Equity securities	Discounted cash flow method, Relative value approach, Net asset value approach, etc.	Growth rate Discount rate Volatility Interest rate Volatility	— 9.25 ~ 20.40 16.68 ~ 76.22 0.51 ~ 0.86

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

December 31, 2023
	Valuation technique	Unobservable input	Range (%)
Loans measured at FVTPL
Convertible bonds, etc.	LSMC, Binomial model	Volatility	16.68 ~ 76.22
Derivatives financial assets
Interest rate swaps	Hull-White Two-Factor model	Volatility Correlation coefficient	0.51 ~ 1.06 (70) ~ 100
Stock index options	Discounted cash flow method, Relative value approach, Net asset value approach, Binomial Tree(T-F)	Volatility	19.59 ~ 25.45

(vi)

The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2024 and December 31, 2023 is as follows:

	June 30, 2024
	Profit (loss)			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL (*1)	~~W~~	75,235	(70,073)	—	—
Securities measured at FVOCI (*1)		—	—	39,688	(35,862)
Loans measured at FVTPL (*2)		4,799	(4,565)	—	—
Derivative financial assets (*2)		328	(312)	—	—

	~~W~~	80,362	(74,950)	39,688	(35,862)

	December 31, 2023
	Profit(loss) for the year			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL (*1)	~~W~~	(1,876)	(2,487)	—	—
Securities measured at FVOCI (*1)		—	—	26,489	(23,913)
Loans measured at FVTPL (*2)		6,170	(5,936)	—	—
Derivative financial assets (*2)		264	(247)	—	—

	~~W~~	4,558	(8,670)	26,489	(23,913)

(*1)

Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons. Also, for financial instruments categorized within level 3 as of June 30, 2024 and December 31, 2023, ~~W~~23,801,542 million and ~~W~~21,479,411 million, respectively, are excluded from the sensitivity disclosure because it is impossible to calculate the sensitivity due to changes in unobservable variables for practical reasons.

(*2)

Sensitivity amounts of loans measured at FVTPL and derivatives financial instruments are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments measured at amortized cost

(i)	The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

-

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

-	Securities measured at amortized cost: The fair value of securities measured at amortized cost is computed by widely-accepted appraisal agencies upon request.

-

Loans measured at amortized cost: The fair value of loans measured at amortized cost is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

-

Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

-

Borrowings: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System. However, for borrowings including call money whose contractual maturity is three months or less, the Bank assumes the carrying amount as the fair value.

-	Debentures: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System.

-

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

(ii)	The fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks (*)	~~W~~	9,554,399	3,126,296	—	12,680,695
Securities measured at amortized cost		4,035,674	4,791,858	—	8,827,532
Loans measured at amortized cost (*)		—	3,301,943	200,816,534	204,118,477
Other financial assets (*)		—	7,447,442	1,955,313	9,402,755

	~~W~~	13,590,073	18,667,539	202,771,847	235,029,459

Financial liabilities:
Deposits (*)	~~W~~	—	1,805,028	67,025,598	68,830,626
Borrowings (*)		—	4,511,767	27,834,763	32,346,530
Debentures		—	160,375,358	—	160,375,358
Other financial liabilities (*)		—	6,759,671	5,418,733	12,178,404

	~~W~~	—	173,451,824	100,279,094	273,730,918

	December 31, 2023
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks (*)	~~W~~	6,195,521	2,464,287	—	8,659,808
Securities measured at amortized cost		3,841,102	4,742,086	—	8,583,188
Loans measured at amortized cost (*)		—	4,547,212	195,510,878	200,058,090
Other financial assets (*)		—	8,432,806	1,701,156	10,133,962

	~~W~~	10,036,623	20,186,391	197,212,034	227,435,048

Financial liabilities:
Deposits (*)	~~W~~	—	1,896,208	64,054,989	65,951,197
Borrowings (*)		—	2,268,046	25,322,073	27,590,119
Debentures		—	157,898,543	—	157,898,543
Other financial liabilities (*)		—	7,027,953	4,772,875	11,800,828

	~~W~~	—	169,090,750	94,149,937	263,240,687

(*)	For financial instruments categorized as level 2, the carrying amount is considered as a reasonable approximation of the fair value and is thus, disclosed by fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

(iii)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and level 3 of the fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2024 and December 31, 2023 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Securities measured at amortized cost	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans measured at amortized cost	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

45. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	9,554,399	—	—	—	—	3,126,296	—	12,680,695
Securities measured at FVTPL		10,006	18,988,867	—	—	—	—	—	18,998,873
Securities measured at FVOCI		—	—	—	18,822,422	17,166,994	—	—	35,989,416
Securities measured at amortized cost		—	—	—	—	—	8,827,532	—	8,827,532
Loans measured at FVTPL		—	439,026	—	—	—	—	—	439,026
Loans measured at amortized cost		4,639,956	—	—	—	—	199,353,434	—	203,993,390
Derivative financial assets		—	9,447,057	—	—	—	—	230,786	9,677,843
Other financial assets		—	—	—	—	—	9,403,878	—	9,403,878

	~~W~~	14,204,361	28,874,950	—	18,822,422	17,166,994	220,711,140	230,786	300,010,653

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	2,191,508	—	—	—	—	2,191,508
Deposits		—	—	—	—	—	68,796,550	—	68,796,550
Borrowings		—	—	—	—	—	32,515,024	—	32,515,024
Debentures		—	—	—	—	—	158,758,239	—	158,758,239
Derivative financial liabilities		—	9,729,787	—	—	—	—	943,867	10,673,654
Other financial liabilities		—	—	—	—	—	12,209,094	—	12,209,094

	~~W~~	—	9,729,787	2,191,508	—	—	272,278,907	943,867	285,144,069

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

45. Categories of Financial Assets and Liabilities, Continued

	December 31, 2023
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	6,195,521	—	—	—	—	2,464,287	—	8,659,808
Securities measured at FVTPL		162,256	15,896,300	—	—	—	—	—	16,058,556
Securities measured at FVOCI		—	—	—	18,243,848	15,644,216	—	—	33,888,064
Securities measured at amortized cost		—	—	—	—	—	8,583,188	—	8,583,188
Loans measured at FVTPL		—	488,432	—	—	—	—	—	488,432
Loans measured at amortized cost		5,502,800	—	—	—	—	194,478,980	—	199,981,780
Derivative financial assets		—	6,821,024	—	—	—	—	562,301	7,383,325
Other financial assets		—	—	—	—	—	10,136,642	—	10,136,642

	~~W~~	11,860,577	23,205,756	—	18,243,848	15,644,216	215,663,097	562,301	285,179,795

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	1,920,061	—	—	—	—	1,920,061
Deposits		—	—	—	—	—	65,897,732	—	65,897,732
Borrowings		—	—	—	—	—	27,745,629	—	27,745,629
Debentures		—	—	—	—	—	156,933,867	—	156,933,867
Derivative financial liabilities		—	6,961,386	—	—	—	—	693,515	7,654,901
Other financial liabilities		—	—	—	—	—	11,823,274	—	11,823,274

	~~W~~	—	6,961,386	1,920,061	—	—	262,400,502	693,515	271,975,464

46. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets (*)	~~W~~	9,677,843	—	9,677,843	6,777,037	16,581	2,884,225
Unsettled spot exchange receivables (*)		6,180,247	—	6,180,247	6,172,698	—	7,549
Unsettled domestic exchange receivables		4,349,255	3,082,060	1,267,195	—	—	1,267,195
Security pledged as collateral for repurchase agreements		770,000	—	770,000	7,018	—	762,982
Reverse repurchase agreements		2,856,600	—	2,856,600	2,856,600	—	—
Loaned securities		60,139	—	60,139	60,139	—	—
Receivables from securities transaction		24,291	—	24,291	24,291	—	—

	~~W~~	23,918,375	3,082,060	20,836,315	15,897,783	16,581	4,921,951

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

46. Offsetting of Financial Assets and Liabilities, Continued

	June 30, 2024
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities (*)	~~W~~	10,673,654	—	10,673,654	5,836,086	324,161	4,513,407
Unsettled spot exchange payables (*)		6,174,405	—	6,174,405	6,172,698	—	1,707
Unsettled domestic exchange payables		3,667,326	3,082,060	585,266	—	—	585,266
Repurchase agreements		7,018	—	7,018	7,018	—	—
Payables from securities transaction		58,083	—	58,083	58,083	—	—

	~~W~~	20,580,486	3,082,060	17,498,426	12,073,885	324,161	5,100,380

	December 31, 2023
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets (*)	~~W~~	7,383,325	—	7,383,325	4,953,052	171,466	2,258,807
Unsettled spot exchange receivables (*)		6,494,499	—	6,494,499	6,493,455	—	1,044
Unsettled domestic exchange receivables		5,110,172	3,171,865	1,938,307	—	—	1,938,307
Security pledged as collateral for repurchase agreements		1,447,767	—	1,447,767	30,095	—	1,417,672
Reverse repurchase agreements		2,599,900	—	2,599,900	2,599,900	—	—
Loaned securities		39,341	—	39,341	39,341	—	—
Receivables from securities transaction		39,213	—	39,213	39,213	—	—

	~~W~~	23,114,217	3,171,865	19,942,352	14,155,056	171,466	5,615,830

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

46. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2023
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities (*)	~~W~~	7,654,901	—	7,654,901	4,385,976	207,942	3,060,983
Unsettled spot exchange payables (*)		6,494,121	—	6,494,121	6,493,455	—	666
Unsettled domestic exchange payables		3,705,699	3,171,866	533,833	—	—	533,833
Repurchase agreements		30,095	—	30,095	30,095	—	—
Payables from securities transaction		13,536	—	13,536	13,536	—	—

	~~W~~	17,898,352	3,171,866	14,726,486	10,923,062	207,942	3,595,482

(*)

For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

47. Operating Segments

(1)

The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies. The following summary describes general information about each of the Bank’s reportable segments:

Segments	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Operating income (loss) from external customers and among operating segments for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income from external customers	~~W~~	3,736,233	805,323	19,551	(2,900,494)	1,660,613
Operating income (loss) from intersegment sales		50	5,561	—	(5,611)	—

	~~W~~	3,736,283	810,884	19,551	(2,906,105)	1,660,613

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

47. Operating Segments, Continued

	2023
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income from external customers	~~W~~	1,592,290	811,088	25,484	(41,826)	2,387,036
Operating income (loss) from intersegment sales		—	(6,987)	—	6,987	—

	~~W~~	1,592,290	804,101	25,484	(34,839)	2,387,036

(3)	Details of segment results for the Bank’s reportable segments for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	852,264	(304,278)	8,808	5,960	562,754
Non-interest income
Income related to securities (*1)		133,190	44,565	—	68,254	246,009
Other non-interest income		2,657,883	1,114,454	15,004	(2,881,992)	905,349

		2,791,073	1,159,019	15,004	(2,813,738)	1,151,358
Provision for loan losses and others (*2)		340,332	(5,861)	—	(117)	334,354
General and administrative expenses		(247,386)	(37,996)	(4,261)	(98,210)	(387,853)

Operating income	~~W~~	3,736,283	810,884	19,551	(2,906,105)	1,660,613

	2023
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	1,062,476	(262,704)	8,360	66,084	874,216
Non-interest income
Income related to securities (*1)		20,504	57,997	—	73,024	151,525
Other non-interest income		214,322	424,832	20,375	(30,811)	628,718

		234,826	482,829	20,375	42,213	780,243
Provision for loan losses and others (*2)		499,132	611,391	—	674	1,111,197
General and administrative expenses		(204,144)	(27,415)	(3,251)	(143,810)	(378,620)

Operating income	~~W~~	1,592,290	804,101	25,484	(34,839)	2,387,036

(*1)	Income related to securities is composed of net gain (loss) on securities measured at FVTPL, securities measured at FVOCI and securities measured at amortized cost.
(*2)	Provision for loan losses and others comprises of provision for loan losses, provision for derivative credit risks, gains (losses) on sales of loans, and increase (reversal) of provision.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

47. Operating Segments, Continued

(4)

Geographical revenue information about the Bank’s operating segments for the six-month periods ended June 30, 2024 and 2023 and the geographical non-current asset information as of June 30, 2024 and December 31, 2023 are as follows:

	Revenues (*1)			Non-current assets (*2)
	2024		2023	June 30, 2024	December 31, 2023
Domestic	~~W~~	33,157,231	24,838,259	32,906,069	27,708,568
Overseas		2,757,221	2,708,772	125,578	123,367

	~~W~~	35,914,452	27,547,031	33,031,647	27,831,935

(*1)

Revenues consist of interest income, fees and commission income, dividend income, income related to securities, foreign currency transaction gain, gain on derivatives, other operating income and provision for loan losses.

(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

48. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments to establish a progressive consensus on risk management.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee is the highest decision-making committee on risk management (a subcommittee within the Board of Directors) and is composed of four people, including the President of the committee (an outside director). The Committee performs the function of deciding on major matters related to risk management, such as establishing basic risk management policies, assessing capital adequacy and the management system, and setting exposure limits by country.

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management in order to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Policy Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments, and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital limits by segment and setting exposure limits by industry, and to preliminarily review matters for main decision of the Risk Management Committee.

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the year ended June 30, 2024, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	Risk management plan for 2024

•	Contingency funding plan for 2024

•	Setting and managing exposure limits by country for 2024

•	Major reporting

•	Result of ex-post validation of credit rating system and default rates, and verification of risk measurement factors for internal purposes

•	Setting management limit of credit portfolios of 2024

•	Resolution of Credit Committee for the fourth quarter of 2023

•	Allocation of internal capital limits of 2024

•	Adjustment of exposure limits by country

•	Resolution of Credit Committee for the first quarter of 2024

•	Result of integrated crisis analysis for the first half of 2024

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (FSS) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (LDP)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Development of the application system for timely calculation of LCR and NSFR

•	Rebuilding the Corporate Credit Rating System (approved by Financial Supervisory Services on October 26, 2017)

•	Establishment of the system to calculate Basel Interest Rate Risk in the Banking Book (IRRBB) coming to domestic in September 2018

•	Establishment of the system to comply with the amended regulation relating to risk-weighted assets under Basel III in December 2020

•	Development of system related to Fundamental Review of the Trading Book (FRTB) under Basel III in August 2022

•	Development of system related to operational risk under Basel III in September 2022

•	Expansion of risk management infrastructure

•	Establishment of the RAPM system to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Establishment of IFRS 9 accounting system to calculate a loan loss allowances under IFRS 9 in March 2017 and, since then, run of IFRS 9 accounting system in January 2018

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Oct. 2017	Rebuilding the Corporate Credit Rating System
Market Risk Management System	Murex FRTB	Sep. 2022	Calculation of regulatory capital and internal capital under FRTB SA Standards and stress testing analysis
Interest/Liquidity Risk Management System	In-house	May. 2019	Calculation of interest risk, liquidity risk, etc.
Operational Risk Management System	Standardized Approach	Sep. 2022	Calculation of operation risk, RCSA, KRI and management of loss events, etc.
BIS Capital Ratio Calculation/Credit Risk Measurement System	Fermat RaY	Sep. 2006 Dec. 2013	Calculate equity, credit risk-weighted assets and credit risk, etc.
Loan Loss Allowance Calculation System	IFRS IFRS 9	Jan. 2011 Mar. 2017	Incurred loss model Expected loss model

(vii) Response to Basel

The Korean financial authorities have implemented Basel II since January 2008, and the Standardized Approach and the Foundation Internal Ratings-Based Approach for calculating credit risk are applicable.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

The Bank completed the Basel III standard risk management system in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio has been measured in accordance to the Basel III regulations.

Responding to the requirements of the financial authorities, the Bank recognizes interest rate risk, liquidity risk, credit bias risk and reputation risk besides Pillar I risks (credit risk, market risk and operational risk). The Bank has actively responded to the Pillar 2 regulation, including additional capital requirements based on comprehensive assessment of risk management levels since 2015. In addition, from the end of 2015, the Bank has applied the uniform standards for the public announcement of financial business for Basel compliance.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

The Bank completed revised standards such as capital requirements for banks’ investments in funds in 2017, capital requirements for securitization in 2018, and the Standardised Approach for measuring counterparty credit risk (SA-CCR) in 2019.

To comply with the amended regulation relating to risk-weighted assets under Basel III, the Bank completed the consultation and the development of the relevant systems and the amended regulation has been applied since the calculation of the BIS ratio at the end of 2020.

The Bank has completed IT consulting and system development related to Market Risk Regulation (Fundamental Review of the Trading Book , FRTB) and Operational Risk Regulation under Basel III during the second half of 2022.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy. The internal capital adequacy report including the assessment results at the end of the year is prepared and reported to the Risk Management Policy Committee.

•	Internal capital adequacy assessment

For the internal capital adequacy assessment, the Bank calculates its aggregated internal capital by evaluating all significant risks and available capital considering the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

In addition, the Bank conducts periodic stress tests more than once every six months to assess potential weakness in crisis situations and uses its results to assess the internal capital adequacy. The Bank assumes the macroeconomic situation as three stages of ‘normal- pessimistic-serious’ and is preparing countermeasures such as checking the adequacy of capital by each stage.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(BIS) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

•	Allocation of internal capital

The Bank’s Risk Management Committee approves entire internal capital and the Risk Management Policy Committee allocates the capital to each segment and department, considering the extent of possible risk faced and size of operations. The allocated internal capital is monitored regularly and

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (RM), the credit officer (CO) and the Credit Review Committee manage each borrowers’ credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently and inspects the borrower’s status regularly and frequently to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

A borrower that is likely to be insolvent is classified as an early warning borrower or a precautionary borrower, depending on the level of insolvency risk. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used to provide an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward-Looking Criteria, which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Details of loans by credit rating as of June 30, 2024 and December 31, 2023 are as follows:

< Corporate >

	June 30, 2024
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	173,804,251	154,790,586	19,013,665	—
BBB2 ~ CCC		31,666,182	10,945,518	19,690,700	1,029,964
Below CC		1,187,306	—	779	1,186,527

	~~W~~	206,657,739	165,736,104	38,705,144	2,216,491

	December 31, 2023
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	173,049,276	154,937,789	18,111,487	—
BBB2 ~ CCC		28,462,327	10,457,743	16,807,917	1,196,667
Below CC		1,412,185	—	—	1,412,185

	~~W~~	202,923,788	165,395,532	34,919,404	2,608,852

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

< Retail >

	June 30, 2024
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1~ Grade 6	~~W~~	123,284	118,637	4,642	5
Grade 7~ Grade 8		1,593	—	1,593	—
Grade 9~ Grade 10		1,448	—	—	1,448

	~~W~~	126,325	118,637	6,235	1,453

	December 31, 2023
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1~ Grade 6	~~W~~	140,982	135,315	5,667	—
Grade 7~ Grade 8		1,322	—	1,306	16
Grade 9~ Grade 10		1,230	—	—	1,230

	~~W~~	143,534	135,315	6,973	1,246

Details of payment guarantees (including financial guarantees) and unused commitments by credit rating as of June 30, 2024 and December 31, 2023 are as follows:

< Corporate >

	June 30, 2024
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	53,898,628	50,234,267	3,664,361	—
BBB2 ~ CCC		5,356,598	2,697,544	2,616,262	42,792
Below CC		—	—	—	—

	~~W~~	59,255,226	52,931,811	6,280,623	42,792

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	8,138,396	7,270,608	867,788	—
BBB2 ~ CCC		10,986,783	5,023,993	5,927,177	35,613
Below CC		57,101	—	—	57,101

	~~W~~	19,182,280	12,294,601	6,794,965	92,714

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

	December 31, 2023
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	48,742,342	44,927,503	3,814,839	—
BBB2 ~ CCC		6,034,409	2,350,626	3,622,987	60,796
Below CC		—	—	—	—

	~~W~~	54,776,751	47,278,129	7,437,826	60,796

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	7,779,809	6,962,566	817,243	—
BBB2 ~ CCC		10,515,773	4,612,674	5,885,145	17,954
Below CC		68,808	—	86	68,722

	~~W~~	18,364,390	11,575,240	6,702,474	86,676

< Retail >

	June 30, 2024
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1~ Grade 6	~~W~~	38,323	38,094	229	—
Grade 7~ Grade 8		—	—	—	—
Grade 9~ Grade 10		—	—	—	—

	~~W~~	38,323	38,094	229	—

	December 31, 2023
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1~ Grade 6	~~W~~	39,887	39,310	577	—
Grade 7~ Grade 8		—	—	—	—
Grade 9~ Grade 10		—	—	—	—

	~~W~~	39,887	39,310	577	—

(iii) Measurement methodology of credit risk

Pursuant to Basel III, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank
AAA ~ AA-	20.0%	0.0%	20.0%
A+ ~ A-	50.0%	20.0%	30.0%
BBB+ ~ BBB-	75.0%	50.0%	50.0%
BB+ ~ BB-	100.0%	100.0%	100.0%
B+ ~ B-	150.0%	100.0%	100.0%
Below B-	150.0%	150.0%	150.0%
Unrated	100.0% (*)	100.0%	Rating based on due diligence

(*)	In case of small and medium-sized business, 85.0% is applied.

The OECD is designated as foreign ECAI and Korea Investrors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (Second Best Criteria) is applied.

Internal Ratings-Based Approach (IRB)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of June 30, 2024.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures permanently and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent SA	— Countries, public institutions, banks, equity
	SA	— Overseas subsidiaries and branches, and other assets, retail, residential mortgage, commercial properties
Foundation Internal Ratings-Based Approach		— Corporate, small and medium enterprises, asset securitization (at each credit level)
Application of IRB by phase		— Special lending, non-residence and others

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 14 grades (AAA~D). To distinguish the difference between credits in the same grade, the Bank uses 20 stages as auxiliaries to 14 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit rating process control structure

According to the Principle of Checks and Balances, the Bank has established the credit rating process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (Senior Rating Officer) are independently operated.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by Risk Validation Team of the Financial Planning Department.

•	Internal audit of credit rating process: Credit rating process is regularly audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt repayability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is executed as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

The quantification of the extent to which collateral and other credit enhancements mitigate credit risk of impaired financial assets as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Securities measured at FVOCI	~~W~~	74,370	73,063
Loans measured at amortized cost		2,433,839	2,663,591
Other assets		8,163	13,481

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

(iv) Credit exposure

Geographical information of credit exposure as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Korea		Hong Kong	Ireland	Uzbekistan	Brazil	Hungary	UK	USA	Ohers	Total
Due from banks (excluding due from BOK)	~~W~~	189,310	1,377,388	—	138,920	131,002	623,825	703,261	3,950,092	1,811,272	8,925,070
Securities measured at FVOCI:
Bonds (excluding government bonds)		8,676,580	234,311	20,742	—	—	—	533,333	6,224,750	3,971,767	19,661,483
Securities measured at amortized cost
Bonds (excluding government bonds)		3,478,744	—	—	—	—	—	—	166,086	—	3,644,830
Loans		162,773,665	1,957,934	2,210,366	447,000	614,544	445,085	1,696,424	9,616,979	47,292,406	227,054,403
Derivative financial assets		150,724	3,677	—	—	—	—	25,984	296	50,154	230,835
Other assets		3,663,840	—	—	—	—	—	—	—	5,935,316	9,599,156

		178,932,863	3,573,310	2,231,108	585,920	745,546	1,068,910	2,959,002	19,958,203	59,060,915	269,115,777
Guarantees (including financial guarantees)		18,711,998	1,312	—	—	—	1,312	—	52,790	414,868	19,182,280
Commitments		48,435,965	387,320	88,882	—	27,784	69,460	619,057	5,383,420	4,309,445	59,321,333

		67,147,963	388,632	88,882	—	27,784	70,772	619,057	5,436,210	4,724,313	78,503,613

	~~W~~	246,080,826	3,961,942	2,319,990	585,920	773,330	1,139,682	3,578,059	25,394,413	63,785,228	347,619,390

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

	December 31, 2023
	Korea		Hong Kong	Ireland	Uzbekistan	Brazil	Hungary	UK	USA	Ohers	Total
Due from banks (excluding due from BOK)	~~W~~	138,552	1,346,131	—	128,940	104,441	578,910	256,742	2,782,499	1,222,893	6,559,108
Securities measured at FVOCI:
Bonds (excluding government bonds)		10,137,604	227,397	—	—	—	—	354,937	5,573,303	3,305,218	19,598,459
Securities measured at amortized cost:
Bonds (excluding government bonds)		2,653,129	—	—	—	—	—	—	152,683	—	2,805,812
Loans		162,410,485	2,068,402	1,942,429	501,707	826,633	1,038,070	1,541,959	7,283,163	45,660,084	223,272,932
Derivative financial assets		207,334	9,763	—	—	—	—	49,559	813	295,027	562,496
Other assets		3,991,060	—	—	—	—	—	—	—	6,294,514	10,285,574

		179,538,164	3,651,693	1,942,429	630,647	931,074	1,616,980	2,203,197	15,792,461	56,777,736	263,084,381
Guarantees (including financial guarantees)		17,523,463	—	—	—	—	48,997	—	743,963	47,967	18,364,390
Commitments		46,663,341	72,725	114,919	—	25,788	—	313,368	4,155,937	3,470,560	54,816,638

		64,186,804	72,725	114,919	—	25,788	48,997	313,368	4,899,900	3,518,527	73,181,028

	~~W~~	243,724,968	3,724,418	2,057,348	630,647	956,862	1,665,977	2,516,565	20,692,361	60,296,263	336,265,409

Industry information of credit exposure as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	8,248,976	676,094	8,925,070
Securities measured at FVOCI:
Bonds (excluding government bonds)		3,371,147	12,368,556	3,921,780	19,661,483
Securities measured at amortized cost
Bonds (excluding government bonds)		798,124	2,324,420	522,286	3,644,830
Loans		85,892,426	119,161,436	22,000,541	227,054,403
Derivative financial assets		—	230,835	—	230,835
Other assets		316,807	780,566	8,501,783	9,599,156

		90,378,504	143,114,789	35,622,484	269,115,777
Guarantees (including financial guarantees)		16,553,416	2,529,704	99,160	19,182,280
Commitments		26,279,623	29,791,659	3,250,051	59,321,333

		42,833,039	32,321,363	3,349,211	78,503,613

	~~W~~	133,211,543	175,436,152	38,971,695	347,619,390

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

	December 31, 2023
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	5,814,916	744,192	6,559,108
Securities measured at FVOCI:
Bonds (excluding government bonds)		3,403,270	12,644,311	3,550,878	19,598,459
Securities measured at amortized cost:
Bonds (excluding government bonds)		369,654	1,673,363	762,795	2,805,812
Loans		86,309,450	116,687,925	20,275,557	223,272,932
Derivative financial assets		—	562,496	—	562,496
Other assets		308,939	615,661	9,360,974	10,285,574

		90,391,313	137,998,672	34,694,396	263,084,381
Guarantees (including financial guarantees)		16,171,129	2,091,952	101,309	18,364,390
Commitments		26,388,986	26,117,146	2,310,506	54,816,638

		42,560,115	28,209,098	2,411,815	73,181,028

	~~W~~	132,951,428	166,207,770	37,106,211	336,265,409

Credit exposures of debt securities by credit rating as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	27,548,052	27,051,908	496,144	—
BBB2 ~ CCC		110,882	60,882	50,000	—
Below CC		—	—	—	—

	~~W~~	27,658,934	27,112,790	546,144	—

	December 31, 2023
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	26,723,386	26,383,861	339,525	—
BBB2 ~ CCC		112,869	30,000	82,869	—
Below CC		—	—	—	—

	~~W~~	26,836,255	26,413,861	422,394	—

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June 2008.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

- Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings and accumulated other comprehensive income as common equity Tier 1.

- Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of June 30, 2024 and December 31, 2023 are as follows:

BIS capital adequacy ratio

	June 30, 2024		December 31, 2023
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	42,039,774	37,417,288
Additional Tier 1 capital		—	—

		42,039,774	37,417,288
Tier 2 capital		3,601,623	3,854,806

	~~W~~	45,641,397	41,272,094

Risk-weighted assets (B):
Credit risk-weighted assets	~~W~~	304,848,903	285,177,131
Market risk-weighted assets		2,947,235	2,895,790
Operational risk-weighted assets		12,505,432	13,164,005

	~~W~~	320,301,570	301,236,926

BIS capital adequacy ratio (A/B):		14.25%	13.70%
Tier 1 capital ratio:		13.13%	12.42%
Common Equity Tier 1 ratio		13.13%	12.42%
Additional Tier 1 capital ratio		—	—
Tier 2 capital ratio		1.12%	1.28%

Equity capital based on BIS

	June 30, 2024		December 31, 2023
Tier 1 capital (A):
Common Equity Tier 1
Capital stock	~~W~~	26,131,559	23,926,559
Capital surplus, etc.		1,360,227	1,435,780
Retained earnings		11,349,815	9,900,499
Accumulated other comprehensive income		3,289,937	3,148,442
Common stock deductibles		(91,764)	(993,991)

		42,039,774	37,417,288
Tier 2 capital (B):
Allowance for doubtful accounts, etc.		934,366	955,241
Qualified capital securities		2,948,000	3,176,000
Non-qualified capital securities		—	—
Additional stock deductibles		(280,743)	(276,435)

		3,601,623	3,854,806

Equity capital (A+B)	~~W~~	45,641,397	41,272,094

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and commodities. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

In response to the full implementation of Basel III market risk regulations, the Bank has been calculating and managing market risk capital in accordance with the Standardized Approach under Basel III since January 2023. The Standardized Approach under Basel III measures market risk by three components: sensitivity risk, default risk and residual risk. Sensitivity risk measures the market risk by five risk classes, which are general interest rate, credit spread, equity, foreign exchange and commodity. Default risk quantifies losses in the event of a default that exceeds normal market price fluctuations. Lastly, residual risk quantifies risk that cannot be measured by sensitivity risk and default risk. These components are then simply added together to calculate the total required capital.

The Bank sets total limit of market risk based on annual business plan, risk appetite and others and monitors Market Risk limit of each trading department on a daily basis.

Capital Requirements for Market risk

The Bank’s Capital Requirements for Market risk as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Sensitivity risk:
General interest rate	~~W~~	99,817	112,612
Credit spread		105,582	84,971
Equity		726	815
Foreign exchange (FX)		6,542	8,383
Commodity		558	120

		213,225	206,901
Default risk		4,266	7,696
Residual risk		4,773	3,901

	~~W~~	222,264	218,498

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by IRRBB (Interest Rate Risk in Banking Book), ΔEVE (change in Economic Value of Equity) and ΔNII (change in Net Interest Income).

ΔEVE represents fluctuations in the economic value of equity capital that may occur due to changes in interest rates affecting the present values of assets, liabilities and off-balance sheet items. ΔNII represents changes in net interest income that may occur over a certain period of time (e.g. one year) in the future due to changes in interest rates.

The Bank’s Risk Management Committee sets and manages interest rate risk limits on a yearly basis and interest rate risk is monthly measured and monitored.

ΔEVE and ΔNII of the Bank’s non-trading positions as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
ΔEVE	~~W~~	1,405,114	1,920,912
ΔNII		479,416	583,853

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	3,696,968	7,996,448	165,011	103,108	23,127	696,033	12,680,695
Securities measured at FVTPL		18,332,571	643,182	—	2,215	—	20,905	18,998,873
Securities measured at FVOCI		23,482,482	11,200,811	445,215	546,946	—	313,962	35,989,416
Securities measured at amortized cost		8,661,446	166,086	—	—	—	—	8,827,532
Loans measured at FVTPL		439,026	—	—	—	—	—	439,026
Loans measured at amortized cost		135,999,639	58,461,477	3,738,864	2,619,762	1,185,611	1,988,037	203,993,390
Derivative financial assets		7,219,030	2,112,906	44,151	15,595	234,386	51,775	9,677,843
Other financial assets		4,737,432	4,298,557	99,454	64,435	11,670	193,260	9,404,808

		202,568,594	84,879,467	4,492,695	3,352,061	1,454,794	3,263,972	300,011,583
Financial liabilities:
Financial liabilities measured at FVTPL		1,927,516	263,992	—	—	—	—	2,191,508
Deposits		51,565,641	16,720,664	20,592	478,202	109	11,342	68,796,550
Borrowings		4,893,210	23,518,453	237,658	2,077,654	—	1,788,049	32,515,024
Debentures		112,352,432	35,371,538	3,242,811	182,879	97,197	7,511,382	158,758,239
Derivative financial liabilities		7,459,567	2,848,110	71,137	4,376	238,797	51,667	10,673,654
Other financial liabilities		7,221,435	4,589,507	115,796	68,067	9,437	204,852	12,209,094

		185,419,801	83,312,264	3,687,994	2,811,178	345,540	9,567,292	285,144,069

Net financial position	~~W~~	17,148,793	1,567,203	804,701	540,883	1,109,254	(6,303,320)	14,867,514

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

	December 31, 2023
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	2,053,194	6,109,070	54,613	88,293	31,063	323,575	8,659,808
Securities measured at FVTPL		15,369,828	667,073	—	2,116	—	19,539	16,058,556
Securities measured at FVOCI		23,180,190	9,601,225	76,216	499,704	—	530,729	33,888,064
Securities measured at amortized cost		8,430,505	152,683	—	—	—	—	8,583,188
Loans measured at FVTPL		488,432	—	—	—	—	—	488,432
Loans measured at amortized cost		136,780,322	54,107,004	4,261,084	2,095,045	1,045,941	1,692,384	199,981,780
Derivative financial assets		5,079,144	1,962,602	62,952	15,177	216,238	47,212	7,383,325
Other financial assets		5,805,262	3,051,990	52,799	34,950	2,293	1,189,348	10,136,642

		197,186,877	75,651,647	4,507,664	2,735,285	1,295,535	3,802,787	285,179,795
Financial liabilities:
Financial liabilities measured at FVTPL		1,659,485	260,576	—	—	—	—	1,920,061
Deposits		51,240,623	14,219,436	33,889	393,757	185	9,842	65,897,732
Borrowings		4,817,839	19,649,421	272,211	1,610,656	1,481	1,394,021	27,745,629
Debentures		114,993,187	31,115,161	3,206,528	153,390	97,197	7,368,404	156,933,867
Derivative financial liabilities		4,894,577	2,431,566	63,937	7,236	212,812	44,773	7,654,901
Other financial liabilities		6,848,988	3,508,339	56,519	35,828	1,627	1,371,973	11,823,274

		184,454,699	71,184,499	3,633,084	2,200,867	313,302	10,189,013	271,975,464

Net financial position	~~W~~	12,732,178	4,467,148	874,580	534,418	982,233	(6,386,226)	13,204,331

(v) Interest rate risk management

The Bank is closely monitoring the outputs prepared by the industrial working groups which is managing the transition to alternative benchmark rates and the markets related the rates. The outputs include the information published by regulatory authorities related to IBORs. The authorities have made it clear that after the end of 2021, they will no longer persuade or force banks to submit IBORs. Responding the transition, the Bank organized a task force led by the head of the risk management division and the task force has established the LIBOR transition plan that consists of work flows such as alternative interest rate determination, application development, customer communication management, risk management, taxation, finance, legal, and accounting system establishment. The important progress of the plan is reported to the management and may also be reported to the board of directors if necessary. The purpose of the task force is to review where exposure to IBOR occurs within the Bank’s business, and to develop and implement the plan to transit to the alternative benchmark rates. As of June 30, 2024, we have finalized the introduction of conversion and replacement rates for the majority of our U.S. dollar-denominated contracts. However, we aim to complete the conversion of certain unconverted contracts with maturities after June 2024 by the first interest rate rebalancing date that occurs.

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, NSFR and Mid- to long-term foreign currency fund management ratio

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

•	NSFR: Available Stable Funding / Required Stable Funding X 100

•	Mid- to long-term foreign currency fund management ratio: Foreign currency funding being repaid after 1 year / Foreign currency lending being collected after 1 year X 100

Early warning indicator

To identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 15 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

•	The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the Bank’s solvency securitization.

•	The Bank established detailed contingency plan to manage the liquidity risks at every risk situations.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments including interest payment as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	9,753,047	448,784	1,740,124	735,012	—	12,676,967
Securities measured at FVTPL		66,616	129,966	3,397,596	193,805	15,200,935	18,988,918
Securities measured at FVOCI		514,743	1,247,833	4,877,685	9,967,150	17,357,097	33,964,508
Securities measured at amortized cost		384,996	847,902	3,231,096	4,342,518	30,000	8,836,512
Loans		18,594,317	19,382,465	70,737,026	74,633,026	19,834,337	203,181,171
Other financial assets		7,447,383	—	—	—	2,068,292	9,515,675

	~~W~~	36,761,102	22,056,950	83,983,527	89,871,511	54,490,661	287,163,751

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	534,019	99,072	780,956	513,470	263,991	2,191,508
Deposits		25,903,173	11,687,422	25,450,769	5,604,792	138,933	68,785,089
Borrowings		6,851,635	8,068,083	10,266,279	6,188,265	873,724	32,247,986
Debentures		6,227,134	12,520,506	48,397,430	84,970,196	7,386,736	159,502,002
Other financial liabilities		8,618,843	2,857,246	—	—	6,009,962	17,486,051

	~~W~~	48,134,804	35,232,329	84,895,434	97,276,723	14,673,346	280,212,636

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	6,496,029	435,423	1,052,742	675,016	—	8,659,210
Securities measured at FVTPL		148,946	183,900	1,240,381	357,045	14,108,295	16,038,567
Securities measured at FVOCI		993,549	818,347	4,937,042	9,576,173	15,126,966	31,452,077
Securities measured at amortized cost		329,935	648,441	3,341,184	4,242,848	30,000	8,592,408
Loans		14,612,469	18,283,041	70,764,523	77,534,031	18,136,771	199,330,835
Other financial assets		8,432,805	—	—	—	1,773,897	10,206,702

	~~W~~	31,013,733	20,369,152	81,335,872	92,385,113	49,175,929	274,279,799

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	472,317	156,783	447,317	583,068	260,576	1,920,061
Deposits		27,470,945	11,085,432	20,825,008	6,400,963	128,990	65,911,338
Borrowings		4,644,515	5,118,500	11,503,777	5,421,288	840,401	27,528,481
Debentures		5,640,391	8,903,959	48,962,250	86,164,795	7,795,760	157,467,155
Other financial liabilities		8,439,585	2,664,173	—	—	5,703,816	16,807,574

	~~W~~	46,667,753	27,928,847	81,738,352	98,570,114	14,729,543	269,634,609

Remaining contractual maturity risks of derivative financial instruments as of June 30, 2024 and December 31, 2023 are as follows:

Net settlement of derivative financial instruments

	June 30, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Interest rate	~~W~~	(47,196)	(85,271)	(103,002)	(257,873)	993,784	500,442
Hedging purpose derivatives:
Interest rate		26,514	252,306	697,265	2,003,114	1,268,405	4,247,604

	~~W~~	(20,682)	167,035	594,263	1,745,241	2,262,189	4,748,046

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Interest rate	~~W~~	(2,033)	(28,349)	(275,111)	(366,676)	826,714	154,545
Stock		(1)	—	—	—	—	(1)
Hedging purpose derivatives:
Interest rate		43,722	144,662	543,394	1,595,618	1,336,540	3,663,936

	~~W~~	41,688	116,313	268,283	1,228,942	2,163,254	3,818,480

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

Gross settlement of derivative financial instruments

	June 30, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	69,440,039	28,253,853	73,665,441	109,008,273	7,796,267	288,163,873
Outflow		69,355,958	28,171,561	73,388,416	108,247,154	7,853,168	287,016,257
Hedging purpose derivatives:
Currency
Inflow		1,236,319	2,306,006	5,407,671	16,850,836	4,479,428	30,280,260
Outflow		1,240,333	2,289,384	5,725,426	18,088,439	4,313,461	31,657,043

Total inflow	~~W~~	70,676,358	30,559,859	79,073,112	125,859,109	12,275,695	318,444,133

Total outflow	~~W~~	70,596,291	30,460,945	79,113,842	126,335,593	12,166,629	318,673,300

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	45,348,884	27,478,545	57,355,351	87,467,138	5,566,523	223,216,441
Outflow		45,470,176	27,330,617	56,975,759	86,723,581	5,583,057	222,083,190

Hedging purpose derivatives:
Currency
Inflow		1,581,339	714,124	5,614,897	17,506,798	4,659,118	30,076,276
Outflow		1,828,956	1,245,814	5,799,883	17,135,514	4,444,721	30,454,888

Total inflow	~~W~~	46,930,223	28,192,669	62,970,248	104,973,936	10,225,641	253,292,717

Total outflow	~~W~~	47,299,132	28,576,431	62,775,642	103,859,095	10,027,778	252,538,078

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

Remaining contractual maturity risks of guarantees and commitments as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	2,170,687	2,441,719	4,113,629	9,835,573	620,672	19,182,280
Commitments		316,075	221,264	1,526,558	2,316,687	56,961,344	61,341,928

	~~W~~	2,486,762	2,662,983	5,640,187	12,152,260	57,582,016	80,524,208

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,210,778	2,221,822	5,049,000	9,253,213	629,577	18,364,390
Commitments		282,001	103,672	1,586,296	1,763,658	53,127,394	56,863,021

	~~W~~	1,492,779	2,325,494	6,635,296	11,016,871	53,756,971	75,227,411

THE REPUBLIC OF KOREA

Land and History

Political History

On December 3, 2024, President Yoon declared martial law, citing an urgent need to protect the country. The National Assembly swiftly voted to rescind the declaration of martial law, which led to President Yoon’s revocation of the decree just hours later. On December 14, 2024, the National Assembly voted in favor of President Yoon’s impeachment, for his purported acts of insurrection, among others, which resulted in an immediate suspension of his presidential powers. The Constitutional Court has commenced formal impeachment trial proceedings in order to determine whether President Yoon’s declaration of martial law constitutes an impeachable action, which determination must be made within 180 days of receiving the impeachment resolution from the National Assembly. If the Court upholds the impeachment, President Yoon would be removed from office immediately and a presidential election would be required to be held within 60 days of such judgment. On January 15, 2025, the Corruption Investigation Office for High-Ranking Officials arrested President Yoon in order to conduct questioning related to his declaration of martial law. These events have prompted numerous ongoing public protests, both against and in support of President Yoon. Although the Government believes that the Korean economy and society are resilient enough to withstand any temporary negative impact of such political developments or any potential ensuing societal unrest, there is no assurance that such developments would not have a material adverse effect on the Korean economy and public finances.

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first nine months of 2024 was 1.5% at chained 2020 year prices, primarily due to a 6.8% increase in exports of goods and services and a 1.7% increase in aggregate private and general government consumption expenditures, the effects of which were offset in part by a 4.4% increase in imports of goods and services and a 1.2% decrease in gross domestic fixed capital formation, each compared with the corresponding period of 2023.

Principal Sectors of the Economy

Prices, Wages and Employment

Based on preliminary data, the inflation rate was 2.6% and the unemployment rate was 2.8% in the first nine months of 2024.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 2,797.82 on June 28, 2024, 2,770.69 on July 31, 2024, 2,674.31 on August 30, 2024, 2,593.27 on September 30, 2024, 2,556.15 on October 31, 2024, 2,455.91 on November 29, 2024, 2,399.49 on December 30, 2024 and 2,518.03 on January 21, 2025.

Monetary Policy

Interest Rates

The Bank of Korea lowered its policy rate from 3.50% to 3.25% on October 11, 2024 and to 3.00% on November 28, 2024.

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,389.2 to US$1.00 on June 28, 2024, Won 1,384.6 to US$1.00 on July 31, 2024, Won 1,335.3 to US$1.00 on August 30, 2024, Won 1,319.6 to US$1.00 on September 30, 2024, Won 1,383.3 to US$1.00 on October 31, 2024, Won 1,394.7 to US$1.00 on November 29, 2024, Won 1,470.0 to US$1.00 on December 31, 2024 and Won 1,453.0 to US$1.00 on January 21, 2025.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic’s current account surplus in the first nine months of 2024 increased to US$64.6 billion from the current account surplus of US$16.8 billion in the corresponding period of 2023, primarily due to an increase in surplus from the goods account and a decrease in deficit from the services account, the effects of which were offset in part by a decrease in surplus from the income account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$36.8 billion in the first nine months of 2024. Exports increased by 9.6% to US$508.7 billion in the first nine months of 2024 from US$464.1 billion in the corresponding period of 2023, primarily due to an improvement in the domestic economic conditions of the Republic’s major trading partners. Imports decreased by 2.5% to US$471.9 billion in the first nine months of 2024 from US$484.0 billion in the corresponding period of 2023, primarily due to a decrease in energy and commodity prices, which also led to decreased unit prices of other major raw materials.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$415.6 billion as of December 31, 2024.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-280021.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

The Notes

We are offering US$     aggregate principal amount of     % notes due February     , 20   (the “20   Notes”), US$     aggregate principal amount of     % notes due February     , 20   (the “20   Notes”) and US$     aggregate principal amount of floating rate notes due on the Floating Rate Notes Interest Payment Date (as defined below) falling on or nearest to February   , 20   (the “Floating Rate Notes,” and together with the 20   Notes and the 20   Notes, the “Notes”).

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

Fixed Rate Notes

The 20      Notes are initially limited to US$      aggregate principal amount and the 20      Notes (together with the 20      Notes, the “Fixed Rate Notes”) are initially limited to US$      aggregate principal amount. The 20      Notes will mature on February      , 20      (the “20      Notes Maturity Date”) and the 20      Notes will mature on February      , 20      (the “20      Notes Maturity Date”, and together with the 20      Notes Maturity Date, the “Fixed Rate Notes Maturity Dates”). The 20      Notes will bear interest at the rate of      % per annum and the 20      Notes will bear interest at the rate of      % per annum, in each case payable semi-annually in arrear on February       and August       of each year (each, a “Fixed Rate Notes Interest Payment Date”), beginning on August      , 2025. Interest on the Fixed Rate Notes will accrue from February      , 2025. If any Fixed Rate Notes Interest Payment Date or any Fixed Rate Notes Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a 20      Note or 20      Note, as applicable, at the close of business on the fifteenth day (whether or not a business day) preceding the related Fixed Rate Notes Interest Payment Date. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Fixed Rate Notes in immediately available funds in U.S. dollars.

Floating Rate Notes

The Floating Rate Notes are initially limited to US$ aggregate principal amount. The Floating Rate Notes will mature on the Floating Rate Notes Interest Payment Date (as defined below) on or nearest to February     , 20     (the “Floating Rate Notes Maturity Date”). The Floating Rate Notes will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus     % per annum, payable

quarterly in arrear on February     , May     , August      and November      of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”), beginning on the Floating Rate Notes Interest Payment Date falling on or nearest to May     , 2025, and if redeemed early, the date of such redemption. In no event shall the rate of interest for the Floating Rate Notes be less than 0% for any Floating Rate Notes Interest Period (as defined herein).

Interest on the Floating Rate Notes will accrue from (and including) February     , 2025. If any Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date falls on a day that is not a business day (as defined below), that Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date will be adjusted in accordance with the Modified Following Business Day Convention. The term “Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a business day (and interest will continue to accrue to but excluding such following date that is a business day) unless that day falls in the next calendar month in which case that date will be the first preceding day that is a business day and interest shall accrue to but excluding such preceding business day. The term “business day” as used herein means a U.S. Government Securities Business Day (as defined herein) and a day other than a Saturday, a Sunday or any other day on which banking institutions in Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Floating Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding the related Floating Rate Notes Interest Payment Date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days in the applicable Floating Rate Notes Interest Period (as defined herein) divided by 360. We will make principal and interest payments on the Floating Rate Notes in immediately available funds in U.S. dollars.

1. Definition of Compounded Daily SOFR

“Compounded Daily SOFR” means the rate of return of a daily compound interest investment (with the daily secured overnight financing rate as the reference rate for the calculation of interest) and will be determined by the Calculation Agent (as defined herein) on the Floating Rate Notes Interest Determination Date in accordance with the following formula, and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, 0.000005 being rounded upwards:

where:

“d” means the number of calendar days in the Floating Rate Notes Interest Period;

“d0” for any Floating Rate Notes Interest Period, means the number of U.S. Government Securities Business Days (as defined herein) in the Floating Rate Notes Interest Period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the Floating Rate Notes Interest Period;

“ni” for any U.S. Government Securities Business Day “i” means the number of calendar days from, and including, such U.S. Government Securities Business Day “i” up to, but excluding, the following U.S. Government Securities Business Day;

“SOFRi-5USBD” means the SOFR Reference Rate for the U.S. Government Securities Business Day (being a U.S. Government Securities Business Day falling in the Floating Rate Notes Interest Period) falling five U.S. Government Securities Business Days prior to the relevant U.S. Government Securities Business Day “i”; and

“SOFR Reference Rate” means, in respect of any U.S. Government Securities Business Day, a reference rate equal to the daily secured overnight financing rate (“SOFR”) for such U.S. Government Securities Business Day as provided by the Federal Reserve Bank of New York, as the administrator of such rate (or any successor administrator of such rate) on the website of the Federal Reserve Bank of New York currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York (the “New York Fed’s Website”) in each case, on or about 5:00 p.m., New York City time, on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day (the “SOFR Determination Time”).

“Floating Rate Notes Interest Determination Date” means the date five U.S. Government Securities Business Days before each Floating Rate Notes Interest Payment Date;

“Floating Rate Notes Interest Period” refers to the period from (and including) February    , 2025 to (but excluding) the first Floating Rate Notes Interest Payment Date and each successive period from (and including) a Floating Rate Notes Interest Payment Date to (but excluding) the next Floating Rate Notes Interest Payment Date; and

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

The Bank of New York Mellon will serve as the “Calculation Agent” for the Floating Rate Notes. In the absence of manifest error, the Calculation Agent’s determination of Compounded Daily SOFR and its calculation of the applicable interest rate for each Floating Rate Notes Interest Period will be final and binding. The Calculation Agent will make available the interest rates for current and preceding Floating Rate Notes Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Floating Rate Notes are held in global form. In the event that the Floating Rate Notes are held in certificated form, the interest rates for current and preceding Floating Rate Notes Interest Periods will be published in the manner described below under “—Notices”. We have the right to replace the Calculation Agent with another leading commercial bank or investment bank in New York or London. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Floating Rate Notes Interest Period, we have a duty to appoint such other leading commercial bank or investment bank in New York or London.

2. Benchmark Transition

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if the Calculation Agent is notified by the Determination Agent on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined herein) have occurred with respect to the then-current Benchmark, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Determination Agent will have the right to make Benchmark Replacement Conforming Changes (as defined herein) from time to time.

Any determination, decision or election that may be made by the Determination Agent or us pursuant to the Benchmark Replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

a.

will be conclusive and binding absent manifest error, may be made in the Determination Agent’s sole discretion, and, notwithstanding anything to the contrary herein relating to the Floating Rate Notes;

b.	if made by us, will be made in our sole discretion;

c.	if made by the Determination Agent, will be made after consultation with us, and the Determination Agent will not make any such determination, decision or election to which we object; and

d.	shall become effective without consent from any other party.

Any determination, decision or election pursuant to the Benchmark Replacement provisions not made by the Determination Agent will be made by us on the basis as described above. The Calculation Agent shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the benchmark replacement provisions set forth herein.

None of the fiscal agent, paying agent or calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or Compounded Daily SOFR, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the fiscal agent, paying agent and calculation agent shall be entitled to conclusively rely on any determinations made by us or the Determination Agent without independent investigation, and none of the fiscal agent, paying agent or the calculation agent will have any liability for actions taken at our direction in connection therewith. None of the fiscal agent, paying agent or calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties as a result of the unavailability of SOFR, Compounded Daily SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms hereof and reasonably required for the performance of such duties. None of the fiscal agent, paying agent or calculation agent shall be responsible or liable for our actions or omissions or for those of the Determination Agent, or for any failure or delay in the performance by us or the Determination Agent, nor shall any of the fiscal agent, paying agent or calculation agent be under any obligation to oversee or monitor our performance or that of the Determination Agent.

For purposes of these Benchmark Replacement provisions:

“Benchmark” means, initially, Compounded Daily SOFR, as such term is defined above; provided that if the Determination Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded Daily SOFR (including the daily published component used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement;

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or the Determination Agent as of the Benchmark Replacement Date:

I.

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body (as defined herein) as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment (as defined herein);

II.	the sum of: (a) the ISDA Fallback Rate (as defined herein) and (b) the Benchmark Replacement Adjustment; or

III.

the sum of: (a) the alternate rate of interest that has been selected by us or the Determination Agent as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment;

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or the Determination Agent as of the Benchmark Replacement Date:

I.

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined herein);

II.	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment (as defined herein); and

III.

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or the Determination Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Determination Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Determination Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Determination Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Determination Agent determines is reasonably practicable);

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

I.

in the case of clause (I) or (II) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

II.	in the case of clause (III) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark;

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

I.

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

II.

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

III.	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative;

“Determination Agent” means an independent bank of international repute selected by and acting as our agent for the purposes of the conditions of the Floating Rate Notes and notified to the Fiscal Agent and Calculation Agent in writing. Neither the Calculation Agent nor the Fiscal Agent shall be responsible for the calculations made by, or the actions or omissions of, the Determination Agent and shall not be liable for any losses caused thereby.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time;

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor;

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded Daily SOFR, the SOFR Determination Time, as such time is defined herein, and (2) if the Benchmark is not Compounded Daily SOFR, the time determined by the Determination Agent in accordance with the Benchmark Replacement Conforming Changes;

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto; and

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

General

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that any of the global notes are exchanged for Notes in definitive registered form, we will appoint and maintain a paying agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption. In addition, in the event that any of the global notes are exchanged for Notes in definitive registered form, an announcement of such exchange will be made through the SGX-ST by or on behalf of us. Such announcement will include all material information with respect to the delivery of the certificates representing the Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have less than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published by us in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may hold your beneficial interests in the global notes through Euroclear or Clearstream, if you are a DTC participant in such systems, or indirectly through organizations that are DTC participants in such systems. Euroclear and Clearstream will hold their Euroclear/Clearstream participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The DTC participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its DTC participants, or persons holding beneficial interests in the Notes through such DTC participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the Fiscal Agency Agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the Fiscal Agency Agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•	borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•	borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus.

U.S. Federal Income Tax Considerations

For a discussion of U.S. federal income tax considerations that may be relevant to you if you are a beneficial owner of the Notes and are a U.S. holder, see “Taxation—U.S. Federal Income Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated January     , 2025 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has, severally and not jointly, agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Names of the Underwriters	Principal Amount of the 20 Notes	Principal Amount of the 20 Notes	Principal Amount of the Floating Rate Notes
BofA Securities, Inc.	US$	US$	US$
Citigroup Global Markets Limited
Crédit Agricole Corporate and Investment Bank
MUFG Securities Asia Limited
Standard Chartered Bank

Total	US$	US$	US$

Any Underwriter who is not registered as a broker-dealer with the Securities and Exchange Commission will not engage in any transaction related to the Notes in the United States except as permitted by the Exchange Act. Crédit Agricole Corporate and Investment Bank will offer the Notes in the United States through its registered broker-dealer affiliate in the United States, Crédit Agricole Securities (USA) Inc. Standard Chartered Bank will not effect any offers or sales of any Notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any series of the Notes, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on our behalf in such jurisdiction.

The Notes are a new class of securities with no established trading market. [Applications will be made] to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. In addition, applications will be made to list the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. Applications will also be made for listing of the Notes to the International Securities Market of the London Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of our net proceeds from the 20      Notes is US$      after deducting underwriting discounts but not estimated expenses. Expenses associated with the 20      Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 20      Notes.

The amount of our net proceeds from the 20      Notes is US$      after deducting underwriting discounts but not estimated expenses. Expenses associated with the 20      Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 20      Notes.

The amount of our net proceeds from the Floating Rate Notes is US$      after deducting underwriting discounts but not estimated expenses. Expenses associated with the Floating Rate Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Floating Rate Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Important Notice to CMIs (including private banks)

This notice to CMIs (including private banks) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including private banks). Certain CMIs may also be acting as OCs for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of the Issuer, a CMI or its group companies would be considered under the SFC Code as having an Association with the Issuer, the CMI or the relevant group company. CMIs should specifically disclose whether their investor clients have any Association when submitting orders for the Notes. In addition, private banks should take all reasonable steps to identify whether their investor clients may have any Associations with the Issuer or any CMI (including its group companies) and inform the Underwriters accordingly.

CMIs are informed that the marketing and investor targeting strategy for this offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, family offices and high net worth individuals, in each case, subject to the selling restrictions and any UK MiFIR product governance language set out elsewhere in this prospectus supplement.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the Notes (except for omnibus orders where underlying investor information may need to be provided to any OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, may result in that order being rejected. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including private banks as the case may be) in the order book and book messages.

CMIs (including private banks) should not offer any rebates to prospective investors or pass on any rebates provided by the Issuer. In addition, CMIs (including private banks) should not enter into arrangements which may result in prospective investors paying different prices for the Notes.

The SFC Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those Underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the Notes, private banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). private banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the SFC Code. private banks should be aware that placing an order on a “principal” basis may require the Underwriters to apply the “proprietary orders” of the SFC Code to such order and will require the Underwriters to apply the “rebates” requirements of the SFC Code (if applicable) to such order.

In relation to omnibus orders, when submitting such orders, CMIs (including private banks) that are subject to the SFC Code should disclose underlying investor information in respect of each order constituting the relevant omnibus order (failure to provide such information may result in that order being rejected). Underlying investor information in relation to omnibus orders should consist of:

•	The name of each underlying investor;

•	A unique identification number for each investor;

•	Whether an underlying investor has any “Associations” (as used in the SFC Code);

•	Whether any underlying investor order is a “Proprietary Order” (as used in the SFC Code);

•	Whether any underlying investor order is a duplicate order.

Underlying investor information in relation to omnibus orders should be sent to: bofa_dcm_syndicate_pb_orders@bofa.com; HKG-Syndicate@ca-cib.com; Asia-Syndicate@hk.sc.mufg.jp; synhk@sc.com.

To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including private banks) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to any OCs; and (B) that they have obtained the necessary consents from the underlying investors to disclose such information to any OCs. By submitting an order and providing such information to any OCs, each CMI (including private banks) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by any OCs and/or any other third parties as may be required by the SFC Code, including to the Issuer, relevant regulators and/or any other third parties as may be required by the SFC Code, for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in this offering. The Underwriters may be asked to demonstrate compliance with their obligations under the SFC Code, and may request other CMIs (including private banks) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including private banks) are required to provide the Underwriters with such evidence within the timeline requested.

By placing an order, prospective investors (including any underlying investors in relation to omnibus orders) are deemed to represent to the Underwriters that it is not a Sanctions Restricted Person. A “Sanctions Restricted Person” means an individual or entity (a “Person”): (a) that is, or is directly or indirectly owned or controlled by a Person that is, described or designated in (i) the most current “Specially Designated Nationals and Blocked Persons” list (which as of the date hereof can be found at: http://www.treasury.gov/ofac/downloads/sdnlist.pdf ) or (ii) the Foreign Sanctions Evaders List (which as of the date hereof can be found at: http://www.treasury.gov/ofac/downloads/fse/fselist.pdf) or (iii) the most current “Consolidated list of persons, groups and entities subject to EU financial sanctions” (which as of the date hereof can be found at: https://eeas.europa.eu/headquarters/headquartershomepage_en/8442/Consolidated%20list%20of%20sanctions); or (b) that is otherwise the subject of any sanctions administered or enforced by any Sanctions Authority, other than solely by virtue of: (i) their inclusion in the most current “Sectoral Sanctions Identifications” list (which as of the date hereof can be found at: https://www.treasury.gov/ofac/downloads/ssi/ssilist.pdf) (the “SSI List”), (ii) their inclusion in Annexes 3, 4, 5 and 6 of Council Regulation No. 833/2014, as amended by Council Regulation No. 960/2014 (the “EU Annexes”), (iii) their inclusion in any other list maintained by a Sanctions Authority, with similar effect to the SSI List or the EU Annexes, (iv) them being the subject of restrictions imposed by the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) under which BIS has restricted exports, re-exports or transfers of certain controlled goods, technology or software to such individuals or entities; (v) them being an entity listed in the Annex to the new Executive Order of 3 June 2021 entitled “Addressing the Threat from Securities Investments that Finance Certain Companies of the People’s Republic of China” (known as the Non-SDN Chinese Military- Industrial Complex Companies List), which amends the Executive Order 13959 of 12 November 2020 entitled “Addressing the threat from Securities Investments that Finance Chinese Military Companies”; or (vi) them being subject to restrictions imposed on the operation of an online service, Internet application or other information or communication services in the United States directed at preventing a foreign government from accessing the data of U.S. persons; or (c) that is located, organized or a resident in a comprehensively sanctioned country or territory, including Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the Donetsk’s People’s Republic or Luhansk People’s Republic. “Sanctions Authority” means: (a) the United States government; (b) the United Nations; (c) the European Union (or any of its member states); (d) the United Kingdom; (e) any other equivalent governmental or regulatory authority, institution or agency which administers economic, financial or trade sanctions; and (f) the respective governmental institutions and agencies of any of the foregoing including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United States Department of State, the United States Department of Commerce and His Majesty’s Treasury.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about February     , 2025, which we expect will be the      business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in one business day, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the first business day from the settlement, because the Notes will initially settle in T+    , you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us, and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Spain

The proposed offer of Notes has not been registered with the Comisión Nacional del Mercado de Valores (the “CNMV”). Accordingly, each of the Underwriters has represented and agreed that Notes can only be offered in Spain to qualified investors pursuant to and in compliance with the consolidated text of the Securities Market Law approved by Spanish Royal Legislative Decree 4/2015, Spanish Royal Decree 1310/2005, both as amended from time to time, and any regulation issued thereunder.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, each Underwriter has severally represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

•	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

Each Underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore.

Accordingly, each Underwriter has severally represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the offering of the Notes has been or will be lodged with or registered by Australian Securities and Investments Commission or the Australian Securities Exchange Limited. Each Underwriter has represented and agreed that it has not:

(a)	made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)	distributed or published and will not distribute or publish any draft, preliminary or final form offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless:

(i)

the minimum aggregate consideration payable by each offeree is at least AUD 500,000 (or its equivalent in an alternate currency) (disregarding money lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 and Part 7 of the Corporations Act 2001 of Australia; and

(ii)	such action complies with all applicable laws, directives and regulations and does not require any document to be lodged with, or registered by, the Australian Securities and Investments Commission.

Each Underwriter has agreed that it will not sell the Notes in circumstances where employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect, that the Notes, or an interest in or right in respect of the Notes, was being, or would later be, acquired either directly or indirectly by a resident of Australia, or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act).

Canada

Prospective Canadian investors are advised that the information contained within the prospectus supplement and the accompanying prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the prospectus supplement and the accompanying prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is purchasing, or deemed to be purchasing, as principal and is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Price Stabilization and Short Position

In connection with this offering, any of the Underwriters appointed and acting in its capacity as stabilizing manager (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. A penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Yulchon LLC, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Linklaters LLP, Seoul, Korea. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Linklaters LLP may rely as to matters of Korean law upon the opinion of Yulchon LLC, and Yulchon LLC may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea. Our Legal Entity Identifier is 549300ML2LNRZUCS7149.

Our Board of Directors can be reached at the address of our registered office: c/o 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 26, 2024 and a decision of our Chief Executive Officer dated December 23, 2024. On January 10, 2025, we filed our reports on the proposed issuance of the Notes with the Ministry of Economy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which are available to the public from the U.S. Securities and Exchange Commission’s website at http://www.sec.gov. This website is maintained by the U.S. Securities and Exchange Commission and contains reports and other information regarding issuers that file electronically with the U.S. Securities and Exchange Commission.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP	Common code
20 Notes	US500630EG96	500630 EG9
20 Notes	US500630EH79	500630 EH7
Floating Rate Notes	US500630EJ36	500630 EJ3

PROSPECTUS

US$12,854,705,000

The Korea Development Bank

Debt Securities

Warrants to Purchase Debt Securities

Guarantees

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 17, 2024

i

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “~~W~~” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “$”, “USD” or “US$” are to the currency of the United States of America, references to “Euro”, “EUR” or “€” are to the currency of the European Union, references to “Japanese Yen”, “JPY” or “¥” are to the currency of Japan, references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Swiss franc” or “CHF” are to the currency of Switzerland, references to “pound sterling”, “GBP” or “£” are to the currency of the United Kingdom, references to “Chinese offshore renminbi” or “CNH” are to the currency of the People’s Republic of China traded outside of mainland China, references to “Hong Kong dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Mexican Peso” or “MXN” are to the currency of the United Mexican States, references to “New Zealand Dollar” or “NZD” are to the currency of New Zealand, references to “Australian dollar” or “AUD” are to the currency of Australia, references to “Norwegian krone” or “NOK” are to the currency of Norway, references to “Brazilian real” or “BRL” are to the currency of the Federative Republic of Brazil, references to “Indonesian Rupiah” or “IDR” are to the currency of Indonesia, references to “Indian Rupee” or “INR” are to the currency of India and references to “Swedish Krona” or “SEK” are to the currency of Sweden.

All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Our separate financial information as of and for the years ended December 31, 2023 and 2022 included in this prospectus has been prepared in accordance with International Financial Reporting Standards as adopted in Korea, or Korean IFRS or K-IFRS. References in this prospectus to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries. KDB Financial Group, or KDBFG, a financial holding company, and Korea Finance Corporation, or KoFC, a public policy financing vehicle and the parent company of KDBFG, both of which had originally been established by spinning off a portion of our assets, liabilities and equity in October 2009, merged with and into us on December 31, 2014.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE KOREA DEVELOPMENT BANK

Overview

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended, or the KDB Act. Since our establishment, we have been the leading bank in the Republic with respect to the provision of long-term financing for projects designed to assist the nation’s economic growth and development. The Government directly owns all of our paid-in capital. Our registered office is located at 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul, The Republic of Korea. Our primary purpose, as stated in the KDB Act, the KDB Decree and our Articles of Incorporation, is to “furnish funds in order to expedite the development of the national economy.” We make loans available to major industries for equipment, capital investment and the development of high technology, as well as for working capital.

As of December 31, 2023, we had ~~W~~203,067.3 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for loan losses, present value discounts and deferred loan fees), total assets of ~~W~~316,361.8 billion and total equity of ~~W~~38,912.4 billion, as compared to ~~W~~202,032.2 billion of loans outstanding, ~~W~~312,845.3 billion of total assets and ~~W~~35,668.4 billion of total equity as of December 31, 2022. In 2023, we recorded interest income of ~~W~~11,489.0 billion, interest expense of ~~W~~9,927.5 billion and net income of ~~W~~2,508.9 billion, as compared to ~~W~~6,846.7 billion of interest income, ~~W~~5,102.9 billion of interest expense and ~~W~~465.0 billion of net income in 2022. See “—Selected Financial Statement Data.”

Currently, the Government directly holds 100% of our paid-in capital. In addition to contributions to our capital, the Government provides direct financial support for our financing activities, in the form of loans or guarantees. The Government has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor. The Government may dismiss each such person if he/she (i) violates the KDB Act, an order issued thereunder, or the Articles of Incorporation or (ii) is unable to perform his/her duties due to physical or mental disability. The Chairman may be dismissed by the President of the Republic at the recommendation of the chairman of the Financial Services Commission. The Chief Executive Officer and members of the Board of Directors may be dismissed by the Financial Services Commission at the recommendation of the Chairman and the Auditor may be dismissed by the Financial Services Commission. There is no prescribed timeline for dismissal. Pursuant to the KDB Act, the Financial Services Commission has supervisory power and authority over matters relating to our general business including, but not limited to, capital adequacy and managerial soundness.

The Government supports our operations pursuant to Article 32 of the KDB Act. Article 32 provides that “the annual net losses of the Korea Development Bank shall be offset each year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.” As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 32 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 32, may be amended at any time by action of the National Assembly.

In January 1998, the Government amended the KDB Act to:

•	subordinate our borrowings from the Government to other indebtedness incurred in our operations;

•

allow the Government to offset any deficit that arises if our reserve fails to cover our annual net losses by transferring Government-owned property, including securities held by the Government, to us; and

•	allow direct injections of capital by the Government without prior National Assembly approval.

The Government amended the KDB Act in May 1999 and the KDB Decree in March 2000, to allow the Financial Services Commission to supervise and regulate us in terms of capital adequacy and managerial soundness.

In March 2002, the Government amended the KDB Act to enable us, among other things, to:

•

obtain low-cost funds from The Bank of Korea and from the issuance of debt securities (in addition to already permitted industrial finance bonds), which funds may be used for increased levels of lending to small- and medium-sized enterprises;

•

broaden the scope of borrowers to which we may extend working capital loans to include companies in the manufacturing industry, enterprises which are “closely related” to enhancing the corporate competitiveness of the manufacturing industry and leading-edge high-tech companies; and

•	extend credits to mergers and acquisitions projects intended to facilitate corporate restructuring efforts.

In July 2005 and May 2009, the Government amended the KDB Act to provide that:

(1)	our annual net profit, after adequate allowances are made for depreciation in assets, shall be distributed as follows:

(i)	40% or more of the net profit shall be credited to reserve, until the reserve amounts equal the total amount of paid-in capital; and

(ii)

any net profit remaining following the apportionment required under subparagraph (i) above shall be distributed in accordance with the resolution of our Board of Directors and the approval of our shareholders;

(2)	accumulated amounts in reserve may be capitalized after offsetting any net losses; and

(3)

any distributions made in accordance with paragraph (1)(ii) above may be in the form of cash dividends or dividends in kind, provided that any distributions of dividends in kind must be made in accordance with applicable provisions of the KDB Decree.

In February 2008, the Government further amended the KDB Act, primarily to transfer most of the Government’s supervisory authority over us from the Ministry of Economy and Finance to the Financial Services Commission.

In May 2009, the Government amended the KDB Act to facilitate our privatization. The amendment provided for, among others:

•	the preparation for the transformation of us from a special statutory entity into a corporation, including the application of the Banking Act as applicable;

•

the expansion of our operation scope that enables us to engage in commercial banking activities, including retail banking (which was subsequently adjusted due to a change in the Government’s decision to halt its plan for our privatization and to consolidate and strengthen our public financing role, utilizing our rich experience and expertise in public policy financing);

•

the provision of government guarantees for our mid-to-long term foreign currency debt outstanding at the time of initial sale of the Government’s stake in KDBFG (subject to the National Assembly’s authorization of the Government guarantee amount) and possible guarantees for our foreign currency debt incurred for the refinancing of such mid-to-long term foreign currency debt with the government guarantee during the period when the Government owns more than 50% of our shares; and

•	the establishment of KDBFG and KoFC and application of the Financial Holding Company Act to KDBFG.

In May 2014, the Government and the National Assembly amended the KDB Act to streamline the financial policy roles among Government-owned banks and financial corporations in order to better respond systematically to rapidly changing domestic and international economic conditions by merging KDBFG and KoFC into us. The amended KDB Act provides, among others, that:

•	the Government will halt its plan for our privatization;

•	public policy financing will be consolidated and strengthened through the newly merged entity;

•	we will comprehensively succeed to the properties, rights and obligations of KDBFG and KoFC upon the consummation of the merger;

•	the bonds issued by KDBFG and the policy bank bonds issued by the KoFC shall be deemed as the industrial financial bonds issued by us;

•	the business engaged in by KoFC in accordance with the Korea Finance Corporation Act or other laws and decrees will be continuously performed by us; and

•

the repayment of the principal of and interest on foreign currency debt (with an original maturity of one year or more at the time of issuance) incurred by KoFC and us before this amended KDB Act comes into force shall be guaranteed by the Government at the time of initial sale by the Government of its equity interest in us, subject to the approval by the National Assembly.

In May 2020, the Government amended the KDB Act in order to provide statutory grounds for the establishment of the Key Industry Stabilization Fund to support businesses in certain key industries that face financial difficulties resulting from the COVID-19 pandemic.

The Minister of Economy and Finance of the Republic has, on behalf of the Republic, signed the registration statement of which this prospectus forms a part.

Capitalization

As of December 31, 2023, our authorized capital was ~~W~~30,000 billion and our capitalization was as follows:

	December 31, 2023(1)
	(billions of Won)
Long-term debt(2):
Won currency borrowings	~~W~~	4,368.3
Industrial finance bonds		153,172.4
Foreign currency borrowings		4,668.4

Total long-term debt		162,209.1	(3)(4)

Capital:
Paid-in capital		23,926.6
Capital surplus		2,468.7
Retained earnings(5)		10,358.8
Accumulated other comprehensive income		2,158.4

Total capital		38,912.4

Total capitalization	~~W~~	201,121.5

(1)	Except as disclosed in this prospectus, there has been no material adverse change in our capitalization since December 31, 2023.
(2)	Defined as debt that has a maturity at issuance of one year or more.
(3)

We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,289.4 to US$1.00, which was the market average exchange rate, as announced by the Seoul Monetary Brokerage Services Ltd., on December 29, 2023.

(4)

As of December 31, 2023, we had confirmed acceptances and guarantees totaling ~~W~~10,804.7 billion under outstanding guarantees issued on behalf of our clients. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2023 and 2022—Note 40.”

(5)

Includes regulatory reserve for credit losses of ~~W~~212.0 billion as of December 31, 2023. If our allowance for credit losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for credit losses, which is shown as a separate item included in retained earnings. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2023 and 2022—Note 24.”

Business

Purpose and Authority

Since our establishment, we have been the leading bank in the Republic in providing long-term financing for projects designed to assist the nation’s economic growth and development.

Under the KDB Act, the KDB Decree and our Articles of Incorporation, our primary purpose is to “contribute to the sound development of the financial industry and the national economy by supplying and managing funds necessary for the development and promotion of industries, expansion of social infrastructure, development of regions, stabilization of the financial markets and facilitation of sustainable growth.” Since we serve the public policy objectives of the Government, we do not seek to maximize profits. We do, however, strive to maintain a level of profitability to strengthen our equity base and support growth in the volume of our business.

Under the KDB Act, we may:

•	carry out activities necessary to accomplish the expansion of the national economy, subject to the approval of the Financial Services Commission;

•	provide loans or discount notes;

•	subscribe to, underwrite or invest in securities, subject to certain restrictions;

•	guarantee or assume indebtedness;

•

raise funds by accepting demand deposits and time and savings deposits from the general public, issuing securities, borrowing from the Government, The Bank of Korea or other financial institutions, and borrowing from overseas;

•	execute foreign exchange transactions, including currency and interest swap transactions;

•	provide planning, management, research and other support services at the request of the Government, public bodies, financial institutions or enterprises;

•	manage and operate various funds established pursuant to Government-led initiatives; and

•	carry out other businesses incidental to the foregoing (subject to the approval of the Financial Services Commission).

Government Support and Supervision

The Government owns directly all of our paid-in capital. Since our establishment, the Government has made capital contributions not only in cash but also in the form of shares of common stock of Government-affiliated entities. Recent examples include the Government’s contributions to our capital of (i) ~~W~~500 billion in cash and ~~W~~55 billion in cash in March 2019 and September 2019, respectively, (ii) ~~W~~451 billion in cash and ~~W~~1,652 billion in cash in April 2020 and July 2020, respectively, (iii) ~~W~~510 billion in cash and ~~W~~611 billion in cash in January 2021 and May 2021, respectively, (iv) ~~W~~392 billion in cash in March 2022, ~~W~~308 billion in cash in July 2022 and ~~W~~565 billion in the form of shares of common stock of Korea Land and Housing Corporation in December 2022, and (v) ~~W~~435 billion in the form of shares of common stock of Korea Land and Housing Corporation in March 2023, ~~W~~120 billion in cash in May 2023 and ~~W~~220 billion in cash in October 2023.

Taking into account these capital contributions, as of December 31, 2023, our total paid-in capital was ~~W~~23,926.6 billion. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2023 and 2022—Note 24.” In March 2024, the Government contributed ~~W~~2 trillion in the form of shares of common stock of Korea Land and Housing Corporation to our capital.

In addition to capital contributions, the Government directly supports our financing activities by:

•	lending us funds to on-lend;

•	allowing us to administer Government loans made from a range of special Government funds;

•	allowing us to administer some of The Bank of Korea’s surplus foreign exchange holdings; and

•	allowing us to receive credit from The Bank of Korea.

The Government also supports our operations pursuant to Articles 31 and 32 of the KDB Act. Article 31 provides that “40% or more of the annual net profit of the Korea Development Bank shall be transferred to reserve, until the reserve amounts equal the total amount of authorized capital” and that accumulated amounts in reserve may be capitalized. Article 32 provides that “the net losses of the Korea Development Bank shall be offset each fiscal year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.”

As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and the guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 32 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 32, may be amended at any time by action of the National Assembly.

The Government closely supervises our operations in the following ways:

•	the Government has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor;

•	within three months after the end of each fiscal year, we must submit our financial statements for the fiscal year to the Financial Services Commission;

•

the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Financial Services Commission may issue any orders deemed necessary to enforce the KDB Act;

•	the Financial Services Commission must approve our operating manual, which sets out the guidelines for all principal operating matters;

•

the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KDB Decree and the Bank Supervisory Regulations of the Financial Services Commission and may issue orders deemed necessary for such supervision; and

•	we may amend our Articles of Incorporation only with the approval of the Financial Services Commission.

We have had our annual financial statements for years commencing 1998 audited by an external auditor. See “—Financial Statements and the Auditors” and “Experts.”

Pursuant to our most recently approved program of operations, we expect to support the reform and restructuring of the Republic’s economic and industrial structure, including financing of promising small- and medium-sized enterprises, providing export finance and encouraging investments in infrastructure necessary to promote consumer demand and industrial reorganization.

We also pay dividends on a regular basis to the Government. For fiscal years 2021, 2022 and 2023, we paid to the Government dividends amounting to ~~W~~833.1 billion, ~~W~~164.7 billion and ~~W~~878.1 billion, respectively.

Selected Financial Statement Data

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Consolidated Financial Statement Data

The following table presents selected statements of financial position data regarding our assets, liabilities and shareholders’ equity on a consolidated basis as of December 31, 2023 and 2022, which have been derived from our audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022.

	As of December 31,
	2022		2023

	(billions of Won)
Statements of Financial Position Data
Total Loans (measured at amortized cost)(1)	~~W~~	213,076.2	~~W~~	217,196.1
Total Borrowings(2)		266,914.2		266,741.1
Total Assets		352,605.4		346,830.5
Total Liabilities		315,780.0		307,921.1
Equity		36,825.4		38,909.4

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(2)	Total Borrowings include deposits, financial liabilities measured at fair value through profit or loss, borrowings and debentures.

Our selected income statement data included in the following table have been derived from our audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022.

	Year Ended December 31,
	2022		2023

	(billions of Won)
Income Statement Data
Total Interest Income	~~W~~	8,080.6	~~W~~	12,831.8
Total Interest Expense		5,368.9		10,396.2
Net Interest Income		2,711.7		2,435.6
Operating Income		846.5		1,472.8
Non-operating Expense		(9,957.8)		(1,018.4)
Profit (Loss) before Income Taxes		(9,111.3)		454.3
Income Tax Benefit		(2,286.4)		(696.1)
Net Income (Loss)		(7,895.3)		3,478.6

Separate Financial Statement Data

The following tables present selected separate financial information as of and for the years ended December 31, 2023 and 2022, which has been derived from our audited separate financial statements as of and for the years ended December 31, 2023 and 2022 included in this prospectus. You should read the following financial statement data together with the financial statements and notes included in this prospectus.

	As of December 31,
	2022		2023

	(billions of Won)
Statements of Financial Position Data
Total Loans (measured at amortized cost)(1)	~~W~~	202,032.2	~~W~~	203,067.3
Total Borrowings(2)		253,937.5		252,497.3
Total Assets		312,845.3		316,361.8
Total Liabilities		277,176.9		277,449.4
Equity		35,668.4		38,912.4

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(2)	Total Borrowings include deposits, financial liabilities measured at fair value through profit or loss, borrowings and debentures.

As of December 31, 2023, our total assets increased by 1.1% to ~~W~~316,361.8 billion from ~~W~~312,845.3 billion as of December 31, 2022, primarily due to an increase in securities measured at fair value through profit or loss to ~~W~~16,058.6 billion as of December 31, 2023 from ~~W~~11,951.9 billion as of December 31, 2022, an increase in assets held for sale to ~~W~~3,228.4 billion as of December 31, 2023 from nil as of December 31, 2022, an increase in other assets to ~~W~~10,175.8 billion as of December 31, 2023 from ~~W~~7,711.2 billion as of December 31, 2022, an increase in securities measured at amortized cost to ~~W~~8,583.2 billion as of December 31, 2023 from ~~W~~6,355.9 billion as of December 31, 2022 and an increase in loans measured at amortized cost to ~~W~~199,981.8 billion as of December 31, 2023 from ~~W~~198,045.6 billion as of December 31, 2022. The effects of such increases were offset in large part by a decrease in securities measured at fair value through other comprehensive income to ~~W~~33,888.1 billion as of December 31, 2023 from ~~W~~37,684.9 billion as of December 31, 2022, a decrease in cash and due from banks to ~~W~~8,659.8 billion as of December 31, 2023 from ~~W~~11,538.8 billion as of December 31, 2022, a decrease in derivative financial assets to ~~W~~7,383.3 billion as of December 31, 2023 from ~~W~~9,794.5 billion as of December 31, 2022 and a decrease in investments in subsidiaries and associates to ~~W~~26,870.6 billion as of December 31, 2023 from ~~W~~27,992.3 billion as of December 31, 2022.

As of December 31, 2023, our total liabilities increased by 0.1% to ~~W~~277,449.4 billion from ~~W~~277,176.9 billion as of December 31, 2022, primarily due to an increase in other liabilities to ~~W~~12,100.4 billion as of December 31, 2023 from ~~W~~6,993.7 billion as of December 31, 2022, an increase in borrowings to ~~W~~27,745.6 billion as of December 31, 2023 from ~~W~~25,429.2 billion as of December 31, 2022 and an increase in financial liabilities measured at fair value through profit or loss to ~~W~~1,920.1 billion as of December 31, 2023 from ~~W~~1,469.7 billion as of December 31, 2022, among others. The effects of such increases were mostly offset by a decrease in derivative financial liabilities to ~~W~~7,654.9 billion as of December 31, 2023 from ~~W~~11,317.0 billion as of December 31, 2022, a decrease in deposits to ~~W~~65,897.7 billion as of December 31, 2023 from ~~W~~68,326.7 billion as of December 31, 2022 and a decrease in debentures to ~~W~~156,933.9 billion as of December 31, 2023 from ~~W~~158,711.9 billion as of December 31, 2022.

As of December 31, 2023, our total equity increased by 9.1% to ~~W~~38,912.4 billion from ~~W~~35,668.4 billion as of December 31, 2022, primarily due to an increase in retained earnings to ~~W~~10,358.8 billion as of December 31, 2023 from ~~W~~7,222.2 billion as of December 31, 2022.

Our selected income statement data included in the following table have been derived from our audited separate financial statements as of and for the years ended December 31, 2023 and 2022 included in this prospectus.

	Year Ended December 31,
	2022		2023

	(billions of Won)
Income Statement Data
Total Interest Income	~~W~~	6,846.7	~~W~~	11,489.0
Total Interest Expense		5,102.9		9,927.5
Net Interest Income		1,743.8		1,561.5
Operating Income		1,757.7		2,996.9
Profit before Income Taxes		592.7		3,261.7
Income Tax Expense		127.7		752.7
Net Income		465.0		2,508.9

2023

We had net income of ~~W~~2,508.9 billion in 2023 compared to ~~W~~465.0 billion in 2022, on a separate basis. The principal factors for the increase in net income included:

•

a reversal of impairment loss on investments in subsidiaries and associates of ~~W~~562.6 billion in 2023 compared to an impairment loss on such investments of ~~W~~1,168.6 billion in 2022, primarily due to an increase in the recoverable amount of our investment in Hanwha Ocean Co., Ltd. (formerly, Daewoo Shipbuilding & Marine Engineering Co., Ltd., or DSME), resulting from an increase in the fair value of such investment following its acquisition by the Hanwha Group;

•

a reversal of provisions for credit losses of ~~W~~802.6 billion in 2023 compared to provisions for credit losses of ~~W~~260.4 billion in 2022, primarily due to a reversal of our loan loss allowances in 2023, which was in turn primarily due to a decrease in our expected credit losses resulting from a general improvement in the credit ratings of companies in the Korean shipbuilding sector to which we provided loans, including Hanwha Ocean Co., Ltd., K Shipbuilding Co., Ltd. (formerly, STX Offshore & Shipbuilding) and Daehan Shipbuilding Co., Ltd.;

•

a change in net foreign currency transaction gain (loss) to a net gain of ~~W~~302.4 billion in 2023 from a net loss of ~~W~~300.9 billion in 2022, which was primarily due to foreign currency fluctuations; and

•

a change in net gain (loss) on securities measured at fair value through profit or loss to a net gain of ~~W~~518.8 billion in 2023 from a net loss of ~~W~~39.4 billion in 2022, which was primarily due to the stabilization of interest rate levels in 2023 compared to 2022.

The above factors were partially offset by the following factors:

•

an increase in income tax expense to ~~W~~752.7 billion in 2023 from ~~W~~127.7 billion in 2022, primarily due to an increase in profit before income taxes to ~~W~~3,261.7 billion in 2023 from ~~W~~592.7 billion in 2022;

•

a change to a net loss on financial liabilities measured at fair value through profit or loss of ~~W~~148.1 billion in 2023 from a net gain of ~~W~~465.1 billion in 2022, primarily due to fluctuations in the interest rate levels of structured industrial finance debentures and structured deposits; and

•

an increase in other non-operating expense to ~~W~~314.3 billion in 2023 from ~~W~~10.3 billion in 2022, primarily due to an increase in impairment loss on assets held for sale to ~~W~~294.2 billion in 2023 from nil in 2022, which in turn mainly resulted from an increase in the impairment loss recognized on our shares of HMM Company Limited.

2022

We had net income of ~~W~~465.0 billion in 2022 compared to ~~W~~2,461.8 billion in 2021, on a separate basis. The principal factors for the decrease in net income included:

•

a change in net other operating income (expense) to a net expense of ~~W~~349.8 billion in 2022 from a net income of ~~W~~1,738.6 billion in 2021, primarily due to a change in net gain (loss) on disposal of loans measured at fair value through profit or loss to a net loss of ~~W~~0.6 billion in 2022 from a net gain of ~~W~~1,850.7 billion in 2021, which in turn was primarily due to the gains recognized in connection with the conversion of our convertible bonds issued by HMM Company Limited into common shares in 2021, which was not repeated in 2022; and

•

an impairment loss on investments in subsidiaries and associates of ~~W~~1,168.6 billion in 2022, primarily due to decreases in the recoverable amounts of our investments in HMM Company Limited, DSME and Hanjin KAL, each resulting from decreases in the fair value of such investments, compared to a reversal of impairment loss on investments in subsidiaries and associates of ~~W~~363.1 billion in 2021.

The above factors were partially offset by the following factors:

•

a decrease in income tax expense to ~~W~~127.7 billion in 2022 from ~~W~~1,193.5 billion in 2021, primarily due to a decrease in profit before income taxes to ~~W~~592.7 billion in 2022 from ~~W~~3,655.4 billion in 2021; and

•

a decrease in provisions for credit losses to ~~W~~260.4 billion in 2022 from ~~W~~847.4 billion in 2021, primarily due to a decrease in expected credit losses in anticipation of an improvement in the overall asset quality of our loan portfolio resulting from a recovery from the COVID-19 pandemic.

Allowances for Loan Losses and Loans in Arrears

We establish allowances for losses from problem loans, including guarantees and other extensions of credit, based on the length of the delinquent periods and the nature of the loans, including guarantees and other extensions of credit. Under K-IFRS 1109, we establish allowances for credit losses based on expected credit losses instead of incurred losses by assessing changes in expected credit losses and recognizing such changes as impairment loss (or reversal of impairment loss) in profit or loss. The allowance required to be established with respect to a loan or receivable is the amount of the expected 12-month credit loss or the expected lifetime credit loss for the applicable loan or receivable, according to three stages of credit risk deterioration since initial recognition.

As of December 31, 2023, we established allowances of ~~W~~3,100.0 billion for loan losses, which was 22.4% lower than the allowances as of December 31, 2022 of ~~W~~3,997.2 billion, primarily due to a decrease in expected credit losses in light of an improvement in the credit ratings of certain shipbuilding companies to which we extended loans. Allowances for loan losses under K-IFRS are recorded for loans based on expected credit losses, depending on whether there has been a significant increase in credit risk or a credit impairment since initial recognition and, if our allowances for loan losses are deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for loan losses within retained earnings. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2023 and 2022—Notes 3(27), 9(1), 24(4) and 24(5).”

Certain of our customers have restructured loans with their creditor banks. As of December 31, 2023, we have provided loans of ~~W~~811.0 billion for companies under workout, court receivership, court mediation and other restructuring procedures. As of December 31, 2023, we had established allowances of ~~W~~409.0 billion for loan losses with respect to such companies. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the allowances established.

The following table provides information on our loan loss allowances.

		As of December 31, 2022(1)				As of December 31, 2023(1)
		Loan Amount		Loan Loss Allowances		Loan Amount		Loan Loss Allowances

		(billions of Won)
Loan Classification	Normal(2)	~~W~~	197,801.8	~~W~~	1,931.8	~~W~~	201,239.1	~~W~~	2,127.3
	Precautionary		2,944.3		1,213.0		412.3		77.1
	Substandard		572.0		274.8		624.1		223.6
	Doubtful		130.9		119.1		163.6		139.6
	Expected Loss		583.2		458.5		628.2		532.4

	Total	~~W~~	202,032.2	~~W~~	3,997.2	~~W~~	203,067.3	~~W~~	3,100.0

(1)

These figures include loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss allowances for all loans including loans guaranteed by the Government.

As of December 31, 2023, our non-performing loans totaled ~~W~~1,416.0 billion, representing 0.7% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On December 31, 2023, our legal reserve was ~~W~~2,721.9 billion, representing 1.3% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure to a number of financially troubled Korean companies including HMM Company Limited (formerly, Hyundai Merchant Marine Co., Ltd.), HJ Shipbuilding & Construction Co., Ltd. (formerly, Hanjin Heavy Industries and Construction Co., Ltd.), Daehan Shipbuilding Co., Ltd., K Shipbuilding Co., Ltd. (formerly, STX Offshore & Shipbuilding), GM Korea Company and Taeyoung E&C. As of December 31, 2023, our credit extended to these companies totaled ~~W~~9,961.4 billion, accounting for 3.1% of our total assets as of such date.

The following table shows the changes in credit exposure (including loans classified as substandard or below, guarantees and equity investments classified as estimated loss or below) extended to these companies as of the dates indicated:

	As of December 31,
Company	2022		2023		Primary Reason for Change

	(billions of Won)
Hanwha Ocean	~~W~~	7,954.9	~~W~~	—	No longer considered a financially troubled company subsequent to acquisition by Hanwha in May 2023
HMM Company Limited		7,265.7		6,549.4	Decrease due to conversion of convertible bonds into stocks and a decrease in the value of stocks
HJ Shipbuilding & Construction		996.5		1,195.7	Increase due to an increase in refund guarantees
Daehan Shipbuilding		859.9		977.2	Increase due to an increase in working capital loans
K Shipbuilding		659.4		645.2	Decrease due to a decrease in working capital loans
GM Korea Company		376.5		455.9	Increase due to an increase in the value of stocks
Taeyoung E&C		162.0		138.0	Decrease due to a decrease in commercial papers

Total	~~W~~	18,274.9	~~W~~	9,961.4

As of December 31, 2023, we established allowances of ~~W~~0.7 billion for HMM Company Limited, ~~W~~86.7 billion for HJ Shipbuilding & Construction, ~~W~~99.7 billion for Daehan Shipbuilding, ~~W~~31.9 billion for K Shipbuilding, none for GM Korea Company and ~~W~~116.1 billion for Taeyoung E&C.

During 2015, DSME (now Hanwha Ocean Co., Ltd.), one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties primarily due to significant losses incurred in connection with the construction of offshore plants resulting from a prolonged slowdown in the global shipbuilding industry. Since then, we and The Export-Import Bank of Korea, together with certain other creditors, had provided various forms of financial support to DSME, including debt-to-equity swaps, extension of loans and other forms of liquidity support. In May 2023, Hanwha Group acquired newly issued shares of DSME through a paid-in capital increase, acquiring a 49.3% equity stake in DSME and thereby becoming its largest shareholder. Hanwha Group subsequently re-named DSME to Hanwha Ocean Co., Ltd. Since its acquisition by Hanwha Group, we no longer consider Hanwha Ocean Co., Ltd. to be a financially troubled company.

In July 2016, HMM Company Limited executed a debt-to-equity swap with us and other creditors, as part of its continued restructuring led by us as its largest creditor, and affiliates of the Hyundai group reduced their shareholdings in HMM Company Limited, which resulted in us becoming the largest shareholder of HMM Company Limited. In October 2018, we injected ~~W~~1 trillion in emergency aid into HMM Company Limited in order to normalize its operations by purchasing bonds with warrants and convertible bonds issued by HMM Company Limited. We also concurrently entered into an agreement to jointly manage HMM Company Limited together with Korea Ocean Business Corporation until December 2020, which was subsequently extended to January 2022. In June 2021, we exercised our right to convert ~~W~~300 billion of our convertible bonds into 60 million common shares of HMM Company Limited. Following an improvement in the financial performance of HMM Company Limited, we ended our joint management of HMM Company Limited in January 2022, upon which Korea Ocean Business Corporation became its sole manager. We and Korea Ocean Business Corporation are each pursuing the sale of our respective equity shares in HMM Company Limited. In July 2023, we and Korea Ocean Business Corporation jointly announced a combined sale of an aggregate of approximately 38.9%

of the equity interest in HMM Company Limited through a competitive bidding process. Although a consortium led by Harim Group was initially selected as the preferred bidder in December 2023, we concluded our negotiations with them in February 2024 upon failure to reach an agreement on certain commercial issues. In May 2024, we exercised our right to convert ~~W~~100 billion of our convertible bonds into 20 million common shares of HMM Company Limited. As of May 20, 2024, our equity stake in HMM Company Limited amounted to 29.8%.

In January 2019, HJ Shipbuilding & Construction Philippines, a subsidiary of HJ Shipbuilding & Construction at Subic Bay in the Philippines, declared bankruptcy and filed for corporate rehabilitation with a regional trial court following its failure to comply with loan obligations to its Philippine lenders. In March 2019, creditors in Korea (including us) and lenders in the Philippines agreed on, and executed, a business normalization plan including a debt-to-equity swap and capital reduction for HJ Shipbuilding & Construction, as a result of which we became the largest shareholder of HJ Shipbuilding & Construction. In September 2021, creditors of HJ Shipbuilding & Construction (including us) sold a 66.85% interest in the company to a consortium led by Dongbu Corporation.

K Shipbuilding has faced financial difficulties for the past several years due to prolonged slowdowns in the Korean shipbuilding and shipping industries. K Shipbuilding, which had filed for court receivership in May 2016 and executed debt-to-equity swaps with their creditors (including us) in December 2016 under a rehabilitation plan through which we increased our equity interest to 43.9% and became its largest shareholder, exited court receivership in July 2017. In November 2020, we selected a consortium consisting of KH Investment and UAMCO., Ltd. as the preferred bidder for the sale of shares of K Shipbuilding. In July 2021, the consortium acquired a 97% interest in K Shipbuilding for ~~W~~250 billion. In December 2021, we terminated our creditor management of K Shipbuilding, and in December 2022, sold all of our equity stake in K Shipbuilding.

In January 2024, Taeyoung Engineering & Construction Co., or Taeyoung E&C, commenced workout procedures, pursuant to which its creditors, including us, agreed to temporarily defer all of its debt payment obligations. Subsequently, we, as the lead creditor, worked together with external consultants to evaluate Taeyoung E&C’s ability to maintain its business and repay its loans. In April 2024, we proposed a corporate improvement plan to restructure Taeyoung E&C based on such evaluation, which would involve debt-to-equity swaps and capital reductions, among others, and the creditors approved such corporate improvement plan, following which we entered into an agreement with Taeyoung E&C to implement such plan.

In 2023, we sold non-performing loans worth ~~W~~271.7 billion to Kiwoom F&I Co., Ltd.

Our large exposure to financially troubled companies in Korea means that we are also exposed to financial difficulties experienced by our borrowers as a result of, among other things, adverse economic conditions in Korea and globally, which could disrupt the business, activities and operations of many of our borrowers, which in turn could have an adverse impact on the ability of our borrowers to meet existing payment or other obligations to us. For example, the recent COVID-19 pandemic resulted in significant global and domestic economic and financial disruptions, and had an especially direct negative impact on certain of our borrowers, among them the airline industry, which required significant liquidity following a sharp decline in aircraft traffic and a dramatic increase in the number of suspended flights due to entry restrictions imposed by many countries in response to COVID-19 during the course of the pandemic.

In April 2020, we provided Asiana Airlines, a subsidiary of Kumho Asiana Group and the second-largest airline in Korea, with liquidity support in the aggregate amount of approximately ~~W~~1.2 trillion, in the form of the provision of a credit line and an investment in its perpetual convertible bonds. Our decision to take such measure was largely driven by a need to address Asiana Airlines’ financial difficulties resulting from the negative impact of the COVID-19 pandemic on the airline industry, although we had previously provided Asiana Airlines with liquidity support in similar amount and form in 2019 as well with the aim of enhancing its financial condition. In the fourth quarter of 2020, we injected ~~W~~0.3 trillion into Asiana Airlines through the Key Industry Stabilization

Fund, which was established by the Government to support businesses in certain key industries that faced financial difficulties resulting from the COVID-19 pandemic, in order to normalize its operations following the cancellation of plans by a consortium led by HDC Hyundai Development to acquire Asiana Airlines. In November 2020, we signed an investment agreement with Hanjin KAL, the parent company of Korean Air Lines, to inject ~~W~~800 billion (consisting of ~~W~~500 billion through participation in a rights offering and ~~W~~300 billion through purchase of exchangeable bonds) into Hanjin KAL in connection with Korean Air Lines’ contemplated acquisition of a 63.9% stake in Asiana Airlines through a transaction valued at ~~W~~1.8 trillion (the “Asiana Acquisition”), subsequent to which we expect our equity interest in Hanjin KAL to amount to approximately 10.6%. In December 2020, Asiana Airlines’ shareholders approved a 3-to-1 share capital reduction plan, which was aimed at offsetting part of Asiana Airlines’ deficits and improving its capital structure. However, the consummation of the Asiana Acquisition currently remains subject to a number of factors, including uncertainties regarding approval of the Asiana Acquisition by the antitrust authorities of a number of jurisdictions, including Korean Air Lines’ ability to meet the conditions imposed by certain jurisdictions that have granted conditional approvals. If the Asiana Acquisition is completed, Asiana Airlines would become Korean Air Lines’ consolidated subsidiary.

In addition, adverse economic conditions in Korea have prompted the Government in recent years to implement various emergency aid initiatives involving Korean banks, including us, to provide liquidity assistance to a range of financially troubled companies. Such initiatives include, among others, the provision of new loans to financially troubled companies, extension of maturity dates for existing loans and suspension of interest payment obligations for an extended period of time. For example, in February 2024, the Government announced a financial support program amounting to ~~W~~75.9 trillion mostly aimed at helping small- and medium-sized enterprises overcome adverse economic conditions resulting from the prevailing high interest rate environment and expand their businesses into new industries, to which we plan to contribute ~~W~~25.8 trillion. Our participation in such Government-led initiatives may lead us to extend credit to financially troubled borrowers that we would not otherwise extend, or offer terms for such credit that we would not otherwise offer, in the absence of such initiatives. Furthermore, there is no guarantee that the financial condition and liquidity position of our financially troubled borrowers benefiting from such initiatives will improve sufficiently for them to service their debt on a timely basis, or at all. Accordingly, increases in our exposure to financially troubled borrowers resulting from such Government-led initiatives may have a material adverse effect on our financial condition and results of operations.

A deterioration in the financial condition of our borrowers, including those under workout, court receivership, court mediation or other restructuring procedures, could result in a deterioration in the quality of our loan portfolio. This, in turn, could result in an increase in delinquency ratios, increased charge-offs and higher provisioning, as well as an increase in impairment losses on such loans, which could have a material adverse impact on our business, financial condition or results of operations.

Operations

Loan Operations

We mainly provide equipment capital loans, project loans and working capital loans to private Korean enterprises that undertake major industrial projects either directly or indirectly through on-lending. The loans generally cover over 50%, and in some cases as much as 100%, of the total project cost. Equipment capital loans include loans to major industries for development of high technology and for acquisition, improvement or repair of machinery and equipment. We disburse loan proceeds in installments to ensure that the borrower uses the loan for its intended purpose.

Before approving a loan, we consider:

•	the economic benefits of the project to the Republic;

•	the extent to which the project serves priorities established by the Government’s industrial policy;

•	the project’s operational feasibility;

•	the loan’s and the project’s profitability; and

•	the quality of the borrower’s management.

The interest rate we charge on our loans varies based on a number of factors, including the purpose of the loan, maturity date and the borrower’s credit ratings. Certain loans bear interest at below market rates. Equipment capital loans generally have original maturities of three to five years, although we occasionally make equipment capital loans with longer maturities. Working capital loans usually mature within two years.

The Business Planning Department functions as our centralized policy-making and planning division with respect to our lending activities. The Business Planning Department formulates and revises our internal regulations on loan programs as well as setting basic lending guidelines.

We have multiple levels of loan approval authority, depending on the loan amount and other factors such as the availability of collateral or guarantee, debt repayment ability and business prospects. The Credit Review Committee, Division Credit Review Committee, Division Credit Review Sub-Committee, Credit Officer, Head of the Regional Head Office and General Manager each has authority to approve loans up to a specified amount. The amount differs depending on the type of loan and certain other factors, for example, whether a loan is collateralized or guaranteed.

Our overall risk management policy is set by the Risk Management Committee. For detailed information regarding our risk management policy and procedures, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2023 and 2022—Note 49.”

The following table sets out, by currency and category of loan, our total outstanding loans:

Loans(1)

	December 31,
	2022		2023
	(billions of Won)
Equipment Capital Loans:
Domestic Currency	~~W~~	60,391.6	~~W~~	61,149.1
Foreign Currency		11,661.1		11,861.3

		72,052.7		73,010.4
Working Capital Loans:
Domestic Currency(2)		69,906.9		69,497.3
Foreign Currency		15,702.2		17,458.0

		85,609.2		86,955.4
Other Loans(3)		44,370.3		43,101.6

Total Loans	~~W~~	202,032.2	~~W~~	203,067.3

(1)	Includes loans extended to affiliates.
(2)	Includes loans on households.
(3)

Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of December 31, 2023, we had ~~W~~203,067.3 billion in outstanding loans, which represents a 0.5% increase from ~~W~~202,032.2 billion of outstanding loans as of December 31, 2022.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	December 31,				As % of December 31, 2023 Total
	2022		2023
	(billions of Won, except percentages)
Loans with Remaining Maturities of One Year or Less	~~W~~	66,799.3	~~W~~	69,771.0	43.6%
Loans with Remaining Maturities of More Than One Year		90,862.6		90,194.7	56.4

Total	~~W~~	157,661.9	~~W~~	159,965.7	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	December 31,				As % of December 31, 2023 Total
	2022		2023
	(billions of Won, except percentages)
Manufacturing	~~W~~	69,869.7	~~W~~	72,985.3	45.6%
Banking and Insurance		37,855.0		38,223.0	23.9
Transportation		10,868.0		10,493.9	6.6
Public Administration		574.0		539.4	0.3
Electric, Gas and Water Supply Industry		5,640.2		5,562.0	3.5
Others(2)		32,855.1		32,162.2	20.1

Total	~~W~~	157,661.9	~~W~~	159,965.7	100.0%

Percentage increase (decrease) from previous period		9.8%		1.5%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

Industrial Bank of Korea was our single largest borrower as of December 31, 2023, accounting for 4.2% of our outstanding equipment capital and working capital loans. As of December 31, 2023, our five largest borrowers and 20 largest borrowers accounted for 9.9% and 19.7%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of December 31, 2023 by industry sector:

20 Largest Borrowers by Industry Sector

As % of December 31, 2023 Total Outstanding Equipment Capital and Working Capital Loans to Our 20 Largest Borrowers
Manufacturing	25.9%
Banking and Insurance	50.9
Transportation	15.8
Electric, Gas and Water Supply Industry	3.9
Others(1)	3.5

Total	100.0%

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

The following table categorizes the new loans made by us by industry sector:

New Loans by Industry Sector

	Year Ended December 31,				As % of Year Ended December 31, 2023 Total
	2022		2023
	(billions of Won, except percentages)
Manufacturing	~~W~~	34,686.9	~~W~~	40,217.9	49.9%
Banking and Insurance		17,961.5		17,283.5	21.4
Transportation		3,799.3		4,249.5	5.3
Electric, Gas and Water Supply Industry		2,616.8		2,752.8	3.4
Public Administration		161.7		163.9	0.2
Others(1)		18,303.7		15,940.9	19.8

Total	~~W~~	77,529.9	~~W~~	80,608.5	100.0%

Percentage increase (decrease) from previous period		(4.0)%		4.0%

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

Loans by Categories

In addition to dividing our loans into equipment capital and working capital loans, we classify loans into several groupings, the most important being:

•	industrial fund loans;

•	on-lending loans;

•	foreign currency loans;

•	local currency loans denominated in foreign currencies;

•	offshore loans in foreign countries; and

•	government fund loans.

The following table sets out equipment capital and working capital loans by categories as of December 31, 2023:

	Equipment Capital Loans(1)			Working Capital Loans(1)
	December 31, 2023%			December 31, 2023%
	(billions of Won, except percentages)
Industrial fund loans	~~W~~	55,189.0	75.6%	~~W~~	54,711.8	62.9%
On-lending loans		2,520.7	3.5		14,086.3	16.2
Foreign currency loans		7,809.5	10.7		1,618.1	1.9
Local currency loans denominated in foreign currencies		0.8	0.0		16.9	0.0
Offshore loans in foreign currencies		3,863.2	5.3		14,021.7	16.1
Government fund loans		76.5	0.1		0.0	0.0
Overdraft		0.0	0.0		59.6	0.1
Others(1)		3,550.8	4.9		2,440.9	2.8

Total	~~W~~	73,010.4	100.0%	~~W~~	86,955.4	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Industrial Fund Loans. Industrial fund loans are equipment capital and working capital loans denominated in Won to borrowers in major industries to finance equipment and facilities.

We currently make equipment capital industrial fund loans at floating or fixed rates for terms of up to 10 years and for up to 100% of the equipment cost being financed. We make working capital industrial fund loans at floating or fixed rates and in amounts constituting up to 40% of the borrower’s estimated annual sales, excluding depreciation expenses.

On-lending Loans. On-lending is a form of indirect financing that involves intermediary financial institutions which on-lend the funds provided by us to industrial borrowers and are responsible for repayment to us. Most of the funds provided by us through on-lending are ultimately lent to small- and medium-sized enterprises for their equipment purchases and working capital. We explicitly set detailed guidelines (including scope of borrowers, maturity and interest rates) for intermediary financial institutions to be followed when on-lending to the ultimate borrowers. We monitor our exposure to, and the credit standing of, each financial institution to which we lend. Borrowers do not apply directly to us and may only apply for our on-lending loans through their regular bank or another bank of their choice. The intermediary bank appraises the financial and business situation of the applicant and generally assumes liability for repayment to us. Although the processing of individual loans requires two formally separate loan approvals for each borrower, first by the intermediary bank and then by us, the ultimate borrower need only apply to the intermediary bank for approval.

Foreign Currency Loans. We extend loans denominated in U.S. dollars, Japanese Yen or other foreign currencies principally to finance the purchase of industrial equipment from abroad or the implementation of overseas industrial development projects by Korean companies. We make these loans at floating interest rates with original maturities, in the case of equipment capital foreign currency loans, of up to 10 years and, in the case of working capital foreign currency loans, of up to three years.

Local Currency Loans Denominated in Foreign Currencies. We make local currency loans denominated in foreign currencies for the same purposes, and to the same borrowers, as foreign currency loans. Although we denominate the loans in foreign currency, the borrower receives and repays the loans in Won based on foreign exchange rates at the time of receipt and repayment. We currently make loans of this type at floating interest rates, with original maturities, in the case of equipment capital loans, of up to 10 years and, in the case of working capital loans, of up to three years.

Offshore Loans in Foreign Currencies. We extend offshore loans in foreign currencies to finance:

•	the purchase of industrial equipment and the implementation of overseas industrial projects by overseas subsidiaries and branches of Korean companies; and

•	the overseas industrial development projects of foreign government entities, international organizations and foreign companies.

We make these loans at floating interest rates with original maturities, in the form of equipment capital foreign currency loans, generally of up to 10 years and, working capital foreign currency loans, generally of up to three years. However, longer maturities may be negotiated on an individual basis.

Government Fund Loans. We make government fund loans primarily to finance:

•	water supply and drainage facilities;

•	the Seoul subway system;

•	freight terminal facilities;

•	hospitals; and

•	other facilities.

Government fund loans that are equipment capital loans require approval by the appropriate Government ministry. We currently make government fund loans in Won at floating interest rates with original maturities of 10 to 20 years.

Other Loans. We also make special purpose fund loans for particular industries or projects using funds lent to us by the Government and foreign financial institutions. The Government funds that finance these loans include, among others:

•	the Tourism Promotion Fund (hotel and resort projects);

•	the Rational Use of Energy Fund (energy conservation projects and collective energy supply projects); and

•	the Small- and Medium-sized Enterprises Promotion Fund (small- and medium-sized enterprises).

For further information relating to such loans, see “—Sources of Funds.”

Guarantee Operations

We extend guarantees to our clients to facilitate their other borrowings and to finance major industrial projects. We guarantee Won-denominated corporate debentures, local currency loans, and other Won liabilities and foreign currency loans from domestic and overseas Korean financial institutions and from foreign institutions. The KDB Act and our Articles of Incorporation limit the aggregate amount of our industrial finance bond obligations and guarantee obligations. See “—Sources of Funds.”

We generally obtain collateral valued in excess of the original guarantee. We appraise the value of our collateral at least once a year. Depending on the borrower, the collateral may be industrial plants, real estate and/or marketable securities.

The following table shows our outstanding guarantees:

Guarantees Outstanding

	As of December 31,
	2022		2023
	(billions of Won)
Acceptances	~~W~~	220.4	~~W~~	179.8
Guarantees on local borrowing		816.2		795.7
Guarantees on foreign borrowing		7,828.8		9,793.3
Letter of guarantee for importers		64.9		35.9

Total	~~W~~	8,930.4	~~W~~	10,804.7

Investments

We invest in a range of Korean private and Government-owned enterprises but we will not take a controlling interest in a company unless the acquisition is necessary for the corporate restructuring of the company. Although generally a long-term investor, we sell investments from time to time. In recent years, sales resulted principally from the Government’s privatization program, and we expect to continue such sales in the future. The Government plans to sell its direct or indirect interest in certain private sector companies acquired during previous restructuring programs, including Daewoo Engineering & Construction Co., Ltd., depending on market conditions. In accordance with such plan, we expect to sell our equity holdings in certain private sector companies if favorable opportunities for sale arise. Our equity investments increased to ~~W~~45,040.4 billion as of December 31, 2023 from ~~W~~41,768.4 billion as of December 31, 2022.

The KDB Act and our Articles of Incorporation provide that the cost basis of our total equity investments may not exceed twice the sum of our paid-in capital and our reserve from profit. In addition, pursuant to the KDB Decree, we may not acquire equity securities of a single company in excess of 15% of its entire voting shares. The 15% limit, however, does not apply to certain investments, including those in companies financed by capital contributions from the Government. As of December 31, 2023, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ~~W~~21,445.2 billion, equal to 39.9% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “—Financial Statements and the Auditors.”

The following table sets out our equity investments by industry sector on a book value basis as of December 31, 2023:

Equity Investments

	Book Value as of December 31, 2023
	(billions of Won)
Electric, Gas and Water Supply Industry	~~W~~	16,997.9
Construction		960.5
Banking and Insurance		12,275.8
Real Estate Business		9.3
Manufacturing		2,670.7
Transportation and Communication		3,925.0
Others		8,201.2

Total	~~W~~	45,040.4

As of December 31, 2023, we held total equity investments, on a book value basis, of ~~W~~680.8 billion in one of our five largest borrowers and ~~W~~2,508.0 billion in three of our 20 largest borrowers. We have not established a policy addressing loans to enterprises in which we hold equity interests or equity interests in enterprises to which we have extended loans.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of December 31, 2023, the aggregate value of our equity investments accounted for approximately 75.4% of their aggregate cost basis.

As part of our investment activities, we underwrite straight and convertible bond issuances in Won for domestic corporations. We also invest in municipal bonds, extending funds to municipalities at subsidized interest rates, mostly to finance water supply and drainage infrastructure projects.

Other Activities

We engage in a range of industrial development activities in addition to providing loans and guarantees, including:

•	conducting economic and industrial research;

•	performing engineering surveys;

•	providing business analyses and managerial assistance; and

•	offering trust services.

As of December 31, 2023, we held in trust cash and other assets totaling ~~W~~32,834.0 billion, and we generated in 2023 trust fee income equaling ~~W~~449.1 billion. As of December 31, 2022, we held in trust cash and other assets totaling ~~W~~28,806.9 billion, and we generated in 2022 trust fee income equaling ~~W~~181.9 billion. Pursuant to Korean law, we segregate trust assets from our other assets; trust assets are not available to satisfy claims of our depositors or other creditors. Accordingly, we account for our trust accounts separately from our banking accounts. However, if our trust operations fail to preserve the principal of our clients’ trust assets, we are responsible for covering the deficit either from previously established provisions in our trust accounts or by a transfer from our banking accounts. In 2022 and 2023, we did not transfer any funds from our banking accounts to cover deficits in our trust accounts. Surplus funds generated by the trust assets may be deposited into the clients’ accounts and earn interest. We reflect trust fees earned by us on our trust account management services as other operating revenues in the income statement of the banking accounts.

Sources of Funds

In addition to our capital and reserves, we obtain funds primarily from:

•	borrowings from the Government;

•	issuances of bonds in the domestic and international capital markets;

•	borrowings from international financial institutions or foreign banks; and

•	deposits.

All of our borrowings are unsecured.

Borrowings from the Government

We borrow from the Government’s general purpose funds and its special purpose funds. General purpose loans generally are in Won and have fixed interest rates and maturities ranging from five to 20 years. We incur special purpose loans, principally from the Tourism Promotion Fund, the Rational Use of Energy Fund and the Small- and Medium-sized Enterprises Promotion Fund, in connection with specific projects we finance. The Government links the interest rate and maturity of each special purpose borrowing to the terms of the financing we provide for the specific project.

The following table sets out our Government borrowings as of December 31, 2023:

Type of Funds Borrowed	As of December 31, 2023
	(billions of Won)
General Purpose	~~W~~	77.6
Special Purpose		4,709.6

Total	~~W~~	4,787.2

Domestic and International Capital Markets

We issue industrial finance bonds both in Korea and abroad, some of which the Government directly guarantees. We generally issue domestic bonds at fixed interest rates with original maturities of one to ten years.

The following table sets out the outstanding balance of our industrial finance bonds as of December 31, 2023:

Outstanding Balance	As of December 31, 2023
	(billions of Won)
Denominated in Won	~~W~~	116,321.8
Denominated in Other Currencies		43,168.1

Total	~~W~~	159,489.9

The KDB Act provides that the aggregate outstanding principal amount of our industrial finance bonds, other than those directly guaranteed or purchased by the Government, plus the aggregate outstanding amount of debt (including bonds and loans) guaranteed or purchased by us, other than those excepted by the KDB Act, may not exceed 30 times the sum of our paid-in capital and our reserve from profit. As of December 31, 2023, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of December 31, 2023) was ~~W~~173,745.6 billion, equal to 21.6% of our authorized amount under the KDB Act, which was ~~W~~805,813.2 billion.

In 2023, we issued ~~W~~54.5 trillion in Won-denominated industrial finance bonds and ~~W~~11.9 trillion in industrial finance bonds denominated in other currencies. In 2024, we are targeting to issue approximately ~~W~~58 trillion in Won-denominated industrial finance bonds and approximately ~~W~~15 trillion in industrial finance bonds denominated in other currencies, subject to change depending on our funding needs and market conditions.

Foreign Currency Borrowings

We borrow money from institutions, principally syndicates of commercial banks, outside the Republic in foreign currencies. We frequently enter into related interest rate and currency swap transactions. The loans generally have original maturities of one to five years. As of December 31, 2023, the outstanding amount of our foreign currency borrowings was US$17.8 billion.

Our long term and short term foreign currency borrowings increased to ~~W~~22,934.4 billion as of December 31, 2023 from ~~W~~20,820.6 billion as of December 31, 2022.

Deposits

We take demand deposits and time and savings deposits from the general public. Time and savings deposits generally have maturities shorter than three years and bear interest at fixed rates. As of December 31, 2023, demand deposits held by us totaled ~~W~~1,896.3 billion and time and savings deposits held by us totaled ~~W~~57,060.8 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of December 31, 2023:

Debt Principal Repayment Schedule(1)

	Maturing on or before December 31,
Currency(2)(3)	2024		2025		2026		2027		Thereafter
	(billions of Won)
Won	~~W~~	51,478.7	~~W~~	32,099.2	~~W~~	14,951.5	~~W~~	9,728.4	~~W~~	12,851.1
Foreign		31,216.8		10,791.1		10,021.1		3,707.7		10,365.9

Total Won Equivalent	~~W~~	82,695.5	~~W~~	42,890.3	~~W~~	24,972.6	~~W~~	13,436.1	~~W~~	23,217.0

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on December 29, 2023, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

The following table summarizes, as of December 31 of the years indicated, our outstanding direct internal debt:

Direct Internal Debt

(billions of Won)
2019	97,087.8
2020	113,091.4
2021	115,318.8
2022	126,854.0
2023	121,108.9

The following table summarizes, as of December 31 of the years indicated, our outstanding direct external debt:

Direct External Debt

(billions of Won)
2019	41,640.2
2020	42,207.6
2021	52,412.9
2022	60,771.2
2023	66,102.6

The following table sets out, by currency and the equivalent amount in U.S. Dollars, our outstanding external bonds as of December 31, 2023:

External Bonds

	Amount in Original Currency	Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$24,733	24,733
Euro (EUR)	EUR2,400	2,655
New Zealand Dollar (NZD)	NZD 140	89
Hong Kong dollar (HKD)	HKD 7,121	912
Chinese offshore renminbi (CNH)	CNH 8,845	1,241
Swiss franc (CHF)	CHF925	1,095
Brazilian real (BRL)	BRL 4,741	977
Australian dollar (AUD)	AUD 2,031	1,386
Great Britain Sterling (GBP)	GBP86	110
Norwegian Krone (NOK)	NOK 400	39
Indonesian Rupiah (IDR)	IDR1,295,000	84
Indian Rupee (INR)	INR3,713	45
Swedish Krona (SEK)	SEK1,410	141
Mexican Peso (MXN)	MXN 3,500	206
Thai Baht (THB)	THB4,580	134
Singapore Dollar (SGD)	SGD63	48

Total		US$33,894

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 29, 2023.

For further information on our outstanding indebtedness, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal or interest on any of our obligations.

Overseas Operations

We operate overseas subsidiaries in Hong Kong, Dublin, Budapest, Sao Paulo, Tashkent, Jakarta and Mountain View. The subsidiaries engage in a variety of banking and merchant banking services, including:

•	managing and underwriting new securities issues;

•	syndicating medium and long-term loans;

•	trading securities;

•	trading in the money market; and

•	providing investment management and advisory services.

We currently maintain eleven branches in Tokyo, Shanghai, Singapore, New York City, London, Beijing, Guangzhou, Qingdao, Shenyang, Yangon and Hong Kong, and seven overseas representative offices in Frankfurt, Ho Chi Minh City, Abu Dhabi, Moscow, Sydney, Bangkok and Jakarta.

Property

Our head office is located at 14 Eunhaeng-ro, Yeongdeungpo-gu, Seoul, Korea, a 35,996 square meter building completed in July 2001 and owned by us. In addition to the head office, we maintain 60 branches in major cities throughout the Republic, including 18 in Seoul. We generally lease our domestic and overseas offices under long-term leases.

Directors and Management; Employees

Our Board of Directors has ultimate responsibility for management of our affairs. Under the KDB Act and our Articles of Incorporation, our Board of Directors is to consist of one Chief Executive Officer (who also serves as the Chairman of the Board of Directors), one Chief Operating Officer and not more than eight directors. Under the KDB Act, the President of the Republic appoints our Chief Executive Officer and Chairman of the Board of Directors upon the recommendation of the Chairman of the Financial Services Commission. The Financial Services Commission appoints all of our directors upon the recommendation of our Chief Executive Officer. Under our Articles of Incorporation, our executive directors serve for three-year terms and they may be re-appointed, and our independent non-executive directors serve for two-year terms and they may be re-appointed; provided, however, that our independent non-executive directors shall not serve more than one year for each reappointment and shall not serve more than five years consecutively.

Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors	Seog Hoon Kang	June 6, 2025
Chief Operating Officer and Vice Chairman of the Board of Directors	Bock Kyu Kim	March 22, 2026
Auditor	Tae Hyun Joo	March 14, 2024(1)
Independent Non-executive Directors	Seog Hwan Lee	September 27, 2024
	Sam Mo Kang	September 27, 2024
	Yong Hi Lee	April 2, 2025
	Hee Rak Kim	January 28, 2026
	Sun Key You	January 28, 2026

(1)	Although Tae Hyun Joo’s term of office as auditor has expired, he is continuing his duties as auditor until the appointment of a successor, as permitted under the Korean Commercial Code.

As of December 31, 2023, we employed 3,486 persons with 2,022 persons located in our Seoul head office.

Tables and Supplementary Information

A. External Debt of KDB

(1) External Bonds of KDB

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2023
USD	750,000,000	3.750	January 22, 2014	January 22, 2024*	750,000,000
USD	200,000,000	3.850	February 20, 2014	February 20, 2024*	200,000,000
USD	20,000,000	3.720	April 9, 2014	April 9, 2024*	20,000,000
USD	30,000,000	3.720	April 10, 2014	April 10, 2024*	30,000,000
USD	30,000,000	3.700	April 11, 2014	April 11, 2024*	30,000,000
USD	50,000,000	3.700	April 11, 2014	April 11, 2024*	50,000,000
USD	30,000,000	3.605	April 29, 2014	April 29, 2024*	30,000,000
USD	50,000,000	3.620	April 29, 2014	April 29, 2024*	50,000,000
USD	20,000,000	3.615	April 30, 2014	April 30, 2024*	20,000,000
USD	50,000,000	3.250	November 14, 2014	November 14, 2024	50,000,000
USD	50,000,000	2.730	February 6, 2015	February 6, 2027	50,000,000
USD	30,000,000	3.010	June 24, 2015	June 24, 2025	30,000,000
USD	50,000,000	3.376	July 9, 2015	July 9, 2025	50,000,000
USD	50,000,000	3.330	July 22, 2015	July 22, 2025	50,000,000
USD	50,000,000	3.200	August 6, 2015	August 6, 2025	50,000,000
USD	350,000,000	3.375	September 16, 2015	September 16, 2025	350,000,000
USD	400,000,000	3.375	September 16, 2015	September 16, 2025	400,000,000
USD	1,000,000,000	3.000	January 13, 2016	January 13, 2026	1,000,000,000
USD	50,000,000	2.690	March 30, 2016	March 30, 2026	50,000,000
USD	53,000,000	2.180	August 10, 2016	August 10, 2026	53,000,000
USD	500,000,000	2.000	September 12, 2016	September 12, 2026	500,000,000
USD	50,000,000	2.530	November 10, 2016	November 10, 2028	50,000,000
USD	50,000,000	3.088	January 17, 2017	January 17, 2027	50,000,000
USD	50,000,000	3.800	January 29, 2018	January 29, 2038	50,000,000
USD	50,000,000	4.100	March 19, 2018	March 19, 2048	50,000,000
USD	500,000,000	3.250	February 19, 2019	February 19, 2024*	500,000,000
USD	500,000,000	2.125	October 1, 2019	October 1, 2024	500,000,000
USD	750,000,000	1.750	February 18, 2020	February 18, 2025	750,000,000
USD	32,000,000	3M USD Libor+1.35	April 22, 2020	October 22, 2025	32,000,000
USD	30,000,000	3M USD Libor+1.30	April 22, 2020	April 22, 2024*	30,000,000
USD	50,000,000	3M USD Libor+1.30	April 28, 2020	April 28, 2025	50,000,000
USD	40,000,000	3M USD Libor+1.25	April 29, 2020	April 29, 2025	40,000,000
USD	50,000,000	3M USD Libor+1.20	May 7, 2020	May 7, 2025	50,000,000
USD	50,000,000	3M USD Libor+1.13	May 15, 2020	May 15, 2025	50,000,000
USD	500,000,000	1.250	June 3, 2020	June 3, 2025	500,000,000
USD	500,000,000	1.250	June 3, 2020	June 3, 2025	500,000,000
USD	500,000,000	0.800	October 27, 2020	April 27, 2026	500,000,000
USD	700,000,000	0.400	January 19, 2021	June 19, 2024	700,000,000
USD	500,000,000	0.800	January 19, 2021	July 19, 2026	500,000,000
USD	300,000,000	1.625	January 19, 2021	January 19, 2031	300,000,000
USD	100,000,000	0.470	January 29, 2021	January 29, 2024*	100,000,000
USD	100,000,000	3M USD Libor+0.17	February 26, 2021	February 26, 2024*	100,000,000
USD	400,000,000	0.400	March 9, 2021	March 9, 2024*	400,000,000
USD	300,000,000	SOFR+0.25	March 9, 2021	March 9, 2024*	300,000,000
USD	500,000,000	1.000	March 9, 2021	September 9, 2026	500,000,000
USD	50,000,000	0.645	March 15, 2021	March 15, 2024*	50,000,000
USD	50,000,000	0.590	March 26, 2021	March 26, 2024*	50,000,000
USD	300,000,000	2.000	April 1, 2021	April 1, 2031	300,000,000
USD	30,000,000	0.590	April 1, 2021	April 1, 2024*	30,000,000
USD	200,000,000	SOFR+0.29	May 18, 2021	May 18, 2025	200,000,000
USD	100,000,000	1.146	May 18, 2021	May 18, 2026	100,000,000
USD	100,000,000	1.035	June 18, 2021	June 18, 2026	100,000,000
USD	50,000,000	0.610	June 2, 2021	June 2, 2024*	50,000,000
USD	100,000,000	1.015	June 4, 2021	December 4, 2025	100,000,000
USD	100,000,000	1.145	June 4, 2021	June 4, 2026	100,000,000
USD	100,000,000	3M USD Libor+0.25	June 11, 2021	June 11, 2026	100,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2023
USD	50,000,000	0.710	July 8, 2021	July 8, 2024	50,000,000
USD	50,000,000	2.470	August 24, 2021	August 24, 2051	50,000,000
USD	50,000,000	0.710	August 19, 2021	August 19, 2024	50,000,000
USD	200,000,000	1.750	September 27, 2021	September 27, 2031	200,000,000
USD	50,000,000	0.700	September 2, 2021	September 2, 2024	50,000,000
USD	20,000,000	2.850	October 12, 2021	October 12, 2051	20,000,000
USD	20,000,000	2.925	October 18, 2021	October 18, 2051	20,000,000
USD	700,000,000	0.750	October 25, 2021	January 25, 2025	700,000,000
USD	500,000,000	1.375	October 25, 2021	April 25, 2027	500,000,000
USD	300,000,000	2.000	October 25, 2021	October 25, 2031	300,000,000
USD	20,000,000	2.870	November 19, 2021	November 19, 2051	20,000,000
USD	20,000,000	1.448	December 2, 2021	December 2, 2025	20,000,000
USD	38,000,000	1.950	January 25, 2022	January 25, 2027	38,000,000
USD	200,000,000	2.250	January 26, 2022	January 26, 2032	200,000,000
USD	750,000,000	2.000	February 24, 2022	February 24, 2025	750,000,000
USD	250,000,000	2.000	February 24, 2022	February 24, 2025	250,000,000
USD	500,000,000	2.250	February 24, 2022	February 24, 2027	500,000,000
USD	40,000,000	2.643	March 18, 2022	March 18, 2032	40,000,000
USD	50,000,000	SOFR+0.40	April 19, 2022	April 19, 2024*	50,000,000
USD	100,000,000	3.130	April 21, 2022	April 21, 2025	100,000,000
USD	20,000,000	3.050	April 29, 2022	April 29, 2024*	20,000,000
USD	50,000,000	3.170	May 13, 2022	May 13, 2024*	50,000,000
USD	50,000,000	3.400	May 18, 2022	May 18, 2027	50,000,000
USD	50,000,000	3.240	May 18, 2022	November 18, 2024	50,000,000
USD	300,000,000	3.125	June 7, 2022	June 7, 2025	300,000,000
USD	20,000,000	3.830	August 22, 2022	February 22, 2024*	20,000,000
USD	25,000,000	SOFR+0.48	August 17, 2022	August 17, 2024	25,000,000
USD	1,000,000,000	4.000	September 8, 2022	September 8, 2025	1,000,000,000
USD	450,000,000	4.250	September 8, 2022	September 8, 2032	450,000,000
USD	50,000,000	SOFR+1.00	October 14, 2022	October 14, 2027	50,000,000
USD	50,000,000	SOFR+1.005	October 17, 2022	October 17, 2027	50,000,000
USD	50,000,000	SOFR+0.995	October 17, 2022	October 17, 2027	50,000,000
USD	50,000,000	SOFR+1.00	October 19, 2022	October 19, 2027	50,000,000
USD	50,000,000	SOFR+1.03	October 26, 2022	October 26, 2027	50,000,000
USD	50,000,000	SOFR+1.03	October 27, 2022	October 27, 2027	50,000,000
USD	50,000,000	SOFR+1.03	October 28, 2022	October 28, 2027	50,000,000
USD	50,000,000	SOFR+0.75	November 3, 2022	November 3, 2025	50,000,000
USD	200,000,000	3.125	November 3, 2022	June 7, 2025	200,000,000
USD	20,000,000	SOFR+1.30	November 4, 2022	November 4, 2027	20,000,000
USD	130,000,000	5.450	November 21, 2022	November 21, 2028	130,000,000
USD	35,000,000	SOFR+1.30	November 22, 2022	November 22, 2027	35,000,000
USD	20,000,000	5.450	November 28, 2022	November 28, 2028	20,000,000
USD	20,000,000	SOFR+1.30	November 28, 2022	November 28, 2027	20,000,000
USD	20,000,000	SOFR+1.30	December 8, 2022	December 8, 2027	20,000,000
USD	200,000,000	SOFR+0.80	December 13, 2022	November 13, 2024	200,000,000
USD	60,000,000	SOFR+1.29	December 14, 2022	December 14, 2027	60,000,000
USD	20,000,000	5.050	December 19, 2022	December 19, 2024	20,000,000
USD	71,000,000	5.343	January 17, 2023	January 17, 2024*	71,000,000
USD	45,000,000	SOFR+0.50	February 2, 2023	August 2, 2024	45,000,000
USD	55,000,000	SOFR+0.60	February 3, 2023	February 3, 2025	55,000,000
USD	40,000,000	SOFR+0.95	February 10, 2023	February 10, 2028	40,000,000
USD	1,000,000,000	4.375	February 15, 2023	February 15, 2028	1,000,000,000
USD	1,000,000,000	4.375	February 15, 2023	February 15, 2033	1,000,000,000
USD	50,000,000	SOFR+0.75	February 16, 2023	February 16, 2026	50,000,000
USD	10,000,000	5.375	February 23, 2023	August 23, 2024	10,000,000
USD	50,000,000	5.250	February 27, 2023	February 27, 2025	50,000,000
USD	10,000,000	5.010	March 3, 2023	March 3, 2026	10,000,000
USD	20,000,000	5.500	March 7, 2023	March 7, 2025	20,000,000
USD	100,000,000	5.231	April 26, 2023	April 26, 2024*	100,000,000
USD	50,000,000	5.250	April 26, 2023	April 26, 2024*	50,000,000
USD	10,000,000	4.640	May 8, 2023	May 8, 2025	10,000,000
USD	40,000,000	SOFR+0.85	May 11, 2023	May 11, 2028	40,000,000
USD	20,000,000	5.200	May 24, 2023	May 24, 2024*	20,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2023
USD	50,000,000	SOFR+0.80	June 5, 2023	June 5, 2026		50,000,000
USD	30,000,000	5.560	June 14, 2023	June 14, 2024		30,000,000
USD	50,000,000	SOFR+0.80	June 15, 2023	June 15, 2026		50,000,000
USD	100,000,000	5.630	June 16, 2023	June 18, 2024		100,000,000
USD	50,000,000	SOFR+0.80	June 20, 2023	June 20, 2026		50,000,000
USD	100,000,000	5.700	June 21, 2023	June 21, 2024		100,000,000
USD	23,000,000	5.650	June 22, 2023	June 22, 2024		23,000,000
USD	50,000,000	SOFR+0.82	June 26, 2023	June 26, 2026		50,000,000
USD	20,000,000	5.715	June 30, 2023	June 30, 2024		20,000,000
USD	30,000,000	5.860	July 12, 2023	July 12, 2024		30,000,000
USD	22,000,000	SOFR+0.80	July 12, 2023	July 12, 2024		22,000,000
USD	50,000,000	5.320	July 14, 2023	July 14, 2026		50,000,000
USD	300,000,000	SOFR+0.90	August 1, 2023	August 1, 2028		300,000,000
USD	50,000,000	5.240	August 2, 2023	August 2, 2026		50,000,000
USD	50,000,000	5.430	August 8, 2023	August 8, 2025		50,000,000
USD	50,000,000	5.250	August 11, 2023	August 11, 2026		50,000,000
USD	50,000,000	SOFR+0.55	August 18, 2023	August 18, 2025		50,000,000
USD	50,000,000	SOFR+0.55	August 18, 2023	August 18, 2025		50,000,000
USD	50,000,000	5.500	August 29, 2023	August 29, 2043		50,000,000
USD	75,000,000	SOFR+0.50	September 13, 2023	March 13, 2025		75,000,000
USD	30,000,000	SOFR+0.35	September 25, 2023	September 25, 2024		30,000,000
USD	300,000,000	SOFR+0.70	October 23, 2023	October 23, 2026		300,000,000
USD	700,000,000	5.375	October 23, 2023	October 23, 2026		700,000,000
USD	500,000,000	5.375	October 23, 2023	October 23, 2028		500,000,000
USD	500,000,000	5.625	October 23, 2023	October 23, 2033		500,000,000
USD	38,000,000	SOFR+0.70	October 31, 2023	October 30, 2026		38,000,000
USD	10,000,000	5.710	November 15, 2023	November 15, 2024		10,000,000
USD	33,000,000	SOFR+0.87	November 15, 2023	November 15, 2028		33,000,000
USD	21,000,000	5.780	November 29, 2023	November 29, 2024		21,000,000
USD	50,000,000	SOFR+0.87	November 29, 2023	November 29, 2028		50,000,000
USD	25,000,000	5.680	December 5, 2023	December 5, 2024		25,000,000
USD	100,000,000	5.680	December 12, 2023	December 12, 2024		100,000,000
USD	20,000,000	SOFR+0.55	December 20, 2023	December 20, 2024		20,000,000
USD	20,000,000	SOFR+0.79	December 20, 2023	December 20, 2028		20,000,000
USD	30,000,000	4.780	December 29, 2023	August 29, 2025		30,000,000

		Subtotal in Original Currency			USD	24,791,000,000

		Subtotal in Equivalent Amount of Won(1)			~~W~~	31,965,515,400,000

NZD	27,000,000	2.600	June 1, 2021	June 1, 2031		27,000,000
NZD	27,000,000	2.600	June 9, 2021	June 9, 2031		27,000,000
NZD	27,000,000	2.600	June 16, 2021	June 16, 2031		27,000,000
NZD	29,000,000	3.000	October 8, 2021	October 8, 2031		29,000,000
NZD	30,000,000	5.450	January 27, 2023	January 27, 2028		30,000,000

		Subtotal in Original Currency			NZD	140,000,000

		Subtotal in Equivalent Amount of Won(2)			~~W~~	114,303,000,000

HKD	390,000,000	2.053	November 8, 2019	November 8, 2024		390,000,000
HKD	243,000,000	2.214	November 26, 2019	November 26, 2024		243,000,000
HKD	160,000,000	2.100	March 25, 2020	March 25, 2025		160,000,000
HKD	250,000,000	3M Hibor+1.03	April 27, 2020	April 27, 2024*		250,000,000
HKD	200,000,000	0.740	September 1, 2021	September 12, 2025		200,000,000
HKD	390,000,000	3.450	May 10, 2022	May 10, 2029		390,000,000
HKD	169,000,000	3.600	May 12, 2022	May 12, 2029		169,000,000
HKD	390,000,000	2.675	June 8, 2022	January 8, 2024*		390,000,000
HKD	390,000,000	3.460	June 23, 2022	January 23, 2024*		390,000,000
HKD	349,000,000	4.200	June 28, 2022	June 17, 2032		349,000,000
HKD	260,000,000	3.100	July 15, 2022	July 15, 2024		260,000,000
HKD	264,000,000	3.615	July 28, 2022	July 28, 2024		264,000,000
HKD	390,000,000	3.510	August 16, 2022	August 16, 2024		390,000,000
HKD	320,000,000	4.150	September 23, 2022	September 25, 2025		320,000,000
HKD	466,000,000	4.600	January 18, 2023	January 18, 2024*		466,000,000
HKD	230,000,000	4.100	April 25, 2023	April 25, 2030		230,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2023
HKD	200,000,000	4.150	April 26, 2023	April 26, 2030		200,000,000
HKD	255,000,000	4.575	June 12, 2023	June 12, 2024		255,000,000
HKD	400,000,000	3.030	July 19, 2023	July 19, 2024		400,000,000
HKD	135,000,000	5.140	August 2, 2023	August 2, 2024		135,000,000
HKD	500,000,000	5.280	August 10, 2023	August 10, 2024		500,000,000
HKD	500,000,000	4.930	September 8, 2023	September 8, 2024		500,000,000
HKD	170,000,000	4.620	September 11, 2023	September 11, 2026		170,000,000
HKD	100,000,000	4.630	September 13, 2023	September 13, 2026		100,000,000

		Subtotal in Original Currency			HKD	7,121,000,000

		Subtotal in Equivalent Amount of Won(3)			~~W~~	1,175,392,260,000

CNH	287,000,000	3.010	May 6, 2020	May 6, 2025		287,000,000
CNH	250,000,000	3.510	March 28, 2022	March 28, 2024*		250,000,000
CNH	150,000,000	3.550	April 7, 2022	April 7, 2024*		150,000,000
CNH	215,000,000	3.570	April 11, 2022	April 11, 2024*		215,000,000
CNH	200,000,000	3.570	April 12, 2022	April 12, 2024*		200,000,000
CNH	140,000,000	3.460	May 19, 2022	May 19, 2026		140,000,000
CNH	330,000,000	3.300	June 7, 2022	June 7, 2024		330,000,000
CNH	150,000,000	3.550	June 16, 2022	June 16, 2024		150,000,000
CNH	150,000,000	3.590	June 22, 2022	June 15, 2024		150,000,000
CNH	150,000,000	3.720	June 28, 2022	June 15, 2024		150,000,000
CNH	260,000,000	3.300	June 30, 2022	June 20, 2032		260,000,000
CNH	230,000,000	3.400	July 29, 2022	July 29, 2025		230,000,000
CNH	235,000,000	3.200	August 19, 2022	August 19, 2025		235,000,000
CNH	130,000,000	3.310	August 19, 2022	August 19, 2025		130,000,000
CNH	400,000,000	3.490	September 22, 2022	September 22, 2025		400,000,000
CNH	330,000,000	3.700	November 30, 2022	November 30, 2027		330,000,000
CNH	500,000,000	2.720	January 17, 2023	January 17, 2024*		500,000,000
CNH	670,000,000	2.770	January 18, 2023	January 18, 2024*		670,000,000
CNH	250,000,000	2.820	January 19, 2023	January 19, 2024*		250,000,000
CNH	250,000,000	3.410	January 19, 2023	January 19, 2026		250,000,000
CNH	250,000,000	3.510	January 19, 2023	January 19, 2026		250,000,000
CNH	600,000,000	2.700	April 25, 2023	April 25, 2024*		600,000,000
CNH	355,000,000	2.950	June 14, 2023	June 14, 2026		355,000,000
CNH	325,000,000	2.950	June 15, 2023	June 15, 2026		325,000,000
CNH	330,000,000	3.050	June 26, 2023	June 26, 2026		330,000,000
CNH	187,000,000	3.080	June 30, 2023	June 30, 2026		187,000,000
CNH	181,000,000	3.000	July 26, 2023	July 26, 2026		181,000,000
CNH	350,000,000	3.000	July 31, 2023	July 31, 2026		350,000,000
CNH	330,000,000	2.965	August 30, 2023	August 30, 2025		330,000,000
CNH	160,000,000	3.150	September 5, 2023	September 5, 2024		160,000,000
CNH	150,000,000	3.120	September 14, 2023	September 14, 2026		150,000,000
CNH	350,000,000	2.870	December 12, 2023	December 12, 2024		350,000,000

		Subtotal in Original Currency			CNH	8,845,000,000

		Subtotal in Equivalent Amount of Won(4)			~~W~~	1,599,529,800,000

EUR	300,000,000	0.000	July 10, 2019	July 10, 2024		300,000,000
EUR	200,000,000	0.000	July 10, 2019	July 10, 2024		200,000,000
EUR	10,000,000	3M Euribor+0.70	December 12, 2019	December 12, 2024		10,000,000
EUR	500,000,000	2.625	September 8, 2022	September 8, 2027		500,000,000
EUR	50,000,000	2.810	October 13, 2022	October 13, 2026		50,000,000
EUR	50,000,000	2.810	October 14, 2022	October 14, 2026		50,000,000
EUR	100,000,000	3.180	October 19, 2022	October 19, 2026		100,000,000
EUR	100,000,000	3.180	October 19, 2022	October 19, 2026		100,000,000
EUR	750,000,000	3.375	May 23, 2023	May 23, 2028		750,000,000
EUR	250,000,000	3.375	September, 2023	May 23, 2028		250,000,000
EUR	90,000,000	3M Euribor+0.22	December 12, 2023	December 12, 2024		90,000,000

		Subtotal in Original Currency			EUR	2,400,000,000

		Subtotal in Equivalent Amount of Won(5)			~~W~~	3,423,816,000,000

CHF	300,000,000	0.445	May 8, 2020	May 8, 2025		300,000,000
CHF	200,000,000	0.170	July 22, 2021	July 22, 2031		200,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2023
CHF	225,000,000	0.940	April 28, 2022	April 28, 2027		225,000,000
CHF	200,000,000	2.2225	July 24, 2024	July 24, 2026		200,000,000

		Subtotal in Original Currency			CHF	925,000,000

		Subtotal in Equivalent Amount of Won(6)			~~W~~	1,412,308,500,000

BRL	562,500,000	10.865	December 10, 2021	January 4, 2024*		562,500,000
BRL	371,000,000	9.880	February 14, 2022	February 20, 2024*		371,000,000
BRL	506,000,000	10.480	March 3, 2022	January 26, 2024*		506,000,000
BRL	1,285,000,000	11.150	March 3, 2022	March 4, 2024*		1,285,000,000
BRL	517,500,000	10.410	March 8, 2022	March 7, 2024*		517,500,000
BRL	250,500,000	10.725	May 12, 2022	May 13, 2024*		250,500,000
BRL	253,000,000	10.750	May 13, 2022	May 13, 2024*		253,000,000
BRL	253,500,000	10.800	May 24, 2022	May 24, 2024*		253,500,000
BRL	245,000,000	8.820	December 13, 2023	December 13, 2025		245,000,000
BRL	496,500,000	9.000	December 20, 2023	December 20, 2024		496,500,000

		Subtotal in Original Currency			BRL	4,740,500,000

		Subtotal in Equivalent Amount of Won(7)			~~W~~	1,259,693,065,000

AUD	100,000,000	3.966	November 30, 2016	November 30, 2026		100,000,000
AUD	60,000,000	3.760	January 18, 2018	January 18, 2028		60,000,000
AUD	100,000,000	3M BBSW+0.78	August 29, 2019	August 29, 2024		100,000,000
AUD	400,000,000	3M BBSW+0.78	August 29, 2019	August 29, 2024		400,000,000
AUD	200,000,000	1.500	August 29, 2019	August 29, 2024		200,000,000
AUD	74,000,000	1.460	February 24, 2020	February 24, 2025		74,000,000
AUD	74,000,000	1.460	February 24, 2020	February 24, 2025		74,000,000
AUD	74,000,000	1.450	February 25, 2020	February 25, 2025		74,000,000
AUD	74,000,000	1.450	February 25, 2020	February 25, 2025		74,000,000
AUD	56,000,000	2.565	April 7, 2021	April 1, 2036		56,000,000
AUD	30,000,000	2.550	September 28, 2021	September 28, 2041		30,000,000
AUD	40,000,000	2.500	September 28, 2021	September 28, 2041		40,000,000
AUD	40,000,000	3M BBSW+0.70	September 28, 2021	September 28, 2031		40,000,000
AUD	60,000,000	2.550	September 30, 2021	September 30, 2036		60,000,000
AUD	50,000,000	2.780	October 18, 2021	October 18, 2041		50,000,000
AUD	30,000,000	3.190	November 26, 2021	November 26, 2041		30,000,000
AUD	50,000,000	3.240	November 30, 2021	November 30, 2041		50,000,000
AUD	28,000,000	3.040	February 8, 2022	February 8, 2032		28,000,000
AUD	30,000,000	3.000	March 17, 2022	March 17, 2027		30,000,000
AUD	40,000,000	5.550	June 23, 2022	June 23, 2032		40,000,000
AUD	27,000,000	4.030	August 10, 2022	August 10, 2027		27,000,000
AUD	30,000,000	5.060	January 27, 2023	January 27, 2033		30,000,000
AUD	30,000,000	4.090	April 21, 2023	April 21, 2026		30,000,000
AUD	30,000,000	5.050	April 26, 2023	April 26, 2033		30,000,000
AUD	70,000,000	3M BBSW + 0.905	April 28, 2023	April 28, 2028		70,000,000
AUD	37,000,000	5.100	April 28, 2023	April 28, 2033		37,000,000
AUD	30,000,000	5.000	May 15, 2023	May 15, 2033		30,000,000
AUD	60,000,000	6.340	November 2, 2023	November 2, 2033		60,000,000
AUD	40,000,000	6.310	November 2, 2023	November 2, 2033		40,000,000
AUD	35,000,000	6.120	November 28, 2023	November 28, 2038		35,000,000
AUD	32,000,000	6.150	December 8, 2023	December 8, 2038		32,000,000

		Subtotal in Original Currency			AUD	2,031,000,000

		Subtotal in Equivalent Amount of Won(8)			~~W~~	1,787,442,480,000

IDR	680,000,000,000	6.000	January 22, 2020	January 22, 2025		680,000,000,000
IDR	615,000,000,000	6.000	January 23, 2020	January 23, 2025		615,000,000,000

		Subtotal in Original Currency			IDR	1,295,000,000,000

		Subtotal in Equivalent Amount of Won(9)			~~W~~	108,262,000,000

INR	3,712,500,000	5.980	October 13, 2021	October 13, 2026		3,712,500,000

		Subtotal in Original Currency			INR	3,712,500,000

		Subtotal in Equivalent Amount of Won(10)			~~W~~	57,543,750,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2023
NOK	400,000,000	2.905	July 21, 2015	July 21, 2025		400,000,000

		Subtotal in Original Currency			NOK	400,000,000

		Subtotal in Equivalent Amount of Won(11)			~~W~~	50,564,000,000

THB	1,500,000,000	1.580	January 14, 2020	January 14, 2025		1,500,000,000
THB	1,500,000,000	1.530	January 15, 2020	January 15, 2025		1,500,000,000
THB	1,580,000,000	1.170	March 3, 2020	March 3, 2025		1,580,000,000

		Subtotal in Original Currency			THB	4,580,000,000

		Subtotal in Equivalent Amount of Won(12)			~~W~~	172,299,600,000

GBP	36,000,000	2.045	March 18, 2022	March 18, 2029		36,000,000
GBP	25,000,000	2.190	April 6, 2022	April 6, 2032		25,000,000
GBP	25,000,000	SONIA+0.45	January 15, 2022	January 15, 2024*		25,000,000

		Subtotal in Original Currency			GBP	86,000,000

		Subtotal in Equivalent Amount of Won(13)			~~W~~	141,193,940,000

SGD	28,000,000	3.050	August 16, 2022	June 28, 2024		28,000,000
SGD	20,000,000	3.700	September 8, 2023	September 8, 2026		20,000,000
SGD	15,000,000	3.950	November 17, 2023	November 15, 2024		15,000,000

		Subtotal in Original Currency			SGD	63,000,000

		Subtotal in Equivalent Amount of Won(14)			~~W~~	61,542,180,000

SEK	400,000,000	1.830	August 10, 2017	August 10, 2027		400,000,000
SEK	400,000,000	1.815	August 16, 2017	August 16, 2027		400,000,000
SEK	410,000,000	1.740	November 30, 2017	November 30, 2027		410,000,000
SEK	200,000,000	2.010	February 27, 2018	February 27, 2028		200,000,000

		Subtotal in Original Currency			SEK	1,410,000,000

		Subtotal in Equivalent Amount of Won(15)			~~W~~	181,890,000,000

MXN	3,500,000,000	TIIE28+0.20	July 14, 2022	July 9, 2026		3,500,000,000

		Subtotal in Original Currency			MXN	3,500,000,000

		Subtotal in Equivalent Amount of Won(16)			~~W~~	265,895,000,000

Total External Bonds of KDB in Equivalent Amount of Won					~~W~~	43,777,190,975,000

*	Repaid on the respective maturity dates.
(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,289.40, the market average exchange rate in effect on December 29, 2023, as announced by Seoul Money Brokerage Services, Ltd.

(2)

New Zealand dollar amounts are converted to Won amounts at the rate of NZD 1.00 to Won 816.45, the market average exchange rate in effect on December 29, 2023, as announced by Seoul Money Brokerage Services, Ltd.

(3)

Hong Kong dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 165.06, the market average exchange rate in effect on December 29, 2023, as announced by Seoul Money Brokerage Services, Ltd.

(4)

Chinese offshore renminbi amounts are converted to Won amounts at the rate of CNH 1.00 to Won 180.84, the market average exchange rate in effect on December 29, 2023, as announced by Seoul Money Brokerage Services, Ltd.

(5)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,426.59, the market average exchange rate in effect on December 29, 2023, as announced by Seoul Money Brokerage Services, Ltd.
(6)

Swiss franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,526.82, the market average exchange rate in effect on December 29, 2023, as announced by Seoul Money Brokerage Services, Ltd.

(7)	Brazilian real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 265.73, the prevailing market rate on December 29, 2023.
(8)

Australian dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 880.08, the market average exchange rate in effect on December 29, 2023, as announced by Seoul Money Brokerage Services, Ltd.

(9)

Indonesian rupiah amounts are converted to Won amounts at the rate of IDR 100.00 to Won 8.36, the market average exchange rate in effect on December 29, 2023, as announced by Seoul Money Brokerage Services, Ltd.

(10)

Indian Rupee amounts are converted to Won amounts at the rate of INR 1.00 to Won 15.50, the market average exchange rate in effect on December 29, 2023, as announced by Seoul Money Brokerage Services, Ltd.

(11)

Norwegian Krone amounts are converted to Won amounts at the rate of NOK 1.00 to Won 126.41, the market average exchange rate in effect on December 29, 2023, as announced by Seoul Money Brokerage Services, Ltd.

(12)

Thai Baht amounts are converted to Won amounts at the rate of THB 1.00 to Won 37.62, the market average exchange rate in effect on December 29, 2023, as announced by Seoul Money Brokerage Services, Ltd.

(13)

Great Britain Sterling amounts are converted to Won amounts at the rate of GBP 1.00 to Won 1,641.79, the market average exchange rate in effect on December 29, 2023, as announced by Seoul Money Brokerage Services, Ltd.

(14)

Singapore Dollar amounts are converted to Won amounts at the rate of SGD 1.00 to Won 976.86, the market average exchange rate in effect on December 29, 2023, as announced by Seoul Money Brokerage Services, Ltd.

(15)

Swedish Krona amounts are converted to Won amounts at the rate of SEK 1.00 to Won 129.00, the market average exchange rate in effect on December 29, 2023, as announced by Seoul Money Brokerage Services, Ltd.

(16)

Mexican Peso amounts are converted to Won amounts at the rate of MXN 1.00 to Won 75.97, the market average exchange rate in effect on December 29, 2023, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of KDB

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2023(1)
		(%)			(millions of Won)
Mizuho and others	Bank loans from foreign funds	4.21 ~ 6.24	2022~2023	2024~2028		2,076,759
The Export-Import Bank of Korea	Exchange equalization fund borrowings in foreign currencies	6.30 ~ 6.43	2014~2015	2024		23,931
Central Bank of the Republic of Uzbekistan and others	Off-shore short-term borrowings	5.05 ~ 5.80	2023	2024		2,185,972
China Development Bank and others	Off-shore long-term borrowings	2.42 ~ 6.18	2023	2024~2026		1,825,674
Others	Short-term borrowings in foreign currency	0.14 ~ 7.24	2023	2024		13,730,337
	Long-term borrowings in foreign currency	0.41 ~ 7.38	2021~2023	2024~2027		824,280

Total External Borrowings of KDB					~~W~~	20,666,953

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 29, 2023 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of KDB

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2023
	(%)			(millions of Won)
1. Bonds
Short-term Industrial Finance Bonds	3.50~4.15	2023	2024	~~W~~	6,220,109
Long-term Industrial Finance Bonds	0.96~7.05	2007~2023	2013~2053		110,101,634

Total Bonds	0.96~7.05	2007~2023	2013~2053		116,321,743
2. Borrowings
Borrowings from the Ministry of Economy and Finance	3.23~3.31	2004~2012	2024~2032		77,629
Borrowings from Korea SMEs and Startups Agency	1.26~2.40	2016~2023	2024~2033		59,171
Borrowings from the Ministry of Culture, Sports and Tourism	1.48~2.73	2011~2023	2024~2035		3,080,914
Borrowings from Korea Energy Agency	1.00~1.75	2009~2023	2024~2043		256,472
Others(1)	0.10~3.41	2003~2023	2024~2044		1,312,996

Total Borrowings(2)					4,787,182
3. Other Debt(3)					30,095

Total Internal Floating Debt(4)					6,669,070
Total Internal Funded Debt(5)					114,469,950

Total Internal Debt				~~W~~	121,139,020

(1)	Includes borrowings from local governments, The Bank of Korea, the petroleum enterprises support fund and others.
(2)	Consist of short term borrowings in the amount of ~~W~~418,866 million and long term borrowings in the amount of ~~W~~4,368,316 million.
(3)	Other debt includes bonds sold under repurchase agreements and call money.
(4)	Floating debt is debt that has a maturity at issuance of less than one year.
(5)	Funded debt is debt that has a maturity at issuance of one year or more.

Financial Statements and the Auditors

The Government elects our Auditor who is responsible for examining our financial operations and auditing our financial statements and records. The present Auditor is Tae Hyun Joo, who was appointed by the Financial Services Commission for a three-year term on March 15, 2021. Although his term of office expired on March 14, 2024, he is continuing his duties as our Auditor until a successor is appointed, as permitted under the Korean Commercial Code.

We prepare our financial statements annually for submission to the Financial Services Commission, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external independent auditors, an independent public accounting firm has audited our separate and consolidated financial statements commencing with such financial statements as of and for the year ended December 31, 1998. As of the date of this prospectus, our external independent auditor is Nexia Samduk, located at 12th Floor, S&S Building, 48 Ujeongguk-ro, Jongno-gu, Seoul 03145, Korea, which has audited our separate financial statements as of and for the years ended December 31, 2023 and 2022 included in this prospectus.

Our separate financial statements appearing in this prospectus were prepared in conformity with Korean IFRS, as summarized in “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2023 and 2022—Note 2.” These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States.

Independent Auditors’ Report

Based on a report originally issued in Korean

The Board of Directors and Shareholders

Korea Development Bank

Opinion

We have audited the accompanying separate financial statements of Korea Development Bank (the “Bank”), which comprise the separate statements of financial position as of December 31, 2023 and 2022 and the separate statements of comprehensive income, the separate statements of changes in equity and the separate statements of cash flows for the years then ended, and notes to the separate financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying separate financial statements present fairly, in all material respects, the separate financial position of the Bank as of December 31, 2023 and 2022, and its separate financial performance and its separate cash flows for the years then ended in accordance with International Financial Reporting Standards as adopted by the Republic of Korea (“Korean IFRS”).

Basis for Opinion

We conducted our audits in accordance with Korean Standards on Auditing. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Bank in accordance with the ethical requirements of the Republic of Korea that are relevant to our audit of the separate financial statements and we have fulfilled our other ethical responsibilities in accordance with the ethical requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Other Matter

Auditing standards and their application in practice vary among countries. The procedures and practices used in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries.

Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of the separate financial statements in accordance with Korean IFRS, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the separate financial statements, management is responsible for assessing the Bank’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Bank or to cease operations.

Those charged with governance are responsible for overseeing the Bank’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the separate financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Korean Standards on Auditing will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these separate financial statements.

As part of an audit in accordance with Korean Standards on Auditing, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement of the separate financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•

Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Bank’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Bank to cease to continue as a going concern.

•

Evaluate the overall presentation, structure and content of the separate financial statements, including the disclosures, and whether the separate financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

/s/ Nexia Samduk

Seoul, Korea

March 28, 2024

This report is effective as of March 28, 2024, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying separate financial statements and notes thereto. Accordingly, the readers of the audit report should understand that the above audit report has not been updated to reflect the impact of such subsequent events or circumstances, if any.

Korea Development Bank

Separate Statements of Financial Position

December 31, 2023 and 2022

(In millions of won)	Notes	December 31, 2023		December 31, 2022
Assets
Cash and due from banks	4,45,46,49	~~W~~	8,659,808	11,538,806
Securities measured at FVTPL	5,45,46,49		16,058,556	11,951,906
Securities measured at FVOCI	6,39,45,46,49		33,888,064	37,684,919
Securities measured at amortized cost	7,39,45,46,49		8,583,188	6,355,884
Loans measured at FVTPL	8,45,46,49		488,432	541,811
Loans measured at amortized cost	9,45,46,49		199,981,780	198,045,603
Derivative financial assets	10,45,46,47,49		7,383,325	9,794,455
Investments in subsidiaries and associates	11,48		26,870,568	27,992,331
Property and equipment, net	12,48		802,084	812,173
Investment property, net	13,48		73,822	81,713
Intangible assets, net	14,48		85,461	118,489
Defined benefit assets	21		68,920	87,770
Current tax assets			13,547	128,218
Assets held for sale	16		3,228,444	—
Other assets	15,45,46,49		10,175,783	7,711,217

Total assets		~~W~~	316,361,782	312,845,295

Liabilities
Financial liabilities measured at FVTPL	17,45,46,49	~~W~~	1,920,061	1,469,724
Deposits	18,45,46,49		65,897,732	68,326,656
Borrowings	19,45,46,49		27,745,629	25,429,244
Debentures	20,45,46,49		156,933,867	158,711,896
Derivative financial liabilities	10,45,46,47,49		7,654,901	11,317,002
Provisions	22		1,058,783	1,448,030
Deferred tax liabilities	37		3,792,309	3,465,176
Current tax liabilities			345,683	15,513
Other liabilities	23,45,46,49		12,100,425	6,993,681

Total liabilities			277,449,390	277,176,922

Equity
Issued capital	1,24		23,926,559	23,151,559
Capital surplus	24		2,468,715	2,475,310
Accumulated other comprehensive income	24		2,158,351	2,819,333
Retained earnings	24		10,358,767	7,222,171
(Regulatory reserve for credit losses of ~~W~~211,996 million and ~~W~~247,253 million as of December 31, 2023 and 2022, respectively)
(Required reversal of regulatory reserve for credit losses of ~~W~~134,415 million and ~~W~~35,257 million as of December 31, 2023 and 2022, respectively)
(Planned reversal of regulatory reserve for credit losses of ~~W~~134,415 million and ~~W~~35,257 million as of December 31, 2023 and 2022, respectively)

Total equity			38,912,392	35,668,373

Total liabilities and equity		~~W~~	316,361,782	312,845,295

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Comprehensive Income

Years ended December 31, 2023 and 2022

(In millions of won, except earnings per share information)	Notes	2023		2022
Interest income	25	~~W~~	11,489,024	6,846,735
Interest expense	25		(9,927,505)	(5,102,920)

Net interest income	48		1,561,519	1,743,815
Net fees and commission income	26		409,836	453,909
Dividend income	27		768,370	857,502
Net gain (loss) on securities measured at FVTPL	28		518,808	(39,423)
Net gain (loss) on financial liabilities measured at FVTPL	29		(148,104)	465,099
Net loss on securities measured at FVOCI	30		(9,420)	(57,194)
Net gain on derivatives	31		1,290	121,439
Net foreign currency transaction gain (loss)	32		302,365	(300,890)
Other operating expense, net	33		(386,462)	(349,827)

Non-interest income, net			1,456,683	1,150,615

Provision for (reversal of) credit losses	34		(802,644)	260,361

General and administrative expenses	35,48		823,991	876,371

Operating income	48		2,996,855	1,757,698

Reversal of impairment loss (impairment loss) on investments in subsidiaries and associates			562,550	(1,168,617)
Other non-operating income	36		16,524	13,906
Other non-operating expense	36		(314,256)	(10,328)

Non-operating expense, net			264,818	(1,165,039)

Profit before income taxes			3,261,673	592,659

Income tax expense	37		752,746	127,678

Profit for the year	24		2,508,927	464,981

(Profit for the year adjusted for regulatory reserve for credit losses: ~~W~~2,643,342 million and ~~W~~500,238 million for the years ended December 31, 2023 and 2022, respectively)
Other comprehensive income for the year, net of tax Items that are or may be reclassified subsequently to profit or loss:	24
Net gain (loss) on securities measured at FVOCI			336,088	(483,138)
Exchange differences on translation of foreign operations			20,099	93,126
Valuation gain (loss) on cash flow hedge			(2,352)	3,923
Net loss on hedges of net investments in foreign operations			(15,112)	(50,090)

			338,723	(436,179)

Items that will not be reclassified to profit or loss:
Net loss on securities measured at FVOCI			(173,433)	(1,434,848)
Fair value changes on financial liabilities designated at fair value due to credit risk			(17,722)	90,220
Remeasurements of defined benefit liabilities			(16,138)	53,131

			(207,293)	(1,291,497)

			131,430	(1,727,676)

Total comprehensive income (loss) for the year		~~W~~	2,640,357	(1,262,695)

Earnings per share
Basic and diluted earnings per share (in won)	38	~~W~~	531	104

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Changes in Equity

Years ended December 31, 2023 and 2022

(In millions of won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2022	~~W~~	21,886,559	2,479,010	4,773,474	7,363,814	36,502,857
Profit for the year		—	—	—	464,981	464,981
Net gain on securities measured at FVOCI		—	—	(2,144,451)	226,465	(1,917,986)
Exchange differences on translation of foreign operations		—	—	93,126	—	93,126
Valuation gain on cash flow hedge		—	—	3,923	—	3,923
Net loss on hedges of net investments in foreign operations		—	—	(50,090)	—	(50,090)
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	90,220	—	90,220
Remeasurements of defined benefit liabilities		—	—	53,131	—	53,131

Total comprehensive income for the year		—	—	(1,954,141)	691,446	(1,262,695)

Dividends		—	—	—	(833,089)	(833,089)
Paid in capital increase		1,265,000	(3,700)	—	—	1,261,300

Transaction with owners		1,265,000	(3,700)	—	(833,089)	428,211

Balance at December 31, 2022	~~W~~	23,151,559	2,475,310	2,819,333	7,222,171	35,668,373

Balance at January 1, 2023	~~W~~	23,151,559	2,475,310	2,819,333	7,222,171	35,668,373
Profit for the year		—	—	—	2,508,927	2,508,927
Net gain on securities measured at FVOCI		—	—	(629,757)	792,412	162,655
Exchange differences on translation of foreign operations		—	—	20,099	—	20,099
Valuation gain (loss) on cash flow hedge		—	—	(2,352)	—	(2,352)
Net loss on hedges of net investments in foreign operations		—	—	(15,112)	—	(15,112)
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	(17,722)	—	(17,722)
Remeasurements of defined benefit liabilities		—	—	(16,138)	—	(16,138)

Total comprehensive income for the year		—	—	(660,982)	3,301,339	2,640,357

Dividends		—	—	—	(164,743)	(164,743)
Paid in capital increase		775,000	(6,595)	—	—	768,405

Transaction with owners		775,000	(6,595)	—	(164,743)	603,662

Balance at December 31, 2023	~~W~~	23,926,559	2,468,715	2,158,351	10,358,767	38,912,392

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Cash Flows

Years ended December 31, 2023 and 2022

(In millions of won)	Notes	2023		2022
Cash flows from operating activities
Profit for the year		~~W~~	2,508,927	464,981
Adjustments for:
Income tax expense	37		752,746	127,678
Interest income	25		(11,489,024)	(6,846,735)
Interest expense	25		9,927,505	5,102,920
Dividend income	27		(768,370)	(857,502)
Loss (gain) on valuation of securities measured at FVTPL	28		(466,098)	52,935
Loss (gain) on disposal of securities measured at FVTPL			4,944	(120,455)
Net loss (gain) on financial liabilities measured at FVTPL	29		148,104	(465,099)
Loss on disposal of securities measured at FVOCI	30		9,420	57,194
Impairment loss on securities measured at amortized cost	7		9,011	50
Net loss on loans measured at FVTPL	33		8,913	78,954
Loss (gain) on valuation of derivatives			(1,088,077)	1,993,887
Net loss (gain) on fair value hedged items	31		1,428,426	(1,528,187)
Loss (gain) on foreign exchange translations	32		(318,814)	289,321
Loss (gain) on disposal of investments in subsidiaries and associates	33		366	(5,424)
Impairment loss (reversal of impairment loss) on investments in subsidiaries and associates			(562,550)	1,168,617
Increase (reversal) of provision for loan loss allowance	34		(399,011)	410,450
Increase (reversal) of provision for other assets	34		3,104	(579)
Increase (reversal) of provision for payment guarantees	22		(379,837)	136,989
Reversal of provision for unused commitments	22		(34,922)	(256,820)
Increase (reversal) of financial guarantee provision	22		8,022	(29,679)
Reversal of provision for possible losses from lawsuits	22		(4)	(1,492)
Reversal of provision for restoration	22		(493)	(2,008)
Defined benefit costs	21		22,044	70,092
Depreciation of property and equipment	12		71,507	71,584
Impairment loss on assets held for sale			294,153	—
Loss (gain) on disposal of property and equipment	36		1,082	(740)
Loss (gain) on disposal of intangible assets	36		(2)	2
Depreciation of investment property	13		2,273	2,084
Amortization of intangible assets	14		55,043	54,262
Gain on redemption of debentures			(2)	(4)

			(2,760,541)	(497,705)

Changes in operating assets and liabilities:
Due from banks			1,985,955	(1,054,373)
Securities measured at FVTPL			(1,850,440)	560,407
Loans measured at FVTPL			44,466	23,647
Loans measured at amortized cost			(755,056)	(24,241,420)
Derivative financial instruments			(186,503)	13,948
Other assets			(2,348,067)	(1,116,960)
Financial liabilities measured at FVTPL			29,718	30,721
Deposits			(2,417,870)	15,482,874
Defined benefit liabilities (assets)			(25,314)	(77,192)
Other liabilities			4,791,847	(845,996)

			(731,264)	(11,224,344)

(Continued)

Korea Development Bank

Separate Statements of Cash Flows

Years ended December 31, 2023 and 2022

(In millions of won)	Notes	2023		2022
Income taxes paid			(15,739)	(243,693)
Interest received			11,262,819	6,230,685
Interest paid			(9,259,247)	(4,424,200)
Dividends received			767,958	855,259

Net cash provided by (used in) operating activities		~~W~~	1,772,913	(8,839,017)

Cash flows from investing activities
Net increase of securities measured at FVTPL		~~W~~	(1,667,342)	(2,590,301)
Disposal of securities measured at FVOCI			13,877,283	12,325,062
Acquisition of securities measured at FVOCI	6		(10,636,345)	(14,118,389)
Redemption of securities measured at amortized cost			3,020,000	1,522,000
Acquisition of securities measured at amortized cost	7		(5,217,386)	(4,895,925)
Disposal of property and equipment			12,023	67,505
Acquisition of property and equipment	12		(27,092)	(14,768)
Disposal of intangible assets			269	1,521
Acquisition of intangible assets	14		(22,373)	(25,993)
Disposal of investments in subsidiaries and associates			320,761	1,845,131
Acquisition of investments in subsidiaries and associates			(667,428)	(939,632)

Net cash used in investing activities			(1,007,630)	(6,823,789)

Cash flows from financing activities
Increase of financial liabilities measured at FVTPL			266,200	125,000
Decrease of financial liabilities measured at FVTPL			(17,930)	(165,302)
Proceeds from borrowings			53,493,413	49,384,998
Repayment of borrowings			(51,152,176)	(46,137,184)
Proceeds from issuance of debentures			124,728,281	134,409,386
Repayment of debentures			(128,327,695)	(119,518,136)
Decrease in lease liabilities			(24,477)	(27,893)
Dividends			(164,743)	(833,089)
Paid in capital increase			336,268	696,300

Net cash provided by (used in) financing activities			(862,859)	17,934,080

Effects from changes in foreign currency exchange rate for cash and cash equivalents held			85,684	147,619
Net increase (decrease) in cash and cash equivalents			(11,892)	2,418,893
Cash and cash equivalents at beginning of the year			11,872,469	9,453,576

Cash and cash equivalents at end of the year	43	~~W~~	11,860,577	11,872,469

See accompanying notes to the separate financial statements.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (KoFC), the former ultimate parent company, and KDB Financial Group Inc. (KDBFG), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~23,926,559 million with 4,785,311,768 shares of issued and outstanding as of December 31, 2023 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of December 31, 2023 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	60	11	7	7	86

2. Basis of Preparation

(1) Application of accounting standards

These separate financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”) enacted by the Act on External Audit of Stock Companies.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

The Bank newly applied the following amended and enacted standards for the annual period beginning on January 1, 2023. The nature and the impact of each new standard or amendment are described below:

Issuance of Korean IFRS No.1117 Insurance Contracts

Korean IFRS No.1117 Insurance Contracts replaced Korean IFRS No.1104 Insurance Contracts. This standard requires an entity to estimate future cash flows of an insurance contract and measure insurance liabilities using discount rates applied with assumptions and risks at the measurement date and recognize insurance revenue on an accrual basis including services (insurance coverage) provided to the policyholder by each annual reporting period. In addition, investment components (refunds due to termination and maturity) repaid to a policyholder even if an insured event does not occur, are excluded from insurance revenue. These amendments do not have a significant impact on the separate financial statements.

Amendments to Korean IFRS No.1001 Presentation of Financial Statements – Accounting Policy Disclosure

The amendments require an entity to define and disclose their material accounting policy information. IFRS Practice Statement 2 Making Materiality Judgements was amended to explain and demonstrate how to apply the concept of materiality. The amendment does not have a significant impact on the separate financial statements.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

2. Basis of Preparation, Continued

Amendments to Korean IFRS No.1008 Accounting Policies, Changes in Accounting Estimates and Errors

The amendments introduce the definition of accounting estimates and clarify how to distinguish changes in accounting estimates from changes in accounting policies. The amendment does not have a significant impact on the separate financial statements.

Amendments to Korean IFRS No.1012 Income Taxes – Deferred Tax Related to Assets and Liabilities Arising from a Single Transaction

The amendments narrow the scope of the deferred tax recognition exemption so that it no longer applies to transactions that, on initial recognition, give rise to equal taxable and deductible temporary differences. The amendment does not have a significant impact on the separate financial statements.

Amendments to Korean IFRS No.1001 Presentation of Financial Statements - Disclosure of gains or losses on valuation of financial liabilities subject to exercise price adjustment conditions

The amendments require disclosures about gains or losses on valuation occurred for the reporting period (but are limited to those included in profit or loss) for the conversion options or warrants (or financial liabilities with warrants), if all or part of the financial instrument whose exercise price is adjusted due to the issuers’ stock price fluctuations, are classified as financial liabilities according to paragraph 11 of Korean IFRS No.1032 Financial Instruments: Presentation. These amendments do not have a significant impact on the separate financial statements.

Amendments to Korean IFRS No.1012 Income Taxes - International Tax Reform - Pillar Two Model Rules

The amendments clarify that K-IFRS 1012 Income Taxes applies to income taxes arising from tax law enacted or substantively enacted to implement the Pillar Two model rules published by the Organization for Economic Co-operation and Development (“Pillar Two income taxes”).

However, the amendments introduce a temporary exception to the requirements to recognize and disclose information about deferred tax assets and liabilities related to Pillar Two income taxes. The Company requires to disclose that it has applied the exception to recognizing and disclosing information about deferred tax assets and liabilities related to Pillar Two income taxes and disclose separately its current tax expense (income) related to Pillar Two income taxes.

The Bank applies the exception to recognizing and disclosing information about deferred tax assets and liabilities related to Pillar Two income taxes and the related tax law is effective on January 1, 2024. There is no current income tax expense recognized in the consolidated statement of profit or loss for the year ended December 31, 2023 and the Bank is still in the process of assessing the potential exposure to Pillar Two income taxes as at December 31, 2023.

(ii) New standards and interpretations issued but not effective

The following new standards, interpretations and amendments to existing standards have been issued but not effective for annual periods beginning after January 1, 2023, and the Bank has not early adopted them. The nature and the impact of each new standard, amendment and enactments are described below:

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

2. Basis of Preparation, Continued

Amendments to K-IFRS 1001 ‘Presentation of Financial Statements’ - Classification of Liabilities as Current or Non-current

The amendments clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise right to defer settlement of the liability or the management’s expectations thereof. Also, the settlement of liability includes the transfer of the entity’s own equity instruments; however, it would be excluded if an option to settle the liability by the transfer of the entity’s own equity instruments is recognized separately from the liability as an equity component of a compound financial instrument. The amendments should be applied for annual periods beginning on or after January 1, 2024, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the separate financial statements.

Amendment of Korean IFRS No.1007 “Statement of Cash Flows” and No.1107 “Financial Instruments: Disclosures” – Disclosure of Supplier Finance Arrangements

The amendments require disclosure of the effects of supplier finance arrangements on the Company’s liabilities, cash flows and exposure to liquidity risk. This amendment will be applied to the financial statements for the accounting year beginning on or after January 1, 2024. the Bank expects that this amendment will not have a significant impact on the separate financial statements.

Amendment of Korean IFRS No.1116 “Leases” - Lease Liability in a Sale and Leaseback

The amendments require a seller-lessee to subsequently measure lease liabilities arising from a leaseback in a way that it does not recognize any amount of the gain or loss that relates to the right of use it retains. This amendment will be applied to the financial statements for the accounting year beginning on or after January 1, 2024. The Bank expects that this amendment will not have a significant impact on the separate financial statements.

Amendment of Korean IFRS No.1001 “Presentation of Financial Statements” – Disclosure of Virtual Asset

The amendments require additional disclosure for virtual assets held by the Company, virtual assets entrusted by customers to the Company, and the issuance and transfer of virtual assets. This amendment will be applied to the financial statements for the accounting year beginning on or after January 1, 2024. The Bank expects that this amendment will not have a significant impact on the separate financial statements.

(3) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Financial instruments measured at fair value through other comprehensive income

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

2. Basis of Preparation, Continued

(4) Functional and presentation currency

These financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

The following are the key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year:

(i) Fair value of financial instruments

Financial instruments measured at fair value through profit or loss and other comprehensive income, and derivative instruments are recognized and measured at fair value. If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

Financial instruments, which are not actively traded in the market and those with less transparent market prices, will have less objective fair values and require broad judgment on liquidity, concentration, uncertainty in market factors and assumptions in price determination and other risks.

Diverse valuation techniques are used to determine the fair value of financial instruments, from generally accepted market valuation models to internally developed valuation models that incorporate various types of assumptions and variables.

(ii) Credit losses allowance

The Bank tests impairment and recognizes loss allowances on financial assets classified at amortized cost, debt instruments measured at fair value through other comprehensive income and recognizes provisions for payment guarantee, financial guarantee and unused commitments. Accuracy of allowances and provisions for credit losses is dependent upon estimation of expected cash flows of the borrower for individually assessed allowances of loans, and upon assumptions and methodology used for collectively assessed allowances for groups of loans, guarantees and unused loan commitments.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

2. Basis of Preparation, Continued

The pandemic of COVID-19 has a negative impact on the global economy despite of the Korean government’s financial and economic stabilization packages. It may have a negative impact on the financial position and financial performance of the Bank due to the increase of the expected credit losses on specific portfolios and the potential losses on financial assets.

Taking these circumstances into account comprehensively, the Bank recalculated the forward-looking information used to estimate the expected credit loss in accordance with K-IFRS 1109 ‘Financial Instruments’ as of December 31, 2023. During the 12-month period since the previous year ended, there have been changes in forward-looking information that affect expected credit losses. It is predicted that major economic factors, such as the unemployment rate and economic growth rate, will deteriorate due to the impact of COVID-19. To reflect these changes, the Bank recalculated the forward-looking information by means of increasing the probability of recession used in generating future economic scenarios and will continue to monitor the forward-looking information on a quarterly basis.

(iii) Deferred taxes

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred income tax assets are recognised to the extent that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Actual income taxes in the future may not be identical to the recognised deferred tax assets and liabilities.

(iv) Defined benefit liabilities

The Bank operates a defined benefit plan. Defined benefit liability is calculated by annual actuarial valuations as of the reporting date. To perform the actuarial valuations, assumptions for discount rates, future salary increases and others are required to be estimated. Defined benefit plans contain significant uncertainties in estimations due to its long-term nature.

(6) Approval date for the separate financial statements

The separate financial statements were authorized for issue by the Board of Directors on March 27, 2024, which will be submitted for approval to the shareholders’ meeting to be held on March 28, 2024.

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate financial statements in accordance with K-IFRS 1027 ‘Separate Financial Statements’ and investments in subsidiaries and associates are accounted for at cost, not by performance and net asset reported by the investee. Dividends received from subsidiaries and associates are recognised as income as of the time the right to receive the dividends is established.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

3. Significant Accounting Policies, Continued

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognised at the carrying amounts recognised previously in the consolidated financial statements of the ultimate parent. The difference between consideration transferred and carrying amounts of net assets acquired is recognised as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognises the CEO as the chief operating decision maker.

(4) Foreign exchange

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on transactions and translations of monetary items are recognised in profit or loss, except for differences arising on the translation of a financial instruments designated as hedges of the net investment in foreign operations, or cash flow hedge, which are recognised in other comprehensive income.

When a gain or loss on a non-monetary item is recognised in other comprehensive income, any exchange component of that gain or loss is recognised in other comprehensive income. Conversely, when a gain or loss on a non-monetary item is recognised in profit or loss, any exchange component of that gain or loss shall be recognised in profit or loss.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyperinflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

3. Significant Accounting Policies, Continued

transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment of the disposal profit or loss is recognized.

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognised as comprehensive income or loss in the financial statement and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Recognition and measurement of financial instruments

(i) Initial recognition

The Bank recognizes a financial asset or a financial liability in its separate statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets is recognized and derecognized using trade date accounting.

The Bank classifies financial assets as financial assets at fair value through profit or loss, financial assets at fair value through other comprehensive income, or financial assets at amortized cost on the basis of the Bank’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets. The Bank classifies financial liabilities as financial liabilities at fair value through profit or loss, or financial liabilities at amortized cost.

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability.

(ii) Subsequent measurement

After initial recognition, financial instruments are measured at amortized cost or fair value based on classification at initial recognition.

Amortized cost

The amortized cost is the amount at which the financial asset or financial liability is measured at initial recognition minus the principal repayments, plus or minus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount and, for financial assets, adjusted for any loss allowance.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

3. Significant Accounting Policies, Continued

Fair value

Fair values, which the Bank primarily uses for the measurement of financial instruments, are the published price quotations based on market prices or dealer price quotations of financial instruments traded in an active market where available. These are the best evidence of fair value. A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, an entity in the same industry, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (“OTC”) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. For more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally used within the industry, or a value measured by an independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to estimate fair value based on certain assumptions.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. Those factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is consistent with economic methodologies applied for pricing financial instruments. Periodically, the Bank calibrates the valuation technique and tests its validity using prices of observable current market transactions of the same instrument or based on other relevant observable market data.

(iii) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the statement of financial position. The Bank derecognizes a financial asset or a financial liability when, and only when:

Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the financial assets are also transferred, or all the risks and rewards of ownership of the financial assets are neither substantially transferred nor retained and the Bank has not retained control. If the Bank neither transfers nor disposes of substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

3. Significant Accounting Policies, Continued

If the Bank transfers the contractual rights to receive the cash flows of the financial asset, but retains substantially all the risks and rewards of ownership of the financial asset, the Bank continues to recognize the transferred asset in its entirety and recognize a financial liability for the consideration received.

Derecognition of financial liabilities

Financial liabilities are derecognized from the statement of financial position when the obligation specified in the contract is discharged, cancelled or expires.

(iv) Offsetting

Financial assets and liabilities are offset and the net amount reported in the separate statements of financial position where there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the assets and settle the liability simultaneously.

(6) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

(7) Non-derivative financial assets

(i) Financial assets at fair value through profit or loss

Any non-derivative financial asset classified as held for trading or not classified as financial assets at fair value through other comprehensive income or financial assets measured at amortized cost is categorized under financial assets at fair value through profit or loss.

The Bank may designate certain financial assets upon initial recognition as at fair value through profit or loss when the designation eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

After initial recognition, a financial asset at fair value through profit or loss is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income and dividend income from financial assets at fair value through profit or loss are also recognized in profit or loss.

(ii) Financial assets at fair value through other comprehensive income

The Bank classifies financial assets as financial assets at fair value through other comprehensive income if they meet the following conditions: 1) debt instruments that are a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and consistent with representing solely payments of principal and interest on the principal amount outstanding or 2) equity instruments, not held for trading with the objective of generating a profit from short-term fluctuations in price or dealer’s margin, designated as financial assets at fair value through other comprehensive income.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

3. Significant Accounting Policies, Continued

After initial recognition, a financial asset at fair value through other comprehensive income is measured at fair value. Gain and loss from changes in fair value, other than dividend income and interest income amortized using effective interest method and exchange differences arising on monetary items which are recognized directly in profit or loss, are recognized as other comprehensive income in equity.

At disposal of financial assets at fair value through other comprehensive income, cumulative gain or loss is recognized as profit or loss for the reporting period. However, cumulative gain or loss of equity instrument designated as fair value through other comprehensive income are not recycled to profit or loss at disposal.

Financial assets at fair value through other comprehensive income denominated in foreign currencies are translated at the closing rate. Exchange differences resulting from changes in amortized cost are recognized in profit or loss, and other changes are recognized as equity.

(iii) Financial assets measured at amortized cost

A financial asset, which are held within the business model whose objective is to hold assets in order to collect contractual cash flows and consistent with representing solely payments of principal and interest on the principal amount outstanding, are classified as a financial asset at amortized cost. Financial assets at amortized cost are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest method.

(8) Expected credit loss of financial assets

The Bank measures expected credit loss and recognizes loss allowance at the end of the reporting period for financial assets measured at amortized cost and fair value through other comprehensive income with the exception of financial asset measured at fair value through profit or loss.

The expected credit loss (“ECL”) is the weighted average amount of possible outcomes within a certain range, reflecting the time value of money, estimates on the past, current and future situations, and information accessible without excessive cost of effort.

The Bank uses the following three measurement techniques in accordance with K-IFRS:

•	General approach: for financial assets and off-balance-sheet unused credit line that are not applied below two approaches

•	Simplified approach: for receivables, contract assets and lease receivables

•	Credit-impaired approach: for purchased or originated credit-impaired financial assets

The general approach is applied differently depending on the significance of the increase of the credit risk. If, at the reporting date, the credit risk on a financial instrument has not increased significantly since initial recognition, an entity shall measure the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses. If the credit risk on that financial instrument has increased significantly since initial recognition, an entity shall measure the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses at each reporting date.

The Bank applies the simplified approach to 1) trade receivables and contract assets that do not have a significant financing component or 2) trade receivables, contract assets and lease receivables upon determining

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

3. Significant Accounting Policies, Continued

the Bank’s accounting policies as the application of the simplified approach. The approach requires expected lifetime losses to be recognized from initial recognition of the financial assets. Under credit-impaired approach, the Bank shall only recognize the cumulative changes in lifetime expected credit losses since initial recognition as a loss allowance for purchased or originated credit-impaired financial assets.

The following non-exhaustive list of information may be relevant in assessing changes in credit risk:

•	Significant changes in internal price indicators of credit risk as a result of a change in credit risk since inception

•	Other changes in the rates or terms of an existing financial instrument that would be significantly different if the instrument was newly originated or issued at the reporting date

•	An actual or expected significant change in the financial instrument’s external credit rating

•	An actual or expected internal credit rating downgrade for the borrower or decrease in behavioural scoring used to assess credit risk internally

•	An actual or expected significant change in the operating results of the borrower

•	Past due information

(i) Forward-looking information

The Bank uses forward-looking information, when it determines whether the credit risk has increased significantly since initial recognition and measures expected credit losses.

The Bank assumes the risk component has a certain correlation with the business cycle, and calculates the expected credit loss by reflecting the forward-looking information with macroeconomic variables on the measurement inputs.

Forward looking information used in calculation of expected credit loss is derived after comprehensive consideration of a variety of factors including scenario in management planning, worst-case scenario used for stress testing, third party forecast, and others.

(ii) Measuring expected credit losses on financial assets at amortized cost

The amount of the loss on financial assets at amortized cost is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. The Bank estimates expected future cash flows for financial assets that are individually significant (individual assessment of impairment).

For financial assets that are not individually significant, the Bank collectively estimates expected credit loss by grouping loans with homogeneous credit risk profile (collective assessment of impairment).

Individual assessment of impairment

Individual assessment of impairment losses is calculated using management’s best estimate on present value of expected future cashflows. The Bank uses all the available information including operating cash flow of the borrower and net realizable value of any collateral held.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

3. Significant Accounting Policies, Continued

Collective assessment of impairment

Collective assessment of loss allowance involves historical loss experience along with incorporation of forward-looking information. Such process incorporates factors such as type of collateral, product and borrowers, credit rating, size of portfolio and recovery period and applies probability of default on a group of assets and loss given default by type of recovery method. Also, the expected credit loss model involves certain assumption to determine input based on loss experience and forward-looking information. These models and assumptions are periodically reviewed to reduce gap between loss estimate and actual loss experience.

The expected credit loss for financial assets measured at amortized cost is recognized as the loss allowance, and when the financial asset is determined to be irrecoverable, the carrying amount and loss allowance are decreased. If financial assets previously written off are recovered, the loss allowance is increased and the difference is recognized in the current profit or loss.

(iii) Measuring expected credit losses on financial assets at fair value through other comprehensive income

Measuring method of expected credit losses on financial assets at fair value through other comprehensive income is equal to the method of financial assets at amortized cost, except for changes in loss allowances that are recognized as other comprehensive income. Amounts recognized in other comprehensive income for sale or repayment of financial assets at fair value through other comprehensive income are reclassified to profit or loss.

(9) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognised at fair value at the inception of the contract and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as described below:

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different types of hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognised asset or liability or an unrecognised firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognised asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss.

At the inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognised in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

3. Significant Accounting Policies, Continued

is also recognised in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognised directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognised immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the hedged forecasted transaction is ultimately recognised in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

Hedges of net investments in foreign operations

The Bank designates non-derivative financial instruments as hedging instruments for foreign currency risk arising from net investments in foreign operations and recognises the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge in other comprehensive income. The cumulative amounts recognised in other comprehensive income relating to both the foreign exchange differences arising on translation of the results and financial position of the foreign operation and the gain or loss on the hedging instrument that is determined to be an effective hedge of the net investment are reclassed from equity to profit or loss as a reclassification adjustment when the Bank disposes of the foreign operation.

(ii) Trading purpose derivatives

For trading purpose derivatives transaction, changes in the fair value of derivatives are recognised in net income.

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight-line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognised at the carrying amount at historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognised in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognised. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

3. Significant Accounting Policies, Continued

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Movable property	4

Property and equipment are impaired when the carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and adjusts useful lives when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognised in non-operating income (expense) in the statement of comprehensive income.

(12) Investment property

The Bank classifies property held for rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognised either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognised in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Depreciation of investment property is calculated using the straight-line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognised only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognised at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognised as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight-line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognises the loss accordingly.

Intangible assets with indefinite useful lives are not amortized but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether it is appropriate to consider these

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

3. Significant Accounting Policies, Continued

assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Leases

The Bank recognizes a right-of-use asset representing its right to use the underlying leased asset and a lease liability representing its obligation to make lease payments at the commencement date of the lease. The Bank elected not to apply the requirements to the short-term leases and leases of low value assets.

Right-of-use asset

The right-of-use asset is measured at its cost less subsequent accumulated depreciation and accumulated impairment loss with adjustments reflected arising from remeasurements of the lease liability. The cost of the right-of-use asset comprise the amount of the initial measurement of the lease liability, any initial direct costs incurred by the lessee and any lease payments made at or before the commencement date, less any lease incentive received. The right-of-use asset is depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis from the commencement date of the lease.

Lease liabilities

At the commencement date, the lease liability is measured at present value of the lease payments that are not paid at that date. Lease payments include fixed payments (including in-substance fixed payments), less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be payable by the lessee under residual value guarantees, the exercise price of a purchase option if the lessee is reasonably certain to exercise that option, and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease. The variable lease payments that do not depend on an index or a rate are recognized as an expense in the period in which the event or condition that triggers those payments occurs.

When measuring the present value, the lease payments are discounted using the interest rate implicit in the lease. If such implicit rate cannot be readily determined, the Bank uses the Bank’s incremental borrowing rate. The lease liability is subsequently increased by the amount of interest expenses recognized on the lease liability and reduced by the lease payments made.

Short-term lease and lease of low-value assets

The Bank does not apply the requirements of lessee accounting to short-term leases and leases of low-value assets. The Bank recognizes the lease payments associated with these leases as expenses on a straight-line basis over the lease term.

(15) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

3. Significant Accounting Policies, Continued

limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years.

(16) Assets held for sale

Non-current assets, or disposal groups comprising assets and liabilities, that are expected to be recovered primarily through sale rather than through continuing use, are classified as held for sale. To be classified as held for sale, the asset (or disposal group) must be available for immediate sale in its present condition and its sale must be highly probable. The assets or disposal group that are classified as assets held for sale are measured at the lower of their carrying amount and fair value less cost to sell.

The Bank recognizes an impairment loss for any initial or subsequent write-down of an asset (or disposal group) to fair value less costs to sell, and a gain for any subsequent increase in fair value less costs to sell, up to the cumulative impairment loss previously recognized.

Non-current assets that are classified as held for sale or part of a disposal group classified as held for sale are not depreciated (or amortized).

(17) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for repurchasing soon. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognised as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognised as profit or loss. In addition, for the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability, the Bank present this change in other comprehensive income, and does not recycle this other comprehensive income to profit or loss, subsequently.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognised at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognised in the statement of comprehensive income over the periods of the liabilities using the effective interest method.

Fees paid on the establishment of a loan facility are recognised as transaction costs of the loan, if the probability that some or all the facility will be drawn down is high. If, however, there is not enough evidence to

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

3. Significant Accounting Policies, Continued

conclude a draw-down of some or all the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

(18) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognises the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognised as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognises that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

(iii) Retirement benefits: defined benefit plans

The Bank classifies all the pensions as defined benefit plans except defined contribution plans. The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and have terms to maturity like the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognised immediately in other comprehensive income.

(19) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation because of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(20) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

3. Significant Accounting Policies, Continued

in the financial statements at fair value on the date the guarantee was given. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1109 ‘Financial Instruments’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS 1115 ‘Revenue from Contracts with Customers’.

(21) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(22) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for measuring the impairment loss.

(23) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period of time such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

3. Significant Accounting Policies, Continued

K-IFRS 1039 ‘Financial Instrument: Recognition and Measurement’ is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(24) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(25) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank can control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized, or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

(26) Accounting for trust accounts

The Bank, for financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

3. Significant Accounting Policies, Continued

Meanwhile, in the case the fee from an unspecified principal or interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(27) Regulatory reserve for credit losses

When the total sum of allowance for possible credit losses is lower than the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank records the difference as regulatory reserve for credit losses at the end of each reporting period.

In the case that the existing regulatory reserve for credit losses exceeds the amount needed to be set aside at the reporting date, the surplus may be reversed. Furthermore, in the case that undisposed deficit exists, regulatory reserve for credit losses is saved from the time the undisposed deficit is disposed.

(28) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate statement of comprehensive income. Basic earnings per share (EPS) is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

(29) Corrections of errors

Prior period errors shall be corrected by retrospective restatement in the first set of financial statements authorised for issue after their discovery except to the extent that it is impracticable to determine either the period-specific effects or the cumulative effect of the error.

4. Cash and Due from Banks

(1)	Cash and due from banks as of December 31, 2023 and 2022 are as follows:

	December 31, 2023		December 31, 2022
Cash	~~W~~	65,738	70,525
Due from banks in Korean won:
Due from Bank of Korea		1,972,258	3,360,908
Other due from banks in Korean won		45,715	570,295

		2,017,973	3,931,203

Due from banks in foreign currencies / off-shores		6,576,097	7,537,078

	~~W~~	8,659,808	11,538,806

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

4. Cash and Due from Banks, Continued

(2)	Restricted due from banks as of December 31, 2023 and 2022 are as follows:

	December 31, 2023		December 31, 2022
Reserve deposit	~~W~~	2,302,201	1,181,823
Deposit of monetary stabilization account		150,000	2,470,000
Others		308,676	405,682

	~~W~~	2,760,877	4,057,505

5. Securities Measured at FVTPL

(1)	Details of securities in financial assets at fair value through profit or loss as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	2,151,564	2,044,046
Equity investments		—	905,853	1,002,008
Beneficiary certificates		—	9,411,162	9,887,428
Government and public bonds		1,686,000	1,637,507	1,784,605
Financial bonds		600,000	597,206	601,369
Others		50,470	50,234	50,372

		2,336,470	14,753,526	15,369,828
Securities denominated in foreign currencies/off-shores:
Stocks		—	27,398	26,918
Equity investments		—	104,369	157,892
Beneficiary certificates		—	477,542	489,767
Debt securities		14,183	13,876	14,151

		14,183	623,185	688,728

	~~W~~	2,350,653	15,376,711	16,058,556

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

5. Securities Measured at FVTPL, Continued

	December 31, 2022
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	1,800,273	1,666,930
Equity investments		—	719,153	839,331
Beneficiary certificates		—	7,467,720	7,665,755
Government and public bonds		648,000	611,954	623,264
Financial bonds		403,000	401,715	401,127
Others		10,470	10,470	10,392

		1,061,470	11,011,285	11,206,799
Securities denominated in foreign currencies/off-shores:
Stocks		—	13,948	13,784
Equity investments		—	80,909	109,011
Beneficiary certificates		—	649,641	622,312
Debt securities		—	—	—

		—	744,498	745,107

	~~W~~	1,061,470	11,755,783	11,951,906

(2)	Equity securities with disposal restrictions in financial assets at fair value through profit or loss as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund	34,066	~~W~~	14,884	Undecided
SEMITECH Co., Ltd.	33,187		368	Undecided
Hongin Chemical Co., Ltd.	5,060		—	Undecided

	72,313		15,252

	December 31, 2022
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund	34,066	~~W~~	28,873	Undecided

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

6. Securities Measured at FVOCI

(1)	Details of securities measured at FVOCI as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	11,277,639	11,709,407
Government and public bonds		1,575,000	1,561,815	1,558,377
Financial bonds		1,380,000	1,372,473	1,381,371
Corporate bonds		4,670,160	4,667,812	4,558,013
Others		1,500,680	1,500,680	3,933,681

		9,125,840	20,380,419	23,140,849
Securities denominated in foreign currencies/off-shores:
Equity securities		—	498	1,128
Debt securities		11,186,342	11,297,509	10,706,746

		11,186,342	11,298,007	10,707,874
Loaned securities:
Debt securities		40,000	39,483	39,341

	~~W~~	20,352,182	31,717,909	33,888,064

	December 31, 2022
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	10,857,462	11,145,371
Government and public bonds		2,345,000	2,325,251	2,283,060
Financial bonds		2,690,000	2,673,516	2,657,525
Corporate bonds		7,086,079	7,083,618	6,781,202
Others		1,828,729	1,828,729	5,723,053

		13,949,808	24,768,576	28,590,211
Securities denominated in foreign currencies/off-shores:
Equity securities		—	495	1,631
Debt securities		9,808,493	9,976,279	9,093,077

		9,808,493	9,976,774	9,094,708
Loaned securities:
Debt securities		—	—	—

	~~W~~	23,758,301	34,745,350	37,684,919

Equity instruments that are acquired due to debt-to-equity swap, investment in kind and investment in ventures and small and medium-sized enterprises are designated as measured at FVOCI. The realized pre-tax income and loss on disposal of equity securities for the years ended December 31, 2023 and 2022 are the amount of ~~W~~1,076,647 million of gain and ~~W~~312,364 million of gain, respectively, which is directly recognized in retained earnings.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

6. Securities Measured at FVOCI, Continued

(2)	Changes in securities measured at FVOCI for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Beginning balance	~~W~~	37,684,919	37,875,136
Acquisition		11,068,483	14,683,389
Disposal		(14,296,449)	(12,076,298)
Change due to amortization		22,292	(5,575)
Change in fair value		(774,816)	(3,318,776)
Reclassification		—	19,125
Foreign exchange differences		149,606	494,413
Others (*)		34,029	13,505

Ending balance	~~W~~	33,888,064	37,684,919

(*)

For the year ended December 31, 2023, others represent the increase in securities measured at FVOCI including shares of ALT Co., Ltd., T’way Air Co., Ltd. and others acquired through exercise of conversion rights of the convertible bonds and shares of Dae Young Metal Co., Ltd., CHEW YOUNG ROO and others acquired in accordance with the rehabilitation plan under the Debtor Rehabilitation and Bankruptcy Act. For the year ended December 31, 2022, others represent the increase in securities measured at FVOCI including shares of FADU Inc., TETOS Co., Ltd. and others acquired through exercise of conversion rights of the convertible bonds and shares of Boowon Industry Co., Ltd., EN Technologies Co., Ltd. and others acquired in accordance with the rehabilitation plan under the Debtor Rehabilitation and Bankruptcy Act.

(3)	Equity securities with disposal restrictions in securities measured at FVOCI as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
Company	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	113,050	~~W~~	196,670	Undecided
High Gain Antenna Co., Ltd.	18,138		372	Undecided
Kumho Tire Co., Inc.	21,339,320		115,019	Until July 6, 2024 (*)

	21,470,508	~~W~~	312,061

(*)	From July 6, 2021, 50% of the shares may be sold every year.

	December 31, 2022
Company	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	113,050	~~W~~	188,721	Undecided
High Gain Antenna Co., Ltd.	18,138		270	Undecided
Kumho Tire Co., Inc.	21,339,320		71,167	Until July 6, 2023 (*)
Daehan Shipbuilding Co., Ltd.	231,459		2,871	Until August 31, 2023

	21,701,967	~~W~~	263,029

(*)	From July 6, 2021, 50% of the shares may be sold every year.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

6. Securities Measured at FVOCI, Continued

(4)	Changes in the loss allowance in relation to securities measured at FVOCI for the years ended December 31, 2023 and 2022 are as follows:

	2023
			Lifetime expected credit loss
	12-month expected credit loss		Non credit- Impaired	Credit- impaired	Total
Beginning balance	~~W~~	11,041	2,398	72,740	86,179
Transfer to 12-month expected credit loss		187	(187)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired debt securities		—	—	—	—
Transfer to credit-impaired debt securities		—	—	—	—
Provision for (reversal of) loss allowance		4,534	(219)	(48)	4,267
Disposal		(283)	—	—	(283)
Foreign currency translation, etc.		707	(819)	371	259

Ending balance	~~W~~	16,186	1,173	73,063	90,422

	2022
			Lifetime expected credit loss
	12-month expected credit loss		Non credit- Impaired	Credit- impaired	Total
Beginning balance	~~W~~	11,661	3,120	71,668	86,449
Transfer to 12-month expected credit loss		157	(157)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired debt securities		(1,127)	1,127	—	—
Transfer to credit-impaired debt securities		—	—	—	—
Provision for (reversal of) loss allowance		(1,511)	532	(139)	(1,118)
Disposal		(642)	—	—	(642)
Foreign currency translation, etc.		2,503	(2,224)	1,211	1,490

Ending balance	~~W~~	11,041	2,398	72,740	86,179

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

7. Securities Measured at Amortized Cost

(1)	Securities measured at amortized cost as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Amortized cost		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	3,841,102	3,841,102
Financial bonds		2,456,764	2,456,431
Corporate bonds		2,141,858	2,132,972

		8,439,724	8,430,505
Securities denominated in foreign currencies:
Corporate bonds		152,683	152,683
Less: loss allowance		(9,219)

	~~W~~	8,583,188	8,583,188

	December 31, 2022
	Amortized cost		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	2,964,285	2,964,285
Financial bonds		2,961,887	2,961,788
Corporate bonds		429,921	429,811

		6,356,093	6,355,884
Less: loss allowance		(209)

	~~W~~	6,355,884	6,355,884

(2)	Changes in securities measured at amortized cost for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Beginning balance	~~W~~	6,355,884	2,968,877
Acquisition		5,217,386	4,895,925
Redemption		(3,020,000)	(1,522,000)
Change due to amortization		38,929	13,132
Impairment loss		(9,011)	(50)

Ending balance	~~W~~	8,583,188	6,355,884

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

8. Loans Measured at FVTPL

(1)	Loans measured at FVTPL as of December 31, 2023 and 2022 are as follows:

	December 31, 2023			December 31, 2022
	Amortized cost		Fair value (Carrying amounts)	Amortized cost	Fair value (Carrying amounts)
Loans in Korean won:
Privately placed corporate bonds	~~W~~	422,724	488,432	459,064	541,811
Loans in foreign currencies:
Privately placed corporate bonds		2,804	—	—	—

	~~W~~	425,528	488,432	459,064	541,811

(2)	Gains (losses) related to loans measured at FVTPL for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Transaction gains (losses) on loans measured at FVTPL
Transaction gains	~~W~~	8,254	8,100
Transaction losses		(5,332)	(8,709)

		2,922	(609)
Valuation gains (losses) on loans measured at FVTPL
Valuation gains		7,381	9,294
Valuation losses		(16,294)	(88,248)

		(8,913)	(78,954)

	~~W~~	(5,991)	(79,563)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

9. Loans Measured at Amortized Cost

(1)	Loans measured at amortized cost and loss allowance for loan as of December 31, 2023 and 2022 are as follows:

	December 31, 2023			December 31, 2022
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	69,353,773	68,310,908	69,723,242	68,263,234
Loans for facility development		61,149,089	59,856,968	60,391,588	58,443,101
Loans for households		143,534	142,911	183,676	175,347
Inter-bank loans		2,971,744	2,807,208	3,037,471	2,746,516

		133,618,140	131,117,995	133,335,977	129,628,198
Loans in foreign currencies:
Loans		29,820,779	29,740,998	27,770,598	27,462,025
Inter-bank loans		3,879,644	3,865,256	4,296,005	4,281,978
Off-shore loans		20,816,849	20,691,653	20,961,290	20,421,515

		54,517,272	54,297,907	53,027,893	52,165,518
Other loans:
Bills bought in foreign currency		2,033,111	1,995,544	2,275,189	2,252,927
Advances for customers on acceptances and guarantees		24,593	11,463	8,954	1,286
Privately placed corporate bonds		2,307,802	2,231,504	2,227,012	2,191,115
Others		10,566,404	10,403,677	11,157,205	11,000,638

		14,931,910	14,642,188	15,668,360	15,445,966

		203,067,322	200,058,090	202,032,230	197,239,682

Less:
Loss allowance for loan		(3,099,978)		(3,997,231)
Present value discount		(11,054)		(10,620)
Deferred loan origination costs and fees		25,490		21,224

	~~W~~	199,981,780		198,045,603

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(2)	Changes in loss allowance for loan for the years ended December 31, 2023 and 2022 are as follows:

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	289,254	2,340,836	1,367,141	3,997,231
Transfer to 12-month expected credit loss		62,758	(49,164)	(13,594)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired loans		(90,108)	106,404	(16,296)	—
Transfer to credit-impaired loans		(70,171)	(287,708)	357,879	—
Provision for (reversal of) loss allowance		388,223	(704,243)	(82,991)	(399,011)
Write-offs		—	—	(203,807)	(203,807)
Recovery		—	—	40,194	40,194
Sale		—	—	(188,127)	(188,127)
Debt-to-equity swap		—	—	(134,919)	(134,919)
Foreign currency translation		7,497	12,366	117	19,980
Other		387	4,606	(36,556)	(31,563)

Ending balance	~~W~~	587,840	1,423,097	1,089,041	3,099,978

	2022
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	342,959	2,242,499	1,568,872	4,154,330
Transfer to 12-month expected credit loss		23,391	(12,442)	(10,949)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired loans		(184,211)	206,209	(21,998)	—
Transfer to credit-impaired loans		(71,631)	(198,640)	270,271	—
Provision for (reversal of) loss allowance		177,224	95,349	137,877	410,450
Write-offs		—	—	(85,067)	(85,067)
Recovery		—	—	20,783	20,783
Sale		—	—	(148,285)	(148,285)
Debt-to-equity swap		—	—	(355,903)	(355,903)
Foreign currency translation		2,941	41,538	12,165	56,644
Other		(1,419)	(33,677)	(20,625)	(55,721)

Ending balance	~~W~~	289,254	2,340,836	1,367,141	3,997,231

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(3)	Gains (losses) related to loans measured at amortized cost for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Provision for (reversal of) allowance for loan losses	~~W~~	399,011	(410,450)
Gains on disposal of loan		11,341	27,820

	~~W~~	410,352	(382,630)

(4)	Changes in net deferred loan origination costs and fees for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Beginning balance	~~W~~	21,224	16,425
New deferrals		19,969	18,817
Amortization		(15,703)	(14,018)

Ending balance	~~W~~	25,490	21,224

10. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

The Bank applies net investment hedge accounting by designating non-derivative financial instruments as hedging instruments and any gain or loss on the hedging instruments relating to the effective portion of the hedge is recognised in other comprehensive income and accumulated in the foreign currency translation reserve.

Gains and losses on the hedging instrument accumulated in the foreign currency translation reserve are reclassified to profit or loss on the disposal or partial disposal of the foreign operation.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

10. Derivative Financial Instruments, Continued

(1)	The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	10,000	178,898	—	—
Forwards		150,000	960,000	19,805	61,903
Swaps		328,237,476	328,249,544	1,175,713	1,590,340
Options		7,060,912	14,242,205	363,225	477,698

		335,458,388	343,630,647	1,558,743	2,129,941

Currency
Forwards		49,981,210	34,750,324	1,138,767	681,269
Swaps		56,661,776	71,544,517	4,134,336	4,148,686
Options		283,101	284,177	755	2,437

		106,926,087	106,579,018	5,273,858	4,832,392

Stock
Options		3,041	334,536	278	128
Allowance and other adjustments		—	—	(11,855)	(1,075)

		442,387,516	450,544,201	6,821,024	6,961,386

Hedging purpose derivative financial instruments:
Interest rate (*)
Swaps		37,996,299	37,996,299	88,620	337,955
Currency
Swaps		10,411,160	10,225,034	473,876	358,865
Allowance and other adjustments		—	—	(195)	(3,305)

		48,407,459	48,221,333	562,301	693,515

	~~W~~	490,794,975	498,765,534	7,383,325	7,654,901

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until April 29, 2025.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

10. Derivative Financial Instruments, Continued

	December 31, 2022
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	—	1,232,323	—	—
Forwards		—	50,000	1,384	—
Swaps		294,150,122	294,150,122	1,573,784	2,088,963
Options		7,881,911	14,728,387	473,586	536,364

		302,032,033	310,160,832	2,048,754	2,625,327

Currency
Forwards		50,944,418	37,554,484	2,432,523	1,307,942
Swaps		58,740,494	74,899,023	5,225,899	6,174,071
Options		330,066	329,052	1,991	6,452

		110,014,978	112,782,559	7,660,413	7,488,465

Stock
Options		48,904	493,689	12,762	6,003
Allowance and other adjustments		—	—	(112,903)	(1,447)

		412,095,915	423,437,080	9,609,026	10,118,348

Hedging purpose derivative financial instruments:
Interest rate (*)
Swaps		31,141,774	31,141,774	48,881	542,268
Currency
Swaps		10,217,257	10,417,222	136,596	660,189
Allowance and other adjustments		—	—	(48)	(3,803)

		41,359,031	41,558,996	185,429	1,198,654

	~~W~~	453,454,946	464,996,076	9,794,455	11,317,002

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until April 29, 2025.

(2)	The notional amounts outstanding for the hedging instruments by period as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	894,844	1,337,050	4,089,937	24,151,788	7,522,680	37,996,299
Currency:
Notional amounts outstanding	~~W~~	701,180	622,774	1,970,389	5,721,728	1,395,089	10,411,160

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

10. Derivative Financial Instruments, Continued

	December 31, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	—	1,629,878	4,135,405	20,411,219	4,965,272	31,141,774
Currency:
Notional amounts outstanding	~~W~~	310,198	175,155	2,851,071	5,790,132	1,090,701	10,217,257

(3)	Details of the balances of the hedging instruments by risk type as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Notional amounts			Balances		Changes in fair value for 2023
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	90,258	90,258	—	—	(3,222)
Fair value hedge accounting:
Interest rate risk:
Swaps		37,906,041	37,906,041	88,620	337,955	684,976
Currency risk
Swaps		10,411,160	10,225,034	473,876	358,865	428,419

		48,317,201	48,131,075	562,496	696,820	1,113,395

	~~W~~	48,407,459	48,221,333	562,496	696,820	1,110,173

	December 31, 2022
	Notional amounts			Balances		Changes in fair value for 2022
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	88,711	88,711	—	—	5,044
Fair value hedge accounting:
Interest rate risk:
Swaps		31,053,063	31,053,063	48,881	542,268	(1,570,665)
Currency risk
Swaps		10,217,257	10,417,222	136,596	660,189	(610,843)

		41,270,320	41,470,285	185,477	1,202,457	(2,181,508)

	~~W~~	41,359,031	41,558,996	185,477	1,202,457	(2,176,464)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

10. Derivative Financial Instruments, Continued

(4)	Details of the balances of the hedged items by risk type as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Carrying amounts			Change in value of the hedged item		Changes in fair value for 2023	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	90,258	—	—	—	4,034
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		5,423,921	—	129,096	—	89,803	—
Debt debentures		—	33,375,068	—	(1,094,649)	(769,319)	—
Other liabilities (Deposits, etc.)		—	110,422	—	(18,518)	(885)	—

		5,423,921	33,485,490	129,096	(1,113,167)	(680,401)	—

Currency risk:
Debt debentures		—	10,206,197	—	300,053	(425,112)	—

		5,423,921	43,691,687	129,096	(813,114)	(1,105,513)	—

	~~W~~	5,423,921	43,781,945	129,096	(813,114)	(1,105,513)	4,034

	December 31, 2022
	Carrying amounts			Change in value of the hedged item		Changes in fair value for 2022	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	88,711	—	—	—	7,240
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		3,932,336	—	(314,591)	—	(313,189)	—
Debt debentures		—	25,497,582	—	(1,900,489)	1,890,055	—
Other liabilities (Deposits, etc.)		—	107,660	—	(19,070)	22,323	—

		3,932,336	25,605,242	(314,591)	(1,919,559)	1,599,189	—

Currency risk:
Debt debentures		—	9,816,395	—	(89,179)	611,221	—

		3,932,336	35,421,637	(314,591)	(2,008,738)	2,210,410	—

	~~W~~	3,932,336	35,510,348	(314,591)	(2,008,738)	2,210,410	7,240

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

10. Derivative Financial Instruments, Continued

(5)	Details of hedge ineffectiveness recognized in profit or loss from derivatives for the years ended December 31, 2023 and 2022 is as follows:

	2023		2022
Interest rate risk	~~W~~	4,575	28,524
Currency risk		3,307	378

	~~W~~	7,882	28,902

(6)	The summary of the amounts that have affected the statement of comprehensive income as a result of applying cash flow hedge accounting for the years ended December 31, 2023 and 2022 is as follows:

	2023
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss (*)	Amount reclassified from other comprehensive income to profit or loss (*)
Interest rate risk	~~W~~	(3,207)	(16)	—

(*)	Recognized in gains or losses related to hedging purpose derivatives.

	2022
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss(*)	Amount reclassified from other comprehensive income to profit or loss (*)
Interest rate risk	~~W~~	5,311	(267)	—

(*)	Recognized in gains or losses related to hedging purpose derivatives.

(7)	Details of net investments in foreign operations for the years ended December 31, 2023 and 2022 are as follows:

	2023
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~	20,402	(117,276)

	2022
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~	67,754	(96,874)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

10. Derivative Financial Instruments, Continued

(8)	Details of hedging instruments in hedge of net investments in foreign operations as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Carrying amount		Changes in fair value for 2023	Change in the value of the hedging instrument recognized in other comprehensive income for 2023	Hedge ineffectiveness recognized in profit or loss for 2023
Debentures in foreign currencies	~~W~~	1,137,428	(20,402)	(20,402)	—

	December 31, 2022
	Carrying amount		Changes in fair value for 2022	Change in the value of the hedging instrument recognized in other comprehensive income for 2022	Hedge ineffectiveness recognized in profit or loss for 2022
Debentures in foreign currencies	~~W~~	1,097,225	(67,754)	(67,754)	—

11. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of December 31, 2023 and 2022 are as follows:

	December 31, 2023		December 31, 2022
Subsidiaries:
KDB Asia Ltd.	~~W~~	332,907	332,907
KDB Bank Europe Ltd. (*1)		126,602	125,452
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd.		47,937	47,937
Banco KDB Do Brazil S.A. (*2)		51,275	39,761
PT KDB Tifa Finance Tbk		85,288	85,288
KDB Silicon Valley LLC		118,615	118,615
KDB OCCASIO II, L.P.		138,850	22,096
KDB Synergy, L.P.		19,872	19,872
KDB Investment Co., Ltd.		70,000	70,000
KDB Biz Co., Ltd.		1,500	1,500
KDB Capital Corporation		597,290	597,290
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) (*3)		—	1,129,769
Korea BTL Financing 1		115,086	129,136
Korea Railroad Financing 1		72,907	78,715
Korea Education Financing		35,744	40,697
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
KDB Consus Value PEF (*4)		177,353	170,462
KDB-IAP OBOR PEF (*5)		—	—
Green Initiative 2nd Private Equity Fund		135,687	72,987
KDBC Co-investment Private Equity Fund		26,751	12,627
KDB Asia PEF		88,066	84,112
KDB Small Medium Mezzanine PEF		33,350	44,350
Corporate Liquidity Assistance Agency Co., Ltd.		1,000,000	1,000,000

		3,354,312	4,302,805

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2023		December 31, 2022
Associates:
Korea Electric Power Co., Ltd.		16,921,067	16,921,067
Korea Tourism Organization		337,286	337,286
Korea Infrastructure Fund II		212,515	212,808
Korea Ocean Business Corporation		631,777	631,777
Korea Real Estate Board		58,492	58,492
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) (*3)		1,496,741	—
HMM Co., Ltd. (*6)		—	1,974,499
GM Korea Company (*7)		455,904	376,454
HANJIN KAL (*8)		500,000	352,761
Korean Air Lines Co., Ltd.		330,477	330,477
Others (*9)		2,571,997	2,493,905

		23,516,256	23,689,526

	~~W~~	26,870,568	27,992,331

(*1)

The Bank recognized reversal of impairment losses amounting to ~~W~~1,150 million and impairment losses amounting to ~~W~~11,999 million for the years ended December 31, 2023 and 2022, respectively, due to an increase in value in use resulting from the enhancement of expected cash flows from the shares held by the Bank.

(*2)

The Bank recognized reversal of impairment losses amounting to ~~W~~11,513 million and ~~W~~3,527 million for the years ended December 31, 2023 and 2022, respectively, due to an increase in value in use resulting from the enhancement of expected cash flows from the shares held by the Bank.

(*3)

Daewoo Shipbuilding & Marine Engineering Co., Ltd. changed its name to Hanwha Ocean Co., Ltd. as Hanwha Group acquired the status of a majority shareholder through a third-party allotment capital increase on May 24, 2023. The Bank changed the classification from a subsidiary to an associate due to the decrease in shareholding and recognized a reversal of impairment loss of ~~W~~366,972 million for the years ended December 31, 2023, due to the increase in the recoverable value of the shares held by the Bank. Additionally, the Bank recognized an impairment loss amounting to ~~W~~241,283 million for the year ended December 31, 2022.

(*4)

The Bank recognized a impairment losses amounting to ~~W~~93,109 million due to an increase in value in use resulting from the enhancement of expected cash flows from the shares held by the Bank for the year ended December 31, 2023. However, the Bank recognized a reversal of impairment losses amounting to ~~W~~13,047 million for the year ended December 31, 2022.

(*5)

The decrease in the net asset value due to the decrease in the fair value of assets held prior to the previous year was considered as objective evidence of impairment and an impairment loss was recognized, resulting in a carrying value of “0”.

(*6)

The Bank selected the Pan Ocean-JKL consortium as the preferred bidder on December 18, 2023 for the shares of HMM Co., Ltd. for the year ended December 31, 2023. The Bank recognized reversal of impairment losses amounting to ~~W~~51,097 million for the year ended December 31, 2023 and impairment losses amounting to ~~W~~762,335 million for the year ended December 31, 2022, due to an increase in the recoverable value resulting from an increase in fair value of the shares before classification as assets held

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

for sale. Meanwhile, to reflect the sale situation, an impairment loss of ~~W~~294,153 million was recognized after being classified as assets held for sale.
(*7)

The Bank recognized a reversal of impairment loss amounting to ~~W~~79,450 million for the year ended December 31, 2023 due to the increase in value in use based on the operating cash flow. Additionally, the Bank recognized an impairment loss amounting to ~~W~~6,281 million for the year ended December 31, 2022.

(*8)

The Bank recognized a reversal of impairment loss amounting to ~~W~~147,239 million for the year ended December 31, 2023 due to an increase in the recoverable value resulting from an increase in fair value of the shares. Additionally, the Bank recognized an impairment loss amounting to ~~W~~147,239 million for the year ended December 31, 2022.

(*9)

The Bank recognized a reversal of impairment losses amounting to ~~W~~1,763 million for AJU PRIVATE EQUITY FUND NO.2 and 13 other companies for the year ended December 31, 2023. The Bank recognized ~~W~~ 16,082 million of impairment losses for AJU PRIVATE EQUITY FUND NO.2 and 14 other companies for the year ended December 31, 2022.

(2)	The market value of marketable investments in subsidiaries and associates as of December 31, 2023 and 2022 are as follows:

	Market value			Carrying amounts
	December 31, 2023		December 31, 2022	December 31, 2023	December 31, 2022
Korea Electric Power Co., Ltd.	~~W~~	3,992,346	4,604,929	16,921,067	16,921,067
HMM Co., Ltd.		3,939,482	1,978,446	3,228,444	1,974,499
HANJIN KAL		514,124	264,477	500,000	352,761
Korean Air Lines Co., Ltd.		292,534	280,906	330,477	330,477
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.)		1,499,429	1,132,039	1,496,741	1,129,769

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia (HK) Ltd.	Hong Kong	December	Finance	~~W~~	4,011,578	3,299,643	711,935	322,406	62,770	80,327	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,379,518	1,238,011	141,507	137,648	8,454	30,487	100.00
KDB Ireland Ltd.	Ireland	December	Finance		1,182,367	1,042,978	139,389	85,944	10,194	15,241	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		888,598	751,243	137,355	83,945	47,004	33,272	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		637,659	517,549	120,110	131,662	14,396	25,061	100.00
PT KDB Tifa Finance Tbk	Indonesia	December	Finance		150,511	54,424	96,087	14,843	4,480	7,332	84.65
KDB Silicon Valley LLC	USA	December	Finance		132,634	1,839	130,795	8,254	3,574	5,711	100.00
KDB OCCASIO II, L.P.	Cayman Islands	December	Finance		155,351	90	155,261	18,225	15,257	14,228	90.00
KDB Synergy, L.P.	Cayman Islands	December	Finance		21,185	20	21,165	2,809	1,194	1,521	100.00
KDB Capital Corporation	Korea	December	Specialized Credit Finance		9,776,950	8,227,089	1,549,861	744,953	207,287	205,033	99.92
Korea BTL Financing 1 (*2)	Korea	Semi- annually	Financial investment		279,733	192	279,541	15,888	(4,753)	(4,753)	41.67
Korea Railroad Financing 1 (*2)	Korea	Semi- annually	Financial investment		150,436	11	150,425	9,840	9,446	9,446	50.00
Korea Education Financing (*2)	Korea	Semi- annually	Financial investment		72,755	8	72,747	3,390	(10,097)	(10,097)	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		73,868	10,563	63,305	40,431	19,402	19,202	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		131,258	1,366	129,892	10,104	3,118	3,153	100.00
KDB Biz Co., Ltd.	Korea	December	Services		7,200	3,594	3,606	27,528	678	(55)	100.00
KDB Consus Value PEF	Korea	December	Financial investment		17,496,596	17,116,238	380,358	1,491,269	11,790	1,614,265	70.56
KDB-IAP OBOR PEF (*3)	Korea	December	Financial investment		59,864	67,299	(7,435)	—	(6,285)	(6,229)	33.52
KDB Asia PEF (*3)	Korea	December	Financial investment		217,186	182	217,004	1	(241)	14,879	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		86,610	94	86,516	4,203	972	972	66.67
Green Initiative 2nd Private Equity Fund	Korea	December	Financial investment		822,461	378,517	443,944	18,478	(7,613)	(8,251)	38.00
KDBC Co-investment Private Equity Fund	Korea	December	Financial investment		40,232	80	40,152	2,737	2,479	2,479	70.00
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment		1,672,215	604,360	1,067,855	61,571	2,893	2,893	100.00

Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity generation		239,714,965	202,450,215	37,264,750	88,219,461	(4,822,549)	(5,032,584)	32.90
Korea Tourism Organization	Korea	December	Culture and tourism administration		1,213,223	398,563	814,660	868,365	6,129	(8,016)	43.58
Korea Infrastructure Fund II	Korea	December	Financial investment		892,813	88,389	804,424	105,605	98,850	98,850	26.67
Korea Ocean Business Corporation	Korea	December	Finance		12,445,716	4,765,386	7,680,330	382,768	(579,708)	(371,921)	20.80
Korea Real Estate Board	Korea	December	Appraisal		297,439	52,429	245,010	226,450	17,028	11,072	30.60
GM Korea Company (*4)	Korea	December	Manufacturing		8,040,972	4,673,023	3,367,949	13,829,398	1,642,204	1,642,204	17.02

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2023
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
HMM Co., Ltd.	Korea	December	Foreign cargo transportation	~~W~~	25,713,363	4,272,550	21,440,813	8,400,969	968,560	1,323,878	29.20
HANJIN KAL (*4)	Korea	December	Holding company		3,784,922	931,046	2,853,876	275,727	385,139	301,583	10.58
Korean Air Lines Co., Ltd. (*4)	Korea	December	Air passenger transportation		30,391,776	20,576,568	9,815,208	16,111,796	1,061,165	814,521	3.32
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) (*4)	Korea	December	Manufacturing		13,944,773	9,632,616	4,312,157	7,408,312	159,886	(10,004)	19.50

	December 31, 2022
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia (HK) Ltd.	Hong Kong	December	Finance	~~W~~	3,660,944	3,029,336	631,608	218,171	53,881	75,373	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,197,124	1,082,057	115,067	101,071	7,415	(4,360)	100.00
KDB Ireland Ltd.	Ireland	December	Finance		985,414	861,265	124,149	54,874	7,036	11,258	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		981,301	874,872	106,429	55,269	25,765	23,614	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		481,207	386,159	95,048	84,252	27,132	33,709	100.00
PT KDB Tifa Finance Tbk	Indonesia	December	Finance		130,098	41,343	88,755	13,738	5,284	2,639	84.65
KDB Silicon Valley LLC	USA	December	Finance		126,606	1,522	125,084	2,237	(1,055)	7,105	100.00
KDB OCCASIO II, L.P.	Cayman Islands	December	Finance		60,554	49,495	11,059	20	(16,446)	(15,908)	90.00
KDB Synergy, L.P.	Cayman Islands	December	Finance		19,643	—	19,643	—	(596)	(328)	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		12,235,665	11,490,693	744,972	5,805,906	(1,744,778)	(1,472,612)	55.68
Sam Woo Heavy Industries Co., Ltd. (*1)	Korea	December	Manufacturing		268,614	264,893	3,721	121,249	(10,237)	(9,681)	100.00
KDB Capital Corporation	Korea	December	Specialized Credit Finance		8,792,535	7,427,546	1,364,989	542,270	135,968	136,090	99.92
Korea BTL Financing 1 (*2)	Korea	Semi- annually	Financial investment		329,286	215	329,071	14,607	11,773	11,773	41.67
Korea Railroad Financing 1 (*2)	Korea	Semi- annually	Financial investment		158,318	9	158,309	7,492	(3,569)	(3,569)	50.00
Korea Education Financing (*2)	Korea	Semi- annually	Financial investment		95,445	7	95,438	9,675	9,442	9,442	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		70,706	10,403	60,303	39,151	19,057	19,104	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		152,004	19,866	132,138	84,468	54,032	54,034	100.00
KDB Biz Co., Ltd.	Korea	December	Services		6,899	3,238	3,661	26,291	325	624	100.00

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2022
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
KDB Consus Value PEF	Korea	December	Financial investment	~~W~~	17,076,144	16,636,604	439,540	1,433,059	(27,789)	5,005	68.20
KDB-IAP OBOR PEF (*3)	Korea	December	Financial investment		58,878	60,084	(1,206)	—	(1,024)	(1,017)	33.52
KDB Asia PEF (*3)	Korea	December	Financial investment		194,389	172	194,217	1	(494)	20,532	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		96,666	122	96,544	4,620	3,432	3,432	66.67
Green Initiative 2nd Private Equity Fund	Korea	December	Financial investment		190,404	5,316	185,088	2	(5,795)	(5,795)	38.00
KDBC Co-investment Private Equity Fund	Korea	December	Financial investment		17,522	27	17,495	—	(544)	(544)	70.00
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment		3,280,515	2,215,553	1,064,962	90,631	32,625	32,625	100.00

Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity generation		234,804,994	192,804,738	42,000,256	71,257,863	(24,429,108)	(23,182,239)	32.90
Korea Tourism Organization	Korea	December	Culture and tourism administration		1,201,900	393,608	808,292	737,973	(28,798)	(8,610)	43.58
Korea Infrastructure Fund II	Korea	December	Financial investment		829,121	65,397	763,724	62,465	19,105	19,105	26.67
Korea Ocean Business Corporation	Korea	December	Finance		11,782,946	4,393,822	7,389,124	324,012	(1,986,514)	(1,915,571)	21.78
Korea Real Estate Board	Korea	December	Appraisal		288,236	49,791	238,445	215,197	11,583	19,805	30.60
GM Korea Company (*4)	Korea	December	Manufacturing		5,916,955	4,503,620	1,413,335	9,013,561	282,760	282,760	17.02
HMM Co., Ltd.	Korea	December	Foreign cargo transportation		25,973,455	5,285,543	20,687,912	18,582,770	10,085,271	10,655,184	20.69
HANJIN KAL (*4)	Korea	December	Holding company		3,915,078	1,339,021	2,576,057	200,336	659,568	851,925	10.58
Korean Air Lines Co., Ltd. (*4)	Korea	December	Air passenger transportation		28,997,701	19,705,241	9,292,460	14,096,095	1,728,363	2,268,959	3.32

(*1)

The Bank consolidates the investee which was a subsidiary of Daewoo Shipbuilding & Marine Engineering Co., Ltd. as the Bank has had control over the investee through the commencement of the administrative proceeding since the past. The investee was excluded from the Bank’s subsidiaries for the year ended December 31, 2023 due to the sale of shareholding.

(*2)

The investees are financed by the Bank and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.

(*3)

Although the Bank’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

(*4)	Although the Bank’s shareholding is less than 20%, the Bank has significant influence considering the right to elect the investees’ directors and the Bank classifies the companies as associates.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

12. Property and Equipment

Changes in property and equipment for the years ended December 31, 2023 and 2022 are as follows:

	2023
	January 1, 2023		Acquisition/ depreciation	Disposal	Reclassifi- cation	Foreign exchange differences	December 31, 2023
Acquisition cost:
Land	~~W~~	301,959	—	(35)	5,557	—	307,481
Buildings and structures		627,664	1,811	(1,977)	7,556	—	635,054
Leasehold improvements		44,856	1,390	(1,821)	1,439	139	46,003
Vehicles		719	—	(141)	—	7	585
Equipment		60,156	3,525	(1,033)	—	82	62,730
Construction in progress		—	7,389	—	(5,572)	—	1,817
Right-of-use assets (Real estate)		126,035	35,211	(40,134)	—	978	122,090
Right-of-use assets (Vehicles)		7,977	4,908	(1,652)	—	12	11,245
Right-of-use assets (Others)		93	11	(14)	—	3	93
Others		157,730	12,977	(625)	—	91	170,173

		1,327,189	67,222	(47,432)	8,980	1,312	1,357,271
Accumulated depreciation:
Buildings and structures (*)		233,783	18,032	(780)	3,362	(39)	254,358
Leasehold improvements		36,391	2,945	(1,821)	—	5	37,520
Vehicles		628	57	(141)	—	—	544
Equipment		47,728	4,518	(976)	—	51	51,321
Right-of-use assets (Real estate)		45,968	33,895	(28,366)	—	(431)	51,066
Right-of-use assets (Vehicles)		4,154	2,800	(1,645)	—	(32)	5,277
Right-of-use assets (Others)		9	41	(14)	—	1	37
Others		140,971	9,219	(584)	—	74	149,680

		509,632	71,507	(34,327)	3,362	(371)	549,803
Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	812,173	(4,285)	(13,105)	5,618	1,683	802,084

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

12. Property and Equipment, Continued

	2022
	January 1, 2022		Acquisition/ depreciation	Disposal	Reclassifi- cation	Foreign exchange differences	December 31, 2022
Acquisition cost:
Land	~~W~~	302,959	—	(585)	(415)	—	301,959
Buildings and structures		628,393	1,062	(1,979)	188	—	627,664
Leasehold improvements		40,637	4,005	(930)	1,366	(222)	44,856
Vehicles		769	—	(78)	—	28	719
Equipment		59,812	2,980	(2,696)	—	60	60,156
Construction in progress		34	2,546	—	(2,580)	—	—
Right-of-use assets (Real estate)		162,089	59,073	(98,426)	—	3,299	126,035
Right-of-use assets (Vehicles)		7,447	2,928	(2,422)	—	24	7,977
Right-of-use assets (Others)		29	98	(31)	—	(3)	93
Others		154,052	4,175	(559)	—	62	157,730

		1,356,221	76,867	(107,706)	(1,441)	3,248	1,327,189
Accumulated depreciation:
Buildings and structures (*)		217,027	17,260	—	(504)	—	233,783
Leasehold improvements		34,621	3,068	(780)	—	(518)	36,391
Vehicles		616	72	(78)	—	18	628
Equipment		45,395	4,507	(2,258)	—	84	47,728
Right-of-use assets (Real estate)		48,501	31,274	(34,909)	—	1,102	45,968
Right-of-use assets (Vehicles)		4,279	2,287	(2,434)	—	22	4,154
Right-of-use assets (Others)		29	11	(31)	—	—	9
Others		128,212	13,105	(451)	—	105	140,971

		478,680	71,584	(40,941)	(504)	813	509,632
Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	872,157	5,283	(66,765)	(937)	2,435	812,173

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

13. Investment Property

Changes in investment property for the years ended December 31, 2023 and 2022 are as follows:

	2023
	January 1, 2023		Acquisition/ depreciation	Reclassification	December 31, 2023
Acquisition cost:
Land	~~W~~	61,008	—	(5,558)	55,450
Buildings and structures		59,414	—	(3,422)	55,992

		120,422	—	(8,980)	111,442

Accumulated depreciation:
Buildings and structures		35,734	2,273	(3,362)	34,645
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	81,713	(2,273)	(5,618)	73,822

	2022
	January 1, 2022		Acquisition/ depreciation	Reclassification	December 31, 2022
Acquisition cost:
Land	~~W~~	60,593	—	415	61,008
Buildings and structures		58,388	—	1,026	59,414

		118,981	—	1,441	120,422

Accumulated depreciation:
Buildings and structures		33,146	2,084	504	35,734
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	82,860	(2,084)	937	81,713

The fair value of the Bank’s investment property, as determined based on valuation by an independent appraiser, amounts to ~~W~~92,553 million and ~~W~~99,084 million as of December 31, 2023 and 2022, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 45.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

14. Intangible Assets

Changes in intangible assets for the years ended December 31, 2023 and 2022 are as follows:

	2023
	January 1, 2023		Acquisition	Disposal	Amortization	Foreign exchange differences	December 31, 2023
Development expense	~~W~~	87,593	14,575	—	(46,135)	(126)	55,907
Equipment usage right		452	363	—	(50)	(356)	409
Other deposits provided		11,789	—	(267)	—	20	11,542
Others		18,655	7,435	—	(8,858)	371	17,603

	~~W~~	118,489	22,373	(267)	(55,043)	(91)	85,461

	2022
	January 1, 2022		Acquisition	Disposal	Amortization	Foreign exchange differences	December 31, 2022
Development expense	~~W~~	119,775	12,163	—	(44,363)	18	87,593
Equipment usage right		472	—	—	(49)	29	452
Other deposits provided		11,922	920	(1,523)	—	470	11,789
Others		15,530	12,910	—	(9,850)	65	18,655

	~~W~~	147,699	25,993	(1,523)	(54,262)	582	118,489

15. Other Assets

Other assets as of December 31, 2023 and 2022 are as follows:

	December 31, 2023		December 31, 2022
Accounts receivable	~~W~~	6,676,728	2,747,057
Unsettled domestic exchange receivables		1,938,307	3,747,333
Accrued income		1,200,380	914,618
Guarantee deposits		343,333	315,563
Financial guarantee asset		48,182	25,826
Prepaid expenses		19,000	18,374
Advance payments		8,555	9,036
Others		21,330	12,102

		10,255,815	7,789,909
Allowance for credit losses		(76,445)	(75,323)
Present value discount		(3,587)	(3,369)

	~~W~~	10,175,783	7,711,217

The carrying amounts of financial assets included in other assets above amounted to ~~W~~10,136,642 million and ~~W~~7,676,612 million as of December 31, 2023 and 2022, respectively, and their fair value amounted to ~~W~~10,133,962 million and ~~W~~7,674,324 million as of December 31, 2023 and 2022, respectively.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

16. Assets Held for Sale

Assets held for sale as of December 31, 2023 are as follows:

	December 31, 2023
	Acquisition cost		Fair value less costs to sell	Carrying amount	Impairment loss
Assets held for sale:
Investments in associates (*)	~~W~~	4,233,835	3,239,309	3,239,309	2,322

(*)

The Bank selected the Pan Ocean-JKL consortium as the preferred bidder on December 18, 2023 for the shares of HMM Co., Ltd., an associate company, and the shares of HMM Co., Ltd. were classified as assets held for sale. Meanwhile, negotiations regarding the sale of shares with the Pan Ocean-JKL consortium broke down on February 7, 2024.

17. Financial Liabilities Measured at FVTPL

(1)	Financial liabilities measured at fair value through profit or loss as of December 31, 2023 and 2022 are as follows:

	December 31, 2023		December 31, 2022
Debentures	~~W~~	1,515,655	1,131,310
Deposits		404,406	338,414

	~~W~~	1,920,061	1,469,724

Changes in fair value of structured debentures and deposits to which hedge accounting is applied, are recognized in profit or loss, but structured debentures not subject to hedge accounting applied to, are measured at amortized costs. Therefore, such structured debentures and deposits, not subject to hedge accounting, have been designated at FVTPL to eliminate mismatch in measurements of accounting profit and loss.

(2)	The difference between the carrying amount and contractual cash flow amount of financial liabilities measured at fair value through profit or loss as of December 31, 2023 and 2022 are as follows:

	December 31, 2023		December 31, 2022
Carrying amount	~~W~~	1,920,061	1,469,724
Contractual cash flow amounts		2,380,244	2,101,133

Difference	~~W~~	(460,183)	(631,409)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

18. Deposits

Deposits as of December 31, 2023 and 2022 are as follows:

	December 31, 2023			December 31, 2022
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	155,186	155,186	123,617	123,617
Time and savings deposits		51,011,074	51,054,680	54,389,265	54,328,886
Certificates of deposit		74,363	74,080	757,471	758,937

		51,240,623	51,283,946	55,270,353	55,211,440

Deposits in foreign currencies:
Demand deposits		836,797	836,658	1,312,008	1,312,057
Time and savings deposits		6,049,678	6,045,288	3,955,130	3,949,240
Certificates of deposit		6,866,270	6,880,941	6,187,960	6,195,534

		13,752,745	13,762,887	11,455,098	11,456,831

Off-shore deposits in foreign currencies:
Demand deposits		904,364	904,364	835,904	835,904
Certificates of deposit		—	—	765,301	765,794

		904,364	904,364	1,601,205	1,601,698

	~~W~~	65,897,732	65,951,197	68,326,656	68,269,969

19. Borrowings

(1)	Borrowings as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.10	3.41	~~W~~	4,787,182	4,726,465
Borrowings in foreign currencies	0.14	7.38		16,655,307	16,584,979
Off-shore borrowings in foreign currencies	2.42	6.18		4,011,646	3,985,025
Others	—	6.02		2,298,142	2,293,650

				27,752,277	27,590,119

Deferred borrowing costs				(6,648)

			~~W~~	27,745,629

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

19. Borrowings, Continued

	December 31, 2022
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.23	~~W~~	4,551,011	4,507,549
Borrowings in foreign currencies	0.06	6.57		14,220,220	14,148,918
Off-shore borrowings in foreign currencies	0.16	5.16		5,205,830	5,157,170
Others	0.05	3.25		1,452,656	1,453,711

				25,429,717	25,267,348

Deferred borrowing costs				(473)

			~~W~~	25,429,244

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of December 31, 2023 and 2022 are as follows:

Lender	Classification	Annual interest rate (%)	December 31, 2023		December 31, 2022
Ministry of Economy and Finance	Borrowings from government fund (*)	3.23 ~ 3.31	~~W~~	77,629	93,155

Korea SMEs and Startups Agency	Borrowings from small and medium enterprise promotion fund	1.26 ~ 2.40		59,171	57,569

Ministry of Culture, Sports and Tourism	Borrowings from tourism promotion fund	1.48 ~ 2.73		3,080,914	3,182,920

Korea Energy Agency	Borrowings from fund for rational use of energy	1.00 ~ 1.75		256,472	268,659

Local governments	Borrowings from local small and medium enterprise promotion fund	0.50 ~ 3.41		22,620	27,167

The Bank of Korea	Borrowings from Bank of Korea	—		418,866	375,350

Others	Borrowings from petroleum enterprise fund and others	0.10 ~ 3.05		871,510	546,191

			~~W~~	4,787,182	4,551,011

(*)	Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

19. Borrowings, Continued

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of December 31, 2023 and 2022 are as follows:

Lender	Classification	Annual interest rate (%)	December 31, 2023		December 31, 2022
Mizuho and others	Bank loans from foreign funds	4.21 ~ 6.24	~~W~~	2,076,759	1,394,030

The Export-Import Bank of Korea	Exchange equalization fund borrowings in foreign currencies	6.30 ~ 6.43		23,931	120,761

Central Bank of the Republic Uzbekistan and others	Off-shore short term borrowings	5.05 ~ 5.80		2,185,972	3,682,012

China Development Bank and others	Off-shore long term borrowings	2.42 ~ 6.18		1,825,674	1,523,818

Others	Short-term borrowings in foreign currencies	0.14 ~ 7.24		13,730,337	12,150,612

	Long term borrowings in foreign currencies	0.41 ~ 7.38		824,280	554,817

			~~W~~	20,666,953	19,426,050

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

20. Debentures

Debentures as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.96	6.60	~~W~~	115,066,663	114,805,330
Discount on debentures				(147,257)
Valuation adjustment for fair value hedges				(226,273)

				114,693,133

Debentures in foreign currencies:
Debentures	0.40	10.87		23,278,766	23,733,405
Discount on debentures				(36,276)
Premium on debentures				47
Valuation adjustment for fair value hedges				(561,938)

				22,680,599

Off-shore debentures:
Debentures	—	11.15		19,628,771	19,359,808
Discount on debentures				(62,251)
Valuation adjustment for fair value hedges				(6,385)

				19,560,135

			~~W~~	156,933,867	157,898,543

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

20. Debentures, Continued

	December 31, 2022
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.88	6.60	~~W~~	121,351,724	118,883,372
Discount on debentures				(334,416)
Valuation adjustment for fair value hedges				(419,107)

				120,598,201

Debentures in foreign currencies:
Debentures	0.05	10.87		20,910,800	21,072,312
Discount on debentures				(37,691)
Premium on debentures				91
Valuation adjustment for fair value hedges				(1,000,475)

				19,872,725

Off-shore debentures:
Debentures	—	11.15		18,859,840	18,272,508
Discount on debentures				(48,784)
Valuation adjustment for fair value hedges				(570,086)

				18,240,970

			~~W~~	158,711,896	158,228,192

21. Defined Benefit Liabilities (Assets)

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance Co., Ltd., etc.

(1)	Details of defined benefit liabilities (assets) as of December 31, 2023 and 2022 are as follows:

	December 31, 2023		December 31, 2022
Present value of defined benefit liabilities	~~W~~	389,839	354,703
Fair value of plan assets		(458,759)	(442,473)

	~~W~~	(68,920)	(87,770)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

21. Defined Benefit Liabilities (Assets), Continued

(2)	Changes in defined benefit liabilities (assets) for the years ended December 31, 2023 and 2022 are as follows:

	2023
	Present value of defined benefit obligation		Fair value of plan assets	Defined benefit liabilities (assets)
Beginning balance	~~W~~	354,703	(442,473)	(87,770)
Current service costs		26,974	—	26,974
Interest expense (income)		18,219	(23,149)	(4,930)
Remeasurements of defined benefit liabilities:
Demographic assumption		62	—	62
Financial assumption		25,482	2,713	28,195
Experience adjustment		(6,136)	—	(6,136)

		19,408	2,713	22,121

Payments from the plan		(29,465)	4,150	(25,315)

Ending balance	~~W~~	389,839	(458,759)	(68,920)

	2022
	Present value of defined benefit obligation		Fair value of plan assets	Defined benefit liabilities (assets)
Beginning balance	~~W~~	391,015	(400,368)	(9,353)
Current service costs		35,998	—	35,998
Interest expense (income)		11,796	(12,065)	(269)
Past service costs		34,363	—	34,363
Remeasurements of defined benefit liabilities:
Demographic assumption		6,171	—	6,171
Financial assumption		(83,170)	7,484	(75,686)
Experience adjustment		(1,802)	—	(1,802)

		(78,801)	7,484	(71,317)

Payments from the plan		(39,657)	(37,524)	(77,181)
Contributions to the plan		(11)	—	(11)

Ending balance	~~W~~	354,703	(442,473)	(87,770)

(3)	Fair value of plan assets for each type as of December 31, 2023 and 2022 are as follows:

	December 31, 2023			December 31, 2022
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market Prices
Due from banks	~~W~~	—	458,759	—	442,473

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

21. Defined Benefit Liabilities (Assets), Continued

(4)	Defined benefit costs recognized in profit or loss for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Current service costs	~~W~~	26,974	35,998
Interest expense, net		(4,930)	(269)
Past service costs		—	34,363

	~~W~~	22,044	70,092

(5)	The principal actuarial assumptions used as of December 31, 2023 and 2022 are as follows:

	December 31, 2023	December 31, 2022
Discount rate (%)	4.58 ~ 4.60	5.35
Future salary increasing rate (%)	5.50	5.50

(6)	The present value sensitivity of defined benefit obligation as changes in principal actuarial assumptions as of December 31, 2023 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	8.36% decrease	9.70% increase
Future salary increasing rate	9.52% increase	8.37% decrease

(7)

The weighted average duration of defined benefit obligation is 9.64 years and 9.24 years as of December 31, 2023 and 2022, respectively. The contributions to the plans for the next reporting period as of December 31, 2023 is expected to be ~~W~~ 28,083 million.

22. Provisions

(1)	Details of provisions as of December 31, 2023 and 2022 are as follows:

	December 31, 2023		December 31, 2022
Provision for unused commitments	~~W~~	398,641	431,390
Provision for financial guarantee		50,763	42,741
Provision for payment guarantees		592,098	953,425
Provision for possible losses from lawsuits		168	239
Provision for restoration		13,722	14,206
Other provision		3,391	6,029

	~~W~~	1,058,783	1,448,030

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

22. Provisions, Continued

(2)	Changes in provision for unused commitments for the years ended December 31, 2023 and 2022 are as follows:

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	121,771	300,309	9,310	431,390
Transfer to 12-month expected credit loss		1,277	(985)	(292)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(242,717)	249,928	(7,211)	—
Transfer to credit-impaired exposures		(8,993)	(1,957)	10,950	—
Provision for (reversal of) unused commitments		241,633	(275,209)	(1,346)	(34,922)
Foreign currency translation		1,306	866	1	2,173

Ending balance	~~W~~	114,277	272,952	11,412	398,641

	2022
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	332,151	327,085	7,865	667,101
Transfer to 12-month expected credit loss		45,756	(45,756)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(18,733)	20,346	(1,613)	—
Transfer to credit-impaired exposures		(1,210)	(4,344)	5,554	—
Provision for (reversal of) unused commitments		(252,773)	(1,357)	(2,690)	(256,820)
Foreign currency translation		16,580	4,335	194	21,109

Ending balance	~~W~~	121,771	300,309	9,310	431,390

(3)	Changes of financial guarantee provision for the years ended December 31, 2023 and 2022 are as follows:

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	661	36,682	5,398	42,741
Transfer to 12-month expected credit loss		412	(343)	(69)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(42)	71	(29)	—
Transfer to credit-impaired exposures		—	(3,190)	3,190	—
Provision for (reversal of) financial guarantee		2,091	9,020	(3,089)	8,022

Ending balance	~~W~~	3,122	42,240	5,401	50,763

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

22. Provisions, Continued

	2022
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	2,721	31,427	38,272	72,420
Transfer to 12-month expected credit loss		—	—	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(282)	1,494	(1,212)	—
Transfer to credit-impaired exposures		(97)	(243)	340	—
Provision for (reversal of) financial guarantee		(1,681)	4,004	(32,002)	(29,679)

Ending balance	~~W~~	661	36,682	5,398	42,741

(4)	Changes in provision for payment guarantees for the years ended December 31, 2023 and 2022 are as follows:

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	64,150	537,255	352,020	953,425
Transfer to 12-month expected credit loss		10,730	(9)	(10,721)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(12,582)	65,431	(52,849)	—
Transfer to credit-impaired exposures		(23,162)	—	23,162	—
Provision for (reversal of) payment guarantees		170,444	(306,822)	(243,459)	(379,837)
Foreign currency translation		20,856	21,283	(23,629)	18,510

Ending balance	~~W~~	230,436	317,138	44,524	592,098

	2022
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	179,232	199,694	378,695	757,621
Transfer to 12-month expected credit loss		9,036	(190)	(8,846)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(129,944)	131,290	(1,346)	—
Transfer to credit-impaired exposures		(164)	(2,667)	2,831	—
Provision for (reversal of) payment guarantees		2,486	175,279	(40,776)	136,989
Foreign currency translation		3,504	33,849	21,462	58,815

Ending balance	~~W~~	64,150	537,255	352,020	953,425

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

22. Provisions, Continued

(5)	Changes of lawsuit provision and other provision for the years ended December 31, 2023 and 2022 are as follows:

	2023
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	239	14,206	6,029
Increase (reversal) of provision		(4)	(493)	—
Provision used and others		(67)	9	(2,638)

Ending balance	~~W~~	168	13,722	3,391

	2022
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	1,731	14,620	54,037
Increase (reversal) of provision		(1,492)	(2,008)	—
Provision used and others		—	1,594	(48,008)

Ending balance	~~W~~	239	14,206	6,029

(6)	Provision for payment guarantees and financial guarantee provision

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates under the Bank’s expected credit loss model, and records the provision as a reserve for expected credit losses on acceptances and guarantees.

In the case of financial guarantee contracts, when the amount calculated using the same method as above is greater than the initial amount less amortization of fees recognized, the difference is recorded as a financial guarantee provision.

(7)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates under the Bank’s expected credit loss model.

(8)	Provision for possible losses from lawsuits

As of December 31, 2023, the Bank is involved in 6 lawsuits as a plaintiff and 18 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~136,817 million and ~~W~~217,693 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of December 31, 2023 and additional losses may be incurred depending on the result of pending lawsuits.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

22. Provisions, Continued

Major lawsuits in progress as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st, 2nd trial ruled against the Bank; 3rd trial in progress

Defendant:
Shinhan Bank and Woori Bank	Claim for damages		76,838	1st trial ruled in favor of the Bank
131 individuals including Mr. Kang	Claim for wage		35,459	1st , 2nd trial ruled in favor of the Bank
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial ruled in favor of the Bank; 2nd trial ruled against the Bank; 3rd trial in progress
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
Woori Bank	Claim for profit and loss settlement		14,500	1st, 2nd trial ruled against the Bank; 3rd trial in progress
Korea Trade Insurance Corporation	Claim for recovery		11,870	1st trial in progress
One individual	Claim for cancellation of pledge		8,610	1st trial in progress

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

22. Provisions, Continued

	December 31, 2022
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st, 2nd trial ruled against the Bank; 3rd trial in progress
KAMCO 1st JV Securitization Specialty Co., Ltd.	Transfer of claim		8,792	1st, 2nd trial ruled partially in favor of the Bank; 3rd trial in progress
Hana Bank and 6 others	Claim for undue benefit		1,647	1st trial ruled against the Bank, 2nd trial in progress
e-RAP KOREA Co., Ltd. and one other	Claim for loans (participate in succession)		1,238	1st trial in progress

Defendant:
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
169 individuals including Mr. Kim	Claim for wage		36,573	1st trial ruled in favor of the Bank, 2nd trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial ruled in favor of the Bank; 2nd trial ruled against the Bank; 3rd trial in progress
Woori Bank	Claim for profit and loss settlement		21,246	1st, 2nd trial ruled against the Bank
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
Export-Import Bank of Korea	Claim for undue benefit		9,797	1st trial ruled in favor of the Bank, 2nd trial in progress
KAMCO 1st JV Securitization Specialty Co., Ltd.	Claim for transaction amount (counterclaim)		7,000	1st, 2nd trial ruled partially in favor of the Bank; 3rd trial in progress

(9)	Other provision

The Bank recognised other provision as a reserve for other miscellaneous purpose.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

23. Other Liabilities

(1)	Other liabilities as of December 31, 2023 and 2022 are as follows:

	December 31, 2023		December 31, 2022
Accounts payable	~~W~~	6,627,972	2,740,749
Lease liabilities		97,231	167,070
Accrued expense		2,515,484	1,863,498
Advance receipts		32	—
Unearned income		91,617	115,598
Deposits withholding tax		52,038	43,823
Guarantee money received		718,975	832,614
Foreign exchanges payable		19,088	40,557
Domestic exchanges payable		533,833	242,266
Borrowing from trust accounts		1,037,094	755,127
Financial guarantee liability		50,388	28,886
Others		381,831	254,627

		12,125,583	7,084,815
Present value discount		(25,158)	(91,134)

	~~W~~	12,100,425	6,993,681

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~11,823,274 million and ~~W~~6,717,731 million as of December 31, 2023 and 2022, respectively, and their fair value amounted to ~~W~~11,800,828 million and ~~W~~6,704,736 million as of December 31, 2023 and 2022, respectively.

(2)	Details of lease liabilities as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Face value		Discount	Carrying amounts
Real estate	~~W~~	90,518	(22,984)	67,534
Vehicles		6,657	462	7,119
Others		56	(2)	54

	~~W~~	97,231	(22,524)	74,707

	December 31, 2022
	Face value		Discount	Carrying amounts
Real estate	~~W~~	162,676	(89,084)	73,592
Vehicles		4,321	(411)	3,910
Others		73	(3)	70

	~~W~~	167,070	(89,498)	77,572

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

23. Other Liabilities, Continued

(3)	The amount related to lease recognized in profit or loss for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Depreciation of right-of-use assets	~~W~~
Real estate		33,895	31,274
Vehicles		2,800	2,287
Others		41	11

		36,736	33,572

Interest expenses on the lease liabilities		2,772	1,561
Expense relating to leases of low-value assets		8,801	8,427

	~~W~~	48,309	43,560

(4)	Cash flows used in lease liabilities for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Decrease in lease liabilities	~~W~~	24,477	27,893
Lease payments relating to leases of low-value assets		8,801	8,427

	~~W~~	33,278	36,320

(5)	Maturity analysis of undiscounted lease payments relating to lease liabilities as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	10,111	24,687	49,975	12,458	97,231

	December 31, 2022
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	12,931	36,044	103,576	14,519	167,070

24. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 4,785,311,768 shares issued and 4,630,311,768 shares issued as of December 31, 2023 and 2022, respectively, and outstanding with a total par value (~~W~~5,000 of par value per share) of ~~W~~23,926,559 million and ~~W~~23,151,559 million as of December 31, 2023 and 2022, respectively.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

24. Equity, Continued

(2) Capital surplus

Capital surplus as of December 31, 2023 and 2022 are as follows:

	December 31, 2023		December 31, 2022
Paid-in capital in excess of par value	~~W~~	33,847	40,442
Surplus from capital reduction (*1)		44,373	44,373
Other capital surplus (*2)		2,390,495	2,390,495

	~~W~~	2,468,715	2,475,310

(*1)

The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

(*2)

The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of December 31, 2023 and 2022 are as follows:

	December 31, 2023		December 31, 2022
Net gain on securities measured at FVOCI
Valuation gain on securities measured at FVOCI (before tax)	~~W~~	2,528,823	3,393,442
Loss allowance for securities measured at FVOCI (before tax)		90,422	86,178
Income tax effect		(691,480)	(922,099)

		1,927,765	2,557,521
Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		152,225	132,126
Income tax effect		—	—

		152,225	132,126
Valuation gain on cash flow hedge:
Valuation gain on cash flow hedge (before tax)		4,034	7,241
Income tax effect		(1,065)	(1,919)

		2,969	5,322
Net gain (loss) on hedges of net investments in foreign operations:
Net gain (loss) on hedges of net investments in foreign operations (before tax)		(117,276)	(96,874)
Income tax effect		30,961	25,672

		(86,315)	(71,202)
Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		120,558	142,678
Income tax effect		(31,826)	(37,808)

		88,732	104,870

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

24. Equity, Continued

	December 31, 2023		December 31, 2022
Fair value changes on financial liabilities designated at fair value due to credit risk:
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk (before tax)		99,153	123,398
Income tax effect		(26,178)	(32,702)

		72,975	90,696

	~~W~~	2,158,351	2,819,333

(ii)	Changes in accumulated other comprehensive income for the years ended December 31, 2023 and 2022 are as follows:

	2023
	January 1, 2023		Increase (Decrease)	Tax Effect	December 31, 2023
Gain (loss) on securities measured at FVOCI	~~W~~	2,557,521	(860,375)	230,619	1,927,765
Exchange differences on translation of foreign operations		132,126	20,099	—	152,225
Valuation gain (loss) on cash flow hedge		5,322	(3,207)	854	2,969
Net gain (loss) on hedges of net investments in foreign operations		(71,202)	(20,402)	5,289	(86,315)
Remeasurements of defined benefit liabilities		104,870	(22,120)	5,982	88,732
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		90,696	(24,245)	6,524	72,975

	~~W~~	2,819,333	(910,250)	249,268	2,158,351

	2022
	January 1, 2022		Increase (Decrease)	Tax Effect	December 31, 2022
Gain (loss) on securities measured at FVOCI	~~W~~	4,701,972	(3,005,858)	861,407	2,557,521
Exchange differences on translation of foreign operations		39,000	93,126	—	132,126
Valuation gain (loss) on cash flow hedge		1,399	5,311	(1,388)	5,322
Net gain (loss) on hedges of net investments in foreign operations		(21,112)	(67,754)	17,664	(71,202)
Remeasurements of defined benefit liabilities		51,739	71,316	(18,185)	104,870
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		476	122,741	(32,521)	90,696

	~~W~~	4,773,474	(2,781,118)	826,977	2,819,333

(4) Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

24. Equity, Continued

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of December 31, 2023 and 2022 are as follows:

	December 31, 2023		December 31, 2022
Legal reserve	~~W~~	2,721,885	2,535,892
Voluntary reserve
Regulatory reserve for loan losses		211,996	247,253
Unappropriated retained earnings		7,424,886	4,439,026

	~~W~~	10,358,767	7,222,171

(ii)	Changes in legal reserve for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Beginning balance	~~W~~	2,535,892	1,551,154
Transfer from retained earnings		185,993	984,738

Ending balance	~~W~~	2,721,885	2,535,892

(iii)	Changes in unappropriated retained earnings for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Beginning balance	~~W~~	4,439,027	5,329,775
Contribution to legal reserve		(185,993)	(984,738)
Transfer from regulatory reserve for credit losses		35,256	235,633
Dividends		(164,743)	(833,089)
Reclassification of gain or loss on equity securities measured at FVOCI		792,412	226,465
Profit for the year		2,508,927	464,981

Ending balance	~~W~~	7,424,886	4,439,027

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

24. Equity, Continued

(iv)	Statements of appropriation of retained earnings for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
I. Unappropriated retained earnings:
Unappropriated retained earning carried forward from the prior year	~~W~~	4,123,547	3,747,581
Gain on disposal of securities measured at FVOCI		792,412	226,465
Profit for the year		2,508,927	464,981

		7,424,886	4,439,027
II. Transfers such as discretionary reserves
Transfer from to regulatory reserve for credit losses		134,415	35,256

		134,415	35,256
III. Appropriation of retained earnings:
Contribution to legal reserve		1,003,571	185,993
Dividends (~~W~~184 for 2023 and ~~W~~36 for 2022 per share)		878,124	164,743

		1,881,695	350,736

IV. Unappropriated retained earnings to be carried over to subsequent year	~~W~~	5,677,606	4,123,547

(5) Regulatory reserve for credit losses

The Bank is required to provide a regulatory reserve for credit losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for credit losses are as follows:

(i)	Regulatory reserve for credit losses as of December 31, 2023 and 2022 are as follows:

	December 31, 2023		December 31, 2022
Beginning balance	~~W~~	211,996	247,253
Planned reversal of reserve for credit losses		(134,415)	(35,257)

Ending balance	~~W~~	77,581	211,996

(ii)	Required reversal of regulatory reserve for credit losses and profit after adjusting regulatory reserve for loan losses for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Profit for the year	~~W~~	2,508,927	464,981
Obligated amount of reversal of regulatory reserve for credit losses		134,415	35,257

Profit after adjusting regulatory reserve for credit losses	~~W~~	2,643,342	500,238

Earnings per share after adjusting regulatory reserve for credit losses (in won)	~~W~~	560	112

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

25. Net Interest Income

Net interest income for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Interest income:
Due from banks	~~W~~	399,442	133,499
Securities measured at FVTPL		57,273	23,681
Securities measured at FVOCI		821,316	559,328
Loans measured at amortized cost		245,955	87,840
Loans measured at FVTPL		12,326	12,402
Loans measured at amortized cost		9,952,712	6,029,985

		11,489,024	6,846,735

Interest expense:
Financial liabilities measured at FVTPL		(86,275)	(82,977)
Deposits		(2,371,427)	(1,162,006)
Borrowings		(1,443,925)	(554,587)
Debentures		(6,025,878)	(3,303,350)

		(9,927,505)	(5,102,920)

	~~W~~	1,561,519	1,743,815

26. Net Fees and Commission Income

Net fees and commission income for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Fees and commission income:
Loan commissions	~~W~~	157,190	141,401
Underwriting and investment consulting commissions		96,350	123,490
Brokerage and agency commissions		8,297	7,059
Trust and retirement pension plan commissions		39,059	34,240
Fees on asset management		1,857	2,049
Other fees		145,774	183,709

		448,527	491,948

Fees and commission expenses:
Brokerage and agency fees		(11,338)	(9,093)
Other fees		(27,353)	(28,946)

		(38,691)	(38,039)

	~~W~~	409,836	453,909

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

27. Dividend Income

Dividend income for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Securities measured at FVTPL	~~W~~	204,838	297,652
Securities measured at FVOCI		121,754	171,706
Investments in subsidiaries and associates		441,778	388,144

	~~W~~	768,370	857,502

28. Net Gain (Loss) on Securities Measured at FVTPL

Net gain (loss) related to securities measured at FVTPL for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	144,875	190,140
Gains on valuation		632,028	289,190

		776,903	479,330

Losses on securities measured at FVTPL:
Losses on sale		(92,147)	(176,304)
Losses on valuation		(165,930)	(342,125)
Purchase related expense		(18)	(324)

		(258,095)	(518,753)

	~~W~~	518,808	(39,423)

29. Net Gain (Loss) on Financial Liabilities Measured at FVTPL

Net gain (loss) related to financial liabilities measured at fair value through profit or loss for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Gains on financial liabilities measured at FVTPL:
Gains on redemption	~~W~~	—	5,438
Gains on valuation		7,049	459,661

		7,049	465,099

Losses on financial liabilities measured at FVTPL:
Losses on redemption		(697)	—
Losses on valuation		(154,456)	—

		(155,153)	—

	~~W~~	(148,104)	465,099

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

30. Net Loss on Securities Measured at FVOCI

Net loss related to securities measured at FVOCI for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Gains on securities measured at FVOCI:
Gains on sale	~~W~~	4,717	6,486
Reversal of impairment losses		631	2,432

		5,348	8,918

Losses on securities measured at FVOCI:
Losses on sale		(9,870)	(64,798)
Impairment losses		(4,898)	(1,314)

		(14,768)	(66,112)

	~~W~~	(9,420)	(57,194)

31. Net Gain on Derivatives

Net gain on derivatives for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Net gain on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	4,693,102	5,165,418
Currency		12,626,046	17,393,137
Stock		30,210	7,216
Gains on adjustment of derivatives		50,960	17,241

		17,400,318	22,583,012

Losses on trading purpose derivatives:
Interest		(4,626,262)	(4,580,277)
Currency		(12,594,489)	(17,170,546)
Stock		(1,262)	(16,401)
Losses on adjustment of derivatives		(1,977)	(49,297)

		(17,223,990)	(21,816,521)

		176,328	766,491

Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest		891,895	350,465
Currency		754,498	262,364
Gains on adjustment of derivatives		28	309

		1,646,421	613,138

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

31. Net Gain on Derivatives, Continued

	2023		2022
Losses on hedging purpose derivatives:
Interest		(137,354)	(1,971,755)
Currency		(255,026)	(814,174)
Losses on adjustment of derivatives		(653)	(448)

		(393,033)	(2,786,377)

		1,253,388	(2,173,239)

Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		140,424	2,264,372
Gains on redemption		199,661	101,186

		340,085	2,365,558

Losses on fair value hedged items:
Losses on valuation		(1,365,202)	(441,181)
Losses on redemption		(403,309)	(396,190)

		(1,768,511)	(837,371)

		(1,428,426)	1,528,187

	~~W~~	1,290	121,439

Related with cash flow hedge, the Bank recognized ~~W~~16 million of loss and ~~W~~267 million of loss in the statements of comprehensive income as the ineffective portion for the years ended December 31, 2023 and 2022, respectively.

32. Net Foreign Currency Transaction Gain (Loss)

Net foreign currency transaction gain (loss) for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Net loss on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	923,756	1,044,586
Losses on foreign exchange transactions		(940,205)	(1,056,155)

		(16,449)	(11,569)

Net gain (loss) on foreign currency translations:
Gains on foreign currency translations		8,793,292	14,184,182
Losses on foreign currency translations		(8,474,478)	(14,473,503)

		318,814	(289,321)

	~~W~~	302,365	(300,890)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

33. Other Operating Income (Expense), net

Other operating income (expense) for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Other operating income:
Gains on sale of loans	~~W~~	28,597	36,930
Gains on disposal of loans measured at FVTPL		8,254	8,100
Gains on valuation of loans measured at FVTPL		7,381	9,294
Gains on disposal of investments in subsidiaries and associates		—	9,823
Reversal of provisions		634	47,622
Others		38,856	21,026

		83,722	132,795

Other operating expenses:
Losses on sale of loans		(17,256)	(9,110)
Losses on disposal of loans measured at FVTPL		(5,332)	(8,709)
Losses on valuation of loans measured at FVTPL		(16,294)	(88,248)
Losses on disposal of investments in subsidiaries and associates		(366)	(4,399)
Increase in provisions		(137)	(159)
Insurance expenses		(100,830)	(91,363)
Credit guarantee fund salary		(216,076)	(201,730)
Educational taxes		(54,588)	(38,695)
Foreign security contributions		(17,587)	(11,256)
Others		(41,718)	(28,953)

		(470,184)	(482,622)

	~~W~~	(386,462)	(349,827)

34. Provision for (Reversal of) Credit Losses

Provision for (reversal of) credit losses for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Provision for (reversal of) loan loss allowance	~~W~~	(399,011)	410,450
Provision for (reversal of) other assets		3,104	(579)
Provision for (reversal of) payment guarantees		(379,837)	136,989
Reversal of unused commitments		(34,922)	(256,820)
Provision for (reversal of) financial guarantee provision		8,022	(29,679)

	~~W~~	(802,644)	260,361

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

35. General and Administrative Expenses

General and administrative expenses for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Payroll costs:
Short-term employee benefits	~~W~~	393,016	392,968
Defined benefit costs		22,044	70,092
Defined contribution costs		7,509	9,081

		422,569	472,141

Depreciation and amortization:
Depreciation of property and equipment		71,507	71,584
Amortization of intangible assets		55,043	54,262

		126,550	125,846

Other:
Employee welfare benefits		35,343	38,684
Rent expenses		6,586	5,783
Taxes and dues		38,170	39,686
Advertising expenses		18,377	17,762
Electronic data processing expenses		90,068	86,406
Fees and charges		41,000	39,410
Others		45,328	50,653

		274,872	278,384

	~~W~~	823,991	876,371

36. Other Non-Operating Income and Expense

Other non-operating income and expense for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Other non-operating income:
Gain on disposal of property and equipment	~~W~~	5,291	1,912
Gain on disposal of intangible assets		2	3
Rental income on investment property		3,122	3,138
Others		8,109	8,853

		16,524	13,906

Other non-operating expense:
Impairment loss on assets held for sale		(294,153)	—
Losses on disposal of property and equipment		(6,373)	(1,172)
Loss on disposal of intangible assets		—	(5)
Depreciation of investment property		(2,273)	(2,084)
Donations		(8,574)	(5,578)
Others		(2,883)	(1,489)

		(314,256)	(10,328)

	~~W~~	(297,732)	3,578

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

37. Income Tax Expense

(1)	Income tax expense for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Current income tax (*)	~~W~~	494,903	35,069
Changes in income tax before the prior years		(34,323)	(156,122)
Changes in deferred income taxes on temporary differences		170,515	(335,728)
Effect of unused tax loss		156,618	(156,618)
Deferred income tax recognized directly to equity
Other comprehensive income		249,268	826,977
Retained earnings		(284,235)	(85,900)

Income tax expense	~~W~~	752,746	127,678

(*)	Includes changes such as those that arise from final tax returns.

(2)	Profit before income taxes and income tax expense for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Profit before income taxes	~~W~~	3,261,673	592,659
Income taxes calculated using enacted tax rates		861,082	162,981
Adjustments:
Non-deductible losses and tax-free gains		(22,887)	(25,196)
Non-recognition effect of deferred income taxes and others		(148,375)	108,071
Net adjustments for prior years		10,698	(38,944)
Tax rate reduction effects		—	(94,731)
Others		52,228	15,497

		(108,336)	(35,303)

Income tax expense	~~W~~	752,746	127,678

Effective tax rate (%)		23.08	21.54

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

37. Income Tax Expense, Continued

(3)	Changes in temporary differences and deferred tax assets (liabilities) for the years ended December 31, 2023 and 2022 are as follows:

	2023
	January 1, 2023 (*)		Decrease	Increase	December 31, 2023	Deferred tax assets (liabilities)
Derivatives	~~W~~	1,015,549	1,015,549	(293,338)	(293,338)	(77,441)
Investments in subsidiaries and associates		(8,028,677)	4,173	(285,369)	(8,318,219)	(2,779,072)
Losses on fair value hedged items valuation		(1,797,984)	(1,797,984)	(721,347)	(721,347)	(190,436)
Losses on foreign exchange translation for hedged liabilities		(132,878)	(132,878)	(365,725)	(365,725)	(96,551)
Impairment losses on debt securities		65,933	—	—	65,933	17,406
Impairment losses on equity securities		11,935	50	80	11,965	3,159
Defined benefit obligation		332,684	29,150	65,951	369,485	97,544
Plan assets		(405,768)	(29,150)	(13,222)	(389,840)	(102,918)
Financial assets held for trading		(61,685)	(10,644)	(151,849)	(202,890)	(53,563)
Available-for-sale financial assets		(146,364)	51	—	(146,415)	164
Write-off		1,616,032	29,179	110,585	1,697,438	448,124
Provisions		995,687	1,502,388	1,005,186	498,485	131,600
Property impairment losses		6,111	173	—	5,938	1,568
Dividends Receivable		17,397	—	77	17,474	4,613
Loan origination fees		(21,697)	(21,697)	(32,138)	(32,138)	(8,484)
Gains on sales of loans		(2,541,608)	(13,623)	—	(2,527,985)	(667,388)
Others		(1,235,725)	876,497	331,742	(1,780,480)	(520,634)

		(10,311,058)	1,451,234	(349,367)	(12,111,659)	(3,792,309)

Temporary differences from unrecognized deferred tax assets and liabilities:
Investments in subsidiaries and associates, etc.		2,512,727	(259,579)		2,253,148	—

	~~W~~	(12,823,785)			(14,364,807)	(3,792,309)

Unused tax loss	~~W~~	591,011	591,011	—	—	—

(*)	Temporary differences as of January 1, 2023 reflected previous year’s additional tax adjustment after the financial statements were issued.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

37. Income Tax Expense, Continued

	2022
	January 1, 2022 (*)		Decrease	Increase	December 31, 2022	Deferred tax assets (liabilities)
Derivatives	~~W~~	(484,588)	(484,588)	1,198,740	1,198,740	317,666
Investments in subsidiaries and associates		(9,363,282)	(164,416)	1,168,617	(8,030,249)	(2,863,687)
Gains (losses) on fair value hedged items valuation		123,404	123,404	(1,797,984)	(1,797,984)	(476,466)
Losses on foreign exchange translation for hedged liabilities		(162,252)	(162,252)	(132,878)	(132,878)	(35,213)
Impairment losses on debt securities		65,933	—	—	65,933	17,472
Impairment losses on equity securities		55,831	43,931	—	11,900	3,154
Defined benefit obligation		367,092	35,937	—	331,155	87,756
Plan assets		(366,341)	(27,677)	(65,574)	(404,238)	(107,123)
Financial assets held for trading		(50,634)	407	(10,644)	(61,685)	(16,347)
Available-for-sale financial assets		(146,364)	—	—	(146,364)	178
Write-off		3,461,549	2,208,028	24,555	1,278,076	332,973
Provisions		1,067,718	1,574,419	1,494,405	987,704	261,742
Property impairment losses		6,284	173	—	6,111	1,619
Dividends Receivable		13,609	—	—	13,609	3,606
Loan origination fees		(16,573)	(16,573)	(21,697)	(21,697)	(5,750)
Gains on sales of loans		(2,396,048)	(4,542)	(150,102)	(2,541,608)	(673,526)
Others		(674,045)	2,043,140	1,106,100	(1,611,085)	(469,850)

		(8,498,707)	5,169,391	2,813,538	(10,854,560)	(3,621,794)
Temporary differences from unrecognized deferred tax assets and liabilities:
Investments in subsidiaries and associates, etc.		2,512,727	299,860		2,812,587	—

	~~W~~	(11,011,434)			(13,667,147)	(3,621,794)

Unused tax loss	~~W~~	—	—	591,011	591,011	156,618

(*)	Temporary differences as of January 1, 2022 reflected previous year’s additional tax adjustment after the financial statements were issued.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

37. Income Tax Expense, Continued

(4)	Changes in income tax expense recognized directly to equity for the years ended December 31, 2023 and 2022 are as follows:

	2023
	December 31, 2023			January 1, 2023		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain on securities measured at FVOCI	~~W~~	1,927,765	(691,480)	2,557,521	(922,099)	230,619
Exchange differences on translation of foreign operations		152,225	—	132,126	—	—
Net gain on valuation of cash flow hedge		2,969	(1,065)	5,322	(1,919)	854
Net gain (loss) on hedges of net investments in foreign operations		(86,315)	30,961	(71,202)	25,672	5,289
Remeasurements of defined benefit liabilities		88,732	(31,826)	104,870	(37,808)	5,982
Fair value changes on financial liabilities designated at fair value due to credit risk		72,975	(26,178)	90,696	(32,702)	6,524

	~~W~~	2,158,351	(719,588)	2,819,333	(968,856)	249,268

Income tax benefit recognized direct to retained earnings amounting to ~~W~~284,235 million is the tax effect of realized income amounting to ~~W~~1,076,647 million from disposal of equity securities measured at FVOCI.

	2022
	December 31, 2022			January 1, 2022		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain on securities measured at FVOCI	~~W~~	2,557,521	(922,099)	4,701,972	(1,783,506)	861,407
Exchange differences on translation of foreign operations		132,126	—	39,000	—	—
Net gain on valuation of cash flow hedge		5,322	(1,919)	1,399	(531)	(1,388)
Net loss on hedges of net investments in foreign operations		(71,202)	25,672	(21,112)	8,008	17,664
Remeasurements of defined benefit liabilities		104,870	(37,808)	51,739	(19,623)	(18,185)
Fair value changes on financial liabilities designated at fair value due to credit risk		90,696	(32,702)	476	(181)	(32,521)

	~~W~~	2,819,333	(968,856)	4,773,474	(1,795,833)	826,977

Income tax benefit recognized direct to retained earnings amounting to ~~W~~85,900 million is the tax effect of realized income amounting to ~~W~~312,365 million from disposal of equity securities measured at FVOCI.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

38. Earnings per Share

(1) Basic earnings per share

The Bank’s basic earnings per share for the years ended December 31, 2023 and 2022 are computed as follows:

(i) Basic earnings per share

	2023		2022
Profit attributable to ordinary shareholders of the Bank (A) (in won)	~~W~~	2,508,927,404,481	464,981,486,967
Weighted-average number of ordinary shares outstanding (B)		4,720,569,302	4,477,598,343

Basic earnings per share (A/B) (in won)	~~W~~	531	104

(ii) Weighted-average number of ordinary shares outstanding

	2023
	Number of ordinary shares	Days	Cumulative shares
Number of ordinary shares outstanding at the beginning of the year (A)	4,630,311,768	365	1,690,063,795,320
Increased paid-in capital (B)	87,000,000	276	24,012,000,000
Increased paid-in capital (C)	24,000,000	220	5,280,000,000
Increased paid-in capital (D)	44,000,000	83	3,652,000,000

Cumulative shares (E = A+B+C+D)			1,723,007,795,320

Weighted-average number of ordinary shares outstanding (E/365)			4,720,569,302

	2022
	Number of ordinary shares	Days	Cumulative shares
Number of ordinary shares outstanding at the beginning of the year (A)	4,377,311,768	365	1,597,718,795,320
Increased paid-in capital (B)	78,400,000	318	24,931,200,000
Increased paid-in capital (C)	61,600,000	184	11,334,400,000
Increased paid-in capital (D)	113,000,000	3	339,000,000

Cumulative shares (E = A+B+C+D)			1,634,323,395,320

Weighted-average number of ordinary shares outstanding (E/365)			4,477,598,343

(2) Diluted earnings per share

Diluted and basic earnings per share for the years ended December 31, 2023 and 2022 are equal because there is no potential dilutive instrument.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

39. Pledged Assets

Assets pledged by the Bank as collateral as of December 31, 2023 and 2022 are as follows:

	December 31, 2023			December 31, 2022
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Securities measured at FVOCI (*)	~~W~~	3,264,199	448,961	3,721,125	432,969
Securities measured at amortized cost (*)		15,413,180		3,196,592

	~~W~~	18,677,379	448,961	6,917,717	432,969

(*)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

40. Guarantees and Commitments

Guarantees and commitments as of December 31, 2023 and 2022 are as follows:

	December 31, 2023		December 31, 2022
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	179,849	220,420
Guarantees for bond issuance		2,347,527	1,860,754
Guarantees for loans		537,699	560,129
Letter of guarantee		35,858	64,924
Guarantees for on-lending debt		2,821	4,877
Others		7,700,977	6,219,285

		10,804,731	8,930,389
Unconfirmed acceptances and guarantees:
Letter of credit		2,219,357	1,940,855
Others		5,340,302	5,836,016

		7,559,659	7,776,871
Commitments:
Commitments on loans		54,816,638	47,205,974
Others		2,046,383	2,020,595

		56,863,021	49,226,569

	~~W~~	75,227,411	65,933,829

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

41. Trust Accounts

(1)	Trust accounts as of December 31, 2023 and 2022 are as follows:

	December 31, 2023		December 31, 2022
Accrued trust fee	~~W~~	16,123	10,052
Borrowings from trust accounts		881,342	583,034
Accrued interest on deposits		2,257	511

(2)	Transactions with trust accounts for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Fees on trust accounts	~~W~~	35,770	31,223
Interest expenses of borrowings from trust accounts		54,577	17,585

(3)	The carrying amounts of principals guaranteed money trust and principals and interest guaranteed money trust as of December 31, 2023 and 2022 are as follows:

	December 31, 2023		December 31, 2022
Principals guaranteed money trust	~~W~~	219,950	224,876
Principals and interest guaranteed money trust		219,081	229,324

	~~W~~	439,031	454,200

Principal of money and property trust	~~W~~	400,818	421,623
Accrued trust profit		38,213	32,577

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

42. Related Party Transactions

(1)	The Bank’s related parties as of December 31, 2023 are as follows:

Classification	Corporate name
Subsidiaries	KDB Capital Corporation, KDB Infrastructure Investment Asset Management Co., Ltd., KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A., KDB Bank Uzbekistan, PT KDB Tifa Finance Tbk and 6 others, KDB Investment PEF No. 2, KDB Consus Value PEF, KDB Small Medium Mezzanine PEF and 7 others, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, KDB ESG 1ST INC. and 14 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 17 others
Associates	Korea Electric Power Co., Ltd., Korea Tourism Organization, Korea Real Estate Board, GM Korea Company, HMM Co., Ltd., HANJIN KAL, Korean Air Lines Co., Ltd., Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.), Korea Ocean Business Corporation and 13 others, Keistone Value Investment 2nd Private Equity Fund and 97 others, Hana K-New Deal Unicorn Fund and 114 others
Others	Key management personnel

(2)	Significant balances with related parties as of December 31, 2023 and 2022 are as follows:

	Account	December 31, 2023		December 31, 2022
Subsidiaries:
KDB Capital Corporation	Loans	~~W~~	876	1,924
	Allowance for loan losses		(1)	(1)
	Derivative financial assets		1,331	1,305
	Other assets		1	2
	Deposits		39	100,255
	Derivative financial liabilities		791	—
	Other liabilities		37,212	35,408
KDB Infrastructure Investment Asset Management Co., Ltd.	Deposits		14,847	606
	Other liabilities		118	1
KDB Ireland Ltd.	Loans		853,433	753,188
	Allowance for loan losses		(416)	(241)
	Derivative financial assets		2,461	18
	Other assets		7,873	3,138
	Derivative financial liabilities		15,377	19,778
KDB Bank Europe Ltd.	Cash and due from banks		578,908	365,513
	Loans		84,224	40,536
	Allowance for loan losses		(41)	(13)
	Other assets		4,726	2,854
	Derivative financial liabilities		313	501

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

42. Related Party Transactions, Continued

	Account	December 31, 2023		December 31, 2022
Banco KDB Do Brazil S.A.	Cash and due from banks	~~W~~	104,441	87,444
	Loans		321,061	234,451
	Allowance for loan losses		(156)	(75)
	Other assets		8,415	2,802
	Allowance of other assets		(4)	(1)
PT KDB Tifa Finance Tbk	Loans		25,788	25,346
	Allowance for loan losses		(13)	(8)
	Other assets		134	92
KDB Silicon Valley LLC	Deposits		91,547	107,721
	Other liabilities		185	321
KDB Asia Ltd.	Cash and due from banks		1,291,474	1,346,583
	Loans		128,940	228,114
	Allowance for loan losses		(63)	(73)
	Derivative financial assets		98	25
	Other assets		10,313	8,872
	Allowance of other assets		(1)	(1)
	Deposits		2	2
	Borrowings		—	32,967
	Derivative financial liabilities		5,002	14,551
	Other liabilities		—	146
KDB Bank Uzbekistan	Cash and due from banks		128,940	38,019
	Derivative financial assets		—	9
	Other assets		429	140
	Derivative financial liabilities		—	8
KDB Consus Value PEF	Securities		274,423	18,494
	Allowance of securities		(23)	—
	Derivative financial assets		2,899	13,564
	Other assets		25,516	149
	Deposits		69	139
	Derivative financial liabilities		6,234	8,302
	Other liabilities		47,386	708
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) (*)	Loans		—	1,549,024
	Allowance for loan losses		—	(821,394)
	Derivative financial assets		—	460,879
	Other assets		—	10,650
	Deposits		—	169,965
	Derivative financial liabilities		—	18
	Other liabilities		—	13,144
	Other provisions		—	786,164

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

42. Related Party Transactions, Continued

	Account	December 31, 2023		December 31, 2022
Corporate Liquidity Assistance Agency Co., Ltd.	Loans	~~W~~	440,000	440,000
	Allowance for loan losses		(238)	(152)
	Other assets		64,756	44,544
	Allowance of other assets		(35)	(15)
	Deposits		107,763	444,924
	Other liabilities		137	507
	Other provisions		224	144
Others	Loans		431,960	1,336,253
	Allowance for loan losses		(62,201)	(141,003)
	Derivative financial assets		7,722	5,473
	Other assets		3,019	3,105
	Allowance of other assets		(9)	(344)
	Deposits		128,073	136,609
	Borrowings		80,076	44,553
	Derivative financial liabilities		314	850
	Other liabilities		2,359	6,078
	Other provisions		17,929	3,728
Associates:
Korea Electric Power Co., Ltd.	Securities		168,701	177,317
	Loans		328,097	227,477
	Allowances for loan losses		(1,082)	(1,151)
	Derivative financial assets		84,826	92,381
	Other assets		5,783	4,409
	Deposits		371,020	23,196
	Borrowings		1,801	2,253
	Derivative financial liabilities		160,304	223,611
	Other liabilities		46,449	57,487
	Other provisions		85	59
HMM Co., Ltd.	Securities		3,286,533	5,233,622
	Loans		123,682	164,292
	Allowances for loan losses		(775)	(2,243)
	Other assets		4,280	7,123
	Deposits		258,880	509,920
	Other liabilities		17,292	10,468
HANJIN KAL	Loans		447,774	373,445
	Allowances for loan losses		(3,142)	—
	Other assets		526	481
	Deposits		2,000	70,000
	Other liabilities		333	1,050

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

42. Related Party Transactions, Continued

	Account	December 31, 2023		December 31, 2022
Korean Air Lines Co., Ltd.	Securities	~~W~~	64,154	—
	Loans		1,482,916	1,189,100
	Allowances for loan losses		(4,831)	(8,798)
	Derivative financial assets		8,790	—
	Other assets		13,743	11,989
	Deposits		1,605,661	1,716,833
	Derivative financial liabilities		47,542	23,075
	Other liabilities		81,256	73,131
	Other provisions		561	—
Korea Ocean Business Corporation	Securities		55,020	—
	Other assets		401	—
	Deposits		25,000	25,000
	Other liabilities		713	386
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) (*)	Securities		64	—
	Loans		1,468,780	—
	Allowances for loan losses		(146,570)	—
	Derivative financial assets		328,988	—
	Other assets		8,443	—
	Deposits		156,336	—
	Other liabilities		11,968	—
	Other provisions		417,443	—
Associates:
Others	Securities		26,345	—
	Loans		218,912	209,978
	Allowances for loan losses		(546)	(480)
	Derivative financial assets		19	—
	Other assets		8,068	6,472
	Deposits		397,953	323,333
	Derivative financial liabilities		2,671	2,215
	Other liabilities		1,174	—
	Other provisions		46	46

(*)

The Bank loses control on Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) and classifies Hanwha Ocean Co., Ltd. as the Bank’s associate for the year ended December 31, 2023.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

42. Related Party Transactions, Continued

(3)	Significant profit or loss with related parties for the years ended December 31, 2023 and 2022 are as follows:

	Account	2023		2022
Subsidiaries:
KDB Capital Corporation	Interest income	~~W~~	277	305
	Dividend income		21,060	69,766
	Reversal of allowance for loan losses		1	35
	Fees and commission income, other income		2,255	5,418
	Interest expenses		(1,795)	(1,058)
	Other operating expenses		(886)	(119)
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		13,634	13,499
	Interest expenses		(463)	(106)
KDB Ireland Ltd.	Interest income		42,763	12,111
	Fees and commission income, other income		10,909	4,626
	Interest expenses		(43)	(1)
	Provision for loan losses		(167)	(74)
	Other operating expenses		(12,778)	(26,771)
KDB Bank Europe Ltd.	Interest income		24,340	5,846
	Fees and commission income, other income		1,118	183
	Interest expenses		—	(4)
	Provision for loan losses		(27)	(13)
	Other operating expenses		(1,609)	(6,900)
Banco KDB Do Brazil S.A.	Interest income	~~W~~	20,548	5,133
	Reversal of allowance for loan losses		—	8
	Provision for loan losses		(79)	—
	Other operating expenses		(4)	(1)
PT KDB Tifa Finance Tbk	Interest income		1,497	576
	Provision for loan losses		(5)	(1)
KDB Silicon Valley LLC	Fees and commission income, other income		4	384
	Interest expenses		(5,271)	(2,648)
KDB Asia Ltd.	Interest income		84,207	36,144
	Reversal of allowance for loan losses		11	63
	Fees and commission income, other income		3,174	830
	Interest expenses		(483)	(821)
	Other operating expenses		(4,964)	(14,167)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

42. Related Party Transactions, Continued

	Account	2023		2022
KDB Bank Uzbekistan	Interest income	~~W~~	4,028	—
	Fees and commission income, other income		153	—
KDB Investment PEF No.1	Interest income		—	2,926
	Fees and commission income, other income		—	2,949
	Interest expenses		—	(230)
KDB Consus Value PEF	Interest income		11,852	1,404
	Fees and commission income, other income		15,749	34,354
	Interest expenses		(21)	(7)
	Other operating expenses		(6,165)	(11,114)
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) (*)	Interest income		—	55,968
	Fees and commission income, other income		—	1,101,411
	Interest expenses		—	(4,732)
	Provision for loan losses		—	(195,154)
	Other operating expenses		—	(527,175)
Corporate Liquidity Assistance Agency Co., Ltd.	Interest income		20,212	20,212
	Fees and commission income, other income		—	—
	Interest expenses		(3,567)	(7,752)
	Provision for loan losses		(86)	(10)
	Other operating expenses		(100)	(16)
Others	Interest income		22,478	40,171
	Dividend income		56,040	58,996
	Reversal of allowance for loan losses		44,599	253,724
	Fees and commission income, other income		21,219	222,300
	Interest expenses		(4,703)	(2,631)
	Provision for loan losses		(55,623)	(382,807)
	Other operating expenses		(19,352)	(184,219)
Associates:
Korea Electric Power Co., Ltd.	Interest income		24,512	12,096
	Reversal of allowance for loan losses		—	379
	Fees and commission income, other income		121,605	136,288
	Interest expenses		(11,360)	(3,357)
	Provision for loan losses		(1,082)	—
	Other operating expenses		(221,506)	(208,915)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

42. Related Party Transactions, Continued

	Account	2023		2022
HMM Co., Ltd.	Interest income	~~W~~	38,998	42,406
	Dividend income		121,439	60,720
	Reversal of allowance for loan losses		—	28,372
	Fees and commission income, other income		1,916	19,561
	Interest expenses		(44,123)	(7,724)
	Provision for loan losses		(775)	—
	Other operating expenses		(69,013)	(192,015)
HANJIN KAL	Interest income		11,735	6,713
	Dividend income		1,201	—
	Fees and commission income, other income		30	15
	Interest expenses		(841)	(1,184)
	Provision for loan losses		(3,142)	—
	Other operating expenses		(5,671)	(75,807)
Korean Air Lines Co., Ltd.	Interest income		72,984	44,609
	Dividend income		9,180	—
	Reversal of allowance for loan losses		—	13,348
	Fees and commission income, other income		89,082	62,228
	Interest expenses		(66,766)	(41,878)
	Provision for loan losses		(4,831)	—
	Other operating expenses		(119,041)	(144,436)
Korea Ocean Business Corporation	Interest income		1,695	343
	Reversal of allowance for loan losses		—	2
	Fees and commission income, other income		2	2,907
	Interest expenses		(524)	(266)
	Other operating expenses		(1,086)	—
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) (*)	Interest income		117,836	—
	Fees and commission income, other income		462,472	—
	Interest expenses		(6,391)	—
	Provision for loan losses		(146,570)	—
	Other operating expenses		(481,806)	—

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

42. Related Party Transactions, Continued

	Account	2023		2022
Others	Interest income	~~W~~	8,983	6,738
	Dividend income		260,290	218,852
	Reversal of allowance for loan losses		—	4
	Fees and commission income, other income		7,315	5,639
	Interest expenses		(8,135)	(6,422)
	Provision for loan losses		(546)	(129)
	Other operating expenses		(2,465)	(329)

(*)

The Bank loses control on Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) and classifies Hanwha Ocean Co., Ltd. as the Bank’s associate for the year ended December 31, 2023.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

42. Related Party Transactions, Continued

(4)	Details of guarantees and commitments to the related parties as of December 31, 2023 and 2022 are as follows:

	Account	December 31, 2023		December 31, 2022
Subsidiaries:
KDB Capital Corporation	Commitments	~~W~~	500,000	500,000
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) (*)	Confirmed acceptances and guarantees		—	2,560,260
	Unconfirmed acceptances and guarantees		—	2,781,317
	Commitments		—	2,337,089
KDB Consus Value PEF	Confirmed acceptances and guarantees		132,840	—
Corporate Liquidity Assistance Agency Co., Ltd.	Commitments		560,000	560,000
Others	Unconfirmed acceptances and guarantees		885	5,885
	Commitments		1,059,271	85,625
Associates:
Korean Air Lines Co., Ltd.	Confirmed acceptances and guarantees		172,957	177,367
	Commitments		30,000	—
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) (*)	Confirmed acceptances and guarantees		3,529,955	—
	Unconfirmed acceptances and guarantees		2,150,165	—
	Commitments		1,836,929	—
Others	Commitments		377,891	426,085

		~~W~~	10,350,893	9,433,628

(*)

The Bank loses control on Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) and classifies Hanwha Ocean Co., Ltd. as the Bank’s associate for the year ended December 31, 2023.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

42. Related Party Transactions, Continued

(5)	Details of compensation to key management personnel for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Short-term employee benefits	~~W~~	957	1,166
Post-employment benefits		41	30

	~~W~~	998	1,196

(6)	The Bank are not pledged any assets as collaterals to the related parties and from the related parties as of December 31, 2023 and 2022.

43. Statements of Cash Flows

(1)	Cash and cash equivalents in the statements of cash flows as of December 31, 2023 and 2022 are as follows:

	December 31, 2023		December 31, 2022
Cash and due from banks:
Cash and foreign currencies	~~W~~	65,738	70,525
Due from banks in Korean won		2,017,973	3,931,203
Due from banks in foreign currencies / off-shores		6,576,097	7,537,078

		8,659,808	11,538,806

Less: Restricted due from banks, others		(2,464,287)	(4,450,242)
Add: Financial instruments reaching maturity within three months from date of acquisition
Securities measured at FVTPL
Government and public bonds		162,256	39,903
Loans measured at amortized cost:
Call-loans		4,456,954	2,249,447
Inter-bank loans		1,045,846	2,494,555

		5,502,800	4,744,002

		5,665,056	4,783,905

	~~W~~	11,860,577	11,872,469

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

43. Statements of Cash Flows, Continued

(2)	Significant transactions not involving cash flows for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Decrease in loans due to write-offs	~~W~~	203,807	85,067
Increase in securities measured at FVOCI due to debt-to-equity swap, etc		34,030	13,505
Increase (decrease) in accumulated other comprehensive income due to securities valuation		(860,375)	(3,005,858)
Deferred income tax effect due to securities valuation		230,619	861,407
Reclassification of assets held for sale to investments in subsidiaries and associates		—	1,371,052
Reclassification of investments in subsidiaries and associates to assets held for sale		3,522,597	—
Reclassification of investments in subsidiaries and associates to securities measured at FVTPL		4,800	—
Reclassification from investments in subsidiaries and associates to securities measured at FVOCI		—	19,125
Reclassification from securities measured at FVOCI to investments in subsidiaries and associates		1,497,000	—
Transfer from property and equipment to investment property		—	937
Transfer from investment property to property and equipment		5,618	—
Recognition of right-of-use assets and lease liabilities		40,130	62,099
In-kind equity		432,137	565,000

44. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements and loaned securities sold and loaned debt securities that do not qualify for derecognition as of December 31, 2023 and 2022 are as follows:

	December 31, 2023			December 31, 2022
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements	~~W~~	1,447,767	30,095	2,373,401	57,619
Loaned securities		39,341	—	—	—

	~~W~~	1,487,108	30,095	2,373,401	57,619

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

45. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	1,784,605	1,567,893	12,706,058	16,058,556
Securities measured at FVOCI		2,397,136	16,646,131	14,844,797	33,888,064
Loans measured at FVTPL		—	—	488,432	488,432
Derivative financial assets		—	7,383,047	278	7,383,325

	~~W~~	4,181,741	25,597,071	28,039,565	57,818,377

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	1,920,061	—	1,920,061
Derivative financial liabilities		32	7,631,930	22,939	7,654,901

	~~W~~	32	9,551,991	22,939	9,574,962

	December 31, 2022
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	623,264	718,103	10,610,539	11,951,906
Securities measured at FVOCI		2,929,043	18,531,804	16,224,072	37,684,919
Loans measured at FVTPL		—	—	541,811	541,811
Derivative financial assets		—	9,781,693	12,762	9,794,455

	~~W~~	3,552,307	29,031,600	27,389,184	59,973,091

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	1,469,724	—	1,469,724
Derivative financial liabilities		34	11,276,609	40,359	11,317,002

	~~W~~	34	12,746,333	40,359	12,786,726

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(ii)	Changes in the fair value of level 3 financial instruments for the years ended December 31, 2023 and 2022 are as follows:

	2023
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2023	~~W~~	10,610,539	16,224,072	541,811	12,762	27,389,184	40,359
Profit or loss		317,948	—	(8,913)	241	309,276	(11,455)
Other comprehensive income		—	(1,305,498)	—	—	(1,305,498)	—
Acquisition / Issue		2,404,013	831,851	6,804	—	3,242,668	—
Sale / Settlement		(626,442)	(684,083)	(51,270)	(12,725)	(1,374,520)	(5,965)
Transfer out (*)		—	(221,545)	—	—	(221,545)	—

December 31, 2023	~~W~~	12,706,058	14,844,797	488,432	278	28,039,565	22,939

	2022
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2022	~~W~~	7,864,436	18,635,704	644,412	10,067	27,154,619	11,223
Profit or loss		118,898	—	(78,954)	5,295	45,239	29,136
Other comprehensive income		—	(2,321,954)	—	—	(2,321,954)	—
Acquisition / Issue		2,981,856	1,364,206	50,950	—	4,397,012	—
Sale / Settlement		(360,003)	(853,910)	(74,597)	(2,600)	(1,291,110)	—
Transfer out (*)		—	(599,974)	—	—	(599,974)	—
Transfer in (*)		5,352	—	—	—	5,352	—

December 31, 2022	~~W~~	10,610,539	16,224,072	541,811	12,762	27,389,184	40,359

(*)	When significant inputs become observable market data, the financial instruments are transferred to (from) other levels.

(iii)	Changes in deferred day one profit or loss for the years ended December 31, 2023 and 2022 are as follows:

	2023		2022
Beginning balance	~~W~~	3,604	3,989
Amortization		(385)	(385)

Ending balance	~~W~~	3,219	3,604

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

45. Fair Value of Financial Assets and Liabilities, Continued

(iv)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2023 and 2022 are as follows:

	Valuation technique	Input
Securities measured at FVTPL
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Securities measured at FVOCI
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Derivatives financial assets:
Interest rate swaps	Discounted cash flow method,	Discount rate, exchange rate,
Currency forwards and swaps	Black-Scholes model, Modified	volatility, commodity index,
Currency options	Black model, Formula model	etc.
Commodities options
Financial liabilities measured at FVTPL:
Debentures	Discounted cash flow method	Discount rate

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

45. Fair Value of Financial Assets and Liabilities, Continued

(v)

Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2023 and 2022 are as follows:

December 31, 2023
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	7.04 ~ 17.0
	method, Relative value	Rate of increase in	—
	approach, Net asset	property disposal price
	value approach, etc.	Rate of increase in	—
liquidation value
		Volatility	19.68 ~ 76.22
Securities measured at FVOCI
Equity securities	Discounted cash flow	Growth rate	—
	method, Relative value	Discount rate	9.25 ~ 20.40
	approach, Net asset	Volatility	16.68 ~ 76.22
	value approach, etc.	Interest rate Volatility	0.51 ~ 0.86
Loans measured at FVTPL
Convertible bonds, etc.	LSMC, Binomial model	Volatility	16.68 ~ 76.22
Derivatives financial assets
Interest rate swaps	Hull-White	Volatility	0.51 ~ 1.06
	Two-Factor model	Correlation coefficient	(70) ~ 100
Stock index options	Discounted cash flow	Volatility	19.59 ~ 25.45
method, Relative value
approach, Net asset
value approach,
Binomial Tree(T-F)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

45. Fair Value of Financial Assets and Liabilities, Continued

December 31, 2022
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	6.35 ~ 41.31
	method, Relative value	Rate of increase in	—
	approach, Net asset	property disposal price
	value approach, etc.	Rate of increase in	—
liquidation value
		Volatility	16.89 ~ 44.54
Securities measured at FVOCI
Equity securities	Discounted cash flow	Growth rate	—
	method, Relative value	Discount rate	9.08 ~ 18.51
	approach, Net asset	Volatility	16.52 ~ 46.53
value approach, etc.
Loans measured at FVTPL
Convertible bonds, etc.	LSMC, Binomial model	Volatility	16.89 ~ 44.54
Derivatives financial assets
Interest rate swaps	Hull-White Two-Factor	Volatility	0.56 ~ 1.27
	model	Correlation coefficient	(70) ~ 100
Stock index options	Discounted cash flow	Volatility	21.98 ~ 46.53
method, Relative value
approach, Net asset
value approach,
Binomial Tree(T-F)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(vi)

The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Profit(loss) for the year			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL (*1)	~~W~~	(1,876)	(2,487)	—	—
Securities measured at FVOCI (*1)		—	—	26,489	(23,913)
Loans measured at FVTPL (*2)		6,170	(5,936)	—	—
Derivative financial assets (*2)		264	(247)	—	—

	~~W~~	4,558	(8,670)	26,489	(23,913)

	December 31, 2022
	Profit(loss) for the year			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL (*1)	~~W~~	50,112	(47,080)	—	—
Securities measured at FVOCI (*1)		—	—	36,873	(29,480)
Loans measured at FVTPL (*2)		10,372	(9,957)	—	—
Derivative financial assets (*2)		218	(217)	—	—

	~~W~~	60,702	(57,254)	36,873	(29,480)

(*1)

Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons. Also, for financial instruments categorized within level 3 in 2023 and 2022, ~~W~~21,479,411 million and ~~W~~18,704,023 million, respectively, are excluded from the sensitivity disclosure because it is impossible to calculate the sensitivity due to changes in unobservable variables for practical reasons.

(*2)

Sensitivity amounts of loans measured at FVTPL and derivatives financial instruments are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments measured at amortized cost

(i)	The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

-

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

45. Fair Value of Financial Assets and Liabilities, Continued

-	Securities measured at amortized cost: The fair value of securities measured at amortized cost is computed by widely-accepted appraisal agencies upon request.

-

Loans measured at amortized cost: The fair value of loans measured at amortized cost is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

-

Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

-

Borrowings: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System. However, for borrowings including call money whose contractual maturity is three months or less, the Bank assumes the carrying amount as the fair value.

-	Debentures: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System.

-

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(ii)	The fair value hierarchy of financial instruments measured at amortized cost as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks (*)	~~W~~	6,195,521	2,464,287	—	8,659,808
Securities measured at amortized cost		3,841,102	4,742,086	—	8,583,188
Loans measured at amortized cost (*)		—	4,547,212	195,510,878	200,058,090
Other financial assets (*)		—	8,432,806	1,701,156	10,133,962

	~~W~~	10,036,623	20,186,391	197,212,034	227,435,048

Financial liabilities:
Deposits (*)	~~W~~	—	1,896,208	64,054,989	65,951,197
Borrowings (*)		—	2,268,046	25,322,073	27,590,119
Debentures		—	157,898,543	—	157,898,543
Other financial liabilities (*)		—	7,027,953	4,772,875	11,800,828

	~~W~~	—	169,090,750	94,149,937	263,240,687

	December 31, 2022
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks (*)	~~W~~	7,088,563	4,450,243	—	11,538,806
Securities measured at amortized cost		2,964,285	3,391,599	—	6,355,884
Loans measured at amortized cost (*)		—	2,249,447	194,990,235	197,239,682
Other financial assets (*)		—	6,344,790	1,329,534	7,674,324

	~~W~~	10,052,848	16,436,079	196,319,769	222,808,696

Financial liabilities:
Deposits (*)	~~W~~	—	2,271,579	65,998,390	68,269,969
Borrowings (*)		—	1,395,037	23,872,311	25,267,348
Debentures		—	158,228,192	—	158,228,192
Other financial liabilities (*)		—	2,836,258	3,868,478	6,704,736

	~~W~~	—	164,731,066	93,739,179	258,470,245

(*)	For financial instruments categorized as level 2, the carrying amount is considered as a reasonable approximation of the fair value and is thus, disclosed by fair value.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

45. Fair Value of Financial Assets and Liabilities, Continued

(iii)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and level 3 of the fair value hierarchy of financial instruments measured at amortized cost as of December 31, 2023 and 2022 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Securities measured at amortized cost	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans measured at amortized cost	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

46. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	6,195,521	—	—	—	—	2,464,287	—	8,659,808
Securities measured at FVTPL		162,256	15,896,300	—	—	—	—	—	16,058,556
Securities measured at FVOCI		—	—	—	18,243,848	15,644,216	—	—	33,888,064
Securities measured at amortized cost		—	—	—	—	—	8,583,188	—	8,583,188
Loans measured at FVTPL		—	488,432	—	—	—	—	—	488,432
Loans measured at amortized cost		5,502,800	—	—	—	—	194,478,980	—	199,981,780
Derivative financial assets		—	6,821,024	—	—	—	—	562,301	7,383,325
Other financial assets		—	—	—	—	—	10,136,642	—	10,136,642

	~~W~~	11,860,577	23,205,756	—	18,243,848	15,644,216	215,663,097	562,301	285,179,795

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	1,920,061	—	—	—	—	1,920,061
Deposits		—	—	—	—	—	65,897,732	—	65,897,732
Borrowings		—	—	—	—	—	27,745,629	—	27,745,629
Debentures		—	—	—	—	—	156,933,867	—	156,933,867
Derivative financial liabilities		—	6,961,386	—	—	—	—	693,515	7,654,901
Other financial liabilities		—	—	—	—	—	11,823,274	—	11,823,274

	~~W~~	—	6,961,386	1,920,061	—	—	262,400,502	693,515	271,975,464

	December 31, 2022
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	7,088,563	—	—	—	—	4,450,243	—	11,538,806
Securities measured at FVTPL		39,903	11,912,003	—	—	—	—	—	11,951,906
Securities measured at FVOCI		—	—	—	20,814,864	16,870,055	—	—	37,684,919
Securities measured at amortized cost		—	—	—	—	—	6,355,884	—	6,355,884
Loans measured at FVTPL		—	541,811	—	—	—	—	—	541,811
Loans measured at amortized cost		4,744,002	—	—	—	—	193,301,601	—	198,045,603
Derivative financial assets		—	9,609,026	—	—	—	—	185,429	9,794,455
Other financial assets		—	—	—	—	—	7,676,612	—	7,676,612

	~~W~~	11,872,468	22,062,840	—	20,814,864	16,870,055	211,784,340	185,429	283,589,996

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	1,469,724	—	—	—	—	1,469,724
Deposits		—	—	—	—	—	68,326,656	—	68,326,656
Borrowings		—	—	—	—	—	25,429,244	—	25,429,244
Debentures		—	—	—	—	—	158,711,896	—	158,711,896
Derivative financial liabilities		—	10,118,348	—	—	—	—	1,198,654	11,317,002
Other financial liabilities		—	—	—	—	—	6,717,731	—	6,717,731

	~~W~~	—	10,118,348	1,469,724	—	—	259,185,527	1,198,654	271,972,253

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

47. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral received	Net amounts
Derivative financial assets (*)	~~W~~	7,383,325	—	7,383,325	4,953,052	171,466	2,258,807
Unsettled spot exchange receivables (*)		6,494,499	—	6,494,499	6,493,455	—	1,044
Unsettled domestic exchange receivables		5,110,172	3,171,865	1,938,307	—	—	1,938,307
Security pledged as collateral for repurchase agreements		1,447,767	—	1,447,767	30,095	—	1,417,672
Reverse repurchase agreements		2,599,900	—	2,599,900	2,599,900	—	—
Loaned securities		39,341	—	39,341	39,341	—	—
Receivables from securities transaction		39,213	—	39,213	39,213	—	—

	~~W~~	23,114,217	3,171,865	19,942,352	14,155,056	171,466	5,615,830

	December 31, 2023
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral pledged	Net amounts
Derivative financial liabilities (*)	~~W~~	7,654,901	—	7,654,901	4,385,976	207,942	3,060,983
Unsettled spot exchange payables (*)		6,494,121	—	6,494,121	6,493,455	—	666
Unsettled domestic exchange payables		3,705,699	3,171,866	533,833	—	—	533,833
Repurchase agreements		30,095	—	30,095	30,095	—	—
Payables from securities transaction		13,536	—	13,536	13,536	—	—

	~~W~~	17,898,352	3,171,866	14,726,486	10,923,062	207,942	3,595,482

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

47. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2022
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral received	Net amounts
Derivative financial assets (*)	~~W~~	9,794,455	—	9,794,455	5,814,449	71,536	3,908,470
Unsettled spot exchange receivables (*)		2,597,457	—	2,597,457	2,593,577	—	3,880
Unsettled domestic exchange receivables		6,008,639	2,261,306	3,747,333	—	—	3,747,333
Security pledged as collateral for repurchase agreements		2,373,401	—	2,373,401	57,619	—	2,315,782
Reverse repurchase agreements		2,240,000	—	2,240,000	2,240,000	—	—
Loaned securities		—	—	—	—	—	—
Receivables from securities transaction		11,940	—	11,940	11,940	—	—

	~~W~~	23,025,892	2,261,306	20,764,586	10,717,585	71,536	9,975,465

	December 31, 2022
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral pledged	Net amounts
Derivative financial liabilities (*)	~~W~~	11,317,002	—	11,317,002	5,552,654	501	5,763,847
Unsettled spot exchange payables (*)		2,593,992	—	2,593,992	2,593,577	—	415
Unsettled domestic exchange payables		2,503,572	2,261,306	242,266	—	—	242,266
Repurchase agreements		57,619	—	57,619	57,619	—	—
Payables from securities transaction		18,305	—	18,305	18,305	—	—

	~~W~~	16,490,490	2,261,306	14,229,184	8,222,155	501	6,006,528

(*)

For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

48. Operating Segments

(1)

The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies. The following summary describes general information about each of the Bank’s reportable segments:

Segments	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Operating income (loss) from external customers and among operating segments for the years ended December 31, 2023 and 2022 are as follows:

	2023
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	2,609,692	1,828,864	51,772	(1,493,473)	2,996,855
Operating income (loss) from intersegment sales		(24,918)	(1,256,628)	—	1,281,546	—

	~~W~~	2,584,774	572,236	51,772	(211,927)	2,996,855

	2022
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	1,999,886	(1,899,135)	42,247	1,614,700	1,757,698
Operating income (loss) from intersegment sales		(13,094)	2,134,556	—	(2,121,462)	—

	~~W~~	1,986,792	235,421	42,247	(506,762)	1,757,698

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

48. Operating Segments, Continued

(3)	Details of segment results for the Bank’s reportable segments for the years ended December 31, 2023 and 2022 are as follows:

	2023
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	2,160,494	(559,810)	17,914	(57,079)	1,561,519
Non-interest income
Income related to securities (*1)		7,580	317,583	—	165,838	491,001
Other non-interest income		281,883	639,310	41,013	(47,310)	914,896

		289,463	956,893	41,013	118,528	1,405,897
Provision for loan losses and others (*2)		571,796	234,803	—	46,831	853,430
General and administrative expenses		(436,979)	(59,650)	(7,155)	(320,207)	(823,991)

Operating income	~~W~~	2,584,774	572,236	51,772	(211,927)	2,996,855

	2022
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	2,030,189	(429,610)	13,837	129,399	1,743,815
Non-interest income
Income related to securities (*1)		(9,557)	(138,082)	—	56,346	(91,293)
Other non-interest income		465,438	1,134,085	36,051	(310,336)	1,325,238

		455,881	996,003	36,051	(253,990)	1,233,945
Provision for loan losses and others (*2)		(42,999)	(265,453)	—	(35,237)	(343,689)
General and administrative expenses		(456,279)	(65,519)	(7,641)	(346,934)	(876,373)

Operating income	~~W~~	1,986,792	235,421	42,247	(506,762)	1,757,698

(*1)	Income related to securities is composed of net gain (loss) on securities measured at FVTPL, securities measured at FVOCI and securities measured at amortized cost.
(*2)	Provision for loan losses and others comprises of provision for loan losses, provision for derivative credit risks, gains (losses) on sales of loans, and increase (reversal) of provision.

(4)

Geographical revenue information about the Bank’s operating segments for the years ended December 31, 2023 and 2022 and the geographical non-current asset information as of December 31, 2023 and 2022 are as follows:

	Revenues (*1)			Non-current assets (*2)
	2023		2022	December 31, 2023	December 31, 2022
Domestic	~~W~~	40,864,069	47,753,159	27,708,568	28,918,343
Overseas		2,637,622	2,198,448	123,367	86,363

	~~W~~	43,501,691	49,951,607	27,831,935	29,004,706

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

48. Operating Segments, Continued

(*1)

Revenues consist of interest income, fees and commission income, dividend income, income related to securities, gain on derivatives, foreign currency transaction gain, other operating income and provision for loan losses.

(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

49. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments to establish a progressive consensus on risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and three other commissioners. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

49. Risk Management, Continued

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Policy Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments. and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital limits by segment and setting exposure limits by industry within the scope that Risk Management Committee regulated.

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the year ended December 31, 2023, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	Risk management plan for 2023

•	Contingency funding plan for 2023

•	Setting and managing exposure limits by country for 2023

•	Changing in the calculation method of default rate for loan loss allowance

•	Adjustment of limit of credit portfolio and exposure limits by country

•	Major reporting

•	Resolution of Credit Committee for the fourth quarter of 2022

•	Result of ex-post validation of credit rating system and default rates, and verification of risk measurement factors for internal purposes

•	Setting management limit of credit portfolios of 2023

•	Allocation of internal capital limits of 2023

•	Resolution of Credit Committee for the first quarter of 2023

•	Adjustment of limit of credit portfolio (industry, policy)

•	Adjustment of exposure limits by country

•	Result of validation of changing in the calculation method of default rate for loan loss allowance

•	Result of integrated crisis analysis for the first half of 2023

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

49. Risk Management, Continued

•	Resolution of Credit Committee for the second quarter of 2023

•	Verification of risk-weighted assets for BIS ratio as of March 31, 2023

•	Result of operation of corporate credit rating system in 2023

•	Resolution of Credit Committee for the third quarter of 2023

•	Result of BCP training for 2023

•	Result of integrated crisis analysis for the second half of 2023

•	Result of assessment of suitability for internal capital for 2023

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (FSS) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (LDP)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Development of the application system for timely calculation of LCR and NSFR

•	Rebuilding the Corporate Credit Rating System (approved by Financial Supervisory Services on October 26, 2017)

•	Establishment of the system to calculate Basel Interest Rate Risk in the Banking Book coming to domestic in September 2018

•	Establishment of the system to comply with the amended regulation relating to risk-weighted assets under Basel III in December 2020

•	Development of system related to Fundamental Review of the Trading Book (FRTB) under Basel III in August 2022

•	Development of system related to operational risk under Basel III in September 2022

•	Expansion of risk management infrastructure

•	Establishment of the RAPM system to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Establishment of IFRS 9 accounting system to calculate a loan loss allowances under IFRS 9 in March 2017 and, since then, run of IFRS 9 accounting system in January 2018

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

49. Risk Management, Continued

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Oct. 2017	Rebuilding the Corporate Credit Rating System
Market Risk Management System	Murex FRTB	Sep. 2022	Calculation of regulatory and internal capital based on FRTB SA
Stress Test

Interest/Liquidity Risk Management System	In-house	May. 2019	Calculation of interest risk, liquidity risk, etc.

Operational Risk Management System	Standardized Approach	Sep. 2022	Calculation of operation risk, RCSA, KRI, management of loss events, etc

BIS Capital Ratio Calculation/Credit Risk Measurement System	Fermat RaY	Sep. 2006 Dec. 2013	Calculate equity, credit risk-weighted assets and credit risk, etc.

Loan Loss Allowance Calculation System	IFRS IFRS 9	Jan. 2011 Mar. 2017	Incurred loss model Expected loss model

(vii) Response to Basel

The Korean financial authorities have implemented Basel II since January 2008, and the Standardized Approach and the Foundation Internal Ratings-Based Approach for calculating credit risk are applicable.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

The Bank completed the Basel III standard risk management system in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio has been measured in accordance to the Basel III regulations.

Responding to the requirements of the financial authorities, the Bank recognizes interest rate risk, liquidity risk, credit bias risk and reputation risk besides Pillar I risks (credit risk, market risk and operational risk). The Bank has actively responded to the Pillar 2 regulation, including additional capital requirements based on comprehensive assessment of risk management levels since 2015. In addition, from the end of 2015, the Bank has applied the uniform standards for the public announcement of financial business for Basel compliance.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

49. Risk Management, Continued

The Bank completed revised standards such as capital requirements for banks’ investments in funds in 2017, capital requirements for securitization in 2018, and the Standardised Approach for measuring counterparty credit risk (SA-CCR) in 2019.

To comply with the amended regulation relating to risk-weighted assets under Basel III, the Bank completed the consultation and the development of the relevant systems and the amended regulation has been applied since the calculation of the BIS ratio at the end of 2020.

The Bank has completed IT consulting and system development related to Market Risk Regulation (Fundamental Review of the Trading Book , FRTB) and Operational Risk Regulation under Basel III during the second half of 2022.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy. The internal capital adequacy report including the assessment results at the end of the year is prepared and reported to the Risk Management Policy Committee.

•	Internal capital adequacy assessment

For the internal capital adequacy assessment, the Bank calculates its aggregated internal capital by evaluating all significant risks and available capital considering the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

In addition, the Bank conducts periodic stress tests more than once every six months to assess potential weakness in crisis situations and uses its results to assess the internal capital adequacy. The Bank assumes the macroeconomic situation as three stages of ‘normal- pessimistic-serious’ and is preparing countermeasures such as checking the adequacy of capital by each stage.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(BIS) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

•	Allocation of internal capital

The Bank’s Risk Management Committee approves entire internal capital and the Risk Management Policy Committee allocates the capital to each segment and department, considering the extent of possible risk faced and size of operations. The allocated internal capital is monitored regularly and

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

49. Risk Management, Continued

managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (RM), the credit officer (CO) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently and inspects the borrower’s status frequently to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

49. Risk Management, Continued

A borrower that is likely to be insolvent is classified as an early warning borrower, depending on the level of insolvency risk. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used to provide an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward-Looking Criteria, which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Details of loans by credit rating as of December 31, 2023 and 2022 are as follows:

< Corporate >
	December 31, 2023
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	173,049,276	154,937,789	18,111,487	—
BBB2 ~ CCC		28,462,327	10,457,743	16,807,917	1,196,667
Below CC		1,412,185	—	—	1,412,185

	~~W~~	202,923,788	165,395,532	34,919,404	2,608,852

	December 31, 2022
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	169,982,892	150,604,520	19,378,372	—
BBB2 ~ CCC		30,582,238	8,314,570	20,210,063	2,057,605
Below CC		1,283,425	—	52,693	1,230,732

	~~W~~	201,848,555	158,919,090	39,641,128	3,288,337

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

49. Risk Management, Continued

< Retail >

	December 31, 2023
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1 ~ Grade 6	~~W~~	140,982	135,315	5,667	—
Grade 7 ~ Grade 8		1,322	—	1,306	16
Grade 9 ~ Grade 10		1,230	—	—	1,230

	~~W~~	143,534	135,315	6,973	1,246

	December 31, 2022
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1 ~ Grade 6	~~W~~	181,023	173,381	7,642	—
Grade 7 ~ Grade 8		2,116	—	2,084	32
Grade 9 ~ Grade 10		536	—	—	536

	~~W~~	183,675	173,381	9,726	568

Details of payment guarantees (including financial guarantees) and unused commitments by credit rating as of December 31, 2023 and 2022 are as follows:

< Corporate >

	December 31, 2023
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	48,742,342	44,927,503	3,814,839	—
BBB2 ~ CCC		6,034,409	2,350,626	3,622,987	60,796
Below CC		—	—	—	—

	~~W~~	54,776,751	47,278,129	7,437,826	60,796

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	7,779,809	6,962,566	817,243	—
BBB2 ~ CCC		10,515,773	4,612,674	5,885,145	17,954
Below CC		68,808	—	86	68,722

	~~W~~	18,364,390	11,575,240	6,702,474	86,676

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

49. Risk Management, Continued

	December 31, 2022
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	42,065,612	38,276,358	3,789,254	—
BBB2 ~ CCC		5,108,112	1,943,066	3,112,816	52,230
Below CC		—	—	—	—

	~~W~~	47,173,724	40,219,424	6,902,070	52,230

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	6,921,986	6,008,602	913,384	—
BBB2 ~ CCC		9,773,163	4,598,273	3,826,826	1,348,064
Below CC		12,110	—	154	11,956

	~~W~~	16,707,259	10,606,875	4,740,364	1,360,020

< Retail >

	December 31, 2023
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1 ~ Grade 6	~~W~~	39,887	39,310	577	—
Grade 7 ~ Grade 8		—	—	—	—
Grade 9 ~ Grade 10		—	—	—	—

	~~W~~	39,887	39,310	577	—

	December 31, 2022
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1 ~ Grade 6	~~W~~	32,230	31,779	451	—
Grade 7 ~ Grade 8		20	—	20	—
Grade 9 ~ Grade 10		—	—	—	—

	~~W~~	32,250	31,779	471	—

(iii) Measurement methodology of credit risk

Pursuant to Basel III, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

49. Risk Management, Continued

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank
AAA ~ AA-	20.0%	0.0%	20.0%
A+ ~ A-	50.0%	20.0%	30.0%
BBB+ ~ BBB-	75.0%	50.0%	50.0%
BB+ ~ BB-	100.0%	100.0%	100.0%
B+ ~ B-	150.0%	100.0%	100.0%
Below B-	150.0%	150.0%	150.0%
Unrated	100.0%(*)	100.0%	Rating based on due diligence

(*)	In case of small and medium-sized business, 85.0% is applied.

The OECD is designated as foreign ECAI and Korea Investrors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (Second Best Criteria) is applied.

Internal Ratings-Based Approach (IRB)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of December 31, 2023.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

49. Risk Management, Continued

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures permanently and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent SA	—Countries, public institutions, banks, equity
	SA	—Overseas subsidiaries and branches, and other assets, retail, residential mortgage, commercial properties
Foundation Internal Ratings-Based Approach		—Corporate, small and medium enterprises, asset securitization (at each credit level)
Application of IRB by phase		—Special lending, non-residence and others

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 14 grades (AAA~D). To distinguish the difference between credits in the same grade, the Bank uses 20 stages as auxiliaries to 14 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit rating process control structure

According to the Principle of Checks and Balances, the Bank has established the credit rating process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (SRO) are independently operated.

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

49. Risk Management, Continued

•	Independent verification of credit rating system: Credit rating system is independently verified by Risk Validation Team of the Financial Planning Department.

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

The quantification of the extent to which collateral and other credit enhancements mitigate credit risk of impaired financial assets as of December 31, 2023 and 2022 are as follows:

	December 31, 2023		December 31, 2022
Securities measured at FVOCI	~~W~~	73,063	72,739
Loans measured at amortized cost		2,663,591	3,345,216
Other assets		13,481	14,221

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

49. Risk Management, Continued

(iv) Credit exposure

Geographical information of credit exposure as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Korea		Hong Kong	Ireland	Uzbekistan	Brazil	Hungary	UK	USA	Ohers	Total
Due from banks (excluding due from BOK)	~~W~~	138,552	1,346,131	—	128,940	104,441	578,910	256,742	2,782,499	1,222,893	6,559,108
Securities measured at FVOCI:
Bonds (excluding government bonds)		10,137,604	227,397	—	—	—	—	354,937	5,573,303	3,305,218	19,598,459
Securities measured at amortized cost:
Bonds (excluding government bonds)		2,653,129	—	—	—	—	—	—	152,683	—	2,805,812
Loans		162,410,485	2,068,402	1,942,429	501,707	826,633	1,038,070	1,541,959	7,283,163	45,660,084	223,272,932
Derivative financial assets		207,334	9,763	—	—	—	—	49,559	813	295,027	562,496
Other assets		3,991,060	—	—	—	—	—	—	—	6,294,514	10,285,574

		179,538,164	3,651,693	1,942,429	630,647	931,074	1,616,980	2,203,197	15,792,461	56,777,736	263,084,381

Guarantees (including financial guarantees)		17,523,463	—	—	—	—	48,997	—	743,963	47,967	18,364,390
Commitments		46,663,341	72,725	114,919	—	25,788	—	313,368	4,155,937	3,470,560	54,816,638

		64,186,804	72,725	114,919	—	25,788	48,997	313,368	4,899,900	3,518,527	73,181,028

	~~W~~	243,724,968	3,724,418	2,057,348	630,647	956,862	1,665,977	2,516,565	20,692,361	60,296,263	336,265,409

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

49. Risk Management, Continued

	December 31, 2022
	Korea		Hong Kong	Ireland	Uzbekistan	Brazil	Hungary	UK	USA	Ohers	Total
Due from banks (excluding due from BOK)	~~W~~	1,449,224	1,405,648	—	38,019	87,444	365,514	536,418	3,329,355	1,031,286	8,242,908
Securities measured at FVOCI:
Bonds (excluding government bonds)		13,531,541	241,512	12,533	—	—	—	297,115	4,953,262	2,807,821	21,843,784
Loans		164,692,863	1,913,983	1,534,814	687,498	339,476	929,402	1,471,985	5,616,327	44,228,252	221,414,600
Derivative financial assets		108,797	3,572	—	—	—	—	8,681	18,656	45,771	185,477
Other assets		1,559,148	—	—	—	—	—	—	—	6,233,425	7,792,573

		181,341,573	3,564,715	1,547,347	725,517	426,920	1,294,916	2,314,199	13,917,600	54,346,555	259,479,342

Guarantees (including financial guarantees)		16,226,813	—	—	—	—	48,285	—	241,660	190,503	16,707,261
Commitments		42,293,299	166,993	110,971	—	126,730	20,268	416,056	2,281,667	1,789,989	47,205,973

		58,520,112	166,993	110,971	—	126,730	68,553	416,056	2,523,327	1,980,492	63,913,234

	~~W~~	239,861,685	3,731,708	1,658,318	725,517	553,650	1,363,469	2,730,255	16,440,927	56,327,047	323,392,576

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

49. Risk Management, Continued

Industry information of credit exposure as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	5,814,916	744,192	6,559,108
Securities measured at FVOCI:
Bonds (excluding government bonds)		3,403,270	12,644,311	3,550,878	19,598,459
Securities measured at amortized cost:
Bonds (excluding government bonds)		369,654	1,673,363	762,795	2,805,812
Loans		86,309,450	116,687,925	20,275,557	223,272,932
Derivative financial assets		—	562,496	—	562,496
Other assets		308,939	615,661	9,360,974	10,285,574

		90,391,313	137,998,672	34,694,396	263,084,381

Guarantees (including financial guarantees)		16,171,129	2,091,952	101,309	18,364,390
Commitments		26,388,986	26,117,146	2,310,506	54,816,638

		42,560,115	28,209,098	2,411,815	73,181,028

	~~W~~	132,951,428	166,207,770	37,106,211	336,265,409

	December 31, 2022
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	7,636,352	606,556	8,242,908
Securities measured at FVOCI:
Bonds (excluding government bonds)		3,642,461	14,432,050	3,769,273	21,843,784
Loans		84,698,134	117,538,177	19,178,289	221,414,600
Derivative financial assets		—	185,477	—	185,477
Other assets		244,043	468,531	7,079,999	7,792,573

		88,584,638	140,260,587	30,634,117	259,479,342

Guarantees (including financial guarantees)		14,244,265	2,070,682	392,314	16,707,261
Commitments		22,153,544	23,477,561	1,574,868	47,205,973

		36,397,809	25,548,243	1,967,182	63,913,234

	~~W~~	124,982,447	165,808,830	32,601,299	323,392,576

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

49. Risk Management, Continued

Credit exposures of debt securities by credit rating as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	26,723,386	26,383,861	339,525	—
BBB2 ~ CCC		112,869	30,000	82,869	—
Below CC		—	—	—	—

	~~W~~	26,836,255	26,413,861	422,394	—

	December 31, 2022
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	27,133,598	26,789,221	344,377	—
BBB2 ~ CCC		37,359	14,927	22,432	—
Below CC		—	—	—	—

	~~W~~	27,170,957	26,804,148	366,809	—

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

- Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings and accumulated other comprehensive income as common equity Tier 1.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

49. Risk Management, Continued

- Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of December 31, 2023 and 2022 are as follows:

BIS capital adequacy ratio

	December 31, 2023		December 31, 2022
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	37,417,288	35,125,348
Additional Tier 1 capital		—	—

		37,417,288	35,125,348
Tier 2 capital		3,854,806	3,197,936

	~~W~~	41,272,094	38,323,284

Risk-weighted assets (B):
Credit risk-weighted assets	~~W~~	285,177,131	277,265,026
Market risk-weighted assets		2,895,790	1,329,603
Operational risk-weighted assets		13,164,005	7,458,674

	~~W~~	301,236,926	286,053,303

BIS capital adequacy ratio (A/B):		13.70%	13.40%
Tier 1 capital ratio:		12.42%	12.28%
Common Equity Tier 1 ratio		12.42%	12.28%
Additional Tier 1 capital ratio		—	—
Tier 2 capital ratio		1.28%	1.12%

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

49. Risk Management, Continued

Equity capital based on BIS

	December 31, 2023		December 31, 2022
Tier 1 capital (A):
Common Equity Tier 1
Capital stock	~~W~~	23,926,559	23,151,559
Capital surplus, etc.		1,435,780	748,121
Retained earnings		9,900,499	7,355,027
Accumulated other comprehensive income		3,148,442	4,185,537
Common stock deductibles		(993,991)	(314,896)

		37,417,288	35,125,348

Tier 2 capital (B):
Allowance for doubtful accounts, etc.		955,241	972,578
Qualified capital securities		3,176,000	2,244,000
Non-qualified capital securities		—	—
Additional stock deductibles		(276,435)	(18,642)

		3,854,806	3,197,936

Equity capital (A+B)	~~W~~	41,272,094	38,323,284

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and commodities. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

In response to the full implementation of Basel III market risk regulations, the Bank has been calculating and managing market risk capital in accordance with the Standardized Approach under Basel III since January 2023. The Standardized Approach under Basel III measures market risk by three components: sensitivity risk, default risk and residual risk. Sensitivity risk measures the market risk by five risk classes, which are general interest rate, credit spread, equity, foreign exchange and commodity. Default risk quantifies losses in the event of a default that exceeds normal market price fluctuations. Lastly, residual risk quantifies risk that cannot be measured by sensitivity risk and default risk. These components are then simply added together to calculate the total required capital.

The Bank sets total limit of market risk based on annual business plan, risk appetite and others and monitors Market Risk limit of each trading department on a daily basis.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

49. Risk Management, Continued

Capital Requirements for Market risk

The Bank’s Capital Requirements for Market risk as of December 31, 2023 are as follows:

	December 31, 2023
Sensitivity risk:
General interest rate	~~W~~	112,612
Credit spread		84,971
Equity		815
Foreign exchange (FX)		8,383
Commodity		120

		206,901
Default risk		7,696
Residual risk		3,901

	~~W~~	218,498

The year ended December 31, 2022 were prior to the adoption of Basel III and therefore there is no comparable Basel III market risk required equity calculation for the current period.

For reference, the market risk capital under Basel 2.5 is as follows:

	December 31, 2022
Interest rate	~~W~~	62,386
Stock		93
Foreign exchange (FX)		17,235
Option		11,249

	~~W~~	90,963

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by IRRBB (Interest Rate Risk in Banking Book), ΔEVE (change in Economic Value of Equity) and ΔNII (change in Net Interest Income).

ΔEVE represents fluctuations in the economic value of equity capital that may occur due to changes in interest rates affecting the present values of assets, liabilities and off-balance sheet items. ΔNII represents changes in net interest income that may occur over a certain period of time (e.g. one year) in the future due to changes in interest rates.

The Bank’s Risk Management Committee sets and manages interest rate risk limits on a yearly basis and interest rate risk is monthly measured and monitored.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

49. Risk Management, Continued

ΔEVE and ΔNII of the Bank’s non-trading positions as of December 31, 2023 and 2022 are as follows:

	December 31, 2023		December 31, 2022
ΔEVE	~~W~~	1,920,912	1,484,769
ΔNII		583,853	389,249

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	2,053,194	6,109,070	54,613	88,293	31,063	323,575	8,659,808
Securities measured at FVTPL		15,369,828	667,073	—	2,116	—	19,539	16,058,556
Securities measured at FVOCI		23,180,190	9,601,225	76,216	499,704	—	530,729	33,888,064
Securities measured at amortized cost		8,430,505	152,683	—	—	—	—	8,583,188
Loans measured at FVTPL		488,432	—	—	—	—	—	488,432
Loans measured at amortized cost		136,780,322	54,107,004	4,261,084	2,095,045	1,045,941	1,692,384	199,981,780
Derivative financial assets		5,079,144	1,962,602	62,952	15,177	216,238	47,212	7,383,325
Other financial assets		5,805,262	3,051,990	52,799	34,950	2,293	1,189,348	10,136,642

		197,186,877	75,651,647	4,507,664	2,735,285	1,295,535	3,802,787	285,179,795

Financial liabilities:
Financial liabilities measured at FVTPL		1,659,485	260,576	—	—	—	—	1,920,061
Deposits		51,240,623	14,219,436	33,889	393,757	185	9,842	65,897,732
Borrowings		4,817,839	19,649,421	272,211	1,610,656	1,481	1,394,021	27,745,629
Debentures		114,993,187	31,115,161	3,206,528	153,390	97,197	7,368,404	156,933,867
Derivative financial liabilities		4,894,577	2,431,566	63,937	7,236	212,812	44,773	7,654,901
Other financial liabilities		6,848,988	3,508,339	56,519	35,828	1,627	1,371,973	11,823,274

		184,454,699	71,184,499	3,633,084	2,200,867	313,302	10,189,013	271,975,464

Net financial position	~~W~~	12,732,178	4,467,148	874,580	534,418	982,233	(6,386,226)	13,204,331

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

49. Risk Management, Continued

	December 31, 2022
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	3,980,664	7,358,901	24,870	52,023	14,083	108,265	11,538,806
Securities measured at FVTPL		11,206,799	691,367	—	2,218	—	51,522	11,951,906
Securities measured at FVOCI		28,590,211	8,016,390	25	376,526	—	701,767	37,684,919
Securities measured at amortized cost		6,355,884	—	—	—	—	—	6,355,884
Loans measured at FVTPL		541,811	—	—	—	—	—	541,811
Loans measured at amortized cost		138,177,034	51,883,126	3,573,847	1,682,518	1,051,281	1,677,797	198,045,603
Derivative financial assets		6,804,262	2,674,562	64,348	22,321	175,820	53,142	9,794,455
Other financial assets		5,194,841	2,330,511	45,396	51,070	16,868	37,926	7,676,612

		200,851,506	72,954,857	3,708,486	2,186,676	1,258,052	2,630,419	283,589,996

Financial liabilities:
Financial liabilities measured at FVTPL		1,289,717	180,007	—	—	—	—	1,469,724
Deposits		55,270,353	12,572,982	34,059	448,083	78	1,101	68,326,656
Borrowings		4,609,133	18,257,698	62,662	1,101,058	—	1,398,693	25,429,244
Debentures		120,509,021	27,774,042	2,752,363	181,000	97,197	7,398,273	158,711,896
Derivative financial liabilities		7,858,410	3,056,382	114,369	8,662	218,257	60,922	11,317,002
Other financial liabilities		4,197,192	2,264,017	34,930	31,419	16,893	173,280	6,717,731

		193,733,826	64,105,128	2,998,383	1,770,222	332,425	9,032,269	271,972,253

Net financial position	~~W~~	7,117,680	8,849,729	710,103	416,454	925,627	(6,401,850)	11,617,743

(v) Interest rate risk management

The Bank is closely monitoring the outputs prepared by the industrial working groups which is managing the transition to alternative benchmark rates and the markets related the rates. The outputs include the information published by regulatory authorities related to IBORs. The authorities have made it clear that after the end of 2021, they will no longer persuade or force banks to submit IBORs. Responding the transition, the Bank organized a task force led by the head of the risk management division and the task force has established the LIBOR transition plan that consists of work flows such as alternative interest rate determination, application development, customer communication management, risk management, taxation, finance, legal, and accounting system establishment. The important progress of the plan is reported to the management and may also be reported to the board of directors if necessary. The purpose of the task force is to review where exposure to IBOR occurs within the Bank’s business, and to develop and implement the plan to transit to the alternative benchmark rates. As of December 31, 2023, we have finalized the introduction of conversion and replacement rates for the majority of our U.S. dollar-denominated contracts. However, we aim to complete the conversion of certain unconverted contracts with maturities after December 2023 by the first interest rate rebalancing date that occurs.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

49. Risk Management, Continued

The financial instruments that have yet to transition to alternative benchmark rates as of December 31, 2023 and 2022 are as follows. The amounts of the non-derivative financial instruments are the carrying amounts and the amounts of the derivatives, the commitments and the guarantees are the nominal amounts.

	December 31, 2023
	USD
Non-derivative financial assets:
Financial assets measured at amortized cost	~~W~~	1,134,895
Derivative:
Trading purpose:
Interest rate		477,504

	December 31, 2022
	USD
Non-derivative financial assets:
Financial assets measured at FVOCI	~~W~~	6,342
Financial assets measured at amortized cost		10,932,787
Privately placed corporate bonds		19,010

		10,958,139
Non-derivative financial liabilities:
Financial liabilities measured at amortized cost		781,924
Derivative:
Trading purpose:
Interest rate		76,158,628
Currency		42,669,517
Hedging purpose:
Interest rate		16,209,017
Currency		5,025,604

		140,062,766

Commitments and guarantees	~~W~~	75,022

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

49. Risk Management, Continued

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, NSFR and Mid- to long-term foreign currency fund management ratio

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

•	NSFR: Available Stable Funding / Required Stable Funding X 100

•	Mid- to long-term foreign currency fund management ratio: Foreign currency funding being repaid after 1 year / Foreign currency lending being collected after 1 year X 100

Early warning indicator

To identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 15 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

•

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the Bank’s solvency securitization.

•	The Bank established detailed contingency plan to manage the liquidity risks at every risk situations.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

49. Risk Management, Continued

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity analysis of non-derivative financial instruments including interest payment as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	6,496,029	435,423	1,052,742	675,016	—	8,659,210
Securities measured at FVTPL		148,946	183,900	1,240,381	357,045	14,108,295	16,038,567
Securities measured at FVOCI		993,549	818,347	4,937,042	9,576,173	15,126,966	31,452,077
Securities measured at amortized cost		329,935	648,441	3,341,184	4,242,848	30,000	8,592,408
Loans		14,612,469	18,283,041	70,764,523	77,534,031	18,136,771	199,330,835
Other financial assets		8,432,805	—	—	—	1,773,897	10,206,702

	~~W~~	31,013,733	20,369,152	81,335,872	92,385,113	49,175,929	274,279,799

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	472,317	156,783	447,317	583,068	260,576	1,920,061
Deposits		27,470,945	11,085,432	20,825,008	6,400,963	128,990	65,911,338
Borrowings		4,644,515	5,118,500	11,503,777	5,421,288	840,401	27,528,481
Debentures		5,640,391	8,903,959	48,962,250	86,164,795	7,795,760	157,467,155
Other financial liabilities		8,439,585	2,664,173	—	—	5,703,816	16,807,574

	~~W~~	46,667,753	27,928,847	81,738,352	98,570,114	14,729,543	269,634,609

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

49. Risk Management, Continued

	December 31, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	9,025,666	430,095	1,031,942	930,574	—	11,418,277
Securities measured at FVTPL		117,102	99,673	184,468	412,498	11,157,484	11,971,225
Securities measured at FVOCI		188,333	1,164,031	4,422,058	12,510,195	15,487,979	33,772,596
Securities measured at amortized cost		249,997	500,011	1,777,966	3,828,118	—	6,356,092
Loans		15,068,406	21,683,856	68,144,918	77,451,592	15,820,283	198,169,055
Other financial assets		6,344,790	—	—	—	1,447,354	7,792,144

	~~W~~	30,994,294	23,877,666	75,561,352	95,132,977	43,913,100	269,479,389

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	60,946	123,271	388,312	290,403	88,371	951,303
Deposits		30,564,386	12,664,843	20,632,157	4,364,976	126,939	68,353,301
Borrowings		3,632,166	5,829,318	11,367,549	3,528,097	967,068	25,324,198
Debentures		4,841,503	11,647,424	54,655,589	83,734,150	4,151,709	159,030,375
Other financial liabilities		3,837,948	2,057,141	—	—	946,270	6,841,359

	~~W~~	42,936,949	32,321,997	87,043,607	91,917,626	6,280,357	260,500,536

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

49. Risk Management, Continued

Remaining contractual maturity analysis of derivative financial instruments as of December 31, 2023 and 2022 are as follows:

Net settlement of derivative financial instruments

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	(2,033)	(28,349)	(275,111)	(366,676)	826,714	154,545
Interest rate		(1)	—	—	—	—	(1)
Hedging purpose derivatives:
Interest rate		43,722	144,662	543,394	1,595,618	1,336,540	3,663,936

	~~W~~	41,688	116,313	268,283	1,228,942	2,163,254	3,818,480

	December 31, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	14,310	56,466	123,397	(231,289)	329,021	291,905
Interest rate		1	—	—	—	—	1
Hedging purpose derivatives:
Interest rate		(43,682)	(20,611)	265,185	907,552	912,990	2,021,434

	~~W~~	(29,371)	35,855	388,582	676,263	1,242,011	2,313,340

Gross settlement of derivative financial instruments

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	45,348,884	27,478,545	57,355,351	87,467,138	5,566,523	223,216,441
Outflow		45,470,176	27,330,617	56,975,759	86,723,581	5,583,057	222,083,190

Hedging purpose derivatives:
Currency
Inflow		1,581,339	714,124	5,614,897	17,506,798	4,659,118	30,076,276
Outflow		1,828,956	1,245,814	5,799,883	17,135,514	4,444,721	30,454,888

Total inflow	~~W~~	46,930,223	28,192,669	62,970,248	104,973,936	10,225,641	253,292,717

Total outflow	~~W~~	47,299,132	28,576,431	62,775,642	103,859,095	10,027,778	252,538,078

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2023 and 2022

(In millions of won)

49. Risk Management, Continued

	December 31, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	52,226,487	31,340,410	63,562,432	77,160,037	7,031,148	231,320,514
Outflow		52,120,608	31,419,674	63,702,102	76,526,053	6,968,341	230,736,778

Hedging purpose derivatives:
Currency
Inflow		382,466	331,653	8,692,048	15,738,325	3,653,029	28,797,521
Outflow		727,331	518,563	8,825,328	16,632,521	3,577,128	30,280,871

Total inflow	~~W~~	52,608,953	31,672,063	72,254,480	92,898,362	10,684,177	260,118,035

Total outflow	~~W~~	52,847,939	31,938,237	72,527,430	93,158,574	10,545,469	261,017,649

Remaining contractual maturity analysis of guarantees and commitments as of December 31, 2023 and 2022 are as follows:

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,210,778	2,221,822	5,049,000	9,253,213	629,577	18,364,390
Commitments		282,001	103,672	1,586,296	1,763,658	53,127,394	56,863,021

	~~W~~	1,492,779	2,325,494	6,635,296	11,016,871	53,756,971	75,227,411

	December 31, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,004,990	1,588,345	3,883,351	9,810,539	420,035	16,707,260
Commitments		100,641	51,336	761,191	1,500,964	46,812,437	49,226,569

	~~W~~	1,105,631	1,639,681	4,644,542	11,311,503	47,232,472	65,933,829

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 51 million people. The country’s largest city and capital, Seoul, has a population of about 10 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the

Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party, or the UNDP. The Uri Party merged into the UNDP on August 20, 2007. In February 2008, the UNDP merged back into the Democratic Party. In December 2011, the Democratic Party merged with the Citizens Unity Party to form the Democratic United Party, which changed its name to the Democratic Party in May 2013.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term in February 2008. In April 2018, the Korean prosecutor’s office indicted former President Lee on 16 counts of corruption, including bribery, abuse of power, embezzlement and other irregularities. In October 2018, a Seoul district court sentenced him to 15 years of prison term, which decision he subsequently appealed. In October 2020, the Supreme Court ruled against such appeal and sentenced him to 17 years of prison term. Subsequently, he was granted a special pardon by President Yoon, the current president of the Republic, and was released from prison in December 2022.

In December 2012, the country elected Park Geun-hye as President. She commenced her term in February 2013. In March 2017, the Constitutional Court unanimously upheld a parliamentary vote to impeach President Park, triggering her immediate dismissal, for a number of constitutional and criminal violations, including violation of the Constitution and abuse of power by allowing her confidant to exert influence on state affairs and allowing senior presidential aides to aid in her extortion from companies. After a series of trials, former President Park was sentenced to a combined 22 years of prison term and a fine of ~~W~~21.5 billion. In light of her deteriorating health, however, former President Park was granted a special pardon by President Moon, her successor, and was released from prison in December 2021.

A special election to elect a successor to former President Park was held in May 2017 and the country elected Moon Jae-in as President. His term, which commenced on May 10, 2017, ended on May 9, 2022.

In March 2022, the country elected Yoon Suk-yeol as President. His term commenced on May 10, 2022. The Yoon administration’s key policy objectives include, among others, the following:

•	mitigating the adverse effects of the COVID-19 pandemic on the Korean economy, including through the provision of relief packages in support of small businesses and the self-employed;

•	stabilizing the housing market by increasing the supply of new homes and reforming property-related tax regulations;

•	pursuing economic prosperity by promoting private sector growth and supporting the semiconductor, artificial intelligence, battery and other strategic industries;

•	pursuing the denuclearization of the Korean Peninsula, enhancing Korea’s core military capabilities and improving foreign relations and national security;

•

pursuing enhanced environmental, social and corporate governance management, including through efforts to achieve carbon neutrality by reversing the previous administration’s nuclear-phase out policy and combining renewable energy with nuclear power generation; and

•	pursuing efficient management of the government through various measures, including the establishment of a digital platform and the relocation of presidential offices.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the President, the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Public Official Election Act provide for the direct election of about 84% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than five seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises six provinces (Gyeonggi, Chungbuk, Chungnam, Jeonnam, Gyeongbuk and Gyeongnam), three special autonomous provinces (Jeju, Gangwon and Jeonbuk), one special city (Seoul), six metropolitan cities (Busan, Daegu, Incheon, Gwangju, Daejeon and Ulsan) and one special autonomous city (Sejong). From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Parties

The 22nd legislative general election was held on April 10, 2024 and the term of the National Assembly members elected in the 22nd legislative general election commenced on May 30, 2024. Currently, there are three major political parties: The Democratic Party of Korea, or the DPK, the People Power Party, or the PPP, and the Rebuilding Korea Party, or the RKP.

As of May 31, 2024, the parties control the following number of seats in the National Assembly:

	DPK	PPP	RKP	Others	Total
Number of seats	171	108	12	9	300

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War began with the invasion of the Republic by communist forces from the north in 1950, which was repelled by the Republic and the United Nations forces led by the United States. Following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel in 1953.

North Korea maintains a military force estimated at more than a million regular troops, mostly concentrated near the northern side of the demilitarized zone, and approximately 7.6 million reserves. The Republic’s military forces, composed of approximately 500,000 regular troops and 3.1 million reserves, maintain a state of military preparedness along the southern side of the demilitarized zone. In addition, the United States has maintained its military presence in the Republic since the signing of the armistice and currently has approximately 28,500 troops stationed in the Republic. The Republic and the United States share a joint command structure over their military forces in Korea. In October 2014, the United States and the Republic agreed to implement a conditions-based approach to the dissolution of their joint command structure at an appropriate future date, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula. Over the years, the Republic and the United States have entered into a series of Special Measures Agreements, or SMAs, which cover the Republic’s contribution to the cost of maintaining the U.S. military presence in the Republic. In March 2021, the Republic and the United States reached an agreement to enter into a new six-year SMA, under which the Republic would increase its share of the cost of the American military presence in the Republic, which became effective in September 2021 upon ratification by the National Assembly.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In particular, since the death of Kim Jong-il in December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Kim Jong-il’s third son, Kim Jong-un, has assumed power as his father’s designated successor.

In addition, there have been heightened security concerns in recent years stemming from North Korea’s nuclear weapons, ballistic missile and satellite programs as well as its hostile military and other actions against Korea. Some of the significant incidents in recent years include the following:

•

From time to time, North Korea has conducted ballistic missile tests. In February 2016, North Korea launched a long-range rocket in violation of its agreement with the United States as well as United Nations sanctions barring it from conducting launches that use ballistic missile technology. Despite international condemnation, North Korea released a statement that it intends to continue its rocket launch program and it conducted a series of ballistic missile tests in 2016 and 2017. In response, the United Nations Security Council issued unanimous statements condemning North Korea and agreeing to continue to closely monitor the situation and to take further significant measures, and in December 2017, unanimously passed a resolution extending existing sanctions that were imposed on North Korea. Despite such actions, North Korea increased the frequency of its military actions since the beginning of 2022, firing numerous ballistic missiles, including intercontinental ballistic missiles, and in November 2023, successfully launched its first spy satellite.

•

North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty in January 2003 and conducted three rounds of nuclear tests between October 2006 and February 2013. In January 2016, North Korea conducted a fourth nuclear test, claiming that the test involved its first hydrogen bomb. In September 2016, North Korea conducted a fifth nuclear test, claiming to have successfully detonated a nuclear warhead that could be mounted on ballistic missiles. In September 2017, North Korea announced that it successfully conducted its sixth nuclear test by detonating a hydrogen bomb designed to be mounted on an intercontinental ballistic missile, which resulted in increased tensions in the region and elicited strong objections worldwide. In response to such tests (as well as North Korea’s long-range ballistic missile program), the United Nations Security Council unanimously passed several rounds of resolutions condemning North Korea’s actions and significantly expanding the scope of the sanctions applicable to North Korea, while the United States and the European Union also imposed additional sanctions on North Korea.

•

In August 2015, two Korean soldiers were injured in a landmine explosion near the Korean demilitarized zone. Claiming the landmines were set by North Koreans, the Korean army re-initiated its propaganda program toward North Korea utilizing loudspeakers near the demilitarized zone. In retaliation, the North Korean army fired artillery rounds on the loudspeakers, resulting in the highest level of military readiness for both Koreas.

•

In March 2010, a Korean naval vessel was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking, while North Korea denied responsibility. Moreover, in November 2010, North Korea fired more than one hundred artillery shells that hit Korea’s Yeonpyeong Island near the Northern Limit Line, which acts as the de facto maritime boundary between Korea and North Korea on the west coast of the Korean peninsula, causing casualties and significant property damage. The Government condemned North Korea for the attack and vowed stern retaliation should there be further provocation.

North Korea’s economy also faces severe challenges, which may further aggravate social and political pressures within North Korea. Although bilateral summit meetings were held between Korea and North Korea in April, May and September 2018 and between the United States and North Korea in June 2018, February 2019 and June 2019, there can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy and us. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea or between the United States and North Korea break down or further military hostilities occur, could have a material adverse effect on the Republic’s economy and us. Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	United Nations;

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or the ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the International Bank for Reconstruction and Development;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Health Organization, or the WHO;

•	the World Trade Organization, or the WTO;

•	the International Atomic Energy Agency, or the IAEA;

•	the Inter-American Development Bank, or the IDB;

•	the Organization for Economic Cooperation and Development, or the OECD; and

•	the Asian Infrastructure Investment Bank.

The Economy

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	2019		2020		2021		2022		2023

	(billions of dollars and trillions of Won, except percentages)
GDP Growth (at current prices)		1.7%		0.9%		7.9%		4.6%		3.3	%(7)
GDP Growth (at chained 2020 year prices)		2.3%		(0.7)%		4.6%		2.7%		1.4	%(7)
Inflation(1)		0.4%		0.5%		2.5%		5.1%		3.6	%(7)
Unemployment(2)		3.8%		4.0%		3.7%		2.9%		2.7	%(7)
Trade Surplus (Deficit)(3)		$38.9		$44.9		$29.3		$(47.8)		$(10.2	)(7)
Foreign Currency Reserves		$408.8		$443.1		$463.1		$423.2		$420.1
External Liabilities(4)		$470.7		$550.6		$630.7		$665.2		$663.6	(7)
Fiscal Balance	~~W~~	(12.0)	~~W~~	(71.2)	~~W~~	(30.5)	~~W~~	(64.6)	~~W~~	(36.8	)(7)
Direct Internal Debt of the Government(5) (as % of GDP(6))		33.3%		39.3%		43.1%		46.2%		48.2	%(7)
Direct External Debt of the Government(5) (as % of GDP(6))		0.4%		0.5%		0.5%		0.5%		0.5	%(7)

(1)	Measured by the year-on-year change in the consumer price index with base year 2020, as announced by The Bank of Korea.
(2)	Average for year.
(3)	Derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods includes insurance and freight cost.
(4)	Calculated under the criteria based on the sixth edition of the Balance of Payment Manual published by the International Monetary Fund in December 2010.
(5)	Does not include guarantees by the Government. See “—Debt—External and Internal Debt of the Government—Guarantees by the Government” for information on outstanding guarantees by the Government.
(6)	At chained 2020 year prices.
(7)	Preliminary.

Source: The Bank of Korea

Worldwide Economic and Financial Difficulties

In recent years, the global financial markets have experienced significant volatility as a result of, among other things:

•	the occurrence of severe health epidemics, including the COVID-19 pandemic;

•

hostilities, political or social tensions involving Russia (including the invasion of Ukraine by Russia and ensuing actions that the United States and other countries have taken or may take in the future, such as the imposition of sanctions against Russia) and the resulting adverse effects on the global supply of oil and other natural resources and the global financial markets;

•	rising inflationary pressures leading to increases in the costs of goods and services and a decrease in purchasing power;

•	interest rate fluctuations as well as perceived or actual changes in policy rates, or other monetary and fiscal policies set forth, by the U.S. Federal Reserve and other central banks;

•

disruptions in the global supply chain for raw materials, natural resources, consumer goods, rare earth minerals, component parts and other supplies, including as a result of health epidemics, government policies and labor shortages;

•	increased uncertainties in the global financial markets and industry, including difficulties faced by several banks in the United States and Europe;

•	a deterioration in economic and trade relations between the United States and its major trading partners, including China;

•	financial and social difficulties affecting many governments worldwide, in particular in Latin America and Europe;

•

escalations in trade protectionism globally and geopolitical tensions in East Asia and the Middle East (including those resulting from the escalation of hostilities in the Middle East following the Israel-Hamas war);

•	the slowdown of economic growth in China and other major emerging market economies;

•	political and social instability in various countries in the Middle East, including Iran, Iraq, Syria and Yemen; and

•	fluctuations in oil and commodity prices.

There has been significant volatility in global financial markets resulting from, among others, the COVID-19 pandemic, Russia’s invasion of Ukraine and ensuing sanctions against Russia, the escalation of hostilities in the Middle East following the Israel-Hamas war, and more recently, difficulties faced by several banks in the United States and Europe, which has also led to significant volatility in the Korea Composite Stock Price Index in recent years. See “—The Financial System—Securities Markets”. Declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks to raise capital. Moreover, the value of the Won relative to major foreign currencies in general and the U.S. dollar in particular has fluctuated widely. A depreciation of the Won generally increases the cost of imported goods and services and the required amount of the Won revenue for Korean companies to service foreign currency-denominated debt.

In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets. In addition, in the event of difficult conditions in the global credit markets or a deterioration of the global economy in the future, the Korean economy could be adversely affected and Korean banks may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

In addition to the global developments, domestic developments that could lead to or contribute to a material adverse effect on the Korean economy include, among other things, the following:

•	a slowdown in consumer spending and depressed consumer sentiment due to the outbreak of infectious diseases, such as the COVID-19 pandemic;

•

increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers, which may occur due to, among others, the impact of the COVID-19 pandemic and the rise in interest rates;

•

steadily rising household debt consisting of housing loans and merchandise credit, which increased to approximately Won 1,886.4 trillion as of December 31, 2023 from Won 843.2 trillion as of December 31, 2010, primarily due to increases in mortgage loans and purchases with credit cards;

•	deterioration in economic or diplomatic relations between Korea and other countries resulting from territorial or trade disputes or disagreements in foreign policy;

•

a substantial increase in the Government’s expenditures for (i) fiscal stimulus measures to provide emergency relief payments to households and emergency loans to corporations in need of funding due to the COVID-19 pandemic and (ii) pension and social welfare programs, due in part to an aging population (defined as the population of people aged 65 years or older) that accounted for approximately 18.2% of the Republic’s total population as of December 31, 2023, an increase from 7.2% as of December 31, 2000, and is expected to surpass 21.6% in 2026;

•	decreases in the market prices of Korean real estate; and

•	the occurrence of severe health epidemics that affect the livestock industry.

The spread of the COVID-19 pandemic since early 2020 had resulted in significant economic and financial disruptions in Korea. Although the Korean economy has mostly recovered from the COVID-19 pandemic, the outlook for the Republic’s economy and its financial services sector in 2024 and for the foreseeable future remains uncertain due to the residual impact of the COVID-19 pandemic on the Korean and global economies and financial markets, fluctuations in oil and commodity prices, interest rates and exchange rates, rising inflationary pressures, higher unemployment, lower consumer confidence, stock market volatility, changes in fiscal and monetary policies, the ongoing military conflict involving Russia and Ukraine, difficulties faced by several banks in the United States and Europe, the escalation of hostilities in the Middle East following the Israel-Hamas war, and continued tensions with North Korea.

Gross Domestic Product

GDP measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods. In March 2014, the Republic published a revised GDP calculation method by implementing the System of National Accounts 2008 and updating the reference year from 2005 to 2010 to align Korean national accounts statistics with the recommendations of the new international standards for compiling national economic accounts and to maintain comparability with other nations’ accounts. The main components of these revisions include, among other things, (i) recognizing expenditures for research and development and creative activity for the products of entertainment, literary and artistic originals as fixed investment, (ii) incorporating a wide array of new and revised source data such as the economic census, the population and housing census and 2010 benchmark input-output tables, which provide thorough and detailed information on the structure of the Korean economy, (iii) developing supply-use tables, which provide a statistical tool for ensuring consistency among the production, expenditure and income approaches to measuring GDP and (iv) recording merchandise trade transactions based on ownership changes rather than movements of goods across the national border. The Republic has updated the reference year from 2010 to 2015 in July 2019, and from 2015 to 2020 in June 2024, to better align Korean national accounts statistics with the recommendations of the previously implemented System of National Accounts 2008, to accurately reflect recent economic structural changes, and to maintain comparability with other countries’ accounts.

The following table sets out the composition of the Republic’s GDP at current market and chained 2020 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2019	2020	2021	2022	2023(1)	As % of GDP 2023(1)

	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	1,022,456.7	984,088.0	1,046,772.2	1,139,397.2	1,197,566.9	49.9
Government	327,780.4	349,586.2	378,268.2	409,866.5	423,133.2	17.6
Gross Capital Formation	636,575.4	648,928.8	721,964.5	774,411.5	774,563.6	32.3
Exports of Goods and Services	755,863.2	712,542.3	874,074.3	1,052,553.6	996,865.6	41.5
Less Imports of Goods and Services	(702,081.5)	(636,678.7)	(799,166.2)	(1,052,447.3)	(990,452.9)	(41.2)
Statistical Discrepancy	0.0	0.0	0.0	0.0	(487.1)	0.0
Expenditures on Gross Domestic Product	2,040,594.3	2,058,466.5	2,221,912.9	2,323,781.5	2,401,189.4	100.0
Net Factor Income from the Rest of the World	16,609.8	16,943.8	23,413.6	28,055.4	42,128.6	1.8
Gross National Income(2)	2,057,204.1	2,075,410.3	2,245,326.5	2,351,837.0	2,443,318.1	101.8
Gross Domestic Product at Chained 2020 Year Prices:
Private	1,031,986.0	984,088.0	1,020,878.4	1,063,928.5	1,082,682.9	48.3
Government	332,258.6	349,586.2	369,293.7	384,235.8	389,091.8	17.3
Gross Capital Formation	643,841.6	648,928.8	675,845.0	676,282.5	681,957.7	30.4
Exports of Goods and Services	724,600.9	712,542.3	789,432.2	820,347.6	849,926.1	37.9
Less Imports of Goods and Services	(658,136.3)	(636,678.7)	(701,537.0)	(730,672.0)	(756,395.9)	(33.7)
Statistical Discrepancy	(748.6)	0.0	(489.4)	(842.9)	(886.5)	0.0
Expenditures on Gross Domestic Product(3)	2,072,982.4	2,058,466.5	2,153,422.9	2,212,158.9	2,243,220.4	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	16,485.9	16,943.8	22,553.7	25,584.2	38,122.9	1.7
Trading Gains and Losses from Changes in the Terms of Trade	(17,145.8)	0.0	(21,620.0)	(94,623.4)	(91,400.4)	(4.1)
Gross National Income(4)	2,072,357.0	2,075,410.3	2,154,356.5	2,143,107.5	2,189,886.8	97.6
Percentage Increase (Decrease) of GDP over Previous Year:
At Current Prices	1.7	0.9	7.9	4.6	3.3
At Chained 2020 Year Prices	2.3	(0.7)	4.6	2.7	1.4

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national income.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add up to the total Gross National Income.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2019	2020	2021	2022	2023(1)	As % of GDP 2023(1)
	(billions of Won)
Industrial Sectors:	717,338.0	719,110.4	773,620.4	789,147.0	824,491.9	34.3
Agriculture, Forestry and Fishing	30,749.6	32,481.6	36,998.4	33,656.4	34,325.0	1.4
Manufacturing, Mining and Quarrying	539,992.2	530,768.1	585,053.1	617,557.4	617,134.7	25.7
Mining and Quarrying	1,883.9	1,737.2	1,843.5	1,807.8	2,261.3	0.1
Manufacturing	538,108.3	529,030.9	583,209.6	615,749.6	614,873.4	25.6
Electricity, Gas and Water Supply	38,151.4	45,605.3	37,579.5	16,493.8	42,538.6	1.8
Construction	108,444.8	110,255.4	113,989.4	121,439.4	130,493.6	5.4
Services:	1,161,848.5	1,171,665.8	1,264,275.9	1,349,454.4	1,405,368.8	58.5
Wholesale and Retail Trade, Accommodation and Food Services	226,821.5	214,871.3	227,253.6	248,366.2	265,510.1	11.1
Transportation and Storage	71,042.4	66,603.8	82,702.3	95,655.6	94,378.8	3.9
Finance and Insurance	103,072.5	110,016.4	124,021.2	136,404.4	138,566.4	5.8
Real Estate	153,138.6	161,030.1	162,658.9	158,314.6	160,025.3	6.7
Information and Communication	84,153.0	89,215.3	102,319.0	103,549.3	106,049.4	4.4
Business Activities	151,040.4	156,652.6	166,098.7	177,636.8	186,753.6	7.8
Public Administration, Defense and Social Security	123,791.6	129,850.9	138,688.7	149,078.6	155,208.6	6.5
Education	91,337.2	90,436.1	96,862.5	101,581.8	103,917.0	4.3
Human Health and Social Work	101,960.5	106,034.6	114,340.0	123,519.0	131,995.9	5.5
Cultural and Other Services	55,490.8	46,954.8	49,330.9	55,348.1	62,963.6	2.6
Taxes Less Subsidies on Products	161,407.8	167,690.3	184,016.7	185,180.2	171,328.7	7.1
Gross Domestic Product at Current Market Prices	2,040,594.3	2,058,466.5	2,221,912.9	2,323,781.5	2,401,189.4	100.0
Net Factor Income from the Rest of the World	16,609.8	16,943.8	23,413.6	28,055.4	42,128.6	1.8
Gross National Income at Current Market Price	2,057,204.1	2,075,410.3	2,245,326.5	2,351,837.0	2,443,318.1	101.8

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2019	2020	2021	2022	2023(1)
GDP per capita (thousands of Won)	39,420	39,711	42,919	44,971	46,433
GDP per capita (U.S. dollar)	33,819	33,652	37,503	34,809	35,570
Average Exchange Rate (in Won per U.S. dollar)	1,165.7	1,180.1	1,144.4	1,292.0	1,305.4

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2019	2020	2021	2022	2023(1)
GNI per capita (thousands of Won)	39,741	40,038	43,372	45,514	47,248
GNI per capita (U.S. dollar)	34,094	33,929	37,898	35,229	36,194
Average Exchange Rate (in Won per U.S. dollar)	1,165.7	1,180.1	1,144.4	1,292.0	1,305.4

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector:

Gross Domestic Product by Economic Sector

(at chained 2020 year prices)

	2019	2020	2021	2022	2023(1)	As % of GDP 2023(1)
	(billions of Won)
Industrial Sectors:	730,320.1	719,110.4	754,589.3	771,177.9	782,080.7	34.9
Agriculture, Forestry and Fishing	34,808.6	32,481.6	33,598.5	33,866.3	32,972.5	1.5
Manufacturing, Mining and Quarrying	541,638.8	530,768.1	565,269.6	579,036.4	588,841.5	26.2
Mining and Quarrying	1,794.5	1,737.2	1,974.8	1,785.3	1,808.5	0.1
Manufacturing	539,843.1	529,030.9	563,294.8	577,227.8	587,008.9	26.2
Electricity, Gas and Water Supply	43,128.9	45,605.3	46,403.2	48,020.4	46,648.8	2.1
Construction	110,743.8	110,255.4	109,318.0	110,254.8	113,617.9	5.1
Services:	1,176,689.5	1,171,665.8	1,222,603.2	1,269,070.6	1,295,453.4	57.7
Wholesale and Retail Trade, Accommodation and Food Services	224,177.1	214,871.3	219,693.4	231,974.4	228,939.2	10.2
Transportation and Storage	77,008.3	66,603.8	73,634.5	82,748.1	92,818.6	4.1
Finance and Insurance	100,167.6	110,016.4	117,411.7	120,645.5	121,705.1	5.4
Real Estate	155,441.6	161,030.1	163,741.0	160,447.8	160,758.7	7.2
Information and Communication	85,575.8	89,215.3	97,513.5	99,786.9	100,881.1	4.5
Business Activities	156,315.5	156,652.6	159,603.6	163,453.3	166,386.4	7.4
Public Administration, Defense and Social Security	126,186.1	129,850.9	134,868.3	139,003.2	142,043.4	6.3
Education	91,935.7	90,436.1	95,484.0	98,708.1	99,515.9	4.4
Human Health and Social Work	104,355.6	106,034.6	112,370.6	119,255.3	124,697.3	5.6
Cultural and Other Services	56,331.6	46,954.8	48,282.6	52,244.1	56,119.8	2.5
Taxes Less Subsidies on Products	165,787.9	167,690.3	176,230.4	172,134.2	164,486.4	7.3
Gross Domestic Product(2)	2,072,982.4	2,058,466.5	2,153,422.9	2,212,158.9	2,243,220.4	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.

Source: The Bank of Korea

GDP growth in 2019 was 2.3% at chained 2020 year prices, as aggregate private and general government consumption expenditures increased by 3.3% and imports of goods and services decreased by 2.0%, which more than offset a decrease in gross domestic fixed capital formation by 2.1% and a decrease in exports of goods and services by 0.2%, each compared with 2018.

GDP in 2020 contracted by 0.7% at chained 2020 year prices, primarily due to a 4.6% decrease in private consumption expenditures and a 1.7% decrease in exports of goods and services, which were offset in significant part by a 3.3% decrease in imports of goods and services, a 5.2% increase in general government consumption expenditures and a 2.8% increase in gross domestic fixed capital formation, each compared with 2019. The contraction of the Republic’s GDP in 2020 was primarily due to the COVID-19 pandemic.

GDP growth in 2021 was 4.6% at chained 2020 year prices, as exports of goods and services increased by 10.8%, aggregate private and general government consumption expenditures increased by 4.2% and gross domestic fixed capital formation increased by 4.3%, which more than offset an increase in imports of goods and services by 10.2%, each compared with 2020.

GDP growth in 2022 was 2.7% at chained 2020 year prices, as aggregate private and general government consumption expenditures increased by 4.2% and exports of goods and services increased by 3.9%, which more than offset an increase in imports of goods and services by 4.2% and a decrease in gross fixed capital formation by 0.2%, each compared with 2021.

Based on preliminary data, GDP growth in 2023 was 1.4% at chained 2020 year prices, as exports of goods and services increased by 3.6%, aggregate private and general government consumption expenditures increased by 1.6% and gross domestic fixed capital formation increased by 1.4%, which was offset in significant part by a 3.5% increase in imports of goods and services, each compared with 2022.

Based on preliminary data, GDP growth in the first quarter of 2024 was 3.3% at chained 2020 year prices, primarily due to a 9.1% increase in exports of goods and services, a 1.0% increase in private consumption expenditures, a 0.4% decrease in imports of goods and services and a 0.9% increase in gross domestic fixed capital formation, the effects of which were offset in part by a 0.5% decrease in general government consumption expenditures, each compared with the corresponding period of 2023.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2020 = 100)

	Index Weight(1)	2019	2020	2021	2022	2023(2)
Industries	10,000.0	100.3	100.0	108.2	108.8	108.7
Mining and Manufacturing	9,555.0	100.3	100.0	108.2	108.8	108.7
Mining	23.0	70.2	100.0	94.2	95.8	113.9
Manufacturing	9,532.0	100.4	100.0	108.2	108.8	108.7
Food Products	485.9	96.3	100.0	111.7	114.0	109.3
Beverage Products	102.0	112.5	100.0	93.0	91.4	77.7
Tobacco Products	44.7	92.9	100.0	88.4	93.2	100.9
Textiles	110.6	121.2	100.0	104.3	100.4	82.1
Wearing Apparel, Clothing Accessories and Fur Articles	83.2	158.9	100.0	137.3	117.6	114.0
Tanning and Dressing of Leather, Luggage and Footwear	17.6	180.7	100.0	92.0	78.7	49.4
Wood and Products of Wood and Cork (Except Furniture)	31.0	94.0	100.0	80.4	89.5	94.5
Pulp, Paper and Paper Products	133.8	106.4	100.0	97.5	95.1	93.7
Printing and Reproduction of Recorded Media	43.9	119.4	100.0	109.4	129.3	117.7
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	354.5	107.0	100.0	98.4	101.9	104.3
Chemicals and Chemical Products	756.8	100.8	100.0	105.9	93.6	91.0
Pharmaceuticals, Medicinal Chemicals and Botanical Products	288.9	77.6	100.0	96.2	111.7	141.2
Rubber and Plastic Products	414.8	111.3	100.0	104.5	110.9	112.8
Non-metallic Minerals	213.6	110.9	100.0	107.6	96.4	84.8
Basic Metals	600.2	106.1	100.0	101.0	95.5	97.5
Fabricated Metal Products	495.9	114.3	100.0	83.7	82.7	93.4
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	2,402.9	303.0	300.0	342.5	316.7	329.7
Medical, Precision and Optical Instruments, Watches and Clocks	389.1	336.9	300.0	297.5	365.1	364.4
Electrical Equipment	478.2	105.4	100.0	113.4	138.3	120.8
Other Machinery and Equipment	776.7	104.0	100.0	116.6	113.4	108.6
Motor Vehicles, Trailers and Semitrailers	1,014.2	122.8	100.0	109.6	121.0	137.1
Other Transport Equipment	144.1	98.4	100.0	93.3	108.0	103.1
Furniture	43.1	90.2	100.0	72.9	64.1	52.8
Other Products	106.3	107.0	200.0	233.0	340.0	244.0
Electricity, Gas	445.0	103.0	100.0	104.9	107.5	103.5
Total Index	10,000.0	100.3	100.0	108.2	108.8	108.7

(1)

Index weights were established on the basis of an industrial census in 2020 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.

(2)	Preliminary.

Source: The Bank of Korea; Korea National Statistical Office

Industrial production increased by 0.9% in 2019, primarily due to increased domestic consumption. Industrial production decreased by 0.3% in 2020, primarily due to decreased domestic consumption and exports resulting from the COVID-19 pandemic. Industrial production recovered and increased by 8.2% in 2021, primarily due to increased exports and domestic consumption. Industrial production increased by 0.6% in 2022, primarily due to increased exports and domestic consumption. Based on preliminary data, industrial production decreased by 0.1% in 2023, primarily due to decreased domestic consumption and exports.

Manufacturing

The manufacturing sector increased production by 0.9% in 2019, primarily due to increased demand for consumer electronics products and electronic components (including semiconductors). The manufacturing sector decreased production by 0.4% in 2020, primarily due to decreased demand for automobiles. The manufacturing sector increased production by 8.2% in 2021, primarily due to increased demand for consumer electronics products, electronic components (including semiconductors) and machinery. The manufacturing sector increased production by 0.6% in 2022, primarily due to increased demand for electrical equipment and automobiles. Based on preliminary data, the manufacturing sector decreased production by 0.1% in 2023, primarily due to decreased demand for electrical equipment and electronic components.

Automobiles. In 2019, automobile production decreased by 1.9%, domestic sales volume recorded a decrease of 1.8% and export sales volume recorded a decrease of 2.0%, compared with 2018, primarily due to decreased domestic production of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers, increased overseas production, decreased domestic demand for automobiles and decreased demand for automobiles in China. In 2020, automobile production decreased by 11.2% and export sales volume recorded a decrease of 21.4%, compared with 2019, primarily due to a general decline in global demand for automobiles caused by the COVID-19 pandemic, which outpaced a 4.7% increase in domestic sales volume from 2019 to 2020, primarily due to increased domestic demand for automobiles. In 2021, automobile production decreased by 1.3% and domestic sales volume recorded a decrease of 8.5%, compared with 2020, primarily due to the global shortage of semiconductors amid the COVID-19 pandemic, but exports sales volume recorded an increase of 8.6% compared with 2020, primarily due to an increase in the market share of domestic automobile manufacturers in the global automotive market. In 2022, automobile production increased by 8.5% and exports sales volume recorded an increase of 12.7%, compared with 2021, primarily due to an increase in demand for Korean automobiles in the global automotive market as well as the gradual easing of the global shortage of automotive semiconductors in the second half of 2022, but domestic sales volume recorded a decrease of 3.2% compared with 2021, primarily due to the global shortage of automotive semiconductors during the first half of 2022. Based on preliminary data, in 2023, automobile production increased by 13.0%, exports sales volume recorded an increase of 20.3% and domestic sales volume recorded an increase of 3.3%, compared with 2022, primarily due to the continued easing of the global shortage of automotive semiconductors and increased global and domestic demand for environmentally-friendly automobiles.

Electronics. In 2019, electronics production amounted to ~~W~~322,729 billion, a decrease of 11.7% from the previous year, and exports amounted to US$176.9 billion, a decrease of 19.7% from the previous year, primarily due to a significant decrease in semiconductor prices. In 2019, export sales of semiconductor memory chips constituted approximately 17.6% of the Republic’s total exports. In 2020, electronics production amounted to ~~W~~332,084 billion, an increase of 2.9% from the previous year, and exports of electronics amounted to US$183.5 billion, an increase of 3.7% from the previous year, primarily due to an increase in demand for semiconductors, computers and other electronic apparatuses. In 2020, export sales of semiconductor memory chips constituted approximately 19.5% of the Republic’s total exports. In 2021, electronics production amounted to ~~W~~368,407 billion, an increase of 10.9% from the previous year, and exports amounted to US$227.6 billion, an increase of 24.0% from the previous year, primarily due to an increase in demand for semiconductors, display panels, mobile devices, solid state drives and secondary cell batteries. In 2021, export sales of semiconductor memory chips constituted approximately 20.0% of the Republic’s total exports. In 2022, electronics production amounted to ~~W~~369,552 billion, an increase of 0.3% from the previous year, and exports amounted to US$233.2 billion, an increase of 2.5% from the previous year, primarily due to an increase in demand for semiconductors, display panels and secondary cell batteries. In 2022, export sales of semiconductor memory chips constituted approximately 19.1% of the Republic’s total exports. Based on preliminary data, in 2023, electronics production amounted to ~~W~~322,857 billion, a decrease of 12.6% from the previous year, and exports amounted to US$186.8 billion, a decrease of 19.9% from the previous year, primarily due to a decrease in demand for semiconductors, computers and other electronic apparatuses. In 2023, export sales of semiconductor memory chips constituted approximately 15.8% of the Republic’s total exports.

Iron and Steel. In 2019, crude steel production totaled 71.4 million tons, a decrease of 1.5% from 2018, primarily due to adverse conditions in the construction and shipbuilding industries, and export sales volume of iron and steel products decreased by 0.2%, primarily due to continued restrictions on imports of steel products imposed by the United States, Canada and the European Union. In 2020, crude steel production totaled 67.1 million tons, a decrease of 6.0% from 2019, primarily due to adverse conditions in the construction and shipbuilding industries in light of the COVID-19 pandemic, and export sales volume of iron and steel products decreased by 5.0%, primarily due to a decrease in global demand for crude steel products resulting from the COVID-19 pandemic. In 2021, crude steel production totaled 70.4 million tons, an increase of 4.9% from 2020, primarily due to an increase in domestic demand for crude steel products following a gradual economic recovery from the COVID-19 pandemic, but export sales volume of iron and steel products decreased by 6.1%, primarily due to an increase in the price of steel products coupled with a decrease in global demand for crude steel products resulting from the COVID-19 pandemic. In 2022, crude steel production totaled 65.8 million tons, a decrease of 6.5% from 2021, primarily due to disruptions in supply chain resulting from the invasion of Ukraine by Russia and the temporary closure of steel production plants in Korea due to a typhoon during the course of 2022, and export sales volume of iron and steel products decreased by 5.3%, primarily due to a decrease in global demand for crude steel products resulting from the lingering effects of the COVID-19 pandemic and a general slowdown of the global economy. Based on preliminary data, in 2023, crude steel production totaled 66.7 million tons, an increase of 1.4% from 2022, primarily due to the re-opening of steel production plants in Korea following the recovery from the damage caused by a typhoon during 2022, and export sales volume of iron and steel products increased by 6.5%, primarily due to an increase in demand for crude steel products from North America and Japan.

Shipbuilding. In 2019, the Republic’s shipbuilding orders amounted to approximately 10 million compensated gross tons, a decrease of 23.1% compared to 2018, primarily due to decreased demand for container carriers and bulk carriers, which more than offset increased demand for LNG carriers. In 2020, the Republic’s shipbuilding orders amounted to approximately 8 million compensated gross tons, a decrease of 20.0% compared to 2019, primarily due to the adverse conditions in the domestic and global shipbuilding industry resulting from the COVID-19 pandemic. In 2021, the Republic’s shipbuilding orders amounted to approximately 17 million compensated gross tons, an increase of 112.5% compared to 2020, primarily due to increased demand for container carriers and LNG carriers. In 2022, the Republic’s shipbuilding orders amounted to approximately 16 million compensated gross tons, a decrease of 5.9% compared to 2021, primarily due to a decrease in demand for oil tankers and container carriers. Based on preliminary data, in 2023, the Republic’s shipbuilding orders amounted to approximately 10 million compensated gross tons, a decrease of 37.5% compared to 2022, primarily due to decreased demand for container carriers and LNG carriers.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness as a result of the continued opening of the domestic agricultural market.

In 2019, rice production decreased 5.1% from 2018 to 3.7 million tons. In 2020, rice production decreased 5.4% from 2019 to 3.5 million tons. In 2021, rice production increased 11.4% from 2020 to 3.9 million tons. In 2022, rice production decreased 2.6% from 2021 to 3.8 million tons. In 2023, rice production decreased 2.6% from 2022 to 3.7 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2019, the agriculture, forestry and fisheries industry increased by 3.9% compared to 2018, primarily due to an increase in farming and livestock production. In 2020, the agriculture, forestry and fisheries industry decreased by 5.8% compared to 2019, primarily due to a decrease in farming and livestock production. In 2021, the agriculture, forestry and fisheries industry increased by 5.2% compared to 2020, primarily due to an increase in farming and fisheries production. Based on preliminary data, in 2022, the agriculture, forestry and fisheries industry decreased by 1.0% compared to 2021, primarily due to a decrease in farming and fisheries production. Based on preliminary data, in 2023, the agriculture, forestry and fisheries industry decreased by 2.4% compared to 2022, primarily due to a decrease in farming and fisheries production.

Construction

In 2019, the construction industry decreased by 2.6% compared to 2018, primarily due to a continued decrease in the construction of residential buildings. In 2020, the construction industry decreased by 1.3% compared to 2019, primarily due to a decrease in the construction of residential buildings. In 2021, the construction industry decreased by 1.9% compared to 2020, primarily due to a decrease in the construction of residential buildings. Based on preliminary data, in 2022, the construction industry increased by 0.7% compared to 2021, primarily due to an increase in the construction of commercial buildings. Based on preliminary data, in 2023, the construction industry increased by 2.7% compared to 2022, primarily due to an increase in commercial buildings.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Primary Energy Supply	Imports	Imports Dependence Ratio

	(millions of tons of oil equivalents(1), except ratios)
2019	297.6	284.8	95.7
2020	285.5	271.2	95.0
2021	300.5	284.8	94.8
2022(2)	304.0	287.0	94.4
2023(2)	297.5	279.4	93.9

(1)	Conversion to tons of oil equivalents was calculated based on energy conversion factors under the Energy Act Enforcement Decree as amended in July 2017.
(2)	Preliminary.

Source: Korea Energy Economics Institute; Korea National Statistical Office

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy supplied in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Primary Energy Supply by Source

	Coal		Gas		Oil		Nuclear		Others(1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%

	(millions of tons of oil equivalents(2), except percentages)
2019	85,048	28.6	53,875	18.1	115,408	38.8	31,079	10.4	12,201	4.1	297,612	100.0
2020	75,983	26.6	53,915	18.9	107,970	37.8	34,119	12.0	13,525	4.7	285,512	100.0
2021	76,968	25.6	59,594	19.8	115,204	38.3	33,657	11.2	15,092	5.0	300,515	100.0
2022(3)	75,869	25.0	59,176	19.5	114,675	37.7	37,500	12.3	16,734	5.5	303,954	100.0
2023(3)	73,516	24.7	56,770	19.1	111,081	37.3	38,442	12.9	17,710	6.0	297,519	100.0

(1)	Includes hydro-electric power, biofuels and waste-based energy, geothermal and solar power and heat.
(2)	Conversion to tons of oil equivalents was calculated based on energy conversion factors under the Energy Act Enforcement Decree as amended in July 2017.
(3)	Preliminary.

Source: Korea Energy Economics Institute; The Bank of Korea

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. As of December 31, 2023, the Republic had 25 nuclear plants with a total estimated nuclear power installed generating capacity of 24,650 megawatts and three nuclear plants under construction.

In January 2023, the Government announced the Tenth Basic Plan of Long-Term Electricity Supply and Demand for the period from 2022 to 2036, which focuses on, among other things, (i) establishing a stable and safe source of energy supply for the long term, (ii) setting attainable goals for energy transition through a balanced mix of nuclear power and renewable energy, (iii) reducing greenhouse gas by cutting back on coal-fired generation, and (iv) diversifying the electricity market system and promoting fair competition in the renewable energy market. Furthermore, the Tenth Basic Plan includes the following implementation measures: (i) the previously suspended construction of two nuclear power units will be resumed, (ii) existing nuclear power plants will continue their operation, (iii) 28 coal-fired generation plants will be retired and converted to LNG fuel use by 2036, (iv) ammonia-coal and hydrogen-LNG co-firing will be introduced to reduce greenhouse gas, and (v) domestic renewable energy generation capacity will be expanded to 108.3 gigawatts by 2036. In May 2024, the Government revealed the working plan of the Eleventh Basic Plan of Long-Term Electricity Supply and Demand, with plans to release the final version at a later date in 2024. Such working plan, which covers the period from 2024 to 2038, includes (i) prioritization of carbon-free power sources, with the goal of increasing the proportion of such sources to 70% of total energy generation by 2038, (ii) projections of renewable energy capacity increases (solar and wind energy capacity is projected to triple from 23 gigawatts in 2022 to 72 gigawatts by 2030, with the total renewable energy capacity projected to reach 120 gigawatts by 2038), and (iii) capacity for the addition of up to 4.2 gigawatts (3 units) of new large-scale nuclear power plants and 0.7 gigawatts (1 unit) of a new small modular reactor.

Services Sector

In 2019, the service industry increased by 2.7% compared to 2018 as the health and social work sector increased by 9.0%, the professional, scientific and technical activities sector increased by 6.3% and the water supply, sewage, waster management and materials recovery sector increased by 4.8%, each compared with 2018. In 2020, the service industry decreased by 0.7% compared to 2019 as the arts, sports and recreation related services sector decreased by 31.9%, the accommodation and food service activities sector decreased by 17.9% and the transportation and storage sector decreased by 12.4%, each compared with 2019. In 2021, the service industry increased by 8.8% compared to 2020 as the arts, sports and recreation related services sector increased by 18.8%, the information and communications sector increased by 14.6% and the transportation and storage sector increased by 11.9%, each compared with 2020. In 2022, the service industry increased by 11.6% compared to 2021 as the arts, sports and recreation related services sector increased by 48.5%, the transportation and storage sector increased by 30.5% and the accommodation and food services sector increased by 25.6%, each compared with 2021. Based on preliminary data, in 2023, the service industry increased by 4.8% compared to 2022 as the arts, sports and recreation related services sector increased by 9.8%, the membership organizations, repair and other personal services sector increased by 8.9% and the financial and insurance activities sector increased by 8.1%, each compared with 2022.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index(1)	Increase (Decrease) Over Previous Year	Consumer Price Index(1)	Increase (Decrease) Over Previous Year	Wage Index(1)(2)		Increase (Decrease) Over Previous Year		Unemployment Rate(1)(3)
	(2015=100)	(%)	(2020=100)	(%)	(2015=100)		(%)		(%)
2019	103.5	0.0	99.5	0.4	116.2		2.3		3.8
2020	103.0	(0.5)	100.0	0.5	115.5		(0.6)		4.0
2021	109.6	6.4	102.5	2.5	123.5		6.9		3.7
2022	118.8	8.4	107.7	5.1	130.7		5.8		2.9
2023	120.7	1.6	111.6	3.6	N/A	(4)	N/A	(4)	2.7

(1)	Average for the year.
(2)	Nominal wage index of average earnings in the manufacturing industry.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available.

Source: The Bank of Korea; Korea National Statistical Office

In 2019, the inflation rate decreased to 0.4%, primarily due to decreases in the prices of agricultural and livestock products and oil. In 2020, the inflation rate increased to 0.5%, primarily due to increases in agricultural and livestock product prices. In 2021, the inflation rate increased to 2.5%, primarily due to increases in agricultural and livestock product prices and oil prices. In 2022, the inflation rate increased to 5.1%, primarily due to increases in agricultural and livestock product prices and oil prices. Based on preliminary data, in 2023, the inflation rate decreased to 3.6%, primarily due to a slower rate of increase in the prices of agricultural and livestock products and oil. Based on preliminary data, the inflation rate was 3.0% in the first quarter of 2024.

In 2019, the unemployment rate remained constant at 3.8%. In 2020, the unemployment rate increased to 4.0%, primarily due to the COVID-19 pandemic. In 2021, the unemployment rate decreased to 3.7%, reflecting a gradual recovery of the Korean economy from the COVID-19 pandemic. In 2022, the unemployment rate decreased to 2.9%, reflecting a gradual recovery of the Korean economy from the COVID-19 pandemic. Based on preliminary data, in 2023, the unemployment rate decreased to 2.7%, primarily due to an increase in the number of workers employed in the service industry. Based on preliminary data, the unemployment rate was 3.3% in the first quarter of 2024.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 61% and 65% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2023, the economically active population of the Republic was 29.2 million and the number of employees was 28.4 million.

The following table shows selected employment information by industry and by gender:

	2019	2020	2021	2022	2023

	(all figures in percentages, except as indicated)
Labor force (in thousands of persons)	27,123	26,904	27,273	28,089	28,416
Employment by Industry:
Agriculture, Forestry and Fishing	5.1	5.4	5.3	5.4	5.3
Mining and Manufacturing	16.4	16.3	16.1	16.1	15.7
S.O.C & Services	78.5	78.3	78.6	78.5	79.0
Electricity, Transport, Communication and Finance	11.7	11.8	12.3	12.4	12.5
Business, Private & Public Service and Other Services	37.4	38.0	38.6	39.0	39.4
Construction	7.4	7.5	7.7	7.6	7.4
Wholesale & Retail Trade, Hotels and Restaurants	22.0	21.0	20.0	19.6	19.6

Total Employed	100.0	100.0	100.0	100.0	100.0

Employment by Gender:
Male	57.0	57.2	57.0	56.7	56.1
Female	43.0	42.8	43.0	43.3	43.9

Total Employed	100.0	100.0	100.0	100.0	100.0

Source: The Bank of Korea

Pursuant to certain amendments to the Labor Standards Act that became effective on July 1, 2018, the maximum working hours of employees have been reduced from 68 hours per week to 52 hours per week, and the number of special industries that are exempt from restrictions on maximum working hours will be significantly reduced. This new maximum working hours restriction under the amended Labor Standards Act is in effect for workplaces with 300 or more workers from July 1, 2018, and has been extended to workplaces with 50 or more but fewer than 300 workers from January 1, 2020, and has been further extended to workplaces with five or more but fewer than 50 workers from July 1, 2021.

Labor unrest in connection with demands by unionized workers for better wages and working conditions and greater job security occurs from time to time in the Republic. Some of the significant incidents in recent years include the following:

•	In May 2019, unionized bus drivers launched a nationwide strike seeking higher wages and increased manpower in time for the 52-hour work week that was implemented in July 2019.

•	In September 2019, unionized workers at GM Korea went on full strike, the first in more than 20 years, demanding higher wages and protesting against GM Korea’s restructuring plans.

•	In October and November 2019, several thousand members of the National Railroad Workers’ Union went on full strike demanding a normalization of wages and requesting the hiring of additional personnel.

•	In October, November and December 2020, unionized workers at GM Korea went on partial strikes during wage and collective agreement negotiations.

•	In November and December 2020, unionized workers at Kia went on partial strikes demanding higher wages, performance-based incentives and other benefits.

•

In November and December 2021, unionized workers at Hankook Tire & Technology, one of Korea’s largest tire makers, went on a full strike demanding higher wages and performance-based incentive payments.

•

In 2021, unionized workers at CJ Logistics, one of Korea’s largest freight transportation companies, went on a series of partial strikes and demonstrations, demanding higher wages commensurate with increases in parcel delivery fees.

•

In June and November 2022, unionized truck drivers across various industries went on nationwide strikes demanding that a minimum pay system based on freight rates be made permanent and expanded in scope.

•	In 2022, subcontracted workers of Daewoo Shipping and Marine Engineering went on a full strike demanding higher wages.

•	In September 2023, the National Railroad Workers’ Union went on strike demanding improved pay and working conditions and an expansion of the KTX bullet train services.

•	In November 2023, unionized Seoul subway workers went on strike in protest of the city-run Seoul Metro’s bid to downsize its workforce.

•

In early 2024, thousands of doctors went on strike to protest the Government’s plans to increase the number of medical school admissions, and to demand higher pay and reductions in their workload, among others.

Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party merged with The New People’s Participation Party and changed its name to The Unified Progressive Party, or the UPP, in December 2011. In October 2012, the UPP split and seven UPP members of the National Assembly and their supporters formed a new party, the Progressive Justice Party, which changed its name to the Justice Party in July 2013. In December 2014, the Constitutional Court ordered the dissolution of the UPP and the removal of the party’s five lawmakers from the National Assembly for violating the Republic’s Constitution after certain of its members were convicted of trying to instigate an armed rebellion and supporting North Korea. In the legislative general election held on April 13, 2016, the Justice Party won six seats in the National Assembly, and the members-elect began their four-year terms on May 30, 2016. As of December 31, 2023, the Justice Party held six seats in the National Assembly.

Population and Birthrate

The following table shows the population and birthrate of the Republic:

	2019	2020	2021	2022	2023
Population (in thousands of persons)	51,850	51,829	51,639	51,439	51,325
Birthrate (percentage)(1)	0.918	0.837	0.808	0.778	0.720	(2)

(1)	Represents the average number of children a woman gives birth to over her lifetime.
(2)	Preliminary.

Source: Ministry of the Interior and Safety; Korea National Statistical Office

Both the population and birthrate in the Republic have been declining in recent years, with the population decreasing by 1.0% from 2019 to 2023, and the birthrate decreasing by 21.6% from 2019 to 2023.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act, or the FSCMA, under which various industry-based capital markets regulatory systems were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements.

Prior to the effective date of the FSCMA, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Trading Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the FSCMA attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the FSCMA categorizes capital markets-related businesses into six different functions as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, the Financial Investment Businesses).

Accordingly, all financial businesses relating to financial investment products are classified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the FSCMA, derivative businesses conducted by securities companies and future companies are subject to the same regulations, at least in principle.

The banking business and the insurance business are not subject to the FSCMA and will continue to be regulated under separate laws; provided, however, that they are subject to the FSCMA if their activities involve any Financial Investment Businesses requiring a license based on the FSCMA.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2023, there were six nationwide banks, six regional banks, three internet-only banks and 34 foreign banks with branches operating in the Republic.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include (i) The Korea Development Bank, (ii) The Export-Import Bank of Korea, (iii) Industrial Bank of Korea, (iv) SuHyup Bank and (v) NongHyup Bank. The Government has made capital contributions to three of these specialized banks as follows:

•

The Korea Development Bank: the Government owns directly all of its paid-in capital and has made capital contributions since its establishment in 1954. Recent examples include the Government’s contributions to its capital of ~~W~~555 billion in 2019, ~~W~~2,103 billion in 2020, ~~W~~1,121 billion in 2021, ~~W~~1,265 billion in 2022 and ~~W~~775 billion in 2023. Taking into account these capital contributions, its total paid-in capital was ~~W~~23,927 billion as of December 31, 2023.

•

The Export-Import Bank of Korea: the Government owns, directly and indirectly, all of its paid-in capital and has made capital contributions since its establishment in 1976. Recent examples include the Government’s contributions to its capital of ~~W~~56 billion in 2019, ~~W~~578 billion in 2020, ~~W~~299 billion in 2021, ~~W~~25 billion in 2022 and ~~W~~2,000 billion in 2023. Taking into account these capital contributions, its total paid-in capital was ~~W~~14,773 billion as of December 31, 2023.

•

Industrial Bank of Korea: the Government directly owned 59.5% of its total shares (including common and preferred shares) as of December 31, 2023. The Government had owned all of the issued share capital of Industrial Bank of Korea until 1994, but the Government’s minimum share ownership requirement was repealed in 1997, and the Government has since periodically adjusted its ownership percentage in Industrial Bank of Korea through transactions involving the purchase and sale of its common shares. In 2019, Industrial Bank of Korea issued an aggregate of 17,178,164 new common shares to the Government for a total of ~~W~~225 billion in cash. In 2020, Industrial Bank of Korea issued an aggregate of 161,507,381 new common shares to the Government for a total of ~~W~~1,266 billion in cash. In November 2020, Industrial Bank of Korea acquired from the Government and cancelled an aggregate of 44,847,038 perpetual preferred shares that it had previously issued to the Government. In May 2021, Industrial Bank of Korea issued and sold 5,636,227 new ordinary shares to the Government for an aggregate consideration of ~~W~~49 billion in cash. Taking into account such transactions, its total paid-in capital was ~~W~~4,211 billion as of December 31, 2023.

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing assets that more closely followed international standards.

The following table sets out the total loans (including loans in Won and loans in foreign currencies) and non-performing assets of Korean banks as of the dates indicated.

	Total Loans	Non-Performing Assets(1)	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2019	1,980.6	15.3	0.8
December 31, 2020	2,171.7	13.9	0.6
December 31, 2021	2,371.9	11.8	0.5
December 31, 2022	2,532.4	10.1	0.4
December 31, 2023(2)	2,629.0	12.5	0.5

(1)	Assets classified as substandard or below.
(2)	Preliminary.

Source: Financial Supervisory Service

In 2019, these banks posted an aggregate net profit of ~~W~~13.9 trillion, compared to an aggregate net profit of ~~W~~15.6 trillion in 2018, primarily due to losses on investments in subsidiaries and associates in 2019 compared to gains on investments in subsidiaries and associates in 2018, which more than offset decreased loan loss provisions. In 2020, these banks posted an aggregate net profit of ~~W~~12.1 trillion, compared to an aggregate net profit of ~~W~~13.9 trillion in 2019, primarily due to increased loan loss provisions. In 2021, these banks posted an aggregate net profit of ~~W~~16.9 trillion, compared to an aggregate net profit of ~~W~~12.1 trillion in 2020, primarily due to the significant amount of gains recognized by The Korea Development Bank in connection with the exercise of its right to convert its convertible bonds issued by HMM Company Limited into common shares, which took place in June 2021, and to a lesser extent, increased net interest income and decreased loan loss provisions. In 2022, these banks posted an aggregate net profit of ~~W~~18.5 trillion, compared to an aggregate net profit of ~~W~~16.9 trillion in 2021, primarily due to increased net interest income reflecting the rise in interest rates during 2022. Based on preliminary data, in 2023, these banks posted an aggregate net profit of ~~W~~21.3 trillion, compared to an aggregate net profit of ~~W~~18.5 trillion in 2022, primarily due to an increase in net interest income, which was offset in part by an increase in loan loss provisions.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

As of December 31, 2023, 79 mutual savings banks, 22 life insurance institutions, which include joint venture life insurance institutions and wholly-owned subsidiaries of foreign life insurance companies, and eight credit card companies operated in the Republic.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short-term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Trading Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the

KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three major markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a joint stock company with limited liability, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 30, 2019	2,197.7
January 31, 2020	2,119.0
February 28, 2020	1,987.0
March 31, 2020	1,754.6
April 29, 2020	1,947.6
May 29, 2020	2,029.6
June 30, 2020	2,108.3
July 31, 2020	2,249.4
August 31, 2020	2,326.2
September 29, 2020	2,327.9
October 30, 2020	2,267.2
November 30, 2020	2,591.3
December 30, 2020	2,873.5
January 29, 2021	2,976.2
February 26, 2021	3,013.0
March 31, 2021	3,061.4
April 30, 2021	3,147.9
May 31, 2021	3,203.9
June 30, 2021	3,296.7
July 30, 2021	3,202.3
August 31, 2021	3,199.3
September 30, 2021	3,068.8
October 29, 2021	2,970.7
November 30, 2021	2,839.0
December 30, 2021	2,977.7
January 28, 2022	2,663.3
February 28, 2022	2,699.2
March 31, 2022	2,757.7
April 29, 2022	2,695.1
May 31, 2022	2,685.9
June 30, 2022	2,332.6
July 29, 2022	2,451.5
August 31, 2022	2,472.1
September 30, 2022	2,155.5
October 31, 2022	2,293.6
November 30, 2022	2,472.5
December 29, 2022	2,236.4
January 31, 2023	2,425.1
February 28, 2023	2,412.9
March 31, 2023	2,476.9
April 28, 2023	2,501.5
May 31, 2023	2,577.1
June 30, 2023	2,564.3
July 31, 2023	2,632.6
August 31, 2023	2,556.3
September 27, 2023	2,465.1
October 31, 2023	2,278.0
November 30, 2023	2,535.3
December 28, 2023	2,655.3
January 31, 2024	2,497.1
February 29, 2024	2,642.4
March 29, 2024	2,746.6
April 30, 2024	2,692.1
May 31, 2024	2,636.5

Over the years, liquidity and credit concerns and volatility in the global financial markets have led to fluctuations in the stock prices of Korean companies. In recent years, there was significant volatility in the stock prices of Korean companies due to deteriorating market conditions domestically and abroad. The index was 2,722.7 on June 7, 2024.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Supervisory Service. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Economy and Finance focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to ~~W~~50 million per person regardless of the amount deposited.

The Government excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and gradually increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate”, the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On November 30, 2017, The Bank of Korea raised its policy rate to 1.5% from 1.25%, which was further raised to 1.75% on November 30, 2018, in response to signs of inflationary pressures and the continued growth of the global and domestic economy. The Bank of Korea lowered its policy rate to 1.5% from 1.75% on July 18, 2019 and to 1.25% from 1.5% on October 16, 2019 to address the sluggishness of the global and domestic economy. On March 16, 2020, The Bank of Korea further lowered its policy rate to 0.75% from 1.25%, which was further lowered to 0.5% on May 28, 2020, in response to deteriorating economic conditions resulting from the COVID-19 pandemic. However, as the economy began to show signs of recovery from the COVID-19 pandemic starting from the second half of 2021, The Bank of Korea raised its policy rate from 0.50% to 0.75%

on August 26, 2021, 1.00% on November 25, 2021, 1.25% on January 14, 2022, 1.50% on April 14, 2022, 1.75% on May 26, 2022, 2.25% on July 13, 2022, 2.50% on August 25, 2022, 3.00% on October 12, 2022, 3.25% on November 24, 2022 and 3.50% on January 13, 2023 in response to rising levels of household debt and inflationary pressures.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2019	2020	2021	2022	2023
	(billions of Won)
Money Supply (M1)(1)	952,922.8	1,197,828.9	1,372,336.6	1,236,983.3	1,246,196.4
Quasi-money(2)	1,960,686.8	2,002,006.8	2,241,351.0	2,521,252.2	2,658,356.2
Money Supply (M2)(3)	2,913,609.6	3,199,835.7	3,613,687.6	3,758,235.5	3,904,552.6
Percentage Increase Over Previous Year	7.9%	9.8%	12.9%	4.0%	3.9%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)

Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.

(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Economy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Economy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and has subsequently been amended numerous times. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Economy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions”. The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline as amended in October 2023, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a currency forward, currency option, foreign exchange swap or currency swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a currency forward, currency option, foreign exchange swap or currency swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Won/U.S. Dollar Exchange Rate
December 31, 2019	1,157.8
January 31, 2020	1,183.5
February 28, 2020	1,215.9
March 31, 2020	1,222.6
April 29, 2020	1,225.2
May 29, 2020	1,239.4
June 30, 2020	1,200.7
July 31, 2020	1,191.4
August 31, 2020	1,185.1
September 29, 2020	1,173.5
October 30, 2020	1,133.4
November 30, 2020	1,104.4
December 31, 2020	1,088.0
January 29, 2021	1,114.6
February 26, 2021	1,108.4
March 31, 2021	1,133.5

Won/U.S. Dollar Exchange Rate
April 30, 2021	1,119.4
May 31, 2021	1,116.0
June 30, 2021	1,130.0
July 30, 2021	1,147.4
August 31, 2021	1,164.4
September 30, 2021	1,184.9
October 29, 2021	1,171.7
November 30, 2021	1,193.4
December 31, 2021	1,185.5
January 28, 2022	1,202.4
February 28, 2022	1,202.7
March 31, 2022	1,210.8
April 29, 2022	1,269.4
May 31, 2022	1,245.8
June 30, 2022	1,299.4
July 29, 2022	1,304.0
August 31, 2022	1,347.5
September 30, 2022	1,434.8
October 31, 2022	1,419.3
November 30, 2022	1,331.5
December 30, 2022	1,267.3
January 31, 2023	1,228.7
February 28, 2023	1,317.4
March 31, 2023	1,303.8
April 28, 2023	1,339.9
May 31, 2023	1,322.2
June 30, 2023	1,312.8
July 31, 2023	1,280.0
August 31, 2023	1,321.4
September 27, 2023	1,344.8
October 31, 2023	1,352.8
November 30, 2023	1,289.0
December 29, 2023	1,289.4
January 31, 2024	1,330.6
February 29, 2024	1,334.0
March 29, 2024	1,346.8
April 30, 2024	1,378.1
May 31, 2024	1,376.5

During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The exchange rate between the Won and the U.S. Dollar has fluctuated since then. In recent years, the value of the Won relative to the U.S. dollar fluctuated significantly, due primarily to the impact of the COVID-19 pandemic, the invasion of Ukraine by Russia and the ensuing sanctions against Russia, the escalation of hostilities in the Middle East following the Israel-Hamas war and the widening difference in policy rates between the United States and the Republic, among others. The market average exchange rate was Won 1,371.5 to US$1.00 on June 7, 2024.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments(1)

Classification	2019	2020	2021	2022(4)	2023(4)
	(millions of dollars)
Current Account	59,676.1	75,902.2	85,228.2	25,828.6	35,488.2
Goods	79,812.1	80,604.8	75,730.9	15,620.0	34,092.4
Exports(2)	556,667.9	517,909.3	649,475.2	694,324.1	645,048.1
Imports(2)	476,855.8	437,304.5	573,744.3	678,704.1	610,955.7
Services	(26,845.3)	(14,670.1)	(5,286.7)	(7,253.1)	(25,660.0)
Income	12,856.0	13,486.9	19,444.9	20,347.1	31,605.3
Current Transfers	(6,146.7)	(3,519.4)	(4,660.9)	(2,885.4)	(4,549.5)
Capital and Financial Account	58,857.6	80,996.4	78,335.3	27,063.2	32,435.2
Capital Account	(169.3)	(386.3)	(155.3)	0.7	42.3
Financial Account(3)	59,026.9	81,382.7	78,490.6	27,062.5	32,392.9
Net Errors and Omissions	(479.9)	5,866.8	(6,582.3)	1,233.2	(3,137.6)

(1)

Figures are prepared based on the sixth edition of the Balance of Payment Manual published by International Monetary Fund in December 2010 and implemented by the Government in December 2013. In December 2018, The Bank of Korea revised the Republic’s balance of payments information to capture new economic activities and reflect the changes in raw data.

(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea

Based on preliminary data, the current account surplus in 2022 decreased to US$25.8 billion from the current account surplus of US$85.2 billion in 2021, primarily due to a decrease in surplus from the goods account, the effect of which was offset in part by a decrease in deficit from the current transfers account and an increase in surplus from the income account. Based on preliminary data, the current account surplus in 2023 increased to US$35.5 billion in 2023 from the current account surplus of US$25.8 billion in 2022, primarily due to an increase in surplus from the goods account, as well as an increase in surplus from the income account, the effects of which were offset in part by an increase in deficit from the services account. Based on preliminary data, the Republic recorded a current account surplus of US$16.8 billion in the first quarter of 2024, which represented a change from the current account deficit of US$6.0 billion in the corresponding period of 2023, primarily due to a change from a deficit to a surplus from the goods account and a decrease in deficit from services account, the effects of which were offset in part by a decrease in surplus from the income account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations that provide a framework for the conduct and regulation of foreign investment activities. In September 1998, the Government promulgated the Foreign Investment Promotion Act, or the FIPA, which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2019	2020	2021	2022	2023(2)

	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment(1)	15.9	14.5	18.1	22.3	23.5
Merger & Acquisition	7.4	6.2	11.4	8.1	9.2

Total	23.3	20.7	29.5	30.4	32.7

Actual Investment	13.4	11.4	18.6	18.2	18.8

(1)	Includes building new factories and operational facilities.
(2)	Preliminary.

Source: Ministry of Trade, Industry and Energy

In 2022, the contracted and reported amount of foreign direct investment in the Republic increased to US$30.4 billion from US$29.5 billion in 2021, primarily due to an increase in foreign investment in the manufacturing sector to US$12.5 billion in 2022 from US$5.0 billion in 2021.

Based on preliminary data, in 2023, the contracted and reported amount of foreign direct investment in the Republic increased to US$32.7 billion from US$30.4 billion in 2022, primarily due to an increase in foreign investment in the services sector to US$17.8 billion in 2023 from US$16.6 billion in 2022.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2019	2020	2021	2022	2023

	(billions of dollars)
North America
U.S.A.	6.8	5.3	5.3	8.7	6.1
Others	1.7	3.5	1.6	5.8	6.5

	8.6	8.8	6.9	14.5	12.6
Asia
Japan	1.4	0.8	1.2	1.5	1.3
Hong Kong	1.9	1.1	0.6	0.4	1.2
Singapore	1.3	2.3	4.2	3.2	2.7
China	1.0	2.0	1.9	1.5	1.6
Others	1.0	0.4	1.2	0.5	1.8

	6.6	6.6	9.1	7.1	8.6
Europe
Netherlands	1.7	0.6	1.0	4.9	1.1
England	2.1	0.7	0.8	0.6	3.6
Germany	0.4	0.5	2.8	0.5	0.2
France	0.1	0.2	0.2	0.2	1.2
Others	3.1	2.8	8.0	1.9	3.7

	7.4	4.8	12.8	8.1	9.8
Other regions and countries	0.7	0.5	0.7	0.8	1.7

Total	23.3	20.7	29.5	30.4	32.7

Source: Ministry of Trade, Industry and Energy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	As % of GDP(2)	Imports(1)	As % of GDP(2)	Balance of Trade	Exports as % of Imports

	(billions of dollars, except percentages)
2019	542.2	31.0%	503.3	28.7%	38.9	107.7
2020	512.5	29.4%	467.6	26.8%	44.9	109.6
2021	644.4	33.2%	615.1	31.7%	29.3	104.8
2022	683.6	38.0%	731.4	40.7%	(47.8)	93.5
2023(3)	632.4	34.4%	642.6	34.9%	(10.2)	98.4

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods includes insurance and freight cost.
(2)	At current market prices.
(3)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy. See “—The Economy—Worldwide Economic and Financial Difficulties”.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (C.I.F.)(1)

	2019	As % of 2019 Total	2020	As % of 2020 Total	2021	As % of 2021 Total	2022	As % of 2022 Total	2023(2)	As % of 2023 Total(2)

	(billions of dollars, except percentages)
Foods & Consumer Goods	8.2	1.5	8.6	1.7	9.8	1.5	10.4	1.5	10.8	1.7
Raw Materials and Fuels	48.8	9.0	32.1	6.3	51.4	8.0	75.1	11.0	62.7	9.9
Petroleum & Derivatives	41.3	7.6	24.7	4.8	38.8	6.0	63.3	9.3	52.4	8.3
Others	7.5	1.4	7.4	1.4	12.6	2.0	11.8	1.7	10.3	1.6
Light Industrial Products	34.2	6.3	32.4	6.3	35.3	5.5	35.2	5.1	33.4	5.3
Heavy & Chemical Industrial Products	451.0	83.2	439.3	85.7	547.9	85.0	563.0	82.4	525.5	83.1
Electronic & Electronic Products	171.4	31.6	178.5	34.8	221.8	34.4	224.2	32.8	181.1	28.6
Chemicals & Chemical Products	67.4	12.4	66.6	13.0	91.9	14.3	98.0	14.3	86.5	13.7
Metal Goods	44.1	8.1	39.6	7.7	52.6	8.2	55.3	8.1	49.8	7.9
Machinery & Precision Equipment	67.6	12.5	63.4	12.4	70.9	11.0	70.9	10.4	72.6	11.5
Transport Equipment	87.7	16.2	77.6	15.1	94.2	14.6	98.4	14.4	118.3	18.7
Passenger Cars	40.5	7.5	35.6	6.9	44.3	6.9	51.7	7.6	68.3	10.8
Ship & Boat	19.5	3.6	19.2	3.7	22.4	3.5	17.6	2.6	20.9	3.3
Others	27.7	5.1	22.8	4.4	27.5	4.3	29.2	4.3	29.1	4.6
Others	12.7	2.3	13.6	2.7	16.6	2.6	16.1	2.4	17.2	2.7

Total	542.2	100.0	512.5	100.0	644.4	100.0	683.6	100.0	632.4	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

Imports by Major Commodity Groups (C.I.F.)(1)

	2019	As % of 2019 Total	2020	As % of 2020 Total	2021	As % of 2021 Total	2022	As % of 2022 Total	2023(2)	As % of 2023 Total(2)

	(billions of dollars, except percentages)
Industrial Materials and Fuels	254.0	50.5	206.3	44.1	302.6	49.2	393.8	53.8	328.4	51.1
Crude Petroleum	70.3	14.0	44.5	9.5	67.0	10.9	106.0	14.5	86.2	13.4
Mineral	21.7	4.3	21.4	4.6	33.3	5.4	31.3	4.3	27.1	4.2
Chemicals	47.0	9.3	46.4	9.9	60.4	9.8	70.2	9.6	64.8	10.1
Iron & Steel Products	19.8	3.9	15.2	3.3	22.2	3.6	22.7	3.1	21.3	3.3
Non-ferrous Metal	12.0	2.4	11.7	2.5	18.4	3.0	19.5	2.7	15.9	2.5
Others	83.2	16.5	67.1	14.3	101.3	16.5	144.1	19.7	113.1	17.6
Capital Goods	164.9	32.8	177.1	37.9	212.8	34.6	228.9	31.3	211.4	32.9
Machinery & Precision Equipment	50.7	10.1	57.9	12.4	70.0	11.4	68.6	9.4	66.1	10.3
Electric & Electronic Machines	100.4	20.0	105.1	22.5	127.6	20.7	144.8	19.8	129.3	20.1
Transport Equipment	11.6	2.3	11.9	2.5	13.0	2.1	13.2	1.8	13.7	2.1
Others	2.1	0.4	2.3	0.5	2.2	0.4	2.3	0.3	2.3	0.4
Consumer Goods	84.5	16.8	84.2	18.0	99.6	16.2	108.7	14.9	102.7	16.0
Cereals	6.9	1.4	7.1	1.5	8.9	1.4	11.3	1.5	9.8	1.5
Goods for Direct Consumption	22.2	4.4	22.3	4.8	25.7	4.2	29.0	4.0	27.5	4.3
Consumer Durable Goods	34.5	6.9	34.9	7.5	42.2	6.9	42.8	5.9	40.7	6.3
Consumer Nondurable Goods	20.9	4.2	20.0	4.3	22.8	3.7	25.6	3.5	24.7	3.8

Total	503.3	100.0	467.6	100.0	615.1	100.0	731.4	100.0	642.6	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

In 2019, the Republic recorded a trade surplus of US$38.9 billion. Exports decreased by 10.4% to US$542.2 billion in 2019 from US$604.9 billion in 2018, primarily due to a significant decrease in semiconductor prices. Imports decreased by 6.0% to US$503.3 billion in 2019 from US$535.2 billion in 2018, primarily due to a decrease in oil prices, which also led to decreased unit prices of other major raw materials.

In 2020, the Republic recorded a trade surplus of US$44.9 billion. Exports decreased by 5.5% to US$512.5 billion in 2020 from US$542.2 billion in 2019, primarily due to a slowdown of the global economy resulting from the COVID-19 pandemic. Imports decreased by 7.1% to US$467.6 billion in 2020 from US$503.3 billion in 2019, primarily due to a decrease in oil prices, which also led to decreased unit prices of other major raw materials, as well as decreased domestic consumption, which were mainly attributed to the COVID-19 pandemic.

In 2021, the Republic recorded a trade surplus of US$29.3 billion. Exports increased by 25.7% to US$644.4 billion in 2021 from US$512.5 billion in 2020, primarily due to a recovery of the global economy from the COVID-19 pandemic. Imports increased by 31.5% to US$615.1 billion in 2021 from US$467.6 billion in 2020, primarily due to an increase in domestic consumption as well as an increase in oil prices, which also led to increased unit prices of other major raw materials.

In 2022, the Republic recorded a trade deficit of US$47.8 billion. Exports increased by 6.1% to US$683.6 billion in 2022 from US$644.4 billion in 2021, primarily due to an improvement in the domestic economic conditions of the Republic’s major trading partners. Imports increased by 18.9% to US$731.4 billion in 2022 from US$615.1 billion in 2021, primarily due to an increase in energy and commodity prices, which also led to increased unit prices of other major raw materials.

Based on preliminary data, in 2023, the Republic recorded a trade deficit of US$10.2 billion. Exports decreased by 7.5% to US$632.4 billion in 2023 from US$683.6 billion in 2022, primarily due to a deterioration in the domestic economic conditions of the Republic’s major trading partners and a downturn in the semiconductor industry. Imports decreased by 12.1% to US$642.6 billion in 2023 from US$731.4 billion in 2022, primarily due to a decrease in energy and commodity prices, which also led to decreased unit prices of other major raw materials.

Based on preliminary data, the Republic recorded a trade surplus of US$9.0 billion in the first quarter of 2024. Exports increased by 8.3% to US$163.8 billion in the first quarter of 2024 from US$151.2 billion in the corresponding period of 2023, primarily due to an improvement in the domestic economic conditions of the Republic’s major trading partners. Imports decreased by 11.1% to US$154.7 billion in the first quarter of 2024 from US$174.0 billion in the corresponding period of 2023, primarily due to a decrease in oil prices, which also led to decreased unit prices of other major raw materials.

The following table sets forth the Republic’s exports trading partners:

Exports

	2019	As % of 2019 Total	2020	As % of 2020 Total	2021	As % of 2021 Total	2022	As % of 2022 Total	2023(1)	As % of 2023 Total(1)

	(millions of dollars, except percentages)
China	136,202.5	25.1	132,565.4	25.9	162,913.0	25.3	155,789.4	22.8	124,817.7	19.7
United States	73,343.9	13.5	74,115.8	14.5	95,902.0	14.9	109,765.7	16.1	115,696.3	18.3
Japan	28,420.2	5.2	25,097.7	4.9	30,061.8	4.7	30,606.3	4.5	29,000.6	4.6
Hong Kong	31,912.9	5.9	30,653.8	6.0	37,467.1	5.8	27,651.2	4.0	25,193.6	4.0
Singapore	12,768.0	2.4	9,828.4	1.9	14,148.5	2.2	20,205.4	3.0	18,752.0	3.0
Vietnam	48,177.7	8.9	48,510.6	9.5	56,728.5	8.8	60,963.7	8.9	53,479.5	8.5
Taiwan	15,666.3	2.9	16,465.4	3.2	24,285.3	3.8	26,198.2	3.8	20,178.8	3.2
India	15,096.3	2.8	11,937.3	2.3	15,603.3	2.4	18,870.1	2.8	17,949.6	2.8
Indonesia	7,650.1	1.4	6,312.9	1.2	8,550.3	1.3	10,215.9	1.5	9,140.2	1.4
Mexico	10,927.0	2.0	8,241.0	1.6	11,290.2	1.8	12,654.2	1.9	12,222.0	1.9
Australia	7,890.6	1.5	6,188.5	1.2	9,750.5	1.5	18,753.0	2.7	17,791.4	2.8
Germany	8,685.7	1.6	9,576.1	1.9	11,109.9	1.7	10,067.7	1.5	10,317.1	1.6
Others(2)	145,491.4	26.8	133,005.1	26.0	166,590.0	25.9	181,844.0	26.6	177,687.0	28.1

Total	542,232.6	100.0	512,498.0	100.0	644,400.4	100.0	683,584.8	100.0	632,225.8	100.0

(1)	Preliminary.
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service

The following table sets forth the Republic’s imports trading partners:

Imports

	2019	As % of 2019 Total	2020	As % of 2020 Total	2021	As % of 2021 Total	2022	As % of 2022 Total	2023(1)	As % of 2023 Total(1)

	(millions of dollars, except percentages)
China	107,228.7	21.3	108,884.6	23.3	138,628.1	22.5	154,576.3	21.1	142,857.3	22.2
Japan	47,580.9	9.5	46,023.0	9.8	54,642.2	8.9	54,711.8	7.5	47,656.5	7.4
United States	61,878.6	12.3	57,492.2	12.3	73,213.4	11.9	81,784.7	11.2	71,272.0	11.1
Saudi Arabia	21,840.6	4.3	15,979.6	3.4	24,271.3	3.9	41,640.3	5.7	32,762.5	5.1
Qatar	13,036.6	2.6	7,562.1	1.6	11,611.1	1.9	16,567.2	2.3	14,998.9	2.3
Australia	20,608.2	4.1	18,707.1	4.0	32,918.0	5.4	44,929.4	6.1	32,823.0	5.1
Germany	19,936.9	4.0	20,680.9	4.4	21,996.3	3.6	23,614.9	3.2	23,611.2	3.7
Kuwait	10,771.1	2.1	5,827.9	1.2	8,253.9	1.3	12,401.9	1.7	9,659.0	1.5
Taiwan	15,717.7	3.1	17,837.0	3.8	23,485.8	3.8	28,274.6	3.9	24,370.6	3.8
United Arab Emirates	8,991.1	1.8	5,692.7	1.2	7,318.7	1.2	15,492.8	2.1	16,422.8	2.6
Indonesia	8,819.8	1.8	7,594.7	1.6	10,725.1	1.7	15,734.9	2.2	12,145.9	1.9
Malaysia	9,279.9	1.8	8,892.6	1.9	10,456.2	1.7	15,249.1	2.1	15,237.1	2.4
Others(2)	157,652.8	31.3	146,458.4	31.3	197,573.3	32.1	226,391.8	31.0	198,755.3	30.9

Total	503,342.9	100.0	467,632.8	100.0	615,093.4	100.0	731,369.7	100.0	642,572.1	100.0

(1)	Preliminary.
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service

In recent years, the value of the Won relative to the U.S. dollar and Japanese Yen has fluctuated widely, in particular due to the impact of the COVID-19 pandemic, the invasion of Ukraine by Russia and the ensuing sanctions against Russia, the escalation of hostilities in the Middle East following the Israel-Hamas war and the widening difference in policy rates between the United States and the Republic, among others. See “—The Economy—Worldwide Economic and Financial Difficulties”. An appreciation of the Won against the U.S. dollar and Japanese Yen increases the Won value of the Republic’s export sales and diminishes the price-competitiveness of export goods in foreign markets in U.S. dollar and Japanese Yen terms, respectively. However, it also decreases the cost of imported raw materials in Won terms and the cost in Won of servicing the Republic’s U.S. dollar and Japanese Yen denominated debt. In general, when the Won appreciates, export dependent sectors of the Korean economy, including automobiles, electronics and shipbuilding, suffer from the resulting pressure on the price-competitiveness of export goods, which may lead to reduced profit margins and loss in market share, more than offsetting a decrease in the cost of imported raw materials. If the export dependent sectors of the Korean economy suffer reduced profit margins or a net loss, it could result in a material adverse effect on the Korean economy.

Since the Government announced its plans to pursue free trade agreements, or FTAs, in 2003, the Republic has entered into FTAs with key trading partners. The Republic has had bilateral FTAs in effect with Chile since 2004, Singapore since 2006, India since 2010, Peru since 2011, the United States since 2012, Turkey since 2013, Australia since 2014, Canada, China, New Zealand and Vietnam since 2015, Colombia since July 2016, the United Kingdom since January 2021, Israel and Cambodia since December 2022 and Indonesia since January 2023. The Republic is currently in negotiations with a number of other key trading partners. In addition, the Republic has had regional FTAs in effect with the European Free Trade Association since 2006, the Association of Southeast Asian Nations since 2009, the European Union since 2011, with each of Panama, Costa Rica, Guatemala, Honduras, El Salvador and Nicaragua since 2021 and with the Regional Comprehensive Economic Partnership since 2022, and is currently negotiating additional regional FTAs. The Republic and Turkey have completed revisions to their bilateral FTA, which became effective in August 2018. The Republic and the United States have also completed revisions to their bilateral FTA, which became effective in January 2019.

Non-Commodities Trade Balance

The Republic had non-commodities trade deficits of US$20.1 billion in 2019 and US$4.7 billion in 2020, and non-commodities trade surpluses of US$9.5 billion in 2021 and US$10.2 billion in 2022. Based on preliminary data, the Republic had a non-commodities trade surplus of US$1.4 billion in 2023.

Foreign Currency Reserves

The foreign currency reserves are external assets that are readily available to and controlled by monetary authorities for meeting balance of payments financing needs and for other related purposes. The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2019	2020	2021	2022	2023

	(millions of dollars)
Gold	$4,794.8	$4,794.8	$4,794.8	$4,794.8	$4,794.8
Foreign Exchange(1)	397,876.1	430,117.2	438,319.2	399,043.1	395,643.3

Total Gold and Foreign Exchange	402,670.9	434,912.0	443,114.0	403,837.9	400,438.1

Reserve Position at IMF	2,792.9	4,815.3	4,634.9	4,489.5	4,627.8
Special Drawing Rights	3,352.4	3,370.8	15,369.5	14,836.3	15,082.1

Total Official Reserves	$408,816.1	$443,098.1	$463,118.4	$423,163.7	$420,147.9

(1)	More than 95% of the Republic’s foreign currency reserves are comprised of convertible foreign currencies.

Source: The Bank of Korea; International Monetary Fund

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions. The Government’s foreign currency reserves increased to US$408.8 billion as of December 31, 2019, US$443.1 billion as of December 31, 2020 and US$463.1 billion as of December 31, 2021, primarily due to continued trade surpluses and capital inflows. The Government’s foreign currency reserves decreased to US$423.2 billion as of December 31, 2022 and US$420.1 billion as of December 31, 2023, however, primarily in relation to the depreciation of the Won against the U.S. dollar. The amount of the Government’s foreign currency reserve was US$412.8 billion as of May 31, 2024.

Government Finance

The Ministry of Economy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Economy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

2022 budgeted revenues increased by 14.8% to ~~W~~517.7 trillion from ~~W~~450.9 trillion in 2021, led by an increase in budgeted tax revenues (including taxes on income, profits and capital gains as well as taxes on goods and services). 2022 budgeted expenditures and net lending increased by 8.6% to ~~W~~571.8 trillion from ~~W~~526.3 trillion in 2021, led by increases in budgeted expenditures on recovery from the COVID-19 pandemic (including support for small businesses) and revitalization of the economy. The 2022 budget anticipated a ~~W~~54.1 trillion budget deficit.

2023 budgeted revenues increased by 13.7% to ~~W~~588.6 trillion from ~~W~~517.7 trillion in 2022, led by an increase in budgeted tax revenues (including taxes on income, profits and capital gains). 2023 budgeted expenditures and net lending increased by 5.2% to ~~W~~601.6 trillion from ~~W~~571.8 trillion in 2022, led by increases in budgeted expenditures on revitalization of the economy. The 2023 budget anticipated a ~~W~~13.1 trillion budget deficit.

2024 budgeted revenues decreased by 2.6% to ~~W~~573.3 trillion from ~~W~~588.6 trillion in 2023, led by a decrease in budgeted tax revenues (including taxes on income, profits and capital gains). 2024 budgeted expenditures and net lending increased by 2.7% to ~~W~~617.7 trillion from ~~W~~601.6 trillion in 2023, led by increases in budgeted expenditures on revitalization of the economy. The 2024 budget anticipated a ~~W~~44.4 trillion budget deficit.

Beginning in March 2020, the National Assembly approved a series of supplementary budgets as part of the Government’s efforts to mitigate adverse effects on the Korean economy resulting from the COVID-19 pandemic. See “—The Economy—Worldwide Economic and Financial Difficulties”. These supplementary budgets, which amounted to ~~W~~66.8 trillion in 2020, ~~W~~49.8 trillion in 2021 and ~~W~~78.9 trillion in 2022, have been some of the largest of their kind drawn up in response to an outbreak of an infectious disease in Korea. The supplementary budgets have been funded through the issuance of treasury bonds by the Government, The Bank of Korea’s unappropriated surplus and other surplus funds available to the Government, among others.

Any significant increase in additional spending measures may lead to a budget deficit for 2024, which could result in a deterioration in the Government’s fiscal position and an increase in borrowings.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	Actual					Budget
	2019	2020	2021	2022	2023(1)	2022	2023	2024(1)

	(billions of Won)
Total Revenues	443,853	446,628	537,619	588,332	543,586	517,701	588,577	573,261
Current Revenues	441,148	443,694	534,999	585,325	539,887	514,696	584,672	569,507
Total Tax Revenues	363,005	360,129	422,182	479,384	432,989	424,050	486,573	459,643
Taxes on income, profits and capital gains	155,736	148,622	184,509	232,319	196,253	180,740	236,860	203,425
Social security contributions	69,550	74,583	78,104	83,444	88,918	80,666	86,116	92,329
Tax on property	15,474	22,735	31,392	27,696	25,311	28,047	27,815	24,149
Taxes on goods and services	98,614	91,047	99,840	105,828	97,008	106,738	107,760	110,503
Taxes on international trade and transaction	7,882	7,059	8,227	10,324	7,288	8,735	10,724	8,907
Other tax	15,748	16,084	20,110	19,773	18,211	19,124	17,299	20,330
Non-Tax Revenues	78,143	83,565	112,818	105,941	106,898	90,646	98,099	109,864
Operating surpluses of departmental enterprise sales and property income	29,345	33,571	56,664	47,459	42,537	34,628	36,492	41,432
Administration fees & charges and non-industrial sales	10,181	9,929	10,865	11,434	12,428	11,402	12,470	13,357
Fines and forfeits	22,554	23,583	26,993	28,276	29,752	25,501	27,816	30,829
Contributions to government employee pension fund	13,523	13,876	14,918	16,348	18,149	16,633	18,480	20,322
Current revenue of non-financial public enterprises	2,540	2,606	3,378	2,425	4,032	2,483	2,842	3,925
Capital Revenues	2,705	2,934	2,620	3,007	3,700	3,006	3,905	3,754
Total Expenditures and Net Lending	455,850	517,781	568,113	652,902	580,354	571,814	601,629	617,664
Total Expenditures	436,698	489,966	538,034	622,997	559,707	546,446	584,587	593,643
Current Expenditures	387,100	455,098	502,191	585,593	523,270	506,262	545,493	553,669
Expenditure on goods and service	60,196	79,460	88,144	89,759	90,389	94,814	94,966	98,053
Interest payment	13,837	14,452	15,431	18,481	22,362	17,928	21,726	24,968
Subsidies and other current transfers	309,575	357,295	395,826	473,661	405,733	389,599	424,353	425,078
Current expenditure of non-financial public enterprises	3,492	3,891	2,790	3,692	4,785	3,922	4,449	5,570
Capital Expenditures	49,598	34,868	35,842	37,404	36,437	40,184	39,094	39,974
Net Lending	19,152	27,815	30,079	29,905	20,647	25,369	17,042	24,021

(1)	Preliminary.

Source: Ministry of Economy and Finance; The Bank of Korea; Korea National Statistical Office

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2019, the Republic recorded total revenues of ~~W~~443.9 trillion and total expenditures and net lending of ~~W~~455.9 trillion. The Republic had a fiscal deficit of ~~W~~12.0 trillion in 2019.

For 2020, the Republic recorded total revenues of ~~W~~446.6 trillion and total expenditures and net lending of ~~W~~517.8 trillion. The Republic had a fiscal deficit of ~~W~~71.2 trillion in 2020.

For 2021, the Republic recorded total revenues of ~~W~~537.6 trillion and total expenditures and net lending of ~~W~~568.1 trillion. The Republic had a fiscal deficit of ~~W~~30.5 trillion in 2021.

For 2022, the Republic recorded total revenues of ~~W~~588.3 trillion and total expenditures and net lending of ~~W~~652.9 trillion. The Republic had a fiscal deficit of ~~W~~64.6 trillion in 2022.

Based on preliminary data, the Republic recorded total revenues of ~~W~~543.6 trillion and total expenditures and net lending of ~~W~~580.4 trillion in 2023. The Republic had a fiscal deficit of ~~W~~36.8 trillion in 2023.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2022 amounted to approximately ~~W~~1,044.0 trillion, an increase of 9.9% over the previous year.

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2023 amounted to approximately ~~W~~1,102.1 trillion, an increase of 5.6% over the previous year.

The Ministry of Economy and Finance administers the national debt of the Republic.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. dollars, the estimated outstanding direct external debt of the Government as of December 31, 2023:

Direct External Debt of the Government

	Amount in Original Currency	Equivalent Amount in U.S. Dollars(1)

	(millions)
US$	US$ 6,025.0	US$	6,025.0
Euro (EUR)	EUR 2,150.0		2,378.8

Total		US$	8,403.8

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 29, 2023.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2019	690,524.1
2020	808,941.0
2021	927,865.2
2022	1,021,574.4
2023	1,080,844.4

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2019	2020	2021	2022	2023

	(billions of Won)
Domestic	14,760.0	12,490.0	10,930.0	10,620.0	10,460.0
External(1)	—	—	—	—	—

Total	14,760.0	12,490.0	10,930.0	10,620.0	10,460.0

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Liabilities

The following tables set out certain information regarding the Republic’s external liabilities calculated under the criteria based on the sixth edition of the Balance of Payment Manual published by the International

Monetary Fund in December 2010 and implemented by the Government in December 2013. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from the external liabilities.

	December 31,
	2019	2020	2021	2022	2023(1)

	(billions of dollars)
Long-term Liabilities	335.3	390.6	465.6	498.8	527.4
General Government	91.2	119.4	144.4	156.1	170.8
Monetary Authorities	14.4	15.0	35.9	25.1	22.5
Banks	104.4	112.2	128.1	146.5	147.6
Other Sectors	125.2	144.0	157.2	171.1	186.5
Short-term Liabilities	135.5	160.1	165.1	166.5	136.2
General Government	1.6	2.1	1.6	1.2	1.6

	December 31,
	2019	2020	2021	2022	2023(1)

	(billions of dollars)
Monetary Authorities	10.9	10.8	9.7	4.7	3.9
Banks	102.0	122.0	124.3	129.2	101.9
Other Sectors	21.0	25.2	29.6	31.3	28.8

Total External Liabilities	470.7	550.6	630.7	665.2	663.6

	335.3

(1)	Preliminary.

Commitments to Assume Treasury Obligations

The Government may, if deemed necessary for recovery from disasters and calamities, make commitments to assume treasury obligations to the extent resolved by the National Assembly each fiscal year. In such cases, such commitments shall be executed in accordance with the procedures for spending reserve funds within general accounts. As of September 8, 2023, such commitments assumed by the Government amounted to ~~W~~0.2 trillion.

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2023
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2014-001	June 10, 2014	June 10, 2044	4.125	USD	1,000,000,000		1,000,000,000
2014-002	June 10, 2014	June 10, 2024	2.125	EUR	750,000,000		750,000,000
2017-001	January 19, 2017	January 19, 2027	2.750	USD	1,000,000,000		1,000,000,000
2018-001	September 20, 2018	September 20, 2028	3.500	USD	500,000,000		500,000,000
2018-002	September 20, 2018	September 20, 2048	3.875	USD	500,000,000		500,000,000
2019-001	June 19, 2019	June 19, 2029	2.500	USD	1,000,000,000		1,000,000,000
2019-002	June 19, 2019	June 19, 2024	2.000	USD	500,000,000		500,000,000
2020-001	September 16, 2020	September 16, 2030	1.000	USD	625,000,000		625,000,000
2020-002	September 16, 2020	September 16, 2025	0.000	EUR	700,000,000		700,000,000
2021-001	October 15, 2021	October 15, 2026	0.000	EUR	700,000,000		700,000,000
2021-002	October 15, 2021	October 15, 2031	1.750	USD	500,000,000		500,000,000

Total External Bonds in Original Currencies							USD 6,025,000,000
							EUR 2,150,000,000

Total External Bonds in Equivalent Amount of Won(1)						~~W~~	10,835,803,500,000

(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ~~W~~1,289.4, the market average exchange rate in effect on December 29, 2023, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR 1.00 to ~~W~~1,426.6, the market average exchange rate in effect on December 29, 2023, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

None.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2023
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	0.750-5.750	2006-2023	2024-2072	998,003.4
Interest-Bearing Treasury Bond for National Housing I	1.00-2.00	2019-2023	2024-2029	81,624.2
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	2014-2020	2024-2030	2.4
Interest-Bearing Treasury Bond for National Housing III	—	—	—	0
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	0	1968-1985	—	9.4

Total Bonds				1,079,639.4

2. Borrowings
Borrowings from The Bank of Korea	—	—	—	0
Borrowings from the Sports Promotion Fund	1.870-3.665	2022-2023	2024-2025	960.0
Borrowings from The Korea Foundation Fund	—	—	—	0
Borrowings from the Labor Welfare Promotion Fund	3.665-3.975	2023	2024	50.0
Borrowings from Korea Technology Finance Corporation	3.135-3.585	2022	2024	195.0
Borrowings from the Credit Guarantee Fund for Agriculture, Forestry and Fisheries Suppliers	—	—	—	0
Borrowings from the Government Employees’ Pension Fund	—	—	—	0
Borrowings from the Film Industry Development Fund	—	—	—	0
Borrowings from the Korea Credit Guarantee Fund	—	—	—	0
Borrowings from the Housing Finance Credit Guarantee Fund	—	—	—	0
Borrowings from the Korea Infrastructure Credit Guarantee Fund	—	—	—	0

Total Borrowings				1,205.0

Total Internal Funded Debt				1,080,844.4

(1)	Interest Rates and Years of Original Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2023
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	—	—	—	0
Korea Student Aid Foundation	1.07-5.48	2011-2023	2024-2043	9,980.0
Key Industry Stabilization Fund	1.08-2.19	2020-2021	2024-2025	480.0

Total Internal Guaranteed Debt				10,460.0

E. Others

Commitments to Assume Treasury Obligations

The Government may, if deemed necessary for recovery from disasters and calamities, make commitments to assume treasury obligations to the extent resolved by the National Assembly each fiscal year. In such cases, such commitments shall be executed in accordance with the procedures for spending reserve funds within general accounts. As of September 8, 2023, such commitments assumed by the Government amounted to ~~W~~0.2 trillion.

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities;

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean law, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and two years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•

you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will also not pay any additional amounts for taxes imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations or administrative guidance promulgated thereunder or any law implementing an intergovernmental approach thereto, or FATCA. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations; and

•

rank without any preference among themselves and equally with all of our other unsecured and unsubordinated obligations. It is understood that this provision shall not be construed so as to require us to make payments under the debt securities ratably with payments being made under any of our other debt securities.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities.

We may, however, create or permit a security interest:

•

on any promissory debt securities or commercial paper discounted or otherwise provided as security to or issued or held by us created in favor of The Bank of Korea in the normal operation of The Bank of Korea’s discount facilities or facilities for the funding of loans by us to our customers; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity; or

•	of a statutory nature arising in the ordinary course of our business but unrelated to our activities of borrowing or raising money; or

•	on any real estate owned by us imposed by a tenant of such real estate as security for repayment of any key money paid by the tenant; or

•	arising by operation of Korean law or given preference by law following our failure to meet an obligation, although we will not permit such a security interest to exist for more than 30 days.

Events of Default

Unless otherwise specified in the applicable prospectus supplement in connection with a particular offering of debt securities, each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.

Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount.

4.	Moratorium/Default:

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated; or

•	we cease to conduct the banking business.

6.

Cessation of Government Control or Failure of Support: the Republic ceases to (directly or indirectly) control us or fails to provide financial support for us as required under Article 32 of the KDB Act as of the issue date of the debt securities of such series.

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

As used in paragraph 6 above, “control” means the acquisition or control of a majority of our voting share capital or the right to appoint and/or remove all or the majority of the members of our board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

We may at any time call a meeting of the holders of a series of debt securities to seek the holders of the debt securities’ approval of the modification, or amendment, or obtain a waiver, of any provision of that series of debt securities. The meeting will be held at the time and place in the Borough of Manhattan in New York City as determined by the fiscal agent. The notice calling the meeting must be given at least 30 days and not more than 60 days prior to the meeting.

While an event of default with respect to a series of debt securities is continuing, holders of at least 10% of the aggregate principal amount of that series of debt securities may compel the fiscal agent to call a meeting of all holders of debt securities of that series.

Holders of debt securities who hold, in the aggregate, a majority in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum at a meeting. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum for taking any action set out in the original notice. To vote at a meeting, a person must either hold outstanding debt securities of the relevant series or be duly appointed as a proxy for a debt securityholder. The fiscal agent will make all rules governing the conduct of any meeting.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•

permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities). We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•	the terms of the debt securities purchasable upon exercise of the warrants, as described above under “—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most of our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel has informed us that there would be certain conditions to be met under Korean law regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws. The enforcement of U.S.-court judgments against KDB may be affected or limited by the general principle of good morals and other social order and the general principle of good faith and fairness provided in the Civil Code of Korea. The courts of Korea will recognize as a valid judgment and enforce any judgment obtained in a U.S. court without re-examination of the merits; provided, that (a) such judgment was finally and conclusively given by a court having valid jurisdiction in accordance with the international jurisdiction principles under Korean law and applicable treaties, (b) KDB was duly served with service of process (otherwise than by publication or similar means) in sufficient time to enable KDB to prepare our defense in conformity with applicable laws or responded to the action without being served with process, (c) in light of the substance of such judgment and the procedures of litigation, recognition of such judgment is not contrary to the public policy of Korea, and (d) judgments of the courts of Korea are accorded reciprocal treatment in the jurisdiction of the court which had issued such judgment or the requirements for the recognition of a foreign judgment in the jurisdiction of the court which had issued such judgment are neither manifestly inequitable nor substantially different in material respects from the requirements for recognition of a foreign judgment in Korea.

We have appointed the General Manager of our New York Branch, Mr. Tae Jeong Yun, and the Deputy General Manager of our New York Branch, Mr. In Tae Ahn, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Branch is located at 320 Park Avenue, 32nd Floor, New York, New York 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Economy and Finance of Korea must receive a report with respect to the issuance by us of debt securities in accordance with the Foreign Exchange Transaction Act and the Foreign Exchange Transaction Regulation of Korea. After issuance of debt securities outside the Republic, we are required to notify the Minister of Economy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees to be Issued by Us

The description below summarizes some of the provisions of the guarantees that we may issue from time to time. Copies of the forms of guarantees are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The description of a guarantee that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by us as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to our other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

Description of Guarantees to be Issued by The Republic of Korea

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean tax and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax considerations applies to you so long as you are not:

•	a resident of Korea;

•	a corporation with registered head office or main office located in Korea;

•	a corporation of which the place of effective management is located in Korea; or

•	engaged in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Tax on Interest Payments

Under current Korean tax laws, when we make payments of interest to you (excluding payments to your permanent establishment in Korea) on the debt securities denominated in a foreign currency, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein, provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law.

If the tax exemption under Korean tax law referred to above were to cease to be in effect, the payments of interest to you (excluding payments to your permanent establishment in Korea) on the debt securities will be taxable at Korean withholding tax rates of 15.4% (including local income tax) unless a reduced rate is available under an applicable income tax treaty. For more information regarding tax treaties, please refer to the heading “—Tax Treaties” below.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the debt securities, if (i) such sale, exchange or disposition is made to other non-residents or non-Korean corporations (other than their permanent establishments in Korea) or (ii) such sale, exchange or disposition takes place outside Korea, provided that the issuance of the debt securities is deemed to be an overseas issuance under Korean tax law. If you sell, exchange or otherwise dispose of the debt securities to a Korean resident or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation) and such sale, exchange or disposition is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lower of (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) 22% (including local income tax) of net gain or 11% (including local income tax) of the gross sale proceeds with respect to such transaction), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the debt securities, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “—Tax Treaties” below.

Inheritance Tax and Gift Tax

If you die while you are the holder of the debt security, the subsequent transfer of the debt security by way of succession will be subject to Korean inheritance tax. Similarly, if you transfer the debt security as a gift, the donee will be subject to Korean gift tax and you may be required to pay the gift tax if the donee fails to do so or the donee is a non-resident.

Stamp Duty

You will not be subject to any Korean securities transaction tax, stamp duty, registration tax or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities except for a nominal amount of stamp duty on certain documents executed in Korea which will be paid by us.

Guarantees

Although there are no Korean tax laws, regulations, rulings or decisions specific to the payment under the guarantee herein, with regard to payment of any interest on the debt securities under the guarantee herein, the Korean tax authority issued a ruling in April 2019 to the effect that the interest on the foreign currency denominated bonds paid by the guarantor on behalf of the issuer due to the insolvency of the issuer is exempt from income tax and corporation tax provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law. In this regard, even though it is not clear under Korean tax laws, regulations or decisions, we believe any payments of interest on and principal amount of the debt securities (or the issue price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency (provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law) and issued by us or any payments of interest on and principal amount of the debt securities (or the issue price if the debt securities were originally issued at a discount) by us under our guarantee on the debt securities denominated in a foreign currency (provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law) and issued by a third-party Korean issuer are not subject to withholding tax. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic or third-party debt securities guaranteed by us may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 16.5% (including local income tax), and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under “—Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company handling the debt securities, as applicable, a certificate as to your country of tax residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at the normal rates.

Furthermore, in order to claim the benefit of a tax rate reduction or tax exemption available under the applicable tax treaties, you should submit to the payer of such Korean source income an application (for reduced withholding tax rate, “application for entitlement to reduced tax rate” and in the case of exemption from withholding tax, “application for exemption” under a tax treaty along with the documents proving the beneficial owner of such Korean source income, including a certificate of the non-resident holder’s tax residence issued by a competent authority of the non-resident holder’s residence country) as the beneficial owner, or a BO Application. If you are a non-resident corporation and the amount of tax reduction or exemption is ~~W~~1 billion or more, you must additionally submit (i) the names and addresses of the members of your board of directors, (ii) personal details and current equity holdings of your shareholders and (iii) your audit reports for the past three years. Such application should be submitted to the withholding agent prior to the payment date of the relevant income. Subject to certain exceptions, where the relevant income is paid to an overseas investment vehicle (which is not the beneficial owner of such income), or an OIV, a beneficial owner claiming the benefit of an applicable tax treaty with respect to such income must submit its BO Application to such OIV, which must submit an OIV report and a schedule of beneficial owners to the withholding agent prior to the payment date of such income. Starting from January 1, 2022, an OIV is deemed to be a beneficial owner of the Korean source income if (i) under the applicable tax treaty, the OIV bears tax liabilities in the country in which it is established or the OIV is deemed to be the beneficial owner of the Korean source income, and (ii) the Korean source income is eligible for the treaty benefits under the tax treaty. The benefits under a tax treaty between Korea and the country of such OIV’s residence will apply with respect to the relevant income paid to such OIV, subject to certain application requirements as prescribed by Korean tax law. In the case of a tax exemption application, the withholding agent is required to submit such application (together with the applicable OIV report in the case of income paid to an OIV) to the relevant district tax office by the ninth day of the month following the date of the payment of such income.

At present, Korea has not entered into tax treaties regarding inheritance or gift tax.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

U.S. Federal Income Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are a beneficial owner of the debt securities and are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•

a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes, or as part of a “synthetic security” or other integrated financial transaction;

•	nonresident alien individuals present in the United States for more than 182 days in a taxable year;

•	U.S. expatriates;

•	an entity taxed as a partnership or a partner therein;

•	a tax exempt organization; or

•	a United States person whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. This summary addresses only U.S. federal income tax consequences, and does not address state, local, or non-U.S. tax laws, any alternative minimum tax, or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code. This summary does not discuss tax considerations relevant to the ownership and disposal of bearer securities.

This summary deals only with debt securities that are properly treated as indebtedness for U.S. federal income tax purposes. Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. Additionally, this summary does not address the U.S. federal income tax considerations with respect to an investment in warrants or guarantees. A description of the tax consequences of an investment in a warrant or a guarantee will be provided in the applicable prospectus supplement.

You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Payments or Accruals of Interest and Additional Amounts

Payments or accruals of “qualified stated interest” (as defined below) on a debt security, and additional amounts, if any (i.e., without reduction for Korean withholding taxes, determined utilizing the appropriate Korean withholding tax rate applicable to you), but excluding any pre-issuance accrued interest, will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, a “foreign currency”, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the U.S. Internal Revenue Service, or the IRS. If you use the accrual method of accounting for tax purposes you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Amounts attributable to pre-issuance accrued interest will generally not be includable in income, except to the extent of foreign currency gain or loss attributable to any changes in exchange rates during the period between the date the U.S. Holder acquired the debt security and the first interest payment date. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Subject to generally applicable limitations and conditions, Korean interest withholding tax paid at the appropriate rate applicable to the U.S. holder may be eligible for credit against such U.S. holder’s U.S. federal income tax liability. These generally applicable limitations and conditions include requirements adopted by the IRS in regulations promulgated in December 2021, and any Korean tax will need to satisfy these requirements in order to be eligible to be a creditable tax for a U.S. holder. In the case of a U.S. holder that consistently elects to apply a modified version of these rules under recently issued temporary guidance and complies with specific requirements set forth in such guidance, the Korean tax on interest will be treated as meeting the new requirements and therefore as a creditable tax. In the case of all other U.S. holders, the application of these requirements to the Korean tax on interest is uncertain and we have not determined whether these requirements have been met. If the Korean interest tax is not a creditable tax or you do not elect to claim a foreign tax credit for any foreign income taxes, you may be able to deduct the Korean tax in computing your taxable income for U.S. federal income tax purposes. Interest and additional amounts will constitute income from sources without the United States and, if you elect to claim foreign tax credits, generally will constitute “passive category income” for foreign tax credit purposes.

The availability and calculation of foreign tax credits and deductions for foreign taxes depend on a U.S. holder’s particular circumstances and involve the application of complex rules to those circumstances. The temporary guidance discussed above also indicates that the Treasury and the IRS are considering proposing amendments to the December 2021 regulations and that the temporary guidance can be relied upon until additional guidance is issued that withdraws or modifies the temporary guidance. You should consult your tax advisers regarding the application of these rules to your particular situations.

Purchase, Sale and Retirement of Debt Securities

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. federal income tax purposes generally will be the U.S. dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount received at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available for accrual-basis taxpayers in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual investors. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. However, any such foreign currency gain or loss (including any foreign currency gain or loss with respect to the receipt of accrued but unpaid interest) will be realized only to the extent of total gain or loss realized on the sale or retirement. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Under the foreign tax credit requirements adopted by the IRS in regulations promulgated in December 2021, a U.S. holder generally will not be entitled to credit any Korean tax imposed on the sale or other disposition of a debt security against such U.S. holder’s U.S. federal income tax liability, except in the case of a U.S. holder that consistently elects to apply a modified version of the U.S. foreign tax credit rules that is permitted under recently issued temporary guidance and complies with the specific requirements set forth in such guidance. Additionally, capital gain or loss recognized by a U.S. holder on the sale or other disposition of a debt security generally will be U.S.-source gain or loss for U.S. foreign tax credit purposes. Consequently, even if the withholding tax qualifies as a creditable tax, you may not be able to credit the tax against your U.S. federal income tax liability unless such credit can be applied (subject to generally applicable conditions and limitations) against tax due on other income treated as derived from foreign sources. If the Korean tax is not a creditable tax, the tax would reduce the amount realized on the sale or other disposition of a debt security even if you have elected to claim a foreign tax credit for other taxes in the same year. The temporary guidance discussed above also indicates that the Treasury and the IRS are considering proposing amendments to the December 2021 regulations and that the temporary guidance can be relied upon until additional guidance is issued that withdraws or modifies the temporary guidance. You should consult your tax advisers regarding the application of the foreign tax credit rules to a sale or other disposition of a debt security and any Korean tax imposed on such sale or disposition.

Original Issue Discount

If we issue debt securities at a discount from their “stated redemption price at maturity,” and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the “stated redemption price at maturity” of the debt securities multiplied by the number of whole years to their maturity (the “de minimis threshold”), the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their “stated redemption price at maturity” will be the “original issue discount.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by the Company, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain Treasury regulations, or the OID regulations. You should be aware that, as described in greater detail below, if you invest in an Original

Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you receive the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)

multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the debt security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain debt securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the debt securities.

If a debt security provides for a scheduled accrual period that is longer than one year (for example, as a result of a long initial period on a debt security with interest that is generally paid on an annual basis), then stated interest on the debt security will not qualify as “qualified stated interest” under the OID Regulations. As a result, the debt security would be an Original Issue Discount Debt Security. In that event, among other things, if you are a cash-method U.S. holder you will be required to accrue stated interest on the debt security under the rules for original issue discount described above, and regardless of your method of accounting for U.S. federal income tax purposes, you will be required to accrue original issue discount that would otherwise fall under the de minimis threshold.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and are not a bank, securities dealer, regulated investment company or common trust fund and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and common trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the debt security’s “stated redemption price at maturity” (i.e., all amounts payable on the short-term debt security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the U.S. holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year).

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Foreign Currency-Denominated Debt Securities and Reportable Transactions

A U.S. holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. A U.S. holder may be required to treat a foreign currency exchange loss relating to a foreign currency-denominated debt security as a reportable transaction if the loss exceeds $50,000 in a single taxable year if the U.S. holder is an individual or trust, or higher amounts for other U.S. holders. In the event the acquisition, ownership or disposition of a foreign currency-denominated debt security constitutes participation in a “reportable transaction” for purposes of these rules, a U.S. holder will be required to disclose its investment to the Internal Revenue Service, currently on IRS Form 8886. Prospective purchasers should consult their tax advisers regarding the application of these rules to the acquisition, ownership or disposition of foreign currency-denominated debt securities.

Specified Foreign Financial Assets

Individual U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include debt securities issued in certificated form) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisers concerning the application of these rules to their investment in the debt securities, including the application of the rules to their particular circumstances.

Information Reporting and Backup Withholding

The paying agent must file information returns with the IRS in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to U.S. backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

We or a non-U.S. financial institution through which payments are made may be required pursuant to FATCA to collect and provide to the IRS or another tax authority substantial information regarding investors in debt securities. As such, holders may be required to provide information and tax documentation regarding their tax identities as well as that of their direct and indirect owners. Moreover, we, any paying agents, and other financial institutions through which payments are made, may be required to withhold U.S. tax at a 30% rate on “foreign passthru payments” (a term not yet defined) paid to an investor who does not provide information sufficient for the institution to determine whether the investor is a United States person or should otherwise be treated as holding a “United States account” of the institution, or to an investor that is, or holds the debt securities directly or indirectly through, a non-U.S. financial institution that is not in compliance with FATCA. Under a grandfathering rule, this withholding tax will not apply unless the debt securities are issued or materially modified after the date that is six months after the date on which final U.S. Treasury Regulations defining the term “foreign passthru payment” are filed with the U.S. Federal Register.

By purchasing the debt securities, U.S. holders agree to provide an IRS form W-9, and whatever other information may be necessary for us to comply with these reporting obligations. If an amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the debt securities as a result of an investor’s failure to comply with these rules, neither we nor any paying agent nor any other person would be required to pay additional amounts with respect to any debt securities as a result of the deduction or withholding of such tax. You should consult your tax advisers on how FATCA may apply to payments you receive under the debt securities.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities, warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities, warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents. We may offer guarantees as consideration for transactions involving securities of other issuers.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities or any guarantees will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. Tae Jeong Yun, General Manager of our New York Branch, or Mr. In Tae Ahn, Deputy General Manager of our New York Branch. The address of our New York Branch is 320 Park Avenue, 32nd Floor, New York, New York 10022. The authorized representative of the Republic in the United States is Mr. Munkyu Park, Financial Attaché, Korean Consulate General in New York, located at 460 Park Avenue, 9th Floor, New York, New York 10022.

OFFICIAL STATEMENTS AND DOCUMENTS

Our President and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth under “The Korea Development Bank” (except for the information set out under “The Korea Development Bank—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Economy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Korea Development Bank—Business—Government Support and Supervision” and “The Republic of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

Our separate financial statements as of and for the years ended December 31, 2023 and 2022 have been included in this prospectus in reliance upon the report of Nexia Samduk, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations, or Cautionary Statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•	the occurrence of severe health epidemics, such as the COVID-19 pandemic;

•

hostilities, political or social tensions involving Russia (including the invasion of Ukraine by Russia and the ensuing actions that the United States and other countries have taken or may take in the future, such as the imposition of sanctions against Russia) and the resulting adverse effects on the global supply of oil and other natural resources and the global financial markets;

•

adverse conditions or developments in the economies of countries and regions that are important export markets for Korea, such as the United States, Europe, Japan and China, or in emerging market economies in Asia or elsewhere, including as a result of the deterioration of economic and trade relations between the United States and China and increased uncertainties in the global financial markets and industry;

•	disruptions in the global supply chain for raw materials, natural resources, consumer goods, rare earth minerals, component parts and other supplies, including semiconductors;

•	interest rate fluctuations as well as perceived or actual changes in policy rates, or other monetary and fiscal policies set forth, by the U.S. Federal Reserve, Korea and other central banks;

•	rising inflationary pressures leading to increases in the costs of goods and services and a decrease in purchasing power;

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar, the euro or Japanese yen exchange rates or revaluation of the Chinese Yuan and the depreciation of the Won against such currencies), interest rates, inflation rates or stock markets;

•	difficulties in the financial sectors and increased sovereign default risks in select countries and the resulting adverse effects on the global financial markets;

•

a substantial decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs, in particular in light of the Government’s ongoing efforts to provide emergency relief payments to households and corporations in need of funding in light of the COVID-19 pandemic as well as interest rate increases which, together, would lead to an increased Government budget deficit as well as an increase in the Government’s debt;

•	declines in consumer confidence and a slowdown in consumer spending including as a result of severe health epidemics, such as the COVID-19 pandemic, and increases in market interest rates;

•	a continuing rise in the level of household debt and increasing delinquencies and credit defaults by retail or small- and medium-sized enterprise borrowers in Korea;

•	substantial changes in the market prices of Korean real estate;

•

the continued growth of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from Korea to China), as well as a slowdown in the growth of China’s economy, which is Korea’s most important export market;

•	investigations of large Korean business groups and their senior management for possible misconduct;

•	the economic impact of any pending or future free trade agreements or of any changes to existing free trade agreements;

•	social and labor unrest;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities or corporate governance issues at certain Korean companies;

•	increases in social expenditures to support an aging population in Korea or decreases in economic productivity due to the declining population size in Korea;

•	a continued decrease in the population and birthrates;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•

deterioration in economic or diplomatic relations between Korea and its trading partners or allies, including deterioration resulting from territorial or trade disputes or disagreements in foreign policy;

•	political uncertainty or increasing strife among or within political parties in Korea;

•	natural or man-made disasters that have a significant adverse economic or other impact on Korea or its major trading partners;

•

hostilities or political or social tensions involving countries in the Middle East (including those resulting from the escalation of hostilities in the Middle East following the Israel-Hamas war) and Northern Africa and any material disruption in the supply of oil or sudden changes in the price of oil; and

•	an increase in the level of tensions or an outbreak of hostilities between North Korea and Korea or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov. Our Internet address is https://www.kdb.co.kr.

HEAD OFFICE OF THE BANK

14, Eunhaeng-ro

Yeongdeungpo-gu, Seoul 07242

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

London Branch

One Canada Square

London E14 5AL

United Kingdom

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Yulchon LLC Parnas Tower, 38F 521 Teheran-ro, Gangnam-gu Seoul 06164 The Republic of Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 The Republic of Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Linklaters LLP

22nd Floor, Center One Building

26, Eulji-ro 5-gil, Jung-gu

Seoul 04539

The Republic of Korea

AUDITOR OF THE BANK

Nexia Samduk

12F, S&S Building

48 Ujeongguk-ro, Jongno-gu

Seoul 03145

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542